Filed Pursuant to Rule 424(b)(5)
Registration File No.: 333-130786-01

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 26, 2006)

$1,943,542,000 (Approximate)

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC15
Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Depositor

JPMorgan Chase Bank, N.A.
CIBC Inc.
Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC15

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2006-CIBC15 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2006–CIBC15. The assets of the issuing entity will primarily be 122 fixed rate mortgage loans secured by first liens on 168 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2006-CIBC15 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement. The Series 2006-CIBC15 certificates are obligations of the issuing entity only and are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-CIBC15 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 12th day of each month, commencing on July 12, 2006.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/Fitch)(5)	Rated Final Distribution Date(3)
Class A-1	$74,366,000		4.7450%	Fixed	April 12, 2011	Aaa/AAA	June 12, 2043
Class A-3	$73,671,000		5.8190%	Fixed	June 12, 2013	Aaa/AAA	June 12, 2043
Class A-4	$1,001,834,000		5.8140%	Fixed(6)	May 12, 2016	Aaa/AAA	June 12, 2043
Class A-SB	$101,045,000		5.7900%	Fixed(6)	September 12, 2015	Aaa/AAA	June 12, 2043
Class A-1A	$231,895,000		5.8110%	Fixed(6)	May 12, 2016	Aaa/AAA	June 12, 2043
Class A-M	$211,831,000		5.8550%	Fixed(6)	June 12, 2016	Aaa/AAA	June 12, 2043
Class A-J	$164,168,000		5.8850%	Fixed(6)	June 12, 2016	Aaa/AAA	June 12, 2043
Class X-1	$2,118,302,786	(7)	0.0432%	Variable(8)	June 12, 2026	Aaa/AAA	June 12, 2043
Class X-2	$2,069,359,000	(9)	0.2421%	Variable(10)	June 12, 2013	Aaa/AAA	June 12, 2043
Class B	$37,070,000		5.9040%	Fixed(6)	June 12, 2016	Aa2/AA	June 12, 2043
Class C	$15,888,000		5.9140%	Fixed(6)	June 12, 2016	Aa3/AA−	June 12, 2043
Class D	$31,774,000		5.9268%	WAC(11)	June 12, 2016	A2/A	June 12, 2043

(Footnotes to table on page S-8)

You should carefully consider the risk factors beginning on page S-35 of this prospectus supplement and page 10 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

        The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

        The underwriters, J.P. Morgan Securities Inc., CIBC World Markets Corp. and Morgan Stanley & Co. Incorporated, will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and CIBC World Markets Corp. are acting as co-lead managers for this offering. Morgan Stanley & Co. Incorporated is acting as co-manager for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 20, 2006. We expect to receive from this offering approximately 103.2% of the initial aggregate principal balance of the offered certificates, plus accrued interest from June 1, 2006, before deducting expenses payable by us.

JPMorgan	CIBC World Markets
Morgan Stanley

June 12, 2006

Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC15

< 1.0% of Cut-off Date Balance
1.0% - 5.0% of Cut-off Date Balance
5.1% - 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance

Warner Building Washington, D.C.

Greenway Portfolio Middleton, WI

FPG Portfolio I Various, Various

The Factory Building Long Island City, NY

Midwest Retail Portfolio Various, Various

MOUNT BERRY SQUARE

Lightstone Portfolio — Various, Various

Scottsdale Plaza Resort — Scottsdale, AZ

Thomson Consumer Electronics Headquarters — Indianapolis, IN

Pulliam Portfolio — Various, Various

Marina Waterside — Marina Del Rey, CA

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2006-CIBC15 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-8 of this prospectus supplement, which sets forth important statistical information relating to the Series 2006-CIBC15 certificates;

Summary of Terms, commencing on page S-10 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2006-CIBC15 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-35 of this prospectus supplement, which describe risks that apply to the Series 2006-CIBC15 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-186 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 136 of the prospectus.

All annexes and schedules attached to this prospectus supplement are a part of this prospectus supplement.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘ RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE ‘‘FSMA’’)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(B)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF CERTIFICATES	S-8
SUMMARY OF TERMS	S-10
RISK FACTORS	S-35
Geographic Concentration Entails Risks	S-35
Risks Relating to Mortgage Loan Concentrations	S-36
Risks Relating to Enforceability of Cross-Collateralization	S-38
The Borrower’s Form of Entity May Cause Special Risks	S-38
Ability to Incur Other Borrowings Entails Risk	S-40
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date	S-42
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-43
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-44
Tenant Concentration Entails Risk	S-45
Certain Additional Risks Relating to Tenants	S-46
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-47
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-48
Tenant Bankruptcy Entails Risks	S-48
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-48
Office Properties Have Special Risks	S-49
Retail Properties Have Special Risks	S-49
Multifamily Properties Have Special Risks	S-51
Industrial Properties Have Special Risks	S-53
Hotel Properties Have Special Risks	S-54
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-55
Manufactured Housing Community Properties Have Special Risks	S-55
Self Storage Properties Have Special Risks	S-56
Senior Living and Residential Healthcare Facilities Have Special Risks	S-56
Lack of Skillful Property Management Entails Risks	S-57
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-58
Condominium Ownership May Limit Use and Improvements	S-58
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-59
Limitations of Appraisals	S-60
Potential Conflicts of Interest	S-60
Special Servicer May Be Directed to Take Actions	S-62
Bankruptcy Proceedings Entail Certain Risks	S-62
Risks Relating to Prepayments and Repurchases	S-63
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-66
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-66
Risks Relating to Interest on Advances and Special Servicing Compensation	S-66
Risks of Limited Liquidity and Market Value	S-66
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-67
Subordination of Subordinate Offered Certificates	S-67
Limited Information Causes Uncertainty	S-67
Environmental Risks Relating to the Mortgaged Properties	S-67
Tax Considerations Relating to Foreclosure	S-68
Risks Associated with One Action Rules	S-69
Potential Absence of Attornment Provisions Entails Risks	S-69
Property Insurance May Not Be Sufficient	S-69
Zoning Compliance and Use Restrictions May Adversely Affect Property Value	S-72
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	S-72
No Reunderwriting of the Mortgage Loans	S-73
Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans	S-73
Risks Relating to Book-Entry Registration	S-73
Risks Relating to Inspections of Properties	S-73
Certain of the Mortgage Loans Lack Customary Provisions	S-73

SCHEDULE I	CLASS X REFERENCE RATES

SCHEDULE II	CLASS X-2 COMPONENT NOTIONAL AMOUNTS

SCHEDULE III	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUP OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING COMMUNITY LOANS

ANNEX C	FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX D	FPG PORTFOLIO I LOAN AMORTIZATION SCHEDULE

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Credit Support(2)	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/ Fitch)(5)	Principal Window(4)
Offered Certificates
A-1	$74,366,000		30.000%	Fixed	April 12, 2011	4.7450%	3.08	Aaa/AAA	07/06-04/11
A-3	$73,671,000		30.000%	Fixed	June 12, 2013	5.8190%	6.98	Aaa/AAA	06/13-06/13
A-4	$1,001,834,000		30.000%	Fixed(6)	May 12, 2016	5.8140%	9.82	Aaa/AAA	09/15-05/16
A-SB	$101,045,000		30.000%	Fixed(6)	September 12, 2015	5.7900%	7.15	Aaa/AAA	04/11-09/15
A-1A	$231,895,000		30.000%	Fixed(6)	May 12, 2016	5.8110%	9.37	Aaa/AAA	07/06-05/16
A-M	$211,831,000		20.000%	Fixed(6)	June 12, 2016	5.8550%	9.97	Aaa/AAA	05/16-06/16
A-J	$164,168,000		12.250%	Fixed(6)	June 12, 2016	5.8850%	9.98	Aaa/AAA	06/16-06/16
X-1	$2,118,302,786	(7)	N/A	Variable(8)	June 12, 2026	0.0432%	N/A	Aaa/AAA	N/A
X-2	$2,069,359,000	(9)	N/A	Variable(10)	June 12, 2013	0.2421%	N/A	Aaa/AAA	N/A
B	$37,070,000		10.500%	Fixed(6)	June 12, 2016	5.9040%	9.98	Aa2/AA	06/16-06/16
C	$15,888,000		9.750%	Fixed(6)	June 12, 2016	5.9140%	9.98	Aa3/AA−	06/16-06/16
D	$31,774,000		8.250%	WAC(11)	June 12, 2016	5.9268%	9.98	A2/A	06/16-06/16
Non-Offered Certificates
E	$26,479,000		7.000%	WAC(11)	N/A	6.0248%	N/A	A3/A−	N/A
F	$29,127,000		5.625%	WAC(12)	N/A	6.0688%	N/A	Baa1/BBB+	N/A
G	$26,479,000		4.375%	WAC(12)	N/A	6.0688%	N/A	Baa2/BBB	N/A
H	$21,183,000		3.375%	WAC(12)	N/A	6.0688%	N/A	Baa3/BBB−	N/A
J	$7,943,000		3.000%	Fixed(6)	N/A	5.4710%	N/A	Ba1/BB+	N/A
K	$10,592,000		2.500%	Fixed(6)	N/A	5.4710%	N/A	Ba2/BB	N/A
L	$7,943,000		2.125%	Fixed(6)	N/A	5.4710%	N/A	Ba3/BB−	N/A
M	$2,648,000		2.000%	Fixed(6)	N/A	5.4710%	N/A	B1/B+	N/A
N	$5,296,000		1.750%	Fixed(6)	N/A	5.4710%	N/A	B2/B	N/A
P	$5,296,000		1.500%	Fixed(6)	N/A	5.4710%	N/A	B3/B−	N/A
NR	$31,774,786		N/A	Fixed(6)	N/A	5.4710%	N/A	NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.

(2)	The credit support percentages set forth for the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement. The rated final distribution date for each class of certificates is June 12, 2043. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc. and Fitch, Inc.

(6)	For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(7)	The Class X-1 notional amount will be equal to the aggregate of the certificate balances of each class of certificates (other than the Class X-1, Class X-2, Class R and Class LR certificates).

(8)	The pass-through rate on the Class X-1 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 certificates. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(9)	The Class X-2 notional amount will be equal to the aggregate of the certificate balances (or portions thereof) of certain of the other classes of certificates.

(10)	The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(11)	The pass-through rates applicable to the Class D and Class E certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), minus 0.1420% and 0.0440%, respectively.

(12)	The pass-through rate applicable to the Class F, Class G and Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

The Class R and Class LR certificates are not offered by this prospectus supplement and are not represented in this table.

 SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘Transaction Parties—The Depositor’’ in this prospectus supplement.

Issuing Entity	A New York common law trust to be established on the closing date under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this prospectus supplement.

Mortgage Loan Sellers	CIBC Inc., a Delaware corporation, and JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this prospectus supplement.

Sellers of the Mortgage Loans
Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
CIBC Inc.	68	$1,073,803,608	50.7%	50.3%	53.9%
JPMorgan Chase Bank, N.A.	54	1,044,499,179	49.3	49.7	46.1
Total	122	$2,118,302,787	100.0%	100.0%	100.0%

Master Servicer	Wells Fargo Bank, N.A., a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. The principal commercial mortgage servicing offices of the master servicer are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105. See ‘‘Transaction Parties—The Master Servicer’’ in this prospectus supplement.

Special Servicer	J.E. Robert Company, Inc., a Virginia corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing offices of J.E. Robert Company, Inc. are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102 and its telephone number is (703) 714-8000. We anticipate that the initial controlling class representative will be JER Investors Trust Inc., an affiliate of the special servicer. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

Trustee and Paying Agent	LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois. A corporate trust office of the trustee is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group, JP Morgan 2006-CIBC15 and its telephone number is (312) 904-6342. See ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association and CIBC, Inc., a Delaware corporation. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsors’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and CIBC Inc. originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A. is also an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. JPMorgan Chase Bank, N.A. is also a sponsor. CIBC Inc. is an affiliate of CIBC World Markets, Corp., an underwriter for the offering of the certificates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘Risk Factors—Potential Conflicts of Interest.’’

Significant Obligors	The mortgaged property that secures the Warner Building loan represents approximately 13.8% of the aggregate principal balance of the mortgage loans as of the cut-off date.

Cut-off Date	With respect to each mortgage loan, the related due date of the mortgage loan in June 2006, or, with respect to those mortgage loans that were originated in May 2006 and have their first due date in July 2006, June 1, 2006, or, with respect to those mortgage loans that were originated in June 2006 and have their first due date in either July 2006 or August 2006, the origination date.

Closing Date	On or about June 20, 2006.

Distribution Date	The 12th day of each month or, if the 12th day is not a business day, on the next succeeding business day, beginning in July 2006.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Transaction Overview

On the closing date, each sponsor will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of June 20, 2006 among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2006-CIBC15:

•	Class A-1

•	Class A-3

•	Class A-4

•	Class A-SB

•	Class A-1A

•	Class A-M

•	Class A-J

•	Class X-1

•	Class X-2

•	Class B

•	Class C

•	Class D

Series 2006-CIBC15 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus: Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR.

The Series 2006-CIBC15 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 122 mortgage loans secured by first liens on 168 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 10%:

Class A-1	$74,366,000
Class A-3	$73,671,000
Class A-4	$1,001,834,000
Class A-SB	$101,045,000
Class A-1A	$231,895,000
Class A-M	$211,831,000
Class A-J	$164,168,000
Class X-1	$2,118,302,786
Class X-2	$2,069,359,000
Class B	$37,070,000
Class C	$15,888,000
Class D	$31,774,000

Pass-Through Rates

A.	Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	4.7450%
Class A-3	5.8190%
Class A-4	5.8140	% (1)
Class A-SB	5.7900	% (1)
Class A-1A	5.8110	% (1)
Class A-M	5.8550	% (1)
Class A-J	5.8850	% (1)
Class X-1	0.0432	% (2)
Class X-2	0.2421	% (3)
Class B	5.9040	% (1)
Class C	5.9140	% (1)
Class D	5.9268	% (4)

(1)	For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B and Class C certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(2)	The interest accrual amount on the Class X-1 certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of each class of certificates (other than the Class X-1, Class X-2, Class R and Class LR certificates). The pass-through rate on the Class X-1 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 certificates, which will be calculated as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(3)	The interest accrual amount on the Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all or some of the other classes of certificates or portions of those certificate balances. The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates, which will be calculated as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(4)	The pass-through rates applicable to the Class D certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), minus 0.1420%.

B.	Interest Rate Calculation Convention	Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’

For purposes of calculating the pass-through rates on the Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-1, Class X-2, Class B, Class C and Class D certificates and each other class of certificates with a pass-through rate that is based on, limited by or equal to, the weighted average of the net mortgage rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions—Pass-Through Rates’’ and ‘‘—Interest Distribution Amount’’ in this prospectus supplement.

C.	Servicing and Administration Fees	The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan in the trust fund at the master servicing fee rate equal to a per annum rate ranging from 0.02% to 0.11%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan that is a specially serviced mortgage loan at the special servicing fee rate equal to a per annum rate of 0.25%. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan in the trust fund at the trustee fee rate equal to a per annum rate of 0.0010%. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

Distributions

A.	Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates: To pay interest concurrently, (a) on the Class A-1, Class A-3, Class A-4 and Class A-SB certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X-1 and Class X-2 certificates pro rata from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to the Class A-SB certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, funds attributed to principal received from loan group 2 remaining after payments specified in clause (b) below have been made, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Schedule III to this prospectus supplement, (2) then to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-1 certificates has been reduced to zero, (3) then to principal on the Class A-3 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1)

and (a)(2) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-3 certificates has been reduced to zero, (4) then to principal on the Class A-4 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-4 certificates has been reduced to zero and (5) then to principal on the Class A-SB certificates in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates has been reduced to zero, and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-4 and Class A-SB certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups, the distribution priorities above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates: To reimburse the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates: To the Class A-M certificates as follows: (a) first, to interest on the Class A-M certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates), to principal on the Class A-M certificates until the certificate balance of the Class A-M certificates has been reduced to zero; and (c) third, to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates: To the Class A-J certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Ninth/Non-offered certificates: In the amounts and order of priority described in ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement.

For purposes of making distributions to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 96 mortgage loans, representing approximately 89.1% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 26 mortgage loans, representing approximately 10.9% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 98.9% of all the mortgage loans secured by multifamily and manufactured housing community properties as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B.	Interest and Principal Entitlements	A description of the interest entitlement of each class of certificates can be found in ‘‘Description of the Certificates—Distributions—Interest Distribution Amount’’ in this prospectus supplement.

A description of the amount of principal required to be distributed to each class of offered certificates entitled to principal on a particular distribution date can be found in ‘‘Description of the Certificates—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C.	Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class X-2 Certificates) as described in ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

D.	General	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order (beginning with the Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates in ascending order (beginning with the other classes of certificates (other than the Class R and Class LR certificates) that are not being offered by this prospectus supplement). No principal payments or mortgage loan losses will be allocated to the Class R, Class LR, Class X-1 or Class X-2 certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X-1 and/or Class X-2 certificates and, therefore, the amount of interest they accrue.

*	The Class X-1 and Class X-2 certificates are interest-only certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement or interest rate protection will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class X-1, Class X-2, Class R or Class LR certificates) will reduce the certificate balance of that class of certificates.

See ‘‘Description of the Certificates’’ in this prospectus supplement.

E.	Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement.

Advances

A.	P&I Advances	The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the master servicer nor the trustee will be required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the trustee’s fee. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement.

B.	Property Protection Advances	The master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement.

C.	Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ’’—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 122 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 168 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $2,118,302,787.

4 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the AB subordinate companion loan not being part of the trust fund. The AB mortgage loans are secured by the related mortgaged properties identified on Annex A-1 to this prospectus supplement as Lightstone Portfolio, Value City Warehouse, Sun Valley Apartments and Atascocita Mobile Home Community, representing in the aggregate approximately 4.7% of the aggregate principal balance of the mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

The following table and discussion contains general information regarding the AB mortgage loans:

AB Mortgage Loan	% of Initial Pool Balance	Loan Group	% of Initial Loan Group Balance
Lightstone Portfolio AB Mortgage Loan	3.5%	1	3.9%
Value City Warehouse AB Mortgage Loan	0.7%	1	0.8%
Sun Valley Apartments AB Mortgage Loan	0.3%	2	2.7%
Atascocita Mobile Home Community AB Mortgage Loan	0.2%	2	2.1%

Each AB mortgage loan and its related AB subordinate companion loan are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related AB subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust and second to the related AB subordinate companion loan. The master servicer and the special servicer will service and administer each AB mortgage loan and its AB subordinate companion loan pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each AB subordinate companion loan will not be assets of the trust, and will be beneficially owned by the holder of the AB subordinate companion loan. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement. The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus supplement, information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to any AB mortgage loan is calculated without regard to the related AB subordinate companion loan. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus supplement are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-Off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	$2,118,302,787	$1,886,407,079	$231,895,708
Number of mortgage loans	122	96	26
Number of mortgaged properties	168	137	31
Number of crossed loan pools	2	2(5)	1(6)
Crossed loan pools as a percentage	2.2%	2.3%	1.6%
Range of mortgage loan principal balances	$2,035,000 to $292,700,000	$2,150,000 to $292,700,000	$2,035,000 to $28,240,000
Average mortgage loan principal balances	$17,363,138	$19,650,074	$8,919,066
Range of mortgage rates	5.3400% to 7.3800%	5.3800% to 7.3800%	5.3400% to 6.3300%
Weighted average mortgage rate	6.0934%	6.1263%	5.8259%
Range of original terms to maturity	60 months to 240 months	60 months to 240 months	115 months to 126 months
Weighted average original term to maturity	121 months	121 months	120 months
Range of remaining terms to maturity	58 months to 240 months	58 months to 240 months	115 months to 120 months
Weighted average remaining term to maturity	120 months	120 months	118 months
Range of original amortization term(2)	180 months to 360 months	180 months to 360 months	360 months to 360 months
Weighted average original amortization term(2)	353 months	352 months	360 months
Range of remaining amortization terms(2)	178 months to 360 months	178 months to 360 months	358 months to 360 months
Weighted average remaining amortization term(2)	352 months	351 months	360 months
Range of loan-to-value ratios(3)	49.4% to 85.3%	49.4% to 85.3%	50.0% to 80.0%
Weighted average loan-to-value ratio(3)	73.3%	73.5%	71.7%
Range of loan-to-value ratios as of the maturity date(3)(4)	37.5% to 77.8%	37.5% to 77.8%	50.0% to 74.6%
Weighted average loan-to-value ratio as of the maturity date(3)(4)	66.2%	66.5%	63.2%
Range of debt service coverage ratios	1.06x to 2.60x	1.06x to 2.60x	1.17x to 2.18x
Weighted average debt service coverage ratio	1.32x	1.31x	1.33x
Percentage of aggregate outstanding principal balance consisting of:
Balloon mortgage loans
Partial Interest Only	41.7%	38.3%	70.1%
Balloon	35.1%	36.0%	28.4%
Interest Only	22.0%	24.5%	1.5%
Fully Amortizing Loans
Fully Amortizing	0.9%	1.0%	0.0%
Partial Interest Only	0.2%	0.2%	0.0%

(1)	Subject to a permitted variance of plus or minus 10%.

(2)	Excludes the mortgage loans that pay interest-only to maturity.

(3)	In the case of 5 mortgage loans (identified as Loan Nos. 10, 20, 22, 26 and 49 on Annex A-1 to this prospectus supplement), the loan-to-value ratios were based upon the stabilized values as defined in the related appraisal.

(4)	Excludes the fully amortizing mortgage loans.

(5)	1 of the crossed loan pools includes 1 mortgage loan in loan group 1 and 1 mortgage loan in loan group 2, which in the aggregate, represent approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and such mortgage loan included in loan group 1 represents approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date.

(6)	Part of a crossed loan pool that also includes 1 mortgage loan in loan group 1.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis
Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	122	$2,118,302,787	100.0%	100.0%	100.0%
Total:	122	$2,118,302,787	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Amortization Types
Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest Only	52	$884,381,732	41.7%	38.3%	70.1%
Balloon	59	744,479,659	35.1	36.0	28.4
Interest Only	8	466,200,000	22.0	24.5	1.5
Subtotal	119	$2,095,061,391	98.9%	98.8%	100.0%
Fully Amortizing Loans
Fully Amortizing	2	$19,079,047	0.9%	1.0%	0.0%
Partial Interest Only	1	4,162,348	0.2	0.2	0.0
Subtotal	3	$23,241,396	1.1%	1.2%	0.0%
Total:	122	$2,118,302,787	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection
Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	114	$2,039,878,217	96.3%	95.8%	100.0%
Defeasance/Yield Maintenance	2	40,581,147	1.9	2.2	0.0
Yield Maintenance	6	37,843,423	1.8	2.0	0.0
Total:	122	$2,118,302,787	100.0%	100.0%	100.0%

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
3	1	$16,000,000	0.8%	0.8%	0.0%
4	110	1,626,113,409	76.8	74.3	96.5
5	7	419,025,000	19.8	22.2	0.0
7	2	44,078,292	2.1	1.9	3.5
13	2	13,086,086	0.6	0.7	0.0
Total:	122	$2,118,302,787	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this prospectus supplement.

Current Uses of the Mortgaged Properties(1)
Current Use	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	37	$753,403,582	35.6%	39.9%	0.0%
Retail	51	454,170,433	21.4	24.1	0.0
Industrial	30	377,725,130	17.8	20.0	0.0
Hotel	13	264,081,204	12.5	14.0	0.0
Multifamily	29	217,204,508	10.3	0.0	93.7
Manufactured Housing	3	17,196,567	0.8	0.1	6.3
Mixed Use	2	16,707,149	0.8	0.9	0.0
Self-Storage	2	11,104,213	0.5	0.6	0.0
Senior Housing	1	6,710,000	0.3	0.4	0.0
Total:	168	$2,118,302,787	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgaged properties are located in 35 states and the District of Columbia. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)
Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
District of Columbia	1	$292,700,000	13.8%
California	11	$155,828,022	7.4%
Texas	18	$139,393,086	6.6%
New York	11	$138,081,000	6.5%
Wisconsin	9	$118,986,818	5.6%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 1(1)
Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
District of Columbia	1	$292,700,000	15.5%
California	9	$142,144,041	7.5%
New York	5	$122,040,000	6.5%
Wisconsin	9	$118,986,818	6.3%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 2(1)
Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Texas	7	$57,959,923	25.0%
Ohio	7	$36,487,523	15.7%
West Virginia	1	$28,240,000	12.2%
Florida	1	$20,000,000	8.6%
Washington	1	$17,000,000	7.3%
New York	6	$16,041,000	6.9%
North Carolina	2	$14,993,129	6.5%
California	2	$13,683,981	5.9%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class X-1 and Class X-2 certificates) will be offered in minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X-1 and Class X-2 certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus supplement and in the prospectus.

Information Available to Certificateholders	On each distribution date, the paying agent will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the paying agent’s website initially located at www.etrustee.net.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R and Class LR certificates), including the Class X-1 and Class X-2 certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates—Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust as a result of a material document defect or a material breach of the representations and warranties made by the related mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan. Furthermore, the AB subordinate companion loan holders also have a similar purchase option with respect to the AB mortgage loans. See ‘‘Servicing of the

Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

Tax Status	Elections will be made to treat designated portions of the trust as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interest represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class X-1, Class X-2 and Class A-1 certificates will be issued with original issue discount and that the Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D certificates will be issued at a premium for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc. and Fitch, Inc.:

	Moody’s	Fitch
Class A-1	Aaa	AAA
Class A-3	Aaa	AAA
Class A-4	Aaa	AAA
Class A-SB	Aaa	AAA
Class A-1A	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class X-1	Aaa	AAA
Class X-2	Aaa	AAA
Class B	Aa2	AA
Class C	Aa3	AA−
Class D	A2	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of default interest or yield maintenance charges, or the tax treatment of the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-1 and Class X-2 certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this prospectus supplement and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

 RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Geographic Concentration Entails Risks

Mortgaged properties located in the District of Columbia, California, Texas, New York and Wisconsin secure mortgage loans representing approximately 13.8%, 7.4%, 6.6%, 6.5%, and 5.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in the District Of Columbia, California, New York and Wisconsin secure mortgage loans representing approximately 15.5%, 7.5%, 6.5% and 6.3%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in Texas, Ohio, West Virginia, Florida, Washington, New York, North Carolina and California secure mortgage loans representing approximately 25.0%, 15.7%,12.2%, 8.6%, 7.3%, 6.9%, 6.5% and 5.9%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 1 of the mortgaged properties securing a mortgage loan representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is in northern California (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) and 10 mortgaged properties securing mortgage loans representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in southern California (8 mortgaged properties securing mortgage loans in loan group 1, representing approximately 5.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgaged properties securing mortgage loans in loan group 2, representing approximately 5.9% of the aggregate principal balance of mortgage loans in loan group 2 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See ‘‘—Other Risks—Recent Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ and ‘‘Certain Legal Aspects of the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 13.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 15.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 12.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 23.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 25.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 30.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 43.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 48.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 68.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement.

Each of the other mortgage loans represents no more than 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 3.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	37	$753,403,582	35.6%	39.9%	0.0%
Retail	51	$454,170,433	21.4%	24.1%	0.0%
Industrial	30	$377,725,130	17.8%	20.0%	0.0%
Hotel	13	$264,081,204	12.5%	14.0%	0.0%
Multifamily	29	$217,204,508	10.3%	0.0%	93.7%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	12 groups of mortgage loans (comprised of 36 mortgage loans), representing approximately 20.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 groups of mortgage loans in loan group 1, representing approximately 21.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, 1 group of mortgage loans in loan group 2, representing approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date and 1 group of mortgage loans in both loan group 1 and loan group 2, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this prospectus supplement.

•	2 groups of mortgage loans (comprised of 7 mortgage loans), representing in the aggregate approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 group of mortgage loans in loan group 1, representing approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 group of mortgage loans in both loan group 1 and loan group 2, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), are cross-collateralized and cross-defaulted.

•	10 mortgage loans, representing approximately 20.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 21.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 16.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 2 groups of mortgage loans, comprised of 7 mortgage loans representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 group of mortgage loans in loan group 1, representing approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 group of mortgage loans in both loan group 1 and loan group 2, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), are cross-collateralized and cross-defaulted with each other. These mortgage loans are indicated on Annex A-1 to this prospectus supplement as Loan Nos. 10, 11, 12, 13, 14, 109 and 118. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

With respect to 7 mortgage loans (including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement), representing approximately 7.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing approximately 7.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement. As a result, if a borrower that has not waived its right to partition exercises this right, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series

(because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that, 4 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the AB subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Lightstone Portfolio, Value City Warehouse, Sun Valley Apartments and Atascocita Mobile Home Community, representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is an AB subordinate companion loan and is not included in the trust. However, the AB subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan, under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related senior loans under certain circumstances. In exercising such rights, the holder of the AB subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust fund or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement.

Although each AB subordinate companion loan is not an asset of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan.

See ‘‘Description of the Mortgage Pool—General, ’’ ‘‘—Additional Debt’’ and ‘‘—AB Mortgage Loan Pairs’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt—Unsecured Subordinate Indebtedness’’ in this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘—The Borrower’s Form of Entity May Cause Special Risks’’ in the prospectus. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	With respect to 6 mortgage loans (identified as Loan Nos. 2, 3, 4, 5, 6 and 31 on Annex A-1 to this prospectus supplement), representing 20.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 23.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	In the case of 19 mortgage loans (identified as Loan Nos. 2,15, 33, 34, 37, 44, 49, 58, 65, 77, 96, 104, 111, 113, 116, 119, 120, 121, and 122 on Annex A-1 to this prospectus supplement), representing approximately 13.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1, representing approximately 13.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 7 mortgage loans in loan group 2, representing approximately 14.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the direct or indirect owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that 119 of the mortgage loans, representing approximately 98.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (93 mortgage loans in loan group 1, representing approximately 98.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 26 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 52 mortgage loans, representing approximately 41.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (33 mortgage loans in loan group 1, representing approximately 38.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 19 mortgage loans in loan group 2, representing approximately 70.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 6 to 60 months of their respective terms and 8 mortgage loans, representing approximately 22.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 24.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective maturity dates.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 22 mortgage loans, representing approximately 19.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 21.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans that are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of these mortgage loans. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates of those mortgage loans. See Annex A-1 to this prospectus supplement for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. For example, certain of the mortgaged properties securing mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement, such as the mortgaged property securing 1 mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are scheduled to have 100% lease rollover prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. Additionally, in with respect to 1 mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower has given the tenant a one-time option, commencing on July 1, 2007 and expiring on June 30, 2008, to purchase the mortgaged property subject to certain conditions set forth in the related lease and the mortgage loan documents. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to an affiliate of the borrower under the related mortgage loan, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, an affiliate of the borrower entered into a lease at the mortgaged properties securing the mortgage loans identified on Annex A-1 to this prospectus supplement as Loan Nos. 10, 11, 12, 13 and 14.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Office Properties Have Special Risks

Office properties secure 29 mortgage loans representing approximately 35.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 39.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Retail Properties Have Special Risks

Retail properties secure 33 mortgage loans representing approximately 21.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 24.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

37 of the mortgaged properties, securing mortgage loans representing approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 19.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 2 of the mortgaged properties, securing mortgage loans representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored.’’ 12 of the mortgaged properties, securing mortgage loans representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties, including the mortgaged property securing the mortgage loans identified as Loan Nos. 3 and 46 on Annex A-1 to this prospectus supplement representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Multifamily Properties Have Special Risks

Multifamily properties secure 24 mortgage loans representing approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 93.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	in the case of student housing facilities (mortgaged properties securing the mortgage loans identified as Loan Nos. 23, 40 and 70 on Annex A-1 to this prospectus supplement), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Recent Hurricanes’’ in this prospectus supplement.

12 of the mortgaged properties, securing mortgage loans representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 26.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), may be eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See ‘‘Description of the Mortgage Pool—Assistance Programs’’ in this prospectus supplement.

Industrial Properties Have Special Risks

Industrial properties secure 17 of the mortgage loans representing approximately 17.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 20.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Hotel Properties Have Special Risks

Hotel properties secure 13 of the mortgage loans representing approximately 12.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 14.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

12 of the hotel properties that secure mortgage loans representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Manufactured Housing Community Properties Have Special Risks

Manufactured housing community properties secure 3 mortgage loans representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 6.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Self Storage Properties Have Special Risks

Self storage properties secure 2 mortgage loans representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Senior Living and Residential Healthcare Facilities Have Special Risks

Senior living properties secure 1 mortgage loan representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date.

Residential healthcare facilities pose risks not associated with other types of income- producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, a certain mortgaged property securing 1 mortgage loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which is part of a condominium regime, may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’ and ‘‘—Manufactured Housing Community Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

2 mortgage loans, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on a leasehold interest under a ground lease on the related mortgaged property. In addition, 6 mortgage loans, representing approximately 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 21.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 5 mortgage loans (identified as Loan Nos. 10, 20, 22, 26 and 49 on Annex A-1 to this prospectus supplement), representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 10.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the appraised value represented is the ‘‘as-stabilized’’ value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2006-CIBC15 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. JER Investors Trust Inc., which we anticipate will be the initial controlling class representative, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2006-CIBC15 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-CIBC15 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to 2 mortgage loans (identified as Loan Nos. 2 and 4 on Annex A-1 to this prospectus supplement), representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the interests in those borrowers secure $21,790,000 in mezzanine debt, which debt will be held by the related mortgage loan seller on the closing date. In the circumstances described above, the interests of the applicable mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

JPMorgan Chase Bank, National Association is one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters.

CIBC Inc. is one of the mortgage loan sellers and is an affiliate of CIBC World Markets Corp., one of the underwriters.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

4 mortgage loans, representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The AB subordinate companion loan, in each case, will not be included as an asset of the trust fund. However, each AB subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions and amendments to the loan documents proposed by the special servicer with respect to the related mortgaged property or with respect to the purchase the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to any AB mortgage loan, in certain circumstances the holder of a related AB subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder or the holder of an AB subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’, ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, a principal of the borrower under 2 mortgage loans (identified as Loan Nos. 48 and 74 on Annex A-1 to this prospectus supplement), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), was involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-3, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each of the Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-1, Class X-2, Class B, Class C and Class D certificates will be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The Class X-1 and Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-1 and Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class X-1 and Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-1 and Class X-2 certificates. Investors in the Class X-1 and Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 7 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of AB subordinate companion loans may have the option to purchase the related mortgage loan in the trust after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)	will be released to the related borrower upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1 or Class X-2 certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

See ‘‘Transaction Parties—Underwriting Guidelines and Processes—Environmental Site Assessment’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans— Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events.

In addition, approximately 7.4%, 6.6% and 4.7% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.5%, 4.3% and 4.2%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 5.9%, 25.0% and 8.6%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Texas and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions. For example, with respect to the Midwest Retail Portfolio loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement) representing in the aggregate approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of twice the amount of the annual all-risk and business interruption insurance premium in any fiscal year.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. For example, with respect to 1 mortgage loan (identified as Loan No. 17 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), if any subsequent transferee of any portion of the related mortgaged property deviates from certain approved uses for the mortgaged property without the written consent of Busch Properties, Inc., a prior owner of the mortgaged property, Busch Properties, Inc. may require such subsequent transferee to reconvey the mortgaged property to Busch Properties, Inc. The mortgaged property currently operates as an approved use. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Description of the Mortgage Pool—Underwriting Guidelines and Processes’’ and ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Recent Hurricanes.    In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storms. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

Certain Transfer Restrictions.    With respect to 1 mortgage loan (identified as Loan No. 17 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), any owner of the mortgaged property must give notice to Busch Properties, Inc., a prior owner of the mortgaged property, of any proposed transfer or sale of the mortgaged property. This notice is required pursuant to the terms of a deed dated as of July 25, 1977 issued by Busch Properties, Inc. in connection with its sale of the mortgaged property at such time. Following receipt of such notice, Busch Properties, Inc. has the right to either (i) consent to the transfer or sale, (ii) purchase the mortgaged property at the price set forth in such notice, or (iii) reject the sale unless the following ‘‘transferee conditions’’ are satisfied: the transferee (a) is acquiring all of the mortgaged property, (b) assumes and agrees to be bound by all of the terms, conditions and provisions of the deed, (c) is a bona fide, reputable and financially responsible investor and

(d) has entered into a franchise agreement with a national hotel system, such as Marriott. The current borrower recently purchased the mortgaged property and was approved by Busch Properties, Inc.

The foregoing right of Busch Properties, Inc. does not apply when an ‘‘approved lender’’ (defined in the deed or in a separate written agreement as either (i) a reputable bank, insurance company, pension fund or other institutional lender or (ii) the related mortgage loan seller, and any successor or assignee that is a trustee or servicer of a securitization trust the ownership interests in which are publicly offered) forecloses or takes title to the mortgaged property in lieu of foreclosure. However, Busch Properties, Inc. has the right, pursuant to the deed, to purchase the mortgaged property from the approved lender for a specified price (set forth in the deed) following such approved lender's acquisition of title (such price being an amount equal to (a) the total unpaid principal balance of the mortgage loan, (b) accrued interest under the mortgage loan and (c) lender's actual expenses in connection with the foreclosure or deed in lieu of foreclosure). Should Busch Properties, Inc. decline to exercise this purchase option and the approved lender wishes to sell the mortgaged property at a non-public sale, then (i) the approved lender must give Busch Properties, Inc. 60 days' written notice of a proposed transfer; (ii) Busch Properties, Inc. will have no right to withhold consent or acquire the mortgaged property if the proposed transferee meets the ‘‘transferee conditions’’ specified in the preceding paragraph; and (iii) Busch Properties, Inc. will not have the option to withhold consent, but will only have the right to acquire the mortgaged property, should the transferee not meet the transferee conditions.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

 DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 122 fixed rate mortgage loans secured by 168 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $2,118,302,787 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described in this prospectus supplement). Loan Group 1 will consist of 96 mortgage loans, representing approximately 89.1% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 26 mortgage loans, representing approximately 10.9% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each mortgage loan with an AB subordinate companion loan, is calculated without regard to the related AB subordinate companion loan.

Each mortgage loan is evidenced by a promissory note (a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)    with respect to 3 Mortgaged Properties securing mortgage loans (identified as Loan Nos. 6.03, 9 and 49 on Annex A-1 to this prospectus supplement), representing approximately 3.3% of the Initial Pool Balance (approximately 3.7% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties; or

(3)    with respect to 5 Mortgaged Properties securing mortgage loans (identified as Loan Nos. 1, 45, 58, 87 and 107 on Annex A-1 to this prospectus supplement), representing approximately 15.4% of the Initial Pool Balance (approximately 17.3% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

On or about June 20, 2006 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, National Association (‘‘JPMCB’’) and CIBC Inc. (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to a separate mortgage loan purchase agreement with each Mortgage Loan Seller (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, the applicable Mortgage Loan Sellers will be required to remit to LaSalle Bank National Association, as paying agent (in such capacity, the ‘‘Paying Agent’’), an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until August 2006. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were originated in the period between June 2005 and June 2006. 32 of the mortgage loans, representing approximately 33.2% of the Initial Pool Balance (29 mortgage loans in Loan Group 1, representing approximately 35.8% of the Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, representing approximately 11.9% of the Initial Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans are 30 days or more delinquent and none of the mortgage loans have been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Assistance Programs

With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

12 of the Mortgaged Properties, securing 10 mortgage loans representing approximately 2.9% of the Initial Pool Balance (approximately 26.4% of the Initial Loan Group 2 Balance), are secured by mortgage loans that are eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related Mortgaged Property.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

AB Mortgage Loans.    4 mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 6, 41, 86 and 100 on Annex A-1 to this prospectus supplement), representing approximately 4.7% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 4.7% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 4.8% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Pair’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

The AB Mortgage Loan (the ‘‘Lightstone Portfolio AB Mortgage Loan’’) identified as Loan No. 6 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $73,900,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $7,000,000.

The AB Mortgage Loan (the ‘‘Value City Warehouse AB Mortgage Loan’’) identified as Loan No. 41 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $14,945,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $975,000.

The AB Mortgage Loan (the ‘‘Sun Valley Apartments AB Mortgage Loan’’) identified as Loan No. 86 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $6,250,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $250,000.

The AB Mortgage Loan (the ‘‘Atascocita Mobile Home Community AB Mortgage Loan’’) identified as Loan No. 100 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $4,800,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $300,000.

The Lightstone Portfolio AB Mortgage Loan, the Value City Warehouse AB Mortgage Loan, the Sun Valley Apartments AB Mortgage Loan and the Atascocita Mobile Home Community AB Mortgage Loan are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap AB Mortgage Loans’’ (and each, individually, a ‘‘Mezz Cap AB Mortgage Loan’’), and the related AB Mortgage Loan Pairs are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap Loan Pairs’’ (and each, individually, a ‘‘Mezz Cap Loan Pair’’).

The following table sets forth for each of the AB Mortgage Loans both the DSCR and LTV Ratios without taking into account the related AB Subordinate Companion Loan, and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Lightstone Portfolio AB Mortgage Loan	1	1.33x	1.15x	73.5%	80.5%
Value City Warehouse AB Mortgage Loan	1	1.21x	1.09x	76.6%	81.6%
Sun Valley Apartments AB Mortgage Loan	2	1.20x	1.12x	72.6%	75.5%
Atascocita Mobile Home Community AB Mortgage Loan	2	1.25x	1.12x	80.0%	85.0%

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.6% of the Initial Pool Balance (approximately 4.1% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $28,300,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 5.3% of the Initial Pool Balance (approximately 5.9% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $14,000,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 3.9% of the Initial Pool Balance (approximately 4.3% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $10,000,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the Initial Pool Balance

(approximately 3.9% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $8,600,000 as of the date of the origination of the related mortgage loan has been made by an owner of the related borrower to another owner of the related borrower, secured by such other owner's ownership interests in the borrower. In addition, a mezzanine loan with a principal balance of $2,600,000 as of the date of the origination of the related mortgage loan has been made by an owner of the related borrower to another owner of the related borrower, secured by such other owner's ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.7% of the Initial Pool Balance (approximately 4.2% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $7,790,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 31 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (approximately 0.9% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $1,500,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 19 mortgage loans (identified as Loan Nos. 2, 15, 33, 34, 37, 44, 49, 58, 65, 77, 96, 104, 111, 113, 116, 119, 120, 121 and 122 on Annex A-1 to this prospectus supplement), representing approximately 13.2% of the Initial Pool Balance (12 mortgage loans in Loan Group 1, representing approximately 13.1% of the Initial Loan Group 1 Balance and 7 mortgage loans in Loan Group 2, representing approximately 14.2% of the Initial Loan Group 2 Balance), the direct or indirect owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include: (i) the consent of the mortgage lender and/or (ii) LTV Ratio and DSCR tests.

Unsecured Subordinate Indebtedness.    The applicable Mortgage Loan Seller is aware of the following unsecured debt with respect to each mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 38, on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (approximately 0.8% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan having an original principal balance of approximately $400,000 and having a principal balance of approximately $197,500 as of the time of origination of the related mortgage loan, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 44 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured annuity obligation to pay the Tanquary Family Trust monthly installments in the amount of $22,485 for the remainder of the life of Grafton P. Tanquary, Jr., an individual resident of California, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 72 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), the related borrower is permitted to incur future unsecured indebtedness in an aggregate amount of not to exceed $2,500,000, so long as the proceeds of such loan are used in connection with the Mortgaged Property for capital expenditures, leasing commissions, tenant buildout, or for permissible or approved alterations or improvements to the Mortgaged Property or to fund an operating deficit at the Mortgaged Property.

•	In the case of 1 mortgage loan (identified as Loan No. 73 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), the related borrower is permitted to obtain future unsecured debt, subject to the satisfaction of certain predetermined conditions.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

AB Mortgage Loan Pairs

General

Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

Each AB Mortgage Loan and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Pairs and the related Mortgaged Properties will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement. In servicing any AB Mortgage Loan Pair, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the related AB Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Pairs.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related AB Subordinate Companion Loan will be distributed to such holder net of fees and expenses on the related AB Subordinate Companion Loan.

Mezz Cap AB Mortgage Loans

Servicing Provisions of the Mezz Cap Loan Pairs’ Intercreditor Agreements.    The Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the Master Servicer or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related AB Subordinate Companion Loan in a material manner without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement.

Application of Payments on the Mezz Cap Loan Pairs.    Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceedings affecting the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceedings affecting the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the Master Servicer, Special Servicer, Trustee or Paying Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

Fourth, to the trust, in an amount equal to the principal balance of the Mezz Cap AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan;

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

•	to the trust and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master Servicer, the Special Servicer or the Trustee; and

•	any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage Loans.    Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related AB Subordinate Companion Loans.

Purchase Options.    In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the Master Servicer or Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)	Cut-off LTV Ratio	Property Type
Warner Building	1	$292,700,000	13.8%	$486	1.28x	75.1%	Office
Greenway Portfolio	1	$112,000,000	5.3%	$123	1.29x	77.8%	Office
Midwest Retail Portfolio	1	$81,730,000	3.9%	$56	1.24x	78.6%	Retail
FPG Portfolio I	1	$79,210,000	3.7%	$43	1.25x	78.1%	Various
The Factory Building	1	$77,000,000	3.6%	$75	1.20x	65.8%	Industrial
Lightstone Portfolio	1	$73,900,000	3.5%	$39	1.33x	73.5%	Retail
Scottsdale Plaza Resort	1	$65,000,000	3.1%	$160,891	1.65x	62.5%	Hotel
Thomson Consumer Electronics Headquarters	1	$50,000,000	2.4%	$88	1.25x	72.5%	Office
Marina Waterside	1	$43,000,000	2.0%	$324	1.15x	78.2%	Retail
Pulliam Portfolio	1	$40,601,694	1.9%	$135	1.32x	75.9%	Various
US Bank Center – St. Paul	1	$40,000,000	1.9%	$110	1.20x	74.9%	Office
Preferred Freezer Services Headquarters	1	$37,000,000	1.7%	$184	1.25x	78.4%	Industrial
Marriott – Williamsburg	1	$36,000,000	1.7%	$122,034	1.50x	75.0%	Hotel
Kaiser Foundation Building	1	$35,935,163	1.7%	$575	1.21x	74.2%	Office
Oklahoma Tower	1	$32,688,804	1.5%	$58	1.22x	78.2%	Office
Total/Weighted Average		$1,096,765,661	51.8%		1.29x	74.5%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1st	121	$1,825,602,787	86.2%	84.5%	100.0%
7th	1	292,700,000	13.8	15.5	0.0
Total:	122	$2,118,302,787	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0 days	3	$421,000,000	19.9%	22.3%	0.0%
5 days	8	115,625,661	5.5	5.8	2.8
7 days	103	1,494,402,176	70.5	68.6	86.8
10 days	7	81,724,951	3.9	3.0	10.5
15 days	1	5,550,000	0.3	0.3	0.0
Total:	122	$2,118,302,787	100.0%	100.0%	100.0%

As used in this prospectus supplement, ‘‘grace period’’ is the number of days before a payment default under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	122	$2,118,302,787	100.0%	100.0%	100.0%
Total:	122	$2,118,302,787	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest Only	52	$884,381,732	41.7%	38.3%	70.1%
Balloon	59	744,479,659	35.1	36.0	28.4
Interest Only	8	466,200,000	22.0	24.5	1.5
Subtotal	119	$2,095,061,391	98.9%	98.8%	100.0%
Fully Amortizing Loans
Fully Amortizing	2	$19,079,047	0.9%	1.0%	0.0%
Partial Interest Only	1	4,162,348	0.2	0.2	0.0
Subtotal	3	$23,241,396	1.1%	1.2%	0.0%
Total:	122	$2,118,302,787	100.0%	100.0%	100.0%

Prepayment Provisions.    Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	114	$2,039,878,217	96.3%	95.8%	100.0%
Defeasance/Yield Maintenance	2	40,581,147	1.9	2.2	0.0
Yield Maintenance	6	37,843,423	1.8	2.0	0.0
Total:	122	$2,118,302,787	100.0%	100.0%	100.0%

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the ‘‘Discount Rate’’, defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of a series of ‘‘Monthly Amounts’’ assumed to be paid at the end of each month remaining from the prepayment date through the maturity date of such mortgage loan, discounted at the ‘‘Discount Rate’’. ‘‘Monthly Amount’’ will generally mean the note rate of such mortgage loan less the Discount Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date set forth in the following table:

Prepayment Open Periods

Open Period (payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
3	1	$16,000,000	0.8	0.8	0.0
4	110	1,626,113,409	76.8	74.3	96.5
5	7	419,025,000	19.8	22.2	0.0
7	2	44,078,292	2.1	1.9	3.5
13	2	13,086,086	0.6	0.7	0.0
Total:	122	$2,118,302,787	100.0%	100.0%	100.0%

Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases.    The terms of 116 of the mortgage loans, representing approximately 98.2% of the Initial Pool Balance (90 mortgage loans in Loan Group 1, representing approximately 98.0% of the Initial Loan Group 1 Balance and 26 mortgage loans in Loan Group 2, representing approximately 100.0% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 110% and 130%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the partial Defeasance.

Additionally, certain mortgage loans permit the release of the Mortgaged Properties securing such mortgage loans from cross-collateralization arrangements with the Mortgaged Properties securing other mortgage loans in certain circumstances under the terms of the related mortgage loan documents.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions. The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions,

permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in- common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this prospectus supplement.

With respect to 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the Initial Pool Balance (approximately 3.9% of the Initial Loan Group 1 Balance), the mortgage loan is secured by multiple properties. The related mortgage loan documents permit the sale of an individual property (a ‘‘Partial Assumption Property’’) to a third party buyer (a ‘‘Partial Assumption Buyer’’) and the partial assumption of the mortgage loan by the Partial Assumption Buyer upon the following terms and conditions: (a) the Partial Assumption Buyer is approved by the holder of the mortgage (in accordance with the requirements for approval set forth in the related mortgage), (b) the borrower under the mortgage loan at the time of the sale of the Partial Assumption Property (the ‘‘Existing Borrower’’) obtains a ‘‘no-downgrade’’ confirmation from the rating agencies with respect to such sale and partial assumption and (c) the mortgage loan is severed into 2 loans, (i) one of which (the ‘‘Partial Assumption Loan’’) will be in an amount equal to the allocated loan amount of the Partial Assumption Property (the Partial Assumption Buyer will be the obligor under the Partial Assumption Loan) and (ii) the other of which (the ‘‘Remaining Property Loan’’) will be in an amount equal to the principal balance of the original mortgage loan less the principal balance of the Partial Assumption Loan (the Existing Borrower will be the obligor under the Remaining Property Loan). The Partial Assumption Loan and the Remaining Property Loan will both be assets of the trust and will be cross-collateralized and cross-defaulted.

The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan, together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to

Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the case may be, has obtained (a) the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans (provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans, but less than $5,000,000, a confirmation from each Rating Agency will not be required) or (2) has an LTV Ratio greater than 85% (including any existing and proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower or is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, has a Stated Principal Balance greater than or equal to $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 14 of the Mortgaged Properties, securing mortgage loans representing approximately 8.8% of the Initial Pool Balance (11 of the Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 8.3% of the Initial Loan Group 1 Balance and 3 of the Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 13.2% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the States of California, Nevada, Utah and Washington.

With respect to any environmental insurance policy that may have been obtained by a Mortgage Loan Seller in lieu of a Phase I environmental site assessment, such environmental insurance policy is generally a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan.

For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs, with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items is included only if supported by a trend and/or is likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 2 mortgage loans (identified as Loan Nos. 10 and 62 on Annex A-1 to this prospectus supplement), representing approximately 1.0% of the Initial Pool Balance (approximately 1.1% of the Initial Loan Group 1 Balance) the DSCR (and the underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an as-stabilized basis, that are consistent with the respective performance-related criteria required to obtain the release of a cash escrow or a letter of credit. See Annex A-1 for more information regarding the determination of DSCRs with respect to these mortgage loans.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 5 mortgage loans (identified as Loan Nos. 10, 20, 22, 26 and 49 on Annex A-1 to this prospectus supplement), representing approximately 5.0% of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 4.4% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 10.0% of the Initial Loan Group 2 Balance), the stabilized appraised value was used as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under’’—Underwriting Guidelines and Processes’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans: Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee or in blank (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

The Pooling and Servicing Agreement requires that the Trustee take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Illinois. The Trustee will not move any Mortgage File outside the State of Illinois, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies, to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

(h)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

(i)    the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

(j)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(k)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(l)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(m)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(n)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

(o)    the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(p)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable zoning law, except to the extent that any material non-compliance therewith is insured by the title insurance policy (or binding commitment therefor) or law and ordinance insurance coverage has been obtained;

(q)    to the Mortgage Loan Seller’s knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii)  no condemnation proceedings are pending;

(r)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(s)    all escrow amounts required to be deposited by the borrower at origination have been deposited; and

(t)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio equal to the lesser of the deleted mortgage loan as of the Closing Date or 75%, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio equal to the greater of the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and 1.25x; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p), except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, J.P. Morgan Securities Inc., CIBC World Markets Corp. and Morgan Stanley & Co. Incorporated (collectively, the ‘‘Underwriters’’) or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions.’’ The Mortgage Loan Seller may (in its discretion)

repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii)  the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loans prior to such repurchase and provides the trustee with certain REMIC opinions.

Lockbox Accounts

With respect to 84 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 82.6% of the Initial Pool Balance (68 mortgage loans in Loan Group 1, representing approximately 85.3% of the Initial Loan Group 1 Balance and 16 mortgage loans in Loan Group 2, representing approximately 60.8% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 6 Lockbox Loans, representing approximately 19.6% of the Initial Pool Balance (approximately 22.0% of the Initial Loan Group 1 Balance) the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 11 Lockbox Loans, representing approximately 20.3% of the Initial Pool Balance (approximately 22.8% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 5 Lockbox Loans, representing approximately 6.1% of the Initial Pool Balance (approximately 6.8% of the Initial Loan Group 1 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 62 Lockbox Loans, representing approximately 36.7% of the Initial Pool Balance (46 mortgage loans in Loan Group 1, representing approximately 33.7% of the Initial Loan Group 1 Balance and 16 mortgage loans in Loan Group 2, representing approximately 60.8% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as an event of default under the related mortgage loan documents). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

TRANSACTION PARTIES

The Sponsors

JPMorgan Chase Bank, National Association

General.    JPMCB, a national banking association, is a sponsor. JPMCB is also acting as a Mortgage Loan Seller. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsors’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of March 31, 2006, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $36.5 billion. Of that amount, approximately $39.6 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in 2005. The commercial mortgage loans originated by JPMCB include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, Nomura Credit & Capital, Inc., LaSalle Bank National Association, Eurohypo AG, New York Branch, PNC Bank, National Association and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of March 31, 2006, JPMCB securitized approximately $20.0 billion through the CIBC program and approximately $15.8 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including GMAC Commercial Mortgage Corporation, Midland Loan Services, Inc. and Wachovia Bank National Association, among others.

JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

CIBC Inc.

General.    CIBC Inc. is a sponsor. CIBC Inc. is also acting as a Mortgage Loan Seller. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the Underwriters for this transaction.

CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc. and is a corporation incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

Sponsor’s Securitization Program.    The following is a description of CIBC Inc.’s commercial mortgage-backed securities securitization program. CIBC Inc. originates and underwrites loans through five regional offices.

CIBC Inc.’s primary business is the underwriting and origination of fixed rate mortgage loans secured by commercial or multifamily properties for CIBC Inc.’s securitization program. CIBC Inc. also originates floating rate loans (e.g. construction and interim loans) on the same property types, the majority of which CIBC Inc. holds on its balance sheet. As sponsor, CIBC Inc. sells the majority of the fixed-rate loans it originates through commercial mortgage-backed securities securitizations. CIBC Inc. began originating commercial mortgage loans for securitization in 1997 and securitizing commercial mortgage loans in 1998. As of March 31, 2006, the total amount of commercial mortgage loans originated and securitized by CIBC Inc. is in excess of $10.4 billion.

In the calendar year ended December 31, 2005, CIBC Inc. originated approximately $3.2 billion of commercial mortgage loans, and securitized approximately $2.9 billion of commercial mortgage loans.

CIBC Inc.’s annual commercial mortgage loan originations intended for securitization have grown from approximately $154 million in 1997 to approximately $1 billion in 2001 and to approximately $3.2 billion in 2005. The commercial mortgage loans originated by CIBC Inc. include both fixed-rate and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. CIBC Inc. primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC Inc. originates loans in every state other than in Arizona (in Arizona, CIBC Inc.’s affiliate Canadian Imperial Bank of Commerce, New York Agency originates commercial mortgage loans).

As a sponsor, CIBC Inc. originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC Inc. works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. CIBC Inc. acts as sponsor, originator or loan seller in transactions in which other entities also act as sponsor and/or mortgage loan seller. Multiple seller transactions in which CIBC Inc. has participated to date have included for the most part the ‘‘CIBC’’ program, in which CIBC Inc. and JPMCB generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of March 31, 2006, CIBC Inc. securitized approximately $8.3 billion through the CIBC program.

Neither CIBC Inc. nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, CIBC Inc. sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including GMAC Commercial Mortgage Corporation, Midland Loan Services, Inc. and Wachovia Bank National Association, among others.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each sponsor and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

Significant Obligor

The Mortgaged Property that secures the Warner Building Loan represents approximately 13.8% of the Initial Pool Balance. See Annex A-1 in this prospectus supplement.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB and CIBC Inc. JPMCB is also a sponsor and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the Underwriters. CIBC Inc. is also a sponsor and is an affiliate of CIBC World Markets Corp., one of the Underwriters.

JPMorgan Chase Bank, National Association

See ‘‘The Sponsors’’ in this prospectus supplement and the prospectus for a discussion relating to JPMCB.

CIBC Inc.

See ‘‘The Sponsors’’ in this prospectus supplement for a discussion relating to CIBC Inc.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

Underwriting Guidelines and Processes

Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by each Mortgage Loan Seller in accordance with the commercial mortgage-backed securitization program of each Mortgage Loan Seller.

Property Analysis.    The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Appraisal and Loan-to-Value Ratio.    For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on an ‘‘as-stabilized’’ basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have secured creditor or other environmental policies. See ‘‘—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ above.

Physical Assessment Report.    Prior to origination, the related Mortgage Loan Seller obtains a physical assessment report (‘‘PAR’’) for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC15, the issuing entity, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The only activities that the issuing entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The issuing entity may not lend or borrow money, except that the Master Servicer, the Special Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the issuing entity, but only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set in this prospectus supplement under ‘‘Servicing of the Mortgage Loans; Amendment.’’ The issuing entity administers the mortgage loans through the

Trustee, the Paying Agent, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under ‘‘The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent,’’ ‘‘The Master Servicer,’’ and ‘‘—The Special Servicer’’ and ‘‘Servicing of the Mortgage Loans.’’

The only assets of the issuing entity other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Paying Agent, the Depositor, the Master Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The issuing entity has no executive officers or board of directors and acts through the Trustee, the Paying Agent, the Master Servicer and the Special Servicer.

The Depositor is contributing the mortgage loans to the issuing entity. The Depositor is purchasing the mortgage loans from the Mortgage Loan Sellers, as described in this prospectus supplement under ‘‘Description of the Mortgage Pool—Sale of the Mortgage Loans, Paying Agent; Mortgage File Delivery’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions.’’

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

LaSalle Bank National Association (‘‘LaSalle’’) will be the trustee, paying agent, certificate registrar (in that capacity, the ‘‘Certificate Registrar’’), authenticating agent (in that capacity, the ‘‘Authenticating Agent’’) and custodian under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. As compensation for the performance of its routine duties, LaSalle will be paid a fee (collectively, the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0010% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and shall be computed in the same manner as interest is calculated on such mortgage loans. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Paying Agent, Certificate Registrar and Authenticating Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Paying Agent, Certificate Registrar or Authenticating Agent under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See ‘‘Description of the Pooling Agreements—The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misfeasance on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2006, LaSalle’s portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee numbers 403 with an outstanding certificate balance of approximately $262.7 billion. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P,

‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings. The Depositor, the Mortgage Loan Sellers, the sponsors, the Master Servicer and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services–JP Morgan 2006-CIBC15 or at such other address as the Trustee may designate from time to time.

Using information set forth in this prospectus supplement, the Trustee will develop the cash flow model for the trust. Based on the monthly loan information provided by the Master Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

The Master Servicer

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’ ), a national banking association, will be the master servicer (the ‘‘Master Servicer’’ ) and will be responsible for the master servicing and administration of the mortgage loans pursuant to the Pooling and Servicing Agreement. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since 1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch. Moody’s does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

As of March 31, 2006, the commercial mortgage servicing group of Wells Fargo Bank was responsible for servicing approximately 9,493 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $77.6 billion, including approximately 8,151 loans securitized in approximately 84 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $72.8 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

Wells Fargo Bank has received an issuer rating of ‘‘Aaa’’ from Moody’s. Wells Fargo Bank’s long term deposits are rated ‘‘Aaa’’ by Moody’s, ‘‘AA’’ by S&P and ‘‘AA+’’ by Fitch.

Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

The Special Servicer

J.E. Robert Company, Inc. (the ‘‘Special Servicer’’), a Virginia corporation, will be appointed as the Special Servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. JER Investors Trust Inc., an affiliate of the Special Servicer, is anticipated to be the Directing Certificateholder and the purchaser of certain of the Non-Offered Certificates with respect to the transaction described in this prospectus supplement. The principal offices of the Special Servicer are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000.

The Special Servicer, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

•	Acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

•	Equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

•	Investing in high-yielding real estate loans; and

•	Investing in, and managing as special servicer, unrated, non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

In the ordinary course of business for the Special Servicer and its affiliates, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

The Special Servicer has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. The Special Servicer has a special servicer rating of ‘‘CSS1’’ from Fitch. The Special Servicer is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. The ratings of the Special Servicer as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

The number of commercial mortgage loan securitizations serviced by the Special Servicer has increased from 10 as of December 31, 2003 to 17 as of December 31, 2005. The Special Servicer acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

Since its inception in 1981 and through December 31, 2005, the Special Servicer as special servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005, the Special Servicer in its capacity as special servicer has resolved over $475 million of U.S. commercial and multifamily mortgage loans. As of December 31, 2005, the Special Servicer was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million. Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the mortgage loans backing the Certificates.

All of the Specially Serviced Mortgage Loans are serviced in accordance with the applicable procedures set forth in the related Pooling and Servicing Agreement. Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights and obligations of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—General,’’ ‘‘—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’. Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer and certain limitations on the Special Servicer’s liability are set forth in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor’’. The Special Servicer will service the Specially Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the Servicing Standard. The Special Servicer is not aware of any unique factors involved in servicing the mortgage loans in this transaction.

The Special Servicer has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by the Special Servicer as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to the Special Servicer’s special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related B note if in connection with an AB mortgage loan). In accordance with the terms of the Pooling and Servicing Agreement this account or accounts shall be an eligible account. The funds in this account or accounts will not be commingled with the funds of the Special Servicer, or the funds of any of the Special Servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

The Special Servicer occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

The Special Servicer does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. The Special Servicer does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. The Special Servicer is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. The Special Servicer has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

The Special Servicer will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or REO Property. To the extent that the Special Servicer has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the Special Servicer’s policies, procedures and processes.

From time-to-time, the Special Servicer may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. The Special Servicer does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against the Special Servicer, or of which any of its property is the subject, that is material to the Certificateholders.

The Special Servicer is not an affiliate of the Depositor, the sponsors, the trust fund, the Master Servicer, the Trustee or any originator or Mortgage Loan Seller identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between the Special Servicer, on the one hand, and the Depositor, the sponsors or the trust fund, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this transaction, between the Special Servicer, on the one hand, and the Depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years.

No securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer has experienced an event of default as a result of any action or inaction performed by the Special Servicer as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by the Special Servicer with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer.

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed at any time by the Directing Certificateholder, provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

Servicing and Other Compensation and Payment of Expenses

The fee of the Master Servicer (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of each mortgage loan and the AB Subordinate Companion Loans, and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.02% to 0.11%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.02360% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the AB Subordinate Companion Loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and the related AB Subordinate Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related AB Subordinate Companion Loans since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the AB Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the AB Subordinate Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’) for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed as in the related Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the ‘‘Special Servicing Fee Rate’’), calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan (provided, that the purchase occurs within the time period provided in the related Intercreditor Agreement) or (v) the purchase of any mortgage loan by a related mezzanine lender; provided, that a Liquidation Fee will be payable by the mezzanine lender or the holder of an AB Subordinate Companion Loan, as applicable, and the trust, if applicable, with respect to any purchase by a mezzanine lender or the holder of an AB Subordinate Companion Loan, as applicable, if such purchase by the related mezzanine lender or the holder of an AB Subordinate Companion Loan, as applicable, does not occur within 60 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date.

Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and

Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under ‘‘Description of the Certificates—Advances,’’ the Master Servicer, the Trustee and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Due Period. If a Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder or the Special Servicer), then the Compensating Interest Payment for the related Distribution Date will be equal to the amount of the Prepayment Interest Shortfall. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

 DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC15, which will be a trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC15 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X-1 and Class X-2 Certificates (collectively, the ‘‘Class X Certificates’’), and the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the ‘‘Senior Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-J, Class B, Class C and Class D Certificates are referred to in this prospectus supplement as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-1, Class X-2, Class B, Class C and Class D Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class X Certificates and Residual Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class X Certificates and Residual Certificates) on that Distribution Date. With respect to any Class of Certificates that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (‘‘Notional Amount’’). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X Certificates and the Residual Certificates) (the ‘‘Principal Balance Certificates’’) outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $2,118,302,786.

The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a ‘‘Class X-2 Component’’). Each of the Class X-2 Components will relate to a particular Class of Principal Balance Certificates and, at any time during any of the periods specified on Schedule II to this prospectus supplement, will equal the lesser of (a) the specific amount identified in the table on Schedule II to this prospectus supplement with respect to the related Class of Principal Balance Certificates for that period and (b) the then Certificate Balance of the related Class of Principal Balance Certificates. Notwithstanding anything to the contrary in this prospectus supplement, the Notional Amount of the Class X-2 Certificates will be $0 following the Distribution Date on June 12, 2013.

The initial Notional Amount of the Class X-2 Certificates will be approximately $2,069,359,000.

The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $174,760,786.

The Offered Certificates (other than the Class X-1 and Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-1 and Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered

Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of an event described in the prospectus in the second to last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in July 2006 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Paying Agent is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Below is a summary of the fees generally payable to the Master Servicer, Special Servicer and Trustee from payments on the mortgage loans that will be payable from amounts that the trust fund is entitled to receive.

Fees	Rate or Range of Rates
Trustee Fee	0.0010%
Master Servicing Fee	0.02% - 0.11%
Special Servicing Fee	0.25%
Liquidation Fee	1.00%
Workout Fee	1.00%
Expenses
Interest on Advances	Prime Rate

In addition, the Trustee, Paying Agent, Certificate Registrar, Authenticating Agent, Master Servicer, the Special Servicer and Depositor will be entitled to be indemnified by the trust fund as described under ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ and ‘‘Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor’’ in this prospectus supplement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee, but such amounts are not payable from amounts that the trust fund is entitled to receive. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement.

The Paying Agent is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Paying Agent is required to establish and maintain an account (the ‘‘Gain on Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Account will not be invested.

The aggregate amount available for distribution to Certificateholders on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    all Yield Maintenance Charges;

(6)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(7)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus; and

(z) with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if the mortgage loan had a Due Date in July 2006 and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3 Certificates is reduced to zero, (D) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero and (E) to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii) below have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal

Distribution Amount and, after the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

Third, to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Sixth, to the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D

Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates,

Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-second, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal Balance.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.7450%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 5.8190%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.8140%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 5.7900%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 5.8110%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to 5.8550%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 5.8850%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.9040%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.9140%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate minus 0.1420%.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate minus 0.0440%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.4710%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.4710%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.4710%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.4710%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.4710%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.4710%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to  5.4710%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rates applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately 0.0432% and 0.2421% per annum, respectively.

The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-1 Components’’) of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under ‘‘—General’’ above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in June 2013, the ‘‘Class X-1 Strip Rate’’ for each Class X-1 Component will be calculated as follows:

(a)    if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class D and Class E Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

(b)    if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class D and Class E Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

(c)    if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates; and

(d)    if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates.

For each Distribution Date after the Distribution Date in June 2013, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in June 2013, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a ‘‘Class X-2 Component’’) of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates is identified on Schedule II of this prospectus supplement as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in June 2013, the ‘‘Class X-2 Strip Rate’’ for each Class X-2 Component will equal:

(x) with respect to the Class D and Class E Certificates, the lesser of:

(a)    the Class X-2 Fixed Strip Rate (as set forth in the table below), and

(b)    the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and

(y) with respect to each other Class of Principal Balance Certificates, the excess, if any, of:

(a)    the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

(b)    the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

After the Distribution Date in June 2013, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

Class X-2 Component Relating to the Following Principal Balance Certificates	Class X-2 Fixed Strip Rate
Class D	0.112%
Class E	0.014%

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-8 of this prospectus supplement.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld for the immediately preceding February and, January, as applicable.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class, to the extent not previously paid, for all prior Distribution Dates.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X and the Residual Certificates) that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date.

Principal Distribution Amount.    So long as (i) either the Class A-4 or the Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-4 and Class A-SB Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount,’’ such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount,’’ such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,

Class L, Class M, Class N, Class P and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule III to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Schedule III to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-3 and Class A-4 Certificates have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates (excluding the Class X-1 and Class X-2 Certificates) and the Class E, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class X-1 and Class X-2 Certificates) and the Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	April 12, 2011
Class A-3	June 12, 2013
Class A-4	May 12, 2016
Class A-SB	September 12, 2015
Class A-1A	May 12, 2016
Class A-M	June 12, 2016
Class A-J	June 12, 2016
Class X-1	June 12, 2026
Class X-2	June 12, 2013
Class B	June 12, 2016
Class C	June 12, 2016
Class D	June 12, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be June 12, 2043. See ‘‘Ratings’’ in this prospectus supplement.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the

‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates by the subordination of the Class A-J, Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-3 Certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates are still outstanding, first to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-3 Certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero and fifth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount (remaining after allocation of principal to the Class A-SB Certificates until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the percentage interest in the trust evidenced by the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates and the remaining Non-Offered Certificates (other than the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, the Class A-J Certificates, Class B

Certificates, Class C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X Certificates and the Residual Certificates) with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class X Certificates and the Residual Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class X Certificates and the Residual Certificates) as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Classes of Certificates are reduced by such loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘ Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Paying Agent as described under ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero,

reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class X-1 and Class X-2 Certificates) in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or prepayment premiums or with respect to any AB Subordinate Companion Loan.

If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made with respect to an AB Mortgage Loan in accordance with the related Intercreditor Agreement, the related AB Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee; however, the Special Servicer will have no such option to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the Master Servicer. Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the Master Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. The Master Servicer will be entitled to rely conclusively on any non-recoverability determination of the Special Servicer and the Trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the Master Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any AB Subordinate Companion Loan. No Servicing Advances will be made with respect to any AB Subordinate Companion Loan if the related AB Mortgage Loan is no longer part of the trust. Any requirement of the Master Servicer, Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7)    immediately after a mortgage loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer as of the first Determination Date that is at least 10 business days following the date the Special Servicer receives and delivers to the Master Servicer or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth business day following the delivery to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates, and then to the Class A Certificates, pro rata). See ‘‘—Advances’’ above.

With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Master Servicer is required to redetermine and report to the Special Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to

Certificateholders’’) based in part upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

(3)    the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4)    the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30 day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    identification of any material modification, extension or waiver of a mortgage loan; and

(32)    identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

The Paying Agent will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website, which is initially located at www. etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent’s website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)     any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the trust.

The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated, pro rata, between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. None of the Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Residual Certificates) and (c) the Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Paying Agent to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool

Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this prospectus supplement.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

 SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan (as a collective whole)), but without regard to:

(A)    any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any Certificate or, if applicable, mezzanine loan or AB Subordinate Companion Loan, by the Master Servicer or the Special Servicer or any of their affiliates, as the case may be;

(C)    the Master Servicer’s obligation to make Advances;

(D)    the Master Servicer’s or the Special Servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer, as the case may be;

(F)    any option to purchase any mortgage loan or AB Subordinate Companion Loan it may have; and

(G)    any debt that the Master Servicer or the Special Servicer or any of their affiliates, as the case may be, has extended to any borrower or any of their affiliates (the foregoing, collectively referred to as the ‘‘Servicing Standards’’).

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including each AB Mortgage Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including any related AB Subordinate Companion Loan):

(1)    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date;

(2)    as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan cures such delinquency);

(3)    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)    as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5)    as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)    as to which a default that the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to each AB Mortgage Loan, the interests of the Certificateholders and the holder of the related AB Subordinate Companion Loan as a collective whole) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)    as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to each AB Mortgage Loan, the Certificateholders and the holder of the related AB Subordinate Companion Loan as a collective whole), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including any AB Subordinate Companion Loans) serviced by the Special Servicer and any mortgage loans (including any AB Subordinate Companion Loans) that have become REO Properties are referred to in this prospectus supplement as the ‘‘Specially Serviced Mortgage Loans.’’ If any of the AB Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan that becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the Master Servicer with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must directly obtain the consent or deemed consent of the Directing Certificateholder, (3) the Special Servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer subject to consent or deemed consent of the Special Servicer. Except as otherwise described in the succeeding paragraphs below, both (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer (which will be deemed to have been granted if the Special Servicer does not respond within a specified number of days following the Master Servicer's delivery of certain notice and other information) and (b) the Special Servicer will not be permitted to consent to the Master Servicer's taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a Specially Serviced Mortgage Loan or a non-Specially Serviced Mortgage Loan with a principal balance greater than $2,500,000 or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)    any property management company changes or franchise changes with respect to a mortgage loan for which the Master Servicer is required to consent or approve under the loan documents;

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than those mortgage loans for which the Special Servicer has determined that the conditions for release set forth in the mortgage loan documents have been satisfied and for which there is no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)    any determination of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the response of the Special Servicer or the Directing Certificateholder, as applicable .

In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related AB Subordinate Companion Loan as described under ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement).

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be JER Investors Trust Inc.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standards) or the REMIC Provisions.

The Master Servicer and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The Master Servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicer or the Special Servicer, as applicable, may be replaced by the Depositor, the Trustee, or Certificateholders representing at least 51% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the Master Servicer or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning Master Servicer and the Master Servicer is required to immediately take the place of such resigning Special Servicer unless the Trustee or the Master Servicer, as applicable, is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee or the Master Servicer, as applicable, in any case in which a Master Servicer or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)    may act solely in the interests of the holders of the Controlling Class,

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

(d)    may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates,

(e)    absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

(f)    will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standards; provided, that the Master Servicer will be obligated to use reasonable efforts and cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default; provided, further, that the Master Servicer will not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. Notwithstanding any contrary provision above, the Master Servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was in effect at the time of origination of the related mortgage loan or the date of original issuance of the Certificates and is available at commercially reasonable rates. In addition, the Master Servicer will be entitled to rely on insurance consultants (at the Master Servicer's expense) in determining whether any insurance is available at commercially reasonable rates or at any rate. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the Master Servicer and the Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism (or that expressly requires the borrower to maintain insurance coverage for acts of terrorism but limits the amount that must be spent by the borrower for the related premium), a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standards and after non-binding consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer’s request for such consultation; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so. Each of the Master Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on

REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Master Servicer to the Special Servicer as a Servicing Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer, subject to any required Directing Certificateholder consent described in this prospectus supplement, will have the sole authority to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)    extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

(2)    provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class X Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than

$2,000,000 at least once every 24 months, in each case commencing in the calendar year 2007 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related AB Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement). The Special Servicer or the Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any material change in the condition of the Mortgaged Property to the extent evident from the inspection, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan (as a collective whole) under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)    any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days in the case of a failure by the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d)    any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

(g)    the Trustee has received a written notice from Fitch (which the Trustee is required to promptly forward to the Master Servicer or the Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Master Servicer or the Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed to in writing by Fitch) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates;

(h)    the Master Servicer or the Special Servicer is no longer rated at least ‘‘CMS3’’ or ‘‘CSS3’’, respectively, by Fitch and the Master Servicer or Special Servicer is not reinstated to that rating within 90 days of the delisting; or

(i)    the Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to S&P’s Select Servicer List within 60 days of such removal.

Rights Upon Event of Default

If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

However, if the Master Servicer receives notice of termination solely due to an Event of Default described in clauses (f), (g), (h) or (i) under ‘‘—Events of Default’’ above, and prior to being replaced as described in the previous paragraph, the Master Servicer provides the Trustee with the appropriate ‘‘request for proposal’’ material and the names of potential bidders within 5 business days after receipt of such notice of termination, the Trustee will solicit good faith bids for such Master Servicer’s rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement. The Trustee will have 45 days after receipt of the notice of termination of the Master Servicer to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of the Master Servicer will be effective when such successor servicer has succeeded the terminated Master Servicer, as successor Master Servicer and such successor Master Servicer has assumed the terminated Master Servicer’s master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and

Servicing Agreement as successor Master Servicer within 45 days after notice of the termination of the Master Servicer, the Master Servicer will be replaced by the Trustee as described in the previous paragraph.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates:

(a)    to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder;

(b)    to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

(c)    to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)    to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f)    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency.

Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of any AB Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related AB Subordinate Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related AB Subordinate Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related AB Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee, the Master Servicer and the Special Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-1 and Class X-2 Certificates, the Notional Amounts of the related Class X-1 and Class X-2 Components, respectively); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-1 and Class X-2 Certificates, reduction of the Notional Amount of the Class X-1 and Class X-2 Components, respectively, as a result of such distributions; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-1 and Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-1 and Class X-2 Components, respectively).

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See ‘‘Description of the Certificates’’ in this prospectus supplement.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-3 Certificates, until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and fifth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C, and Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal

Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-3, Class A-4 and Class A-1A Certificates were outstanding. Furthermore, because the Class X-1 and Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related Class X-1 and Class X-2 Components, respectively. See ‘‘Risk Factors—Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date’’ in this prospectus supplement.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the Class X-1 and Class X-2 Certificates, applied to reduce the notional amounts of the related Class X-1 and Class X-2 Components, respectively. An investor should consider, in the case of any Offered Certificate (other than the Class X-1 and Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X-1 and Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions of such Classes, the yield to maturity on the Class X-1 and Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-1, Class X-2, Class B, Class C and Class D Certificates because each such Class of Certificates has a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates. Although losses will not be allocated to the Class X-1 and Class X-2 Certificates directly, they will reduce the notional amounts of the related Class X-1 and Class X-2 Components, respectively, to the extent such losses are allocated to the related Classes of Principal Balance Certificates and therefore the Class X-1 and/or Class X-2 Notional Amounts, as applicable, which will reduce the yield on such Certificates.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates, the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-3 Certificates, until their Certificate Balances are reduced to zero, fourth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and fifth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and the Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed ‘‘0% CPR,’’ ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in July 2006;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is June 20, 2006;

(g)    the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

(h)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

(i)    the optional termination of the trust will not be exercised.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2007	88	88	88	88	88
June 12, 2008	74	74	74	74	74
June 12, 2009	57	57	57	57	57
June 12, 2010	34	34	34	34	34
June 12, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	3.08	3.08	3.08	3.08	3.05

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2007	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	6.98	6.97	6.95	6.93	6.73

(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2007	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.82	9.80	9.77	9.74	9.54

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2007	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	97	97	97	97	97
June 12, 2012	76	76	76	76	76
June 12, 2013	53	53	53	53	54
June 12, 2014	31	31	31	31	31
June 12, 2015	6	6	6	6	6
June 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	7.15	7.15	7.15	7.15	7.15

(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2007	100	100	100	100	100
June 12, 2008	99	99	99	99	99
June 12, 2009	98	98	98	98	98
June 12, 2010	97	97	97	97	97
June 12, 2011	96	96	96	96	96
June 12, 2012	95	95	95	95	95
June 12, 2013	93	93	93	93	93
June 12, 2014	92	92	92	92	92
June 12, 2015	90	90	90	90	90
June 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.37	9.36	9.35	9.33	9.14

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2007	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.97	9.95	9.93	9.90	9.68

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2007	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.73

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2007	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.73

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2007	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.73

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 12, 2007	100	100	100	100	100
June 12, 2008	100	100	100	100	100
June 12, 2009	100	100	100	100	100
June 12, 2010	100	100	100	100	100
June 12, 2011	100	100	100	100	100
June 12, 2012	100	100	100	100	100
June 12, 2013	100	100	100	100	100
June 12, 2014	100	100	100	100	100
June 12, 2015	100	100	100	100	100
June 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.73

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Yield Sensitivity of the Class X-1 and Class X-2 Certificates

The yield to maturity of the Class X-1 and Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-1 and Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-1 and Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X-1 and Class X-2 Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates ’’ in this prospectus supplement.

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X-1 and Class X-2 Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X-1 and Class X-2 Certificates are as specified in the tables below, expressed as a percentage of the initial respective Notional Amounts of such Certificates, plus accrued interest from June 1, 2006 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-1 or Class X-2 Certificates, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-1 or Class X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X-1 and Class X-2 Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X-1 or Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-1 or Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-1 or Class X-2 Certificates.

For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X-1 Certificates

	Prepayment Assumption (CPR)
Assumed Purchase Price (of Initial Notional Amount of Class X-1 Certificates)	0%	25%	50%	75%	100%
0.9224%	8.002%	7.962%	7.910%	7.831%	7.274%

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X-2 Certificates

	Prepayment Assumption (CPR)
Assumed Purchase Price (of Initial Notional Amount of Class X-2 Certificates)	0%	25%	50%	75%	100%
1.4193%	5.687%	5.687%	5.687%	5.687%	5.687%

Effect of Loan Groups

Generally, the Class A-1, Class A-3, Class A-4 and Class A-SB Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC’’, respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-3, Class A-4, Class A-SB, Class A-1A,

Class X-1, Class X-2, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and Class LR Certificates) are ‘‘Regular Certificates’’ as defined in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (and in the case of any AB Mortgage Loan, an allocable portion of the property securing the related AB Mortgage Loan Pair), and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class A-1 Certificates will be issued with original issue discount, and that the Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class X-1 and Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from June 1, 2006). Any ‘‘negative’’ amounts of original issue discount on the Class X-1 and Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-1 or Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 11.4% of the Initial Pool Balance are secured by multifamily properties, manufactured housing community properties and senior living properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody’s or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The ‘‘Restricted Group’’ consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement (the ‘‘Underwriting Agreement’’), among the Underwriters and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances or Notional Amounts, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

Class	J.P. Morgan Securities Inc.	CIBC World Markets Corp.	Morgan Stanley & Co. Incorporated
Class A-1	$49,366,000	$25,000,000	$0
Class A-3	$48,671,000	$25,000,000	$0
Class A-4	$701,834,000	$300,000,000	$0
Class A-SB	$76,045,000	$25,000,000	$0
Class A-1A	$206,895,000	$25,000,000	$0
Class A-M	$211,831,000	$0	$0
Class A-J	$164,168,000	$0	$0
Class X-1	$2,118,302,786	$0	$0
Class X-2	$2,069,359,000	$0	$0
Class B	$37,070,000	$0	$0
Class C	$15,888,000	$0	$0
Class D	$31,774,000	$0	$0

In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 103.2% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2006, before deducting expenses payable by the Depositor estimated to be approximately $4,000,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under ‘‘Description of the Certificates—Reports to Certificateholders,’’ which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information,’’ we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of each of the Depositor and of JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers.

CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC Inc., one of the Mortgage Loan Sellers.

 LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

 RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Fitch, Inc. (‘‘Fitch’’ and, together with Moody’s, the ‘‘Rating Agencies’’):

Class	Moody’s	Fitch
A-1	Aaa	AAA
A-3	Aaa	AAA
A-4	Aaa	AAA
A-SB	Aaa	AAA
A-1A	Aaa	AAA
A-M	Aaa	AAA
A-J	Aaa	AAA
X-1	Aaa	AAA
X-2	Aaa	AAA
B	Aa2	AA
C	Aa3	AA−
D	A2	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by June 12, 2043 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Yield Maintenance Charges or net default interest.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-1 and Class X-2 Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this prospectus supplement, the amounts payable with respect to the Class X-1 and Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-1 and Class X-2 Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-1 and Class X-2 Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X-1 and Class X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-1 and Class X-2 Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-1 and Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

 LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
30/360 Basis	S-111
AB Mortgage Loan	S-78
AB Mortgage Loan Pair	S-78
AB Subordinate Companion Loan	S-78
Acceptable Insurance Default	S-156
Accrued Interest from Recoveries	S-130
Actual/360 Basis	S-85
Additional Exclusions	S-156
Administrative Cost Rate	S-129
Advances	S-139
Appraisal Reduction	S-142
Appraisal Reduction Event	S-142
Asset Status Report	S-152
Assumed Final Distribution Date	S-135
Assumed Scheduled Payment	S-132
Atascocita Mobile Home Community AB Mortgage Loan	S-78
Authenticating Agent	S-106
Available Distribution Amount	S-120
Base Interest Fraction	S-134
CBE	S-177
Certificate Account	S-118
Certificate Balance	S-114
Certificate Owner	S-115
Certificate Registrar	S-106
Certificateholders	S-77
Certificates	S-114
Class	S-114
Class A Certificates	S-114
Class A-SB Planned Principal Balance	S-133
Class X Certificates	S-114
Class X-1 Components	S-127
Class X-1 Strip Rate	S-127
Class X-2 Component	S-115, S-128
Class X-2 Strip Rate	S-128
Clearstream	S-115
Closing Date	S-76
CMSA Investor Reporting Package	S-146
Code	S-178
Collateral Support Deficit	S-138
Compensating Interest Payment	S-113
Controlling Class	S-154
Controlling Class Certificateholder	S-154
Corrected Mortgage Loan	S-152
Crossed Loan	S-99
Cross-Over Date	S-126
Custodian	S-94
Cut-off Date Balance	S-76
Cut-off Date LTV Ratios	S-93
Defeasance	S-87
Defeasance Lockout Period	S-87
Depositor	S-76
Depositories	S-116
Determination Date	S-118
Direct Participants	S-116
Directing Certificateholder	S-154
Discount Rate	S-86
Distributable Certificate Interest	S-130
Distribution Account	S-118
Distribution Date	S-118
DSCR	S-76
DTC	S-115
Due Period	S-120
Effective Gross Income	S-92
ERISA	S-180
ERISA Plan	S-180
ESA	S-104
Euroclear	S-115
Events of Default	S-164
Excluded Plan	S-181
Exemption	S-180
Existing Borrower	S-89
FIRREA	S-104
Fitch	S-184
Form 8-K	S-92
FSMA	S-4
Gain on Sale Reserve Account	S-119
Group 1 Principal Distribution Amount	S-131
Group 1 Principal Shortfall	S-133
Group 2 Principal Distribution Amount	S-131
Group 2 Principal Shortfall	S-133
Indirect Participants	S-116
Initial Loan Group 1 Balance	S-76
Initial Loan Group 2 Balance	S-76
Initial Pool Balance	S-76
Initial Resolution Period	S-97
Insurance and Condemnation Proceeds	S-118
Intercreditor Agreement	S-81
Interest Accrual Period	S-130
Interest Distribution Amount	S-129
Interest Reserve Account	S-119
IRS	S-160
JPMCB	S-76

Page
LaSalle	S-106
LDP	S-101
Lightstone Portfolio AB Mortgage Loan	S-78
Liquidation Fee	S-112
Liquidation Fee Rate	S-112
Liquidation Proceeds	S-118
Loan Group 1	S-76
Loan Group 2	S-76
Loan Groups	S-76
Lockbox Accounts	S-100
Lockbox Loans	S-100
Lockout Period	S-86
Lower-Tier Distribution Account	S-118
Lower-Tier REMIC	S-178
Lower-Tier REMIC Regular Interests	S-179
LTV Ratio	S-93
LTV Ratios	S-76
MAI	S-98
Master Servicer	S-107
Master Servicer Remittance Date	S-139
Maturity Date LTV Ratios	S-93
Mezz Cap AB Mortgage Loan	S-78
Mezz Cap AB Mortgage Loans	S-78
Mezz Cap Loan Pair	S-78
Mezz Cap Loan Pairs	S-78
Monthly Amount	S-86
Moody’s	S-184
Mortgage	S-76
Mortgage File	S-94
Mortgage Loan Sellers	S-76
Mortgage Note	S-76
Mortgage Rate	S-129
Mortgaged Property	S-76
Net Aggregate Prepayment Interest Shortfall	S-130
Net Mortgage Rate	S-129
Net Operating Income	S-92
NOI	S-92
Non-Offered Certificates	S-114
Non-Offered Subordinate Certificates	S-137
Nonrecoverable Advance	S-140
Notional Amount	S-115
Offered Certificates	S-114
Operating Statements	S-93
Option Price	S-159
PAR	S-105
Partial Assumption Buyer	S-89
Partial Assumption Property	S-89
Participants	S-115
Pass-Through Rate	S-126
Paying Agent	S-77
Percentage Interest	S-115
Periodic Payments	S-120
Permitted Investments	S-119
Plan	S-180
Pooling and Servicing Agreement	S-114
Prepayment Assumption	S-179
Prepayment Interest Excess	S-113
Prepayment Interest Shortfall	S-113
Prime Rate	S-141
Principal Balance Certificates	S-115
Principal Distribution Amount	S-130
Principal Shortfall	S-132
Prospectus Directive	S-4
Purchase Agreements	S-76
Purchase Option	S-159
Purchase Price	S-97
P&I Advance	S-139
Qualified Substitute Mortgage Loan	S-98
Rated Final Distribution Date	S-184
Rating Agencies	S-184
Record Date	S-118
Regular Certificates	S-179
Reimbursement Rate	S-141
Related Proceeds	S-140
Release Date	S-88
Relevant Implementation Date	S-3
Relevant Member State	S-3
Relevant Persons	S-4
Remaining Property Loan	S-89
REMIC	S-178
REMIC Provisions	S-178
REO Account	S-157
REO Loan	S-133
REO Property	S-152
Residual Certificates	S-114
Restricted Group	S-181
Rules	S-116
Scheduled Principal Distribution Amount	S-132
Senior Certificates	S-114
Servicing Advances	S-139
Servicing Fee	S-111
Servicing Fee Rate	S-111
Servicing Standards	S-151
Similar Law	S-180
Special Servicer	S-108

Page
Special Servicing Fee	S-111
Special Servicing Fee Rate	S-111
Specially Serviced Mortgage Loans	S-152
Stated Principal Balance	S-133
Statement to Certificateholders	S-143
Subordinate Certificates	S-114
Subordinate Offered Certificates	S-114
Sun Valley Apartments AB Mortgage Loan	S-78
S&P	S-107
Trustee	S-76
Trustee Fee	S-106
Trustee Fee Rate	S-106
Underwriters	S-99
Underwriting Agreement	S-182
Underwritten Cash Flow	S-92
Underwritten Cash Flow Debt Service Coverage Ratio	S-92
Underwritten NOI	S-92
Unscheduled Principal Distribution Amount	S-132
Upper-Tier Distribution Account	S-118
Upper-Tier REMIC	S-178
UW DSCR	S-92
UW NCF	S-92
UW NOI	S-92
Value City Warehouse AB Mortgage Loan	S-78
Voting Rights	S-148
WAC Rate	S-129
Wells Fargo Bank	S-107
Withheld Amounts	S-119
Withheld Loans	S-119
Workout Fee	S-111
Workout Fee Rate	S-111
Workout-Delayed Reimbursement Amount	S-140
Yield Maintenance Charge	S-86

SCHEDULE I
CLASS X REFERENCE RATES

Distribution Date	Reference Rate
July 2006	6.03879%
August 2006	6.24106%
September 2006	6.24104%
October 2006	6.03873%
November 2006	6.24100%
December 2006	6.03869%
January 2007	6.03867%
February 2007	6.03865%
March 2007	6.03885%
April 2007	6.24088%
May 2007	6.03857%
June 2007	6.24083%
July 2007	6.03852%
August 2007	6.24078%
September 2007	6.24076%
October 2007	6.03846%
November 2007	6.24071%
December 2007	6.03843%
January 2008	6.24070%
February 2008	6.03842%
March 2008	6.03850%
April 2008	6.24068%
May 2008	6.03841%
June 2008	6.24069%
July 2008	6.03842%
August 2008	6.24026%
September 2008	6.24027%
October 2008	6.03802%
November 2008	6.24029%
December 2008	6.03804%
January 2009	6.03804%
February 2009	6.03805%
March 2009	6.03839%
April 2009	6.24034%
May 2009	6.03809%
June 2009	6.24037%
July 2009	6.03813%
August 2009	6.24040%
September 2009	6.24041%
October 2009	6.03815%
November 2009	6.24043%
December 2009	6.03816%
January 2010	6.03817%
February 2010	6.03818%
March 2010	6.03860%
April 2010	6.24045%
May 2010	6.03819%

Schedule I-1

Distribution Date	Reference Rate
June 2010	6.24047%
July 2010	6.03861%
August 2010	6.24091%
September 2010	6.24091%
October 2010	6.03863%
November 2010	6.24093%
December 2010	6.03865%
January 2011	6.03865%
February 2011	6.03612%
March 2011	6.03777%
April 2011	6.23832%
May 2011	6.03613%
June 2011	6.23838%
July 2011	6.03620%
August 2011	6.23843%
September 2011	6.23846%
October 2011	6.03627%
November 2011	6.23851%
December 2011	6.03632%
January 2012	6.23856%
February 2012	6.03638%
March 2012	6.03659%
April 2012	6.23864%
May 2012	6.03645%
June 2012	6.23869%
July 2012	6.03650%
August 2012	6.23875%
September 2012	6.23877%
October 2012	6.03658%
November 2012	6.23883%
December 2012	6.03664%
January 2013	6.03666%
February 2013	6.03669%
March 2013	6.03733%
April 2013	6.21413%
May 2013	6.01274%
June 2013	6.21419%

Schedule I-2

SCHEDULE II
CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

Period Ending	Class A-1	Class A-3	Class A-4	Class A-SB	Class A-1A	Class A-M	Class A-J	Class B	Class C
December 12, 2006	$70,784,000	$73,671,000	$1,001,834,000	$101,045,000	$231,548,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
June 12, 2007	$66,027,000	$73,671,000	$1,001,834,000	$101,045,000	$231,067,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
December 12, 2007	—	$71,020,000	$1,001,834,000	$101,045,000	$226,724,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
June 12, 2008	—	$30,027,000	$1,001,834,000	$101,045,000	$221,663,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
December 12, 2008	—	—	$986,558,000	$101,045,000	$216,606,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
June 12, 2009	—	—	$947,762,000	$101,045,000	$211,601,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
December 12, 2009	—	—	$909,520,000	$101,045,000	$206,611,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
June 12, 2010	—	—	$871,900,000	$101,045,000	$201,691,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
December 12, 2010	—	—	$830,669,000	$101,045,000	$196,936,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
June 12, 2011	—	—	$784,948,000	$99,353,000	$192,205,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
December 12, 2011	—	—	$743,869,000	$89,332,000	$187,576,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
June 12, 2012	—	—	$720,887,000	$78,437,000	$183,026,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
December 12, 2012	—	—	$699,368,000	$67,660,000	$178,655,000	$211,831,000	$164,168,000	$37,070,000	$15,888,000
June 12, 2013	—	—	$628,538,000	$55,858,000	$174,334,000	$211,831,000	$164,168,000	$37,070,000	$3,348,000

Period Ending	Class D	Class E	Class F	Class G	Class H	Class J	Class K	Class L	Total
December 12, 2006	$31,774,000	$26,479,000	$29,127,000	$26,479,000	$21,183,000	$7,943,000	$10,592,000	$7,943,000	$2,069,359,000
June 12, 2007	$31,774,000	$26,479,000	$29,127,000	$26,479,000	$21,183,000	$7,943,000	$10,592,000	$7,943,000	$2,064,121,000
December 12, 2007	$31,774,000	$26,479,000	$29,127,000	$26,479,000	$21,183,000	$7,943,000	$10,592,000	$7,943,000	$1,991,100,000
June 12, 2008	$31,774,000	$26,479,000	$29,127,000	$26,479,000	$21,183,000	$7,943,000	$10,592,000	$7,943,000	$1,945,046,000
December 12, 2008	$31,774,000	$26,479,000	$29,127,000	$26,479,000	$21,183,000	$7,943,000	$1,755,000	—	$1,877,906,000
June 12, 2009	$31,774,000	$26,479,000	$29,127,000	$26,479,000	$10,699,000	—	—	—	$1,813,923,000
December 12, 2009	$31,774,000	$26,479,000	$29,127,000	$17,710,000	—	—	—	—	$1,751,223,000
June 12, 2010	$31,774,000	$26,479,000	$28,046,000	—	—	—	—	—	$1,689,892,000
December 12, 2010	$31,774,000	$26,479,000	$9,897,000	—	—	—	—	—	$1,625,757,000
June 12, 2011	$31,774,000	$18,873,000	—	—	—	—	—	—	$1,556,110,000
December 12, 2011	$31,774,000	$2,106,000	—	—	—	—	—	—	$1,483,614,000
June 12, 2012	$17,710,000	—	—	—	—	—	—	—	$1,429,017,000
December 12, 2012	$2,285,000	—	—	—	—	—	—	—	$1,376,925,000
June 12, 2013	—	—	—	—	—	—	—	—	$1,275,147,000

(1)	The total Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the notional amounts of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2 Certificates will relate to a particular Class of Series 2006-CIBC15 Principal Balance Certificates (i.e., Classes A-1, A-3, A-4, A-SB, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L, respectively). At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class X-2 Certificates relating to each indicated Class of Series 2006-CIBC15 Principal Balance Certificates will equal the lesser of (a) the notional amount stated in the table above for that Class and period and (b) the then actual Certificate Balance of that Class.

Schedule II-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

SCHEDULE III
CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Date	Balance
July 12, 2006	$101,045,000.00
August 12, 2006	$101,045,000.00
September 12, 2006	$101,045,000.00
October 12, 2006	$101,045,000.00
November 12, 2006	$101,045,000.00
December 12, 2006	$101,045,000.00
January 12, 2007	$101,045,000.00
February 12, 2007	$101,045,000.00
March 12, 2007	$101,045,000.00
April 12, 2007	$101,045,000.00
May 12, 2007	$101,045,000.00
June 12, 2007	$101,045,000.00
July 12, 2007	$101,045,000.00
August 12, 2007	$101,045,000.00
September 12, 2007	$101,045,000.00
October 12, 2007	$101,045,000.00
November 12, 2007	$101,045,000.00
December 12, 2007	$101,045,000.00
January 12, 2008	$101,045,000.00
February 12, 2008	$101,045,000.00
March 12, 2008	$101,045,000.00
April 12, 2008	$101,045,000.00
May 12, 2008	$101,045,000.00
June 12, 2008	$101,045,000.00
July 12, 2008	$101,045,000.00
August 12, 2008	$101,045,000.00
September 12, 2008	$101,045,000.00
October 12, 2008	$101,045,000.00
November 12, 2008	$101,045,000.00
December 12, 2008	$101,045,000.00
January 12, 2009	$101,045,000.00
February 12, 2009	$101,045,000.00
March 12, 2009	$101,045,000.00
April 12, 2009	$101,045,000.00
May 12, 2009	$101,045,000.00
June 12, 2009	$101,045,000.00
July 12, 2009	$101,045,000.00
August 12, 2009	$101,045,000.00
September 12, 2009	$101,045,000.00
October 12, 2009	$101,045,000.00
November 12, 2009	$101,045,000.00
December 12, 2009	$101,045,000.00
January 12, 2010	$101,045,000.00
February 12, 2010	$101,045,000.00
March 12, 2010	$101,045,000.00
April 12, 2010	$101,045,000.00
May 12, 2010	$101,045,000.00

Schedule III-1

Date	Balance
June 12, 2010	$101,045,000.00
July 12, 2010	$101,045,000.00
August 12, 2010	$101,045,000.00
September 12, 2010	$101,045,000.00
October 12, 2010	$101,045,000.00
November 12, 2010	$101,045,000.00
December 12, 2010	$101,045,000.00
January 12, 2011	$101,045,000.00
February 12, 2011	$101,045,000.00
March 12, 2011	$101,045,000.00
April 12, 2011	$101,044,584.85
May 12, 2011	$99,353,212.83
June 12, 2011	$97,857,474.69
July 12, 2011	$96,031,503.26
August 12, 2011	$94,427,286.52
September 12, 2011	$92,814,623.50
October 12, 2011	$90.962,949.52
November 12, 2011	$89,332,037.68
December 12, 2011	$87,462,610.24
January 12, 2012	$85,813,259.37
February 12, 2012	$84,155,223.75
March 12, 2012	$82,030,360.10
April 12, 2012	$80,352,388.31
May 12, 2012	$78,437,178.31
June 12, 2012	$76,740,276.84
July 12, 2012	$74,806,650.99
August 12, 2012	$73,090,622.49
September 12, 2012	$71,365,556.87
October 12, 2012	$69,404,531.37
November 12, 2012	$67,660,045.11
December 12, 2012	$65,680,126.11
January 12, 2013	$63,916,016.73
February 12, 2013	$62,142,616.14
March 12, 2013	$59,683,952.49
April 12, 2013	$57,888,238.07
May 12, 2013	$55,858,481.36
June 12, 2013	$54,042,269.96
July 12, 2013	$52,078,332.30
August 12, 2013	$50,314,284.32
September 12, 2013	$48,540,980.95
October 12, 2013	$46,549,105.96
November 12, 2013	$44,756,042.36
December 12, 2013	$42,744,943.92
January 12, 2014	$40,931,914.92
February 12, 2014	$39,109,372.75
March 12, 2014	$36,654,254.88
April 12, 2014	$34,809,251.85
May 12, 2014	$32,747,624.86
June 12, 2014	$30,882,117.03

Schedule III-2

Date	Balance
July 12, 2014	$28,800,542.24
August 12, 2014	$26,914,316.68
September 12, 2014	$25,018,192.65
October 12, 2014	$22,906,833.33
November 12, 2014	$20,989,673.66
December 12, 2014	$18,857,850.10
January 12, 2015	$16,919,436.33
February 12, 2015	$14,970,849.38
March 12, 2015	$12,401,285.31
April 12, 2015	$10,428,971.53
May 12, 2015	$8,243,492.02
June 12, 2015	$6,249,351.26
July 12, 2015	$4,042,637.67
August 12, 2015	$2,026,443.24

Schedule III-3

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                       ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-1

ANNEX
 ID#   LOAN #  SELLER  PROPERTY NAME                                  STREET ADDRESS
-----  ------  ------  ---------------------------------------------  ------------------------------------------------

  1      1     JPMCB   Warner Building                                1299 Pennsylvania Avenue, Northwest
  2      2     JPMCB   Greenway Portfolio                             Various
2.01    2.01           Wisconsin Trade Center                         8401 Greenway Boulevard
2.02    2.02           Greenway Office Building                       1600 Aspen Commons
2.03    2.03           Greenway Research Center                       8551 Research Way
2.04    2.04           Western Tower                                  8383 Greenway Boulevard
2.05    2.05           Oaks at Greenway                               8476 Greenway Boulevard
2.06    2.06           Deming Building                                1350 Deming Way
2.07    2.07           PPD Pharmaceutical                             8500 Research Way
2.08    2.08           Pond Buildings                                 8309-8313 Greenway Boulevard
  3      3     JPMCB   Midwest Retail Portfolio                       Various
3.01    3.01           Edgewood Phase I                               5460 South 56th Street
3.02    3.02           Baken Park                                     2001 West Main Street
3.03    3.03           Stockyards Plaza I                             3405 L Street
3.04    3.04           Monument Mall                                  2302 Frontage Road
3.05    3.05           Miracle Hills Park                             620 North 114th Street
3.06    3.06           Market Square                                  1900 Center Drive
3.07    3.07           The Meadows                                    2840 South 70th Street
3.08    3.08           Cornhusker Plaza                               2601 Cornhusker Drive
3.09    3.09           Eastville Plaza                                2700 East 23rd Street
 3.1    3.1            Wal-Mart - Monument Mall                       2410 Frontage Road
3.11    3.11           Herbergers / SAKS                              4915 2nd Avenue
3.12    3.12           Menards - Fremont/Eastville                    2660 East 23rd Avenue North
3.13    3.13           Bishop Heights                                 4200 South 27th Street
  4      4      CIBC   FPG Portfolio I                                Various
4.01    4.01           130 Commerce Center                            130 Commerce Center
4.02    4.02           2000-2020 Westridge Drive                      2000-2020 Westridge Drive
4.03    4.03           1301 Ridgeview Drive                           1301 Ridgeview Drive
4.04    4.04           880 Technology Drive                           880 Technology Drive
4.05    4.05           5155 Financial Way                             5155 Financial Way
4.06    4.06           1307 Smith Road                                1307 Smith Road
4.07    4.07           1704 Mid Park Road                             1704 Midpark Road
4.08    4.08           14015-55 U.S. Highway 19N                      14015-55 U.S. Highway 19 North
4.09    4.09           272 River Road                                 272 River Road
 4.1    4.1            19224 Longmeadow Road                          19224 Longmeadow Road
4.11    4.11           4060 Business Park Drive                       4060 Business Park Drive
4.12    4.12           804 South 23rd Street                          804 South 23rd Street
  5      5      CIBC   The Factory Building                           47-44 31st Street
  6      6      CIBC   Lightstone Portfolio                           Various
6.01    6.01           Martinsburg                                    800 Foxcroft Avenue
6.02    6.02           Mount Berry Square                             993 Mount Berry Square Northeast
6.03    6.03           Shenango Valley                                3303 East State Street
6.04    6.04           Bradley Square                                 200 Paul Huff Parkway Northwest
  7      7      CIBC   Scottsdale Plaza Resort                        7200 North Scottsdale Road
  8      8      CIBC   Thomson Consumer Electronics Headquarters      10330 North Meridian Street
  9      9     JPMCB   Marina Waterside                               4700-4780 Admirality Way and 13345 Fiji Way
 10                    Pulliam Portfolio                              Various
10.01    10    JPMCB   Brookhaven Shopping Center                     2400 Nicholasville Road
10.02    11    JPMCB   Wellington Gold's Gym                          1028 Wellington Way & 1056 Wellington Way
10.03    12    JPMCB   Palumbo Drive - Gold's Gym                     3001 Blake James Drive
10.04    13    JPMCB   Edge O Lake Shopping Center                    2401 Edge O Lake Drive
10.05    14    JPMCB   Preston Highway - Gold's Gym                   6013 Preston Highway
 11      15    JPMCB   US Bank Center - St. Paul                      101 5th Street East
 12      16     CIBC   Preferred Freezer Services Headquarters        340-406 Avenue P
 13      17     CIBC   Marriott - Williamsburg                        50 Kingsmill Road
 14      18    JPMCB   Kaiser Foundation Building                     1400 Veterans Blvd
 15      19    JPMCB   Oklahoma Tower                                 210 Park Avenue
 16      20     CIBC   Marriott - Knoxville                           500 South East Hill Avenue
 17      21     CIBC   10 Weaver Road                                 10 Weaver Road
 18      22     CIBC   Marriott - Jackson                             200 East Amite Street
 19      23     CIBC   The District Apartments                        1000 District Drive
 20      24     CIBC   Collington Plaza                               3500 Crain Highway
 21      25    JPMCB   Harbor Freight Tools USA, Inc.                 224 Harbor Freight Road
 22      26     CIBC   GHOWW Portfolio                                Various
22.01  26.01           Waterstone Place                               2755 Merlin Lake Drive
22.02  26.02           Hamilton Arms                                  1250 Kelburn Road
22.03  26.03           Woodcrest                                      5420-B Lonsdale Place North
22.04  26.04           Greene Countrie                                480-C Candlestick Court
22.05  26.05           Olde Cape                                      3425 Olde Cape East
 23      27     CIBC   Crowne Plaza - Orlando Airport                 5555 Hazeltine National Drive
 24      28    JPMCB   4001 North Pine Island Road                    4001 North Pine Island Road
 25      29     CIBC   Woodbridge Foam Portfolio                      Various
25.01  29.01           St. Peters, MO                                 11 Cermak Boulevard
25.02  29.02           Romulus, MI                                    15573 Oakwood Drive
25.03  29.03           Fairless Hills, PA                             200 Rock Run Road
25.04  29.04           Fremont, OH                                    827 Graham Drive
 26      30     CIBC   47-25 34th Street                              47-25 34th Street
 27      31     CIBC   Rockwell Automation                            100 Precision Drive
 28      32     CIBC   Gladstone NY/NJ Portfolio                      Various
28.01  32.01           Stull                                          17& 20 Veronica Avenue
28.02  32.02           Corning                                        199 Sing Sing Road
28.03  32.03           York Telecom                                   81 Corbett Way
 29      33     CIBC   Vintage Park Apartments                        13608 12th Avenue Southwest
 30      34    JPMCB   AMEC Paragon Buildings I & II                  10777 Clay Road
 31      35    JPMCB   Wynhaven - West Oaks Apartments                2600 Westhollow Drive
 32      36     CIBC   70 Jewett City Road                            70 Jewett City Road
 33      37     CIBC   Hampton Inn - Woodbridge                       370 Route 9 North
 34      38     CIBC   Hampton Inn & Suites                           501 North High Street
 35      39    JPMCB   Downey Regional Medical Plaza                  11420 and 11480 Brookshire Avenue
 36      40    JPMCB   Wright State University                        Various
36.01  40.01           Wright State - Honors Hall                     2100 Zink Road
36.02  40.02           Wright State - College Park                    2060, 2070, 2080, 2090 Zink Road
 37      41     CIBC   Value City Warehouse                           2560 Value Way Drive
 38      42     CIBC   Hilton Garden Inn                              7979 Willow Chase Boulevard
 39      43     CIBC   150 Pierce Street                              150 Pierce Street
 40      44    JPMCB   Deutsch, Inc.                                  5454 Beethoven Street
 41      45     CIBC   Southington Plaza                              698, 750 & 800 Queen Street
 42      46     CIBC   Waterford Square                               167 Waterford Parkway North
 43      47    JPMCB   Creekside Corporate Center                     480 Quadrangle Drive and 270 Remington Boulevard
 44      48    JPMCB   Crossings Center Seven                         5200 Interchange Way
 45      49     CIBC   Holiday Inn Select - Baltimore North           2004 Greenspring Drive
 46      50     CIBC   600 Independence Parkway                       600 Independence Parkway
 47      51     CIBC   Boyd Center & Shoppes                          2800 Southwest 24th Avenue
 48      52     CIBC   312-326 S. Beverly Drive                       312-326 South Beverly Drive
 49      53     CIBC   Amherst Plaza and Park Center Plaza Portfolio  Various
49.01  53.01           Park Center Plaza                              462-470 Washington Street
49.02  53.02           Amherst Plaza                                  449 Amherst Street
 50      54     CIBC   Walnutport Shopping Center                     200 South Best Avenue
 51      55    JPMCB   Fountains of Denton Apartments                 2401 East McKinney Street
 52      56     CIBC   Savannah Club Apartments                       250 South Stagecoach Trail
 53      57    JPMCB   Stow Falls Center                              857 Graham Road
 54      58    JPMCB   TI Automotive                                  359 Gateway Drive
 55      59     CIBC   The Promenade                                  10001 West Bell Road
 56      60     CIBC   Meridian Terrace MHP                           243 North Meridian Avenue
 57      61    JPMCB   North Texas Retail Portfolio                   Various
57.01  61.01           Pine Corners Shopping Center                   3841 State Highway 64
57.02  61.02           Seagoville Shopping Center                     300 North Highway 175
57.03  61.03           Plano Shopping Center                          4720 State Highway 121
 58      62    JPMCB   Intech Ventures of Novi                        39750-39830 Grand River Avenue
 59      63     CIBC   Big Lots Plaza                                 7501 Northwest 57th Street
 60      64    JPMCB   Comfort Inn & Suites Miami Airport             5301 Northwest 36th Street
 61      65     CIBC   609 Science Drive                              609 Science Drive
 62      66    JPMCB   Becker Building                                1151-1161 North 3rd Street
 63      67     CIBC   Landmark Building                              985 Damonte Ranch Parkway
 64      68     CIBC   EJ Codd Building                               700 South Caroline Street
 65      69    JPMCB   Plaza Del Rey                                  10000 West Flagler Street
 66      70    JPMCB   Catamount Peak                                 36 Peak Drive
 67      71    JPMCB   Comfort Suites & Best Western                  1050 and 1041 East Newport Center Drive
 68      72    JPMCB   Parkway Plaza                                  37165 South Groesbeck Highway
 69      73    JPMCB   4150 North Keystone Building                   4150 North Keystone Avenue
 70      74    JPMCB   Dutton Mill Shopping Center                    152 Pennell Road
 71      75    JPMCB   110 Algonquin Parkway                          110 Algonquin Parkway
 72      76     CIBC   Corporate Center V                             4425 Corporation Lane
 73      77     CIBC   Rainbow Square                                 5415-5479 South Rainbow Boulevard
 74      78    JPMCB   9550 Flaire Drive                              9550 East Flair Drive
 75      79     CIBC   Stonecrest Village                             7301 Stonecrest Concourse
 76      80     CIBC   Storage Kings of West Killeen                  4201 Clear Creek Road
 77      81     CIBC   Walmart - New Berlin                           15333 West National Avenue
 78      82    JPMCB   Sterling Brook Apartments                      601 Jones Ferry Road
 79      83    JPMCB   Naab Road Medical Center II                    8260 Naab Road
 80      84     CIBC   Nye Retirement Community                       655 West 23rd Street
 81      85    JPMCB   Copperfield Apartments                         6051 South Hulen Street
 82      86     CIBC   Sun Valley Apartments                          261 Sun Valley Drive
 83      87    JPMCB   Physicians Medical Plaza                       8550 Naab Road
 84      88    JPMCB   Rice Creek Apartments                          1652 69th Avenue Northeast
 85      89     CIBC   Dickinson Village                              3410 Gulf Freeway
 86      90    JPMCB   Noblesville Medical Arts Building              18051 River Avenue
 87      91    JPMCB   Oaks of Flagridge                              127 Plantation Drive West
 88      92     CIBC   Redford Place Shopping Center                  401-411 South Main Street
 89      93    JPMCB   Hollywood Medical Office II                    3702 Washington Street
 90      94    JPMCB   Laurel Business Center                         14717-14725 Baltimore Ave
 91      95     CIBC   707 Broadway                                   707 Northeast Broadway Boulevard
 92      96     CIBC   Union National Bank                            570 Lausch Lane
 93      97     CIBC   Wayne Estates Apartments                       6851 Wayne Estates Boulevard
 94      98     CIBC   Gold's Gym                                     5345 South 4015 West
 95      99     CIBC   Rancho Viewridge                               4747 Viewridge Boulevard
 96     100     CIBC   Atascocita Mobile Home Community               520 Atascocita Road
 97     101    JPMCB   Hamtramck Shopping Center                      9101 - 9215 Joseph Campau
 98     102    JPMCB   Jobs Company Warehouse                         2754 Gunter Park Drive West
 99     103    JPMCB   Southern Indiana Medical Office Building       2920 McIntyre Drive
 100    104    JPMCB   Town and Country Shopping Center               1000 North Midkiff Road
 101    105     CIBC   Eckerd - Voorhees                              91 Route 73
 102    106     CIBC   Premiers Storage Solutions of West Islip       175 Union Boulevard
 103    107    JPMCB   Comfort Inn South Portland                     90 Maine Mall Road
 104    108    JPMCB   Hannover Park Office Building                  100 and 200 Hannover Park Road
 105    109     CIBC   Eureka Manor                                   1525 East Eureka Street
 106    110     CIBC   Valu Market                                    205 Oakbrook Drive
 107    111     CIBC   2917 Grand Concourse Avenue                    2917 Grand Concourse
 108    112    JPMCB   Cookscreek Apartments                          2706 Cookscreek Place
 109    113     CIBC   1973 Amsterdam Avenue                          1973 Amsterdam Avenue
 110    114    JPMCB   6326 South Cottage Grove                       6324 - 6336 South Cottage Grove Avenue
 111    115     CIBC   50-55 Nye Road                                 50 & 55 Nye Road
 112    116     CIBC   2715 Webb Avenue                               2715 Webb Avenue
 113    117    JPMCB   Comfort Inn Airport                            2300 Yale Boulevard Southeast
 114    118     CIBC   Royal Pines                                    26350 Delano Drive
 115    119     CIBC   City Station                                   7991 Beechmont Avenue
 116    120     CIBC   505 West 161st Street                          505 West 161st Street
 117    121     CIBC   526 West 161st Street                          526 West 161st Street
 118    122     CIBC   529 West 151st Street                          529 West 151st Street

ANNEX                                                                   NUMBER OF   PROPERTY              PROPERTY
 ID#   CITY                 STATE   ZIP CODE  COUNTY                    PROPERTIES  TYPE                  SUBTYPE
-----  ------------------  -------  --------  ------------------------  ----------  --------------------  ----------------------

  1    Washington            DC      20004    District of Columbia          1       Office                CBD
  2    Middleton             WI      53562    Dade                          8       Office                Suburban
2.01   Middleton             WI      53562    Dane                          1       Office                Suburban
2.02   Middleton             WI      53562    Dane                          1       Office                Suburban
2.03   Middleton             WI      53562    Dane                          1       Office                Suburban
2.04   Middleton             WI      53562    Dane                          1       Office                Suburban
2.05   Middleton             WI      53562    Dane                          1       Office                Suburban
2.06   Middleton             WI      53562    Dane                          1       Office                Suburban
2.07   Middleton             WI      53562    Dane                          1       Office                Suburban
2.08   Middleton             WI      53562    Dane                          1       Office                Suburban
  3    Various             Various  Various   Various                      13       Retail                Anchored
3.01   Lincoln               NE      68516    Lancaster                     1       Retail                Anchored
3.02   Rapid City            SD      57702    Pennington                    1       Retail                Anchored
3.03   Omaha                 NE      68154    Douglas                       1       Retail                Anchored
3.04   Scottsbluff           NE      69361    Scotts Bluff                  1       Retail                Anchored
3.05   Omaha                 NE      68154    Douglas                       1       Retail                Shadow Anchored
3.06   Norfolk               NE      68701    Madison                       1       Retail                Anchored
3.07   Lincoln               NE      68506    Lancaster                     1       Retail                Anchored
3.08   South Sioux City      NE      68766    Dakota                        1       Retail                Anchored
3.09   Fremont               NE      68025    Dodge                         1       Retail                Anchored
 3.1   Scottsbluff           NE      69361    Scotts Bluff                  1       Retail                Anchored
3.11   Kearney               NE      68847    Buffalo                       1       Retail                Anchored
3.12   Fremont               NE      68025    Dodge                         1       Retail                Anchored
3.13   Lincoln               NE      68502    Lancaster                     1       Retail                Anchored
  4    Various             Various  Various   Various                      12       Various               Various
4.01   Greenville            SC      29615    Greenville                    1       Industrial            Warehouse/Distribution
4.02   Irving                TX      75038    Dallas                        1       Industrial            Flex
4.03   Lewisville            TX      75057    Denton                        1       Office                Suburban
4.04   Fayetteville          NC      28306    Cumberland                    1       Industrial            Warehouse/Distribution
4.05   Mason                 OH      45040    Warren                        1       Office                Suburban
4.06   Austin                TX      78721    Travis                        1       Industrial            Warehouse/Distribution
4.07   Knoxville             TN      37921    Knox                          1       Industrial            Warehouse/Distribution
4.08   Clearwater            FL      33764    Pinellas                      1       Industrial            Flex
4.09   Claremont             NH      03743    Sullivan                      1       Industrial            Warehouse/Distribution
 4.1   Hagerstown            MD      21742    Washington                    1       Industrial            Warehouse/Distribution
4.11   Columbus              OH      43204    Franklin                      1       Industrial            Flex
4.12   Middlesboro           KY      40965    Bell                          1       Industrial            Warehouse/Distribution
  5    Long Island City      NY      11101    Queens                        1       Industrial            Flex
  6    Various             Various  Various   Various                       4       Retail                Anchored
6.01   Martinsburg           WV      25401    Berkeley                      1       Retail                Anchored
6.02   Rome                  GA      30165    Floyd                         1       Retail                Anchored
6.03   Hermitage             PA      16148    Mercer                        1       Retail                Anchored
6.04   Cleveland             TN      37312    Bradley                       1       Retail                Anchored
  7    Scottsdale            AZ      85253    Maricopa                      1       Hotel                 Full Service
  8    Indianapolis          IN      46290    Hamilton                      1       Office                Suburban
  9    Marina Del Rey        CA      90292    Los Angeles                   1       Retail                Anchored
 10    Various             Various  Various   Various                               Various
10.01  Lexington             KY      40503    Fayette                       1       Retail                Anchored
10.02  Lexington             KY      40513    Fayette                       1       Mixed Use             Office/Retail
10.03  Lexington             KY      40509    Fayette                       1       Retail                Anchored
10.04  Antioch               TN      37013    Davidson                      1       Retail                Anchored
10.05  Louisville            KY      40219    Jefferson                     1       Retail                Anchored
 11    St. Paul              MN      55101    Ramsey                        1       Office                CBD
 12    Newark                NJ      07105    Essex                         1       Industrial            Warehouse/Distribution
 13    Williamsburg          VA      23185    James City                    1       Hotel                 Full Service
 14    Redwood City          CA      94063    San Mateo                     1       Office                CBD
 15    Oklahoma City         OK      73102    Oklahoma                      1       Office                CBD
 16    Knoxville             TN      37915    Knox                          1       Hotel                 Full Service
 17    Denver                PA      17517    Lancaster                     1       Industrial            Warehouse/Distribution
 18    Jackson               MS      39201    Hinds                         1       Hotel                 Full Service
 19    Morgantown            WV      26505    Monongalia                    1       Multifamily           Garden
 20    Bowie                 MD      20716    Prince Georges                1       Retail                Anchored
 21    Dillon                SC      29536    Dillon                        1       Industrial            Warehouse/Distribution
 22    Various             Various  Various   Various                       5       Multifamily           Garden
22.01  Indianapolis          IN      46229    Marion                        1       Multifamily           Garden
22.02  Columbus              OH      43227    Franklin                      1       Multifamily           Garden
22.03  Columbus              OH      43232    Franklin                      1       Multifamily           Garden
22.04  Galloway              OH      43119    Franklin                      1       Multifamily           Garden
22.05  Columbus              OH      43232    Franklin                      1       Multifamily           Garden
 23    Orlando               FL      32812    Orange                        1       Hotel                 Full Service
 24    Sunrise               FL      33351    Broward                       1       Multifamily           Garden
 25    Various             Various  Various   Various                       4       Industrial            Warehouse/Distribution
25.01  St. Peters            MO      63376    St. Charles                   1       Industrial            Warehouse/Distribution
25.02  Romulus               MI      48174    Wayne                         1       Industrial            Warehouse/Distribution
25.03  Fairless Hills        PA      19030    Bucks                         1       Industrial            Warehouse/Distribution
25.04  Fremont               OH      43420    Sandusky                      1       Industrial            Warehouse/Distribution
 26    Long Island City      NY      11101    Queens                        1       Industrial            Flex
 27    Shirley               NY      11967    Suffolk                       1       Industrial            Warehouse/Distribution
 28    Various             Various  Various   Various                       3       Various               Various
28.01  Franklin Township     NJ      08873    Somerset                      1       Industrial            Warehouse/Distribution
28.02  Big Flats             NY      14845    Chemung                       1       Industrial            Warehouse/Distribution
28.03  Eatontown             NJ      07724    Monmouth                      1       Office                Suburban
 29    Burien                WA      98146    King                          1       Multifamily           Garden
 30    Houston               TX      77043    Harris                        1       Office                Suburban
 31    Houston               TX      77082    Harris                        1       Multifamily           Garden
 32    Norwich               CT      06380    New London                    1       Industrial            Warehouse/Distribution
 33    Woodbridge            NJ      07095    Middlesex                     1       Hotel                 Limited Service
 34    Columbus              OH      43215    Franklin                      1       Hotel                 Full Service
 35    Downey                CA      90241    Los Angeles                   1       Office                Suburban
 36    Fairborn              OH      45324    Greene                        2       Multifamily           Garden
36.01  Fairborn              OH      45324    Greene                        1       Multifamily           Garden
36.02  Fairborn              OH      45324    Greene                        1       Multifamily           Garden
 37    Columbus              OH      43224    Franklin                      1       Industrial            Warehouse/Distribution
 38    Houston               TX      77070    Harris                        1       Hotel                 Full Service
 39    Franklin Township     NJ      08873    Somerset                      1       Office                Suburban
 40    Los Angeles           CA      90066    Los Angeles                   1       Office                Suburban
 41    Southington           CT      06489    Hartford                      1       Retail                Anchored
 42    Waterford             CT      06385    New London                    1       Retail                Anchored
 43    Bolingbrook           IL      60440    Will                          1       Office                Suburban
 44    Louisville            KY      40229    Jefferson                     1       Industrial            Warehouse/Distribution
 45    Timonium              MD      21093    Baltimore                     1       Hotel                 Full Service
 46    Chesapeake            VA      23320    Chesapeake City               1       Office                Suburban
 47    Ocala                 FL      34474    Marion                        1       Retail                Anchored
 48    Beverly Hills         CA      90212    Los Angeles                   1       Retail                Unanchored
 49    Various             Various  Various   Various                       2       Retail                Unanchored
49.01  Brighton              MA      02135    Suffolk                       1       Retail                Unanchored
49.02  Nashua                NH      03063    Hillsborough                  1       Retail                Unanchored
 50    Walnutport Borough    PA      18088    Northhampton County           1       Retail                Anchored
 51    Denton                TX      76209    Denton                        1       Multifamily           Garden
 52    San Marcos            TX      78666    Hays                          1       Multifamily           Garden
 53    Cuyahoga Falls        OH      44221    Summit                        1       Retail                Anchored
 54    Lavonia               GA      30553    Hart                          1       Industrial            Warehouse/Distribution
 55    Sun City              AZ      85351    Maricopa                      1       Retail                Unanchored
 56    San Bernardino        CA      92410    San Bernardino                1       Manufactured Housing  Manufactured Housing
 57    Various               TX     Various   Various                       3       Retail                Unanchored
57.01  Tyler                 TX      75704    Smith                         1       Retail                Unanchored
57.02  Seagoville            TX      75159    Dallas                        1       Retail                Unanchored
57.03  Plano                 TX      75024    Collin                        1       Retail                Unanchored
 58    Novi                  MI      48375    Oakland                       1       Office                Suburban
 59    Tamarac               FL      33319    Broward                       1       Retail                Anchored
 60    Miami Springs         FL      33166    Miami-Dade                    1       Hotel                 Limited Service
 61    Moorpark              CA      93021    Ventura                       1       Industrial            Flex
 62    Philadelphia          PA      19123    Philadelphia                  1       Multifamily           Garden
 63    Reno                  NV      89502    Washoe                        1       Office                Suburban
 64    Baltimore             MD      21231    Baltimore City                1       Retail                Unanchored
 65    Miami                 FL      33174    Miami-Dade                    1       Retail                Unanchored
 66    Cullowhee             NC      28723    Jackson                       1       Multifamily           Garden
 67    Deerfield Beach       FL      33442    Broward                       1       Hotel                 Limited Service
 68    Clinton Township      MI      48036    Macomb                        1       Retail                Anchored
 69    Indianapolis          IN      46205    Marion                        1       Mixed Use             Office/Warehouse
 70    Aston                 PA      19014    Delaware County               1       Retail                Anchored
 71    Whippany              NJ      07981    Morris                        1       Industrial            Flex
 72    Virginia Beach        VA      23462    Virginia Beach City           1       Office                Suburban
 73    Las Vegas             NV      89118    Clark                         1       Retail                Unanchored
 74    El Monte              CA      91731    Los Angeles                   1       Office                Suburban
 75    Lithonia              GA      30038    Dekalb                        1       Retail                Shadow Anchored
 76    Killeen               TX      76549    Bell                          1       Self Storage          Self Storage
 77    New Berlin            WI      53151    Waukesha                      1       Retail                Anchored
 78    Carrboro              NC      27510    Orange                        1       Multifamily           Garden
 79    Indianapolis          IN      46260    Marion                        1       Office                Suburban
 80    Fremont               NE      68025    Dodge                         1       Senior Housing        Independent Living
 81    Fort Worth            TX      76132    Tarrant                       1       Multifamily           Garden
 82    Mesquite              NV      89027    Clark                         1       Multifamily           Garden
 83    Indianapolis          IN      46260    Marion                        1       Office                CBD
 84    Fridley               MN      55432    Anoka                         1       Multifamily           Garden
 85    Dickinson             TX      77539    Galveston                     1       Retail                Anchored
 86    Noblesville           IN      46062    Hamilton                      1       Office                Suburban
 87    Lake Jackson          TX      77566    Brazoria                      1       Multifamily           Garden
 88    Rolesville            NC      27571    Wake                          1       Retail                Anchored
 89    Hollywood             FL      33021    Broward                       1       Office                Suburban
 90    Laurel                MD      20707    Prince Georges                1       Industrial            Flex
 91    Alburquerque          NM      87102    Bernalillo                    1       Office                CBD
 92    Lancaster             PA      17601    Lancaster                     1       Office                Suburban
 93    Hubert Heights        OH      45424    Montgomery                    1       Multifamily           Garden
 94    Taylorsville          UT      84118    Salt Lake                     1       Retail                Unanchored
 95    San Diego             CA      92123    San Diego                     1       Office                Suburban
 96    Humble                TX      77396    Harris                        1       Manufactured Housing  Manufactured Housing
 97    Hamtramck             MI      48212    Wayne                         1       Retail                Anchored
 98    Montgomery            AL      36109    Montgomery                    1       Industrial            Warehouse/Distribution
 99    Bloomington           IN      47403    Monroe                        1       Office                Suburban
 100   Midland               TX      79701    Midland                       1       Retail                Anchored
 101   Voorhees              NJ      08043    Camden                        1       Retail                Anchored
 102   West Islip            NY      11795    Suffolk                       1       Self Storage          Self Storage
 103   Portland              ME      04106    Cumberland                    1       Hotel                 Limited Service
 104   Atlanta               GA      30350    Fulton                        1       Office                Suburban
 105   San Bernardino        CA      92404    San Bernardino                1       Multifamily           Garden
 106   Mount Washington      KY      40047    Bullitt                       1       Retail                Anchored
 107   Bronx                 NY      10468    Bronx                         1       Multifamily           Mid/High Rise
 108   Farmers Branch        TX      75234    Dallas                        1       Multifamily           Garden
 109   New York              NY      10032    New York                      1       Multifamily           Mid/High Rise
 110   Chicago               IL      60637    Cook                          1       Office                CBD
 111   Glastonbury           CT      06033    Hartford                      1       Office                Suburban
 112   Bronx                 NY      10468    Bronx                         1       Multifamily           Mid/High Rise
 113   Albuquerque           NM      87106    Bernalillo                    1       Hotel                 Limited Service
 114   Idyllwild             CA      92549    Unincorporated Riverside      1       Manufactured Housing  Manufactured Housing
 115   Cincinnati            OH      45255    Hamilton                      1       Retail                Unanchored
 116   New York              NY      10032    New York                      1       Multifamily           Mid/High Rise
 117   New York              NY      10032    New York                      1       Multifamily           Mid/High Rise
 118   New York              NY      10031    New York                      1       Multifamily           Mid/High Rise

ANNEX                YEAR                  UNIT OF                 OCCUPANCY    APPRAISED      APPRAISAL   CURRENT
 ID#   YEAR BUILT  RENOVATED      UNITS    MEASURE    OCCUPANCY %     DATE    VALUE ($)(15)    DATE(15)   LTV % (1)
-----  ----------  ---------  ---------  -----------  -----------  ---------  ---------------  ---------  ---------

  1       1924       1992       602,471  Square Feet      99.0      03/27/06      390,000,000  04/01/06     75.1
  2      Various    Various     913,105  Square Feet      93.8      03/20/06      144,000,000  03/15/06     77.8
2.01      1991       1997       260,208  Square Feet      78.9      03/20/06       41,500,000  03/15/06
2.02      2001       2004       222,639  Square Feet      99.2      03/20/06       34,500,000  03/15/06
2.03      1996       2002       190,574  Square Feet     100.0      03/20/06       31,300,000  03/15/06
2.04      1989                   73,920  Square Feet     100.0      03/20/06       10,100,000  03/15/06
2.05      2005                   49,734  Square Feet     100.0      03/20/06        8,500,000  03/15/06
2.06      1995                   47,043  Square Feet     100.0      03/20/06        7,700,000  03/15/06
2.07      1996                   43,145  Square Feet     100.0      03/20/06        7,200,000  03/15/06
2.08      1990                   25,842  Square Feet     100.0      03/20/06        3,200,000  03/15/06
  3      Various    Various   1,457,129  Square Feet      94.4      Various       103,920,000   Various     78.6
3.01      1981       1991       179,964  Square Feet      98.6      02/07/06       19,900,000  02/21/06
3.02      1957       1999       195,526  Square Feet      87.1      02/07/06       14,400,000  02/13/06
3.03      1988                  129,459  Square Feet     100.0      02/07/06       13,000,000  02/13/06
3.04      1987                  204,527  Square Feet      84.2      02/09/06       10,900,000  02/13/06
3.05      1986                   69,606  Square Feet      87.3      02/07/06        8,000,000  02/13/06
3.06      1984       1989       159,515  Square Feet     100.0      04/18/06        6,800,000  02/17/06
3.07      1987                   67,840  Square Feet      96.8      02/07/06        6,300,000  02/21/06
3.08      1991       2002        84,083  Square Feet      95.9      02/07/06        5,550,000  02/08/06
3.09      1985                   68,546  Square Feet     100.0      02/07/06        5,500,000  02/17/06
 3.1      1986                  111,401  Square Feet     100.0      04/18/06        5,200,000  02/13/06
3.11      1984       1990        87,384  Square Feet     100.0      04/18/06        4,470,000  02/14/06
3.12      1985                   64,890  Square Feet     100.0      04/18/06        2,300,000  02/08/06
3.13      1970                   34,388  Square Feet      77.5      02/07/06        1,600,000  02/21/06
  4      Various    Various   1,832,897  Square Feet     100.0      06/01/06      101,370,000  04/21/06     78.1
4.01      1983       2005       320,427  Square Feet     100.0      06/01/06       12,350,000  04/13/06
4.02      1986       2003        91,649  Square Feet     100.0      06/01/06       11,450,000  04/21/06
4.03      1981       1994       116,647  Square Feet     100.0      06/01/06       10,250,000  04/21/06
4.04      1997       1999       182,900  Square Feet     100.0      06/01/06       10,250,000  04/21/06
4.05      2000       2004        68,000  Square Feet     100.0      06/01/06       10,100,000  04/21/06
4.06      1986                  120,347  Square Feet     100.0      06/01/06        8,870,000  04/10/06
4.07      1983       1989       157,207  Square Feet     100.0      06/01/06        8,100,000  04/21/06
4.08      1984       1999       113,040  Square Feet     100.0      06/01/06        8,000,000  04/21/06
4.09      1964       2004       251,564  Square Feet     100.0      06/01/06        8,000,000  04/21/06
 4.1      1961       1973       287,300  Square Feet     100.0      06/01/06        7,800,000  04/11/06
4.11      1996                   45,000  Square Feet     100.0      06/01/06        3,700,000  04/21/06
4.12      1971                   78,816  Square Feet     100.0      06/01/06        2,500,000  04/21/06
  5       1920       2006     1,024,908  Square Feet      73.7      04/17/06      117,000,000  12/15/05     65.8
  6      Various    Various   1,905,421  Square Feet      90.7      03/23/06      100,530,000   Various     73.5
6.01      1981       1998       552,335  Square Feet      93.3      03/23/06       33,900,000  04/27/06
6.02      1991       1999       477,380  Square Feet      85.9      03/23/06       34,430,000  04/24/06
6.03      1967       1997       490,492  Square Feet      93.9      03/23/06       15,800,000  05/08/06
6.04      1991       2005       385,214  Square Feet      88.6      03/23/06       16,400,000  05/04/06
  7       1973       2003           404     Rooms         66.7      03/31/06      104,000,000  04/24/06     62.5
  8       1994                  570,856  Square Feet     100.0      06/01/06       69,000,000  06/07/05     72.5
  9       1967       2005       132,652  Square Feet      97.1      05/17/06       55,000,000  01/29/06     78.2
 10      Various    Various     300,850  Square Feet      99.5      Various        53,475,000   Various
10.01     1968       2006        76,007  Square Feet     100.0      05/16/06       14,650,000  01/01/07     75.9
10.02     2005                   65,478  Square Feet     100.0      05/16/06       11,925,000  04/01/06     75.9
10.03     2004                   61,350  Square Feet     100.0      05/15/06        9,600,000  11/29/05     75.9
10.04     2002                   47,615  Square Feet      96.6      05/15/06        8,900,000  11/06/05     75.9
10.05     1972       2004        50,400  Square Feet     100.0      05/15/06        8,400,000  11/24/05     75.9
 11       1943       1995       362,031  Square Feet      87.6      04/30/06       53,400,000  01/26/06     74.9
 12       2005                  201,239  Square Feet     100.0      02/17/06       47,200,000  01/09/06     78.4
 13       1979       2005           295     Rooms         56.1      03/31/06       48,000,000  04/10/06     75.0
 14       2001       2005        62,500  Square Feet     100.0      03/07/06       48,400,000  03/01/06     74.2
 15       1982       1994       565,414  Square Feet      76.4      03/03/06       41,800,000  02/03/06     78.2
 16       1972       2006           378     Rooms         57.3      03/31/06       41,100,000  03/28/07     75.0
 17       1974                  629,011  Square Feet     100.0      06/01/06       38,000,000  03/01/06     77.9
 18       1974       2004           303     Rooms         63.1      01/31/06       38,000,000  04/01/08     75.0
 19       2005                      924     Beds          90.0      01/23/06       39,100,000  12/09/05     72.2
 20       1996                  121,790  Square Feet      98.5      04/01/06       31,500,000  02/27/06     79.7
 21       2001       2005     1,010,859  Square Feet     100.0      12/31/05       35,200,000  12/22/05     67.1
 22      Various                    746     Units         91.3      Various        30,310,000  03/01/07     76.2
22.01     1972                      192     Units         92.2      03/31/06        8,450,000  03/01/07
22.02     1962                      172     Units         91.3      03/24/06        6,975,000  03/01/07
22.03     1965                      160     Units         96.3      03/22/06        7,175,000  03/01/07
22.04     1975                      120     Units         86.7      03/22/06        4,000,000  03/01/07
22.05     1971                      102     Units         87.3      03/22/06        3,710,000  03/01/07
 23       1989       2004           353     Rooms         70.1      03/31/06       28,250,000  04/10/06     73.8
 24       2003                      119     Units        100.0      03/13/06       26,300,000  02/20/06     76.0
 25      Various                437,104  Square Feet     100.0      02/17/06       26,710,000   Various     73.4
25.01     1987                  142,000  Square Feet     100.0      02/17/06        9,520,000  01/17/06
25.02     1989                  100,475  Square Feet     100.0      02/17/06        6,740,000  01/26/06
25.03     1979                  108,225  Square Feet     100.0      02/17/06        6,000,000  01/20/06
25.04     1994                   86,404  Square Feet     100.0      02/17/06        4,450,000  01/11/06
 26       1924       2004       279,835  Square Feet      98.4      05/23/06       22,800,000  04/01/06     78.9
 27       2002                  130,000  Square Feet     100.0      06/01/06       21,700,000  02/22/06     79.7
 28      Various                333,268  Square Feet     100.0      06/01/06       21,350,000   Various     79.6
28.01     1978                  183,000  Square Feet     100.0      06/01/06        8,400,000  01/12/06
28.02     2001                  120,000  Square Feet     100.0      06/01/06        7,150,000  01/10/06
28.03     1991                   30,268  Square Feet     100.0      06/01/06        5,800,000  01/12/06
 29       1948       2000           544     Units         90.3      04/10/06       30,500,000  12/21/05     55.7
 30       1998       2003       227,486  Square Feet     100.0      03/01/06       25,400,000  01/10/06     64.2
 31       2004                      323     Units         87.3      03/14/06       24,200,000  03/07/06     66.5
 32       1960       2006       638,000  Square Feet     100.0      06/01/06       23,800,000  05/11/05     67.2
 33       2003                      154     Rooms         66.4      02/28/06       22,500,000  04/01/06     71.1
 34       2000                      179     Rooms         69.4      02/28/06       25,300,000  01/26/06     63.2
 35       2004                   86,762  Square Feet     100.0      03/21/06       21,280,000  02/01/06     74.5
 36      Various                    639     Beds          99.4      11/30/05       23,000,000  03/08/06     65.0
36.01     2001                      399     Beds          99.2      11/30/05       13,231,900  03/08/06
36.02     2005                      240     Beds          99.6      11/30/05        9,768,100  03/08/06
 37       1981       1995       410,307  Square Feet     100.0      06/01/06       19,500,000  01/30/06     76.6
 38       2002                      171     Rooms         69.1      02/28/06       20,000,000  12/13/05     73.0
 39       1992                  133,686  Square Feet     100.0      06/01/06       24,000,000  02/01/06     55.1
 40       1969       2000        86,940  Square Feet     100.0      03/29/06       22,000,000  02/16/06     59.1
 41       1961       1980       151,829  Square Feet      90.5      03/31/06       22,130,000  01/06/06     58.7
 42       1987       2005       283,840  Square Feet      98.8      03/23/06       22,500,000  01/06/06     57.8
 43       1998                   98,129  Square Feet     100.0      03/01/06       15,700,000  03/02/06     79.9
 44       2001                  300,000  Square Feet     100.0      03/22/06       15,600,000  02/28/06     80.0
 45       1983       2005           246     Rooms         58.0      12/31/05       20,000,000  01/01/08     62.1
 46       1998                   97,359  Square Feet     100.0      03/13/06       15,500,000  03/22/06     77.2
 47       2001       2005       102,066  Square Feet      98.4      04/06/06       15,500,000  12/20/05     72.2
 48       1945       1999        23,096  Square Feet     100.0      03/01/06       18,400,000  02/08/06     59.8
 49      Various                 42,380  Square Feet      89.4      02/10/06       14,400,000  02/27/06     76.4
49.01     2003                   26,645  Square Feet      91.3      02/10/06       10,700,000  02/27/06
49.02     2005                   15,735  Square Feet      86.2      02/10/06        3,700,000  02/27/06
 50       1977       1996       104,918  Square Feet     100.0      02/28/06       14,800,000  03/24/06     74.3
 51       2002                      170     Units         90.6      04/29/06       13,600,000  03/08/06     78.8
 52       2003                      180     Units         83.9      04/17/06       13,400,000  01/01/06     79.8
 53       1995                   91,325  Square Feet      97.2      03/28/06       13,550,000  03/21/06     78.5
 54       2005                  133,221  Square Feet     100.0      09/01/05       14,300,000  07/19/05     70.0
 55       1984                   70,219  Square Feet      83.5      03/31/06       13,900,000  03/25/06     71.9
 56       1986                      257     Pads         100.0      03/07/06       12,500,000  01/19/06     79.1
 57       2004                   61,786  Square Feet      86.7      Various        12,500,000  02/01/06     77.2
57.01     2004                   32,196  Square Feet      78.5      01/01/06        4,900,000  02/01/06
57.02     2004                   19,600  Square Feet      93.4      03/01/06        4,600,000  02/01/06
57.03     2004                    9,990  Square Feet     100.0      01/26/06        3,000,000  02/01/06
 58       1986       2006        92,053  Square Feet     100.0      03/01/06       12,500,000  06/01/06     75.9
 59       1974                   87,950  Square Feet      95.9      05/01/06       13,100,000  03/02/06     71.2
 60       1967       1996           274     Rooms         82.2      11/30/05       16,100,000  11/16/05     56.8
 61       1988       1993       134,300  Square Feet     100.0      06/01/06       11,600,000  03/23/06     75.9
 62       1866       2005            45     Units         93.3      03/28/06       10,750,000  02/10/06     80.0
 63       2004                   48,225  Square Feet     100.0      02/21/06       11,550,000  03/31/06     73.6
 64       1888       2004        38,796  Square Feet     100.0      02/01/06       10,500,000  02/03/06     78.1
 65       1987                   50,146  Square Feet     100.0      03/30/06       10,900,000  01/21/06     75.2
 66       2004                      238     Beds          95.0      03/21/06       10,200,000  01/17/06     79.8
 67       1990                      208     Rooms         66.0      11/30/05       12,300,000  11/15/05     65.9
 68       1972       1996       150,985  Square Feet      97.0      02/01/06       16,200,000  02/13/06     49.4
 69       1977       2004        95,541  Square Feet      98.4      05/17/06        9,800,000  01/05/06     79.8
 70       1991       2004        76,664  Square Feet      94.2      03/31/06        9,000,000  11/26/05     85.3
 71       1986                  114,265  Square Feet     100.0      06/01/06       12,500,000  03/20/06     60.0
 72       1989                   70,760  Square Feet     100.0      03/29/06       10,700,000  02/01/06     69.3
 73       2001                   29,434  Square Feet      96.2      03/15/06       10,580,000  03/20/06     68.4
 74       1966                   73,775  Square Feet      89.5      02/06/06       10,500,000  02/11/06     68.1
 75       2002                   37,730  Square Feet     100.0      03/29/06        9,150,000  01/24/06     78.1
 76       1986       2005         1,248     Units         92.5      03/29/06        9,400,000  02/08/06     74.4
 77       1991       2004       104,231  Square Feet     100.0      06/01/06        9,770,000  11/30/05     71.5
 78       1984                      170     Units         95.2      03/29/06       11,525,000  03/17/06     59.4
 79       1998                   24,133  Square Feet     100.0      03/16/06        8,600,000  04/01/06     79.6
 80       1989       2002           178     Units        100.0      02/28/06       13,400,000  04/04/06     50.1
 81       1984       2000           323     Units         93.8      05/02/06        9,200,000  04/21/06     69.6
 82       1989                      136     Units         94.9      02/20/06        8,610,000  12/16/05     72.6
 83       2004                   40,936  Square Feet      92.8      03/10/06        7,500,000  05/01/06     80.0
 84       1974       2005           137     Units         98.5      04/19/06       10,200,000  08/18/05     58.8
 85       1985       2003        87,631  Square Feet      98.0      02/07/06        7,400,000  02/09/06     78.6
 86       2002                   38,865  Square Feet     100.0      03/24/06        7,500,000  04/01/06     77.3
 87       1986       2005           144     Units         98.6      02/17/06        7,200,000  02/17/06     79.9
 88       1992       2001        71,260  Square Feet      96.6      03/22/06        7,340,000  03/15/06     75.6
 89       1994       2005        41,824  Square Feet     100.0      04/04/06        7,750,000  03/10/06     71.0
 90       1989       2001        97,861  Square Feet      92.0      03/01/06        8,200,000  02/07/06     67.1
 91       1986       2006        70,238  Square Feet      94.4      03/01/06        6,500,000  03/15/06     80.0
 92       2006                   30,500  Square Feet     100.0      06/01/06        6,750,000  02/01/06     77.0
 93       1975                      158     Units         96.2      03/28/06        6,390,000  03/31/06     79.8
 94       1988       2005        57,662  Square Feet     100.0      09/30/05        7,500,000  02/01/06     66.9
 95       2005                   24,543  Square Feet      92.9      03/28/06        6,500,000  03/01/06     75.3
 96       1970                      245     Pads          95.5      01/16/06        6,000,000  01/15/06     80.0
 97       1988                   38,880  Square Feet      95.5      12/07/05        6,000,000  11/28/05     79.9
 98       2005                  126,466  Square Feet     100.0      03/17/06        5,850,000  12/05/05     79.5
 99       1994                   43,009  Square Feet      96.2      03/10/06        6,300,000  04/01/06     73.7
 100      1958                   92,387  Square Feet      89.6      03/31/06        5,425,000  01/22/06     77.2
 101      2005                   13,813  Square Feet     100.0      06/01/06        5,400,000  01/01/06     77.1
 102      2003                      425     Units         85.9      03/15/06        6,000,000  02/24/06     68.5
 103      1984       2000           127     Rooms         70.6      11/30/05        5,900,000  11/11/05     69.6
 104      1980                   58,954  Square Feet      93.1      02/06/06        5,600,000  01/24/06     72.0
 105      1985                       64     Units         96.9      03/31/06        5,930,000  02/14/06     61.0
 106      1998                   47,311  Square Feet     100.0      06/01/06        4,950,000  01/05/06     76.4
 107      1921       1985            56     Units         94.6      04/06/06        4,700,000  02/14/06     76.9
 108      1970       2005           255     Units         86.3      01/31/06        7,000,000  02/20/06     50.0
 109      1908       1979            32     Units         90.6      04/04/06        4,600,000  02/07/06     69.6
 110      1997                   21,400  Square Feet     100.0      03/01/06        4,200,000  01/10/06     73.3
 111      1984       1997        43,095  Square Feet     100.0      03/01/06        3,800,000  03/03/06     78.9
 112      1923                       52     Units         94.2      04/06/06        3,800,000  02/14/06     77.0
 113      1984       1997           118     Rooms         61.8      11/30/05        4,000,000  12/02/05     63.4
 114      1960                      111     Pads          54.1      03/28/06        4,400,000  02/24/06     61.0
 115      1991                   18,258  Square Feet     100.0      12/31/05        2,700,000  10/26/05     79.6
 116      1922       1988            29     Units         89.7      04/04/06        2,900,000  02/07/06     73.8
 117      1910       1989            25     Units         80.0      04/04/06        3,000,000  02/07/06     70.8
 118      1900       1986            20     Units         90.0      04/04/06        2,800,000  02/07/06     72.7

                             ORIGINAL                       CURRENT                    LOAN     % OF     % OF
ANNEX       ORIGINAL         BALANCE         CURRENT        BALANCE     % OF INITIAL   GROUP    LOAN     LOAN     CROSSED
 ID#   BALANCE ($)(2),(6)  PER UNIT ($)  BALANCE ($)(2)   PER UNIT ($)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN(1),(3)
-----  ------------------  ------------  ---------------  ------------  ------------  ------  -------  -------  -----------

  1           292,700,000           486   292,700,000.00           486     13.82%       1      15.52%
  2           112,000,000           123   112,000,000.00           123      5.29%       1       5.94%
2.01           32,278,000           124    32,278,000.00           124
2.02           26,833,000           121    26,833,000.00           121
2.03           24,344,000           128    24,344,000.00           128
2.04            7,856,000           106     7,856,000.00           106
2.05            6,611,000           133     6,611,000.00           133
2.06            5,989,000           127     5,989,000.00           127
2.07            5,600,000           130     5,600,000.00           130
2.08            2,489,000            96     2,489,000.00            96
  3            81,730,000            56    81,730,000.00            56      3.86%       1       4.33%
3.01           15,920,000            88    15,920,000.00            88
3.02           11,180,000            57    11,180,000.00            57
3.03           10,400,000            80    10,400,000.00            80
3.04            8,720,000            43     8,720,000.00            43
3.05            6,400,000            92     6,400,000.00            92
3.06            5,440,000            34     5,440,000.00            34
3.07            5,040,000            74     5,040,000.00            74
3.08            4,440,000            53     4,440,000.00            53
3.09            4,400,000            64     4,400,000.00            64
 3.1            4,160,000            37     4,160,000.00            37
3.11            3,130,000            36     3,130,000.00            36
3.12            1,840,000            28     1,840,000.00            28
3.13              660,000            19       660,000.00            19
  4            79,210,000            43    79,210,000.00            43      3.74%       1       4.20%
4.01            9,650,227            30     9,650,226.89            30
4.02            8,946,971            98     8,946,971.49            98
4.03            8,009,298            69     8,009,297.62            69
4.04            8,009,298            44     8,009,297.62            44
4.05            7,892,088           116     7,892,088.39           116
4.06            6,930,973            58     6,930,972.67            58
4.07            6,329,299            40     6,329,298.61            40
4.08            6,251,159            55     6,251,159.12            55
4.09            6,251,159            25     6,251,159.12            25
 4.1            6,094,880            21     6,094,880.14            21
4.11            2,891,161            64     2,891,161.09            64
4.12            1,953,487            25     1,953,487.23            25
  5            77,000,000            75    77,000,000.00            75      3.63%       1       4.08%
  6            73,900,000            39    73,900,000.00            39      3.49%       1       3.92%
6.01           27,285,000            49    27,285,000.00            49
6.02           20,530,000            43    20,530,000.00            43
6.03           13,470,000            27    13,470,000.00            27
6.04           12,615,000            33    12,615,000.00            33
  7            65,000,000       160,891    65,000,000.00       160,891      3.07%       1       3.45%
  8            50,000,000            88    50,000,000.00            88      2.36%       1       2.65%
  9            43,000,000           324    43,000,000.00           324      2.03%       1       2.28%
 10            40,838,750           136    40,601,693.84           135
10.01          11,720,000           154    11,662,328.65           153      0.55%       1       0.62%                A
10.02           8,943,750           137     8,888,652.41           136      0.42%       1       0.47%                A
10.03           7,200,000           117     7,155,644.71           117      0.34%       1       0.38%                A
10.04           6,675,000           140     6,633,878.97           139      0.31%       1       0.35%                A
10.05           6,300,000           125     6,261,189.10           124      0.30%       1       0.33%                A
 11            40,000,000           110    40,000,000.00           110      1.89%       1       2.12%
 12            37,000,000           184    37,000,000.00           184      1.75%       1       1.96%
 13            36,000,000       122,034    36,000,000.00       122,034      1.70%       1       1.91%
 14            36,000,000           576    35,935,163.15           575      1.70%       1       1.90%
 15            32,750,000            58    32,688,803.68            58      1.54%       1       1.73%
 16            30,825,000        81,548    30,825,000.00        81,548      1.46%       1       1.63%
 17            29,600,000            47    29,600,000.00            47      1.40%       1       1.57%
 18            28,500,000        94,059    28,500,000.00        94,059      1.35%       1       1.51%
 19            28,240,000        30,563    28,240,000.00        30,563      1.33%       2               12.18%
 20            25,100,000           206    25,100,000.00           206      1.18%       1       1.33%
 21            23,750,000            23    23,611,229.16            23      1.11%       1       1.25%
 22            23,100,000        30,965    23,082,479.50        30,942      1.09%       2                9.95%
22.01           6,650,000        34,635     6,644,956.22        34,609
22.02           5,275,000        30,669     5,270,999.11        30,645
22.03           5,250,000        32,813     5,246,018.07        32,788
22.04           3,200,000        26,667     3,197,572.92        26,646
22.05           2,725,000        26,716     2,722,933.19        26,695
 23            20,850,000        59,065    20,850,000.00        59,065      0.98%       1       1.11%
 24            20,000,000       168,067    20,000,000.00       168,067      0.94%       2                8.62%
 25            19,650,000            45    19,597,248.03            45      0.93%       1       1.04%
25.01           6,975,000            49     6,956,275.06            49
25.02           4,975,000            50     4,961,644.22            49
25.03           4,275,000            40     4,263,523.43            39
25.04           3,425,000            40     3,415,805.32            40
 26            18,000,000            64    18,000,000.00            64      0.85%       1       0.95%
 27            17,300,000           133    17,300,000.00           133      0.82%       1       0.92%
 28            17,000,000            51    17,000,000.00            51      0.80%       1       0.90%
28.01           6,790,000            37     6,790,000.00            37
28.02           5,630,000            47     5,630,000.00            47
28.03           4,580,000           151     4,580,000.00           151
 29            17,000,000        31,250    17,000,000.00        31,250      0.80%       2                7.33%
 30            16,300,000            72    16,300,000.00            72      0.77%       1       0.86%
 31            16,100,000        49,845    16,100,000.00        49,845      0.76%       2                6.94%
 32            16,000,000            25    16,000,000.00            25      0.76%       1       0.85%
 33            16,000,000       103,896    16,000,000.00       103,896      0.76%       1       0.85%
 34            16,000,000        89,385    15,988,326.80        89,320      0.75%       1       0.85%
 35            15,875,000           183    15,846,472.91           183      0.75%       1       0.84%
 36            14,950,000        23,396    14,950,000.00        23,396      0.71%       2                6.45%
36.01           8,600,000        21,554     8,600,000.00        21,554
36.02           6,350,000        26,458     6,350,000.00        26,458
 37            14,945,000            36    14,945,000.00            36      0.71%       1       0.79%
 38            14,600,000        85,380    14,600,000.00        85,380      0.69%       1       0.77%
 39            13,280,000            99    13,212,788.28            99      0.62%       1       0.70%
 40            13,000,000           150    13,000,000.00           150      0.61%       1       0.69%
 41            13,000,000            86    13,000,000.00            86      0.61%       1       0.69%
 42            13,000,000            46    13,000,000.00            46      0.61%       1       0.69%
 43            12,540,000           128    12,540,000.00           128      0.59%       1       0.66%
 44            12,480,000            42    12,480,000.00            42      0.59%       1       0.66%
 45            12,450,000        50,610    12,420,320.68        50,489      0.59%       1       0.66%
 46            11,960,000           123    11,960,000.00           123      0.56%       1       0.63%
 47            11,190,000           110    11,190,000.00           110      0.53%       1       0.59%
 48            11,000,000           476    11,000,000.00           476      0.52%       1       0.58%
 49            11,000,000           260    11,000,000.00           260      0.52%       1       0.58%
49.01           8,225,000           309     8,225,000.00           309
49.02           2,775,000           176     2,775,000.00           176
 50            11,000,000           105    11,000,000.00           105      0.52%       1       0.58%
 51            10,720,000        63,059    10,720,000.00        63,059      0.51%       2                4.62%
 52            10,700,000        59,444    10,689,922.97        59,388      0.50%       2                4.61%
 53            10,650,000           117    10,641,653.81           117      0.50%       1       0.56%
 54            10,100,000            76    10,007,038.74            75      0.47%       1       0.53%
 55            10,000,000           142    10,000,000.00           142      0.47%       1       0.53%
 56             9,900,000        38,521     9,891,200.26        38,487      0.47%       2                4.27%
 57             9,650,000           156     9,650,000.00           156      0.46%       1       0.51%
57.01           3,875,000           120     3,875,000.00           120
57.02           3,600,000           184     3,600,000.00           184
57.03           2,175,000           218     2,175,000.00           218
 58             9,500,000           103     9,481,821.74           103      0.45%       1       0.50%
 59             9,330,000           106     9,330,000.00           106      0.44%       1       0.49%
 60             9,200,000        33,577     9,145,487.57        33,378      0.43%       1       0.48%
 61             8,806,000            66     8,806,000.00            66      0.42%       1       0.47%
 62             8,600,000       191,111     8,600,000.00       191,111      0.41%       2                3.71%
 63             8,500,000           176     8,500,000.00           176      0.40%       1       0.45%
 64             8,200,000           211     8,200,000.00           211      0.39%       1       0.43%
 65             8,200,000           164     8,200,000.00           164      0.39%       1       0.43%
 66             8,150,000        34,244     8,143,128.86        34,215      0.38%       2                3.51%
 67             8,160,000        39,231     8,111,649.85        38,998      0.38%       1       0.43%
 68             8,000,000            53     8,000,000.00            53      0.38%       1       0.42%
 69             7,840,000            82     7,818,496.80            82      0.37%       1       0.41%
 70             7,680,000           100     7,680,000.00           100      0.36%       1       0.41%
 71             7,500,000            66     7,500,000.00            66      0.35%       1       0.40%
 72             7,415,000           105     7,415,000.00           105      0.35%       1       0.39%
 73             7,238,000           246     7,238,000.00           246      0.34%       1       0.38%
 74             7,175,000            97     7,155,228.99            97      0.34%       1       0.38%
 75             7,150,000           190     7,150,000.00           190      0.34%       1       0.38%
 76             7,000,000         5,609     6,994,213.39         5,604      0.33%       1       0.37%
 77             7,000,000            67     6,986,818.06            67      0.33%       1       0.37%
 78             6,850,000        40,294     6,850,000.00        40,294      0.32%       2                2.95%
 79             6,850,000           284     6,844,156.79           284      0.32%       1       0.36%
 80             6,710,000        37,697     6,710,000.00        37,697      0.32%       1       0.36%
 81             6,400,000        19,814     6,400,000.00        19,814      0.30%       2                2.76%
 82             6,250,000        45,956     6,250,000.00        45,956      0.30%       2                2.70%
 83             6,000,000           147     6,000,000.00           147      0.28%       1       0.32%
 84             6,000,000        43,796     5,995,195.64        43,761      0.28%       2                2.59%
 85             5,815,000            66     5,815,000.00            66      0.27%       1       0.31%
 86             5,800,000           149     5,795,052.47           149      0.27%       1       0.31%
 87             5,750,000        39,931     5,750,000.00        39,931      0.27%       2                2.48%
 88             5,550,000            78     5,550,000.00            78      0.26%       1       0.29%
 89             5,500,000           132     5,500,000.00           132      0.26%       1       0.29%
 90             5,500,000            56     5,500,000.00            56      0.26%       1       0.29%
 91             5,200,000            74     5,200,000.00            74      0.25%       1       0.28%
 92             5,200,000           170     5,195,610.23           170      0.25%       1       0.28%
 93             5,100,000        32,278     5,100,000.00        32,278      0.24%       2                2.20%
 94             5,050,000            88     5,020,339.94            87      0.24%       1       0.27%
 95             4,900,000           200     4,895,809.32           199      0.23%       1       0.26%
 96             4,800,000        19,592     4,800,000.00        19,592      0.23%       2                2.07%
 97             4,800,000           123     4,793,489.15           123      0.23%       1       0.25%
 98             4,650,000            37     4,650,000.00            37      0.22%       1       0.25%
 99             4,650,000           108     4,645,984.34           108      0.22%       1       0.25%
 100            4,190,000            45     4,186,707.49            45      0.20%       1       0.22%
 101            4,200,000           304     4,162,348.37           301      0.20%       1       0.22%
 102            4,110,000         9,671     4,110,000.00         9,671      0.19%       1       0.22%
 103            4,130,000        32,520     4,105,528.68        32,327      0.19%       1       0.22%
 104            4,042,500            69     4,031,256.87            68      0.19%       1       0.21%
 105            3,800,000        59,375     3,792,780.59        59,262      0.18%       2                1.64%       B
 106            3,790,000            80     3,783,035.22            80      0.18%       1       0.20%
 107            3,614,000        64,536     3,614,000.00        64,536      0.17%       2                1.56%
 108            3,500,000        13,725     3,500,000.00        13,725      0.17%       2                1.51%
 109            3,200,000       100,000     3,200,000.00       100,000      0.15%       2                1.38%
 110            3,100,000           145     3,079,047.38           144      0.15%       1       0.16%
 111            3,000,000            70     3,000,000.00            70      0.14%       1       0.16%
 112            2,927,000        56,288     2,927,000.00        56,288      0.14%       2                1.26%
 113            2,550,000        21,610     2,534,890.59        21,482      0.12%       1       0.13%
 114            2,510,000        22,613     2,505,366.83        22,571      0.12%       1       0.13%                B
 115            2,150,000           118     2,150,000.00           118      0.10%       1       0.11%
 116            2,140,000        73,793     2,140,000.00        73,793      0.10%       2                0.92%
 117            2,125,000        85,000     2,125,000.00        85,000      0.10%       2                0.92%
 118            2,035,000       101,750     2,035,000.00       101,750      0.10%       2                0.88%

                                          NET
ANNEX    RELATED    INTEREST   ADMIN.   MORTGAGE                     MONTHLY DEBT       ANNUAL DEBT                    FIRST
 ID#   BORROWER(4)   RATE %    FEE %   RATE %(5)  ACCRUAL TYPE  SERVICE ($) (6),(18)  SERVICE ($)(7)  NOTE DATE  PAYMENT DATE (14)
-----  -----------  --------  -------  ---------  ------------  --------------------  --------------  ---------  -----------------

  1                  6.25750  0.02100   6.23650    Actual/360        1,547,507.27      18,570,087.26   05/05/06       06/07/06
  2                  6.00000  0.02100   5.97900    Actual/360          567,777.78       6,813,333.33   04/27/06       06/01/06
2.01
2.02
2.03
2.04
2.05
2.06
2.07
2.08
  3                  6.17350  0.02100   6.15250    Actual/360          499,166.32       5,989,995.84   04/18/06       06/01/06
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
 3.1
3.11
3.12
3.13
  4                  6.10900  0.02100   6.08800    Actual/360          475,431.91       5,705,182.92   05/23/06       07/01/06
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
 4.1
4.11
4.12
  5         1        6.71000  0.02100   6.68900    Actual/360         497,374.91        5,968,498.92   05/31/06      07/01/06
  6                  5.93000  0.02100   5.90900    Actual/360         439,747.50        5,276,970.00   06/08/06      08/01/06
6.01
6.02
6.03
6.04
  7                  6.32000  0.02100   6.29900    Actual/360          403,180.10       4,838,161.20   05/30/06       07/01/06
  8                  5.38000  0.02100   5.35900    Actual/360          280,141.49       3,361,697.88   09/13/05       11/01/05
  9                  6.24550  0.02100   6.22450    Actual/360          264,632.56       3,175,590.72   05/18/06       07/01/06
 10
10.01       9        5.94000  0.04100   5.89900    Actual/360           69,815.86         837,790.32   12/30/05       02/01/06
10.02       9        5.94000  0.04100   5.89900    Actual/360           55,473.15         665,677.80   12/30/05       02/01/06
10.03       9        5.94000  0.04100   5.89900    Actual/360           44,657.63         535,891.56   12/30/05       02/01/06
10.04       9        5.94000  0.04100   5.89900    Actual/360           41,401.34         496,816.08   12/30/05       02/01/06
10.05       9        5.94000  0.04100   5.89900    Actual/360           39,075.43         468,905.16   12/30/05       02/01/06
 11                  5.69300  0.02100   5.67200    Actual/360          231,982.76       2,783,793.12   04/25/06       06/01/06
 12                  5.81000  0.02100   5.78900    Actual/360          217,334.30       2,608,011.60   02/17/06       04/01/06
 13         2        6.27000  0.02100   6.24900    Actual/360          222,126.68       2,665,520.16   05/24/06       07/01/06
 14                  6.07000  0.02100   6.04900    Actual/360          217,461.01       2,609,532.12   03/21/06       05/01/06
 15                  5.90500  0.02100   5.88400    Actual/360          194,357.00       2,332,284.00   03/31/06       05/01/06
 16         2        6.40000  0.02100   6.37900    Actual/360          192,812.20       2,313,746.40   05/15/06       07/01/06
 17                  6.41000  0.02100   6.38900    Actual/360          185,343.60       2,224,123.20   05/18/06       07/01/06
 18         2        6.44000  0.02100   6.41900    Actual/360          179,016.28       2,148,195.36   05/15/06       07/01/06
 19                  5.44000  0.02100   5.41900    Actual/360          159,282.14       1,911,385.68   02/07/06       04/01/06
 20                  5.67000  0.02100   5.64900    Actual/360          145,203.68       1,742,444.16   03/20/06       05/01/06
 21        12        5.97400  0.06100   5.91300    Actual/360          152,644.34       1,831,732.08   01/23/06       03/01/06
 22                  6.33000  0.02100   6.30900    Actual/360          143,434.75       1,721,217.00   04/06/06       06/01/06
22.01
22.02
22.03
22.04
22.05
 23         2        6.41000  0.02100   6.38900    Actual/360          130,554.53       1,566,654.36   05/16/06       07/01/06
 24                  6.17000  0.02100   6.14900    Actual/360          122,104.72       1,465,256.64   03/23/06       05/01/06
 25         3        6.09000  0.02100   6.06900    Actual/360          127,688.47       1,532,261.64   03/03/06       05/01/06
25.01
25.02
25.03
25.04
 26         1        6.14000  0.02100   6.11900    Actual/360          109,544.56       1,314,534.72   05/24/06       07/01/06
 27                  6.13780  0.02100   6.11680    Actual/360          105,259.87       1,263,118.44   04/07/06       06/01/06
 28                  5.92000  0.02100   5.89900    Actual/360          101,050.87       1,212,610.44   03/29/06       05/01/06
28.01
28.02
28.03
 29                  5.49000  0.02100   5.46900    Actual/360           96,417.50       1,157,010.00   02/22/06       04/01/06
 30                  5.84500  0.02100   5.82400    Actual/360           96,108.35       1,153,300.20   03/14/06       05/01/06
 31                  5.93000  0.02100   5.90900    Actual/360           95,804.26       1,149,651.12   04/19/06       06/01/06
 32                  6.61000  0.02100   6.58900    Actual/360          120,330.12       1,443,961.44   05/19/06       07/01/06
 33                  6.69000  0.02100   6.66900    Actual/360          103,138.37       1,237,660.44   05/11/06       07/01/06
 34                  6.47000  0.02100   6.44900    Actual/360          100,815.42       1,209,785.04   04/18/06       06/01/06
 35                  6.08000  0.02100   6.05900    Actual/360           95,996.69       1,151,960.28   03/22/06       05/01/06
 36                  6.17000  0.02100   6.14900    Actual/360           91,273.28       1,095,279.36   05/30/06       07/01/06
36.01
36.02
 37                  6.37000  0.02100   6.34900    Actual/360           93,188.49       1,118,261.88   05/23/06       07/01/06
 38                  7.38000  0.02100   7.35900    Actual/360          100,888.33       1,210,659.96   05/08/06       07/01/06
 39                  6.16000  0.02100   6.13900    Actual/360           91,972.29       1,103,667.48   02/28/06       04/01/06
 40                  6.22000  0.07254   6.14746    Actual/360           68,319.21         819,830.56   04/05/06       06/01/06
 41         4        5.86000  0.02100   5.83900    Actual/360           64,365.05         772,380.60   03/30/06       05/01/06
 42         4        5.50000  0.02100   5.47900    Actual/360           60,410.88         724,930.56   03/30/06       05/01/06
 43                  5.99000  0.02100   5.96900    Actual/360           75,103.03         901,236.36   03/31/06       05/01/06
 44                  5.99000  0.08100   5.90900    Actual/360           74,743.69         896,924.28   03/30/06       05/01/06
 45                  6.76000  0.02100   6.73900    Actual/360           86,097.12       1,033,165.44   03/29/06       05/01/06
 46                  6.19000  0.02100   6.16900    Actual/360           73,173.70         878,084.40   05/18/06       07/01/06
 47                  6.23000  0.02100   6.20900    Actual/360           68,753.27         825,039.24   05/24/06       07/01/06
 48                  6.56000  0.02100   6.53900    Actual/360           60,968.52         731,622.24   03/03/06       05/01/06
 49                  6.23000  0.02100   6.20900    Actual/360           67,585.87         811,030.44   03/31/06       05/01/06
49.01
49.02
 50         5        6.18000  0.02100   6.15900    Actual/360           67,228.89         806,746.68   06/01/06       07/01/06
 51                  5.88000  0.02100   5.85900    Actual/360           63,447.11         761,365.32   04/14/06       06/01/06
 52                  5.50000  0.02100   5.47900    Actual/360           60,753.42         729,041.04   06/07/05       08/01/05
 53                  6.21000  0.07100   6.13900    Actual/360           65,297.07         783,564.84   05/01/06       06/01/06
 54        12        5.46000  0.02100   5.43900    Actual/360           61,781.80         741,381.60   11/04/05       01/01/06
 55                  6.36000  0.02100   6.33900    Actual/360           62,288.92         747,467.04   05/11/06       07/01/06
 56                  5.73000  0.02100   5.70900    Actual/360           57,647.99         691,775.88   04/17/06       06/01/06
 57                  5.54250  0.02100   5.52150    Actual/360           55,049.23         660,590.76   03/30/06       05/01/06
57.01
57.02
57.03
 58                  5.79750  0.02100   5.77650    Actual/360           55,726.42         668,717.04   03/22/06       05/01/06
 59                  6.40000  0.02100   6.37900    Actual/360           58,359.70         700,316.40   05/12/06       07/01/06
 60        10        5.88200  0.02100   5.86100    Actual/360           58,613.90         703,366.80   01/11/06       03/01/06
 61         6        6.19000  0.02100   6.16900    Actual/360           53,876.89         646,522.68   05/19/06       07/01/06
 62                  5.50000  0.07100   5.42900    Actual/360           48,829.85         585,958.20   03/31/06       05/01/06
 63                  6.10000  0.02100   6.07900    Actual/360           51,509.56         618,114.72   05/03/06       07/01/06
 64                  5.76000  0.02100   5.73900    Actual/360           47,905.08         574,860.96   02/27/06       04/01/06
 65                  5.94000  0.02100   5.91900    Actual/360           48,847.27         586,167.24   03/31/06       05/01/06
 66                  5.93500  0.02100   5.91400    Actual/360           48,523.30         582,279.60   04/10/06       06/01/06
 67        10        5.88200  0.02100   5.86100    Actual/360           51,987.98         623,855.76   01/11/06       03/01/06
 68                  5.57300  0.02100   5.55200    Actual/360           37,669.35         452,032.22   03/15/06       05/01/06
 69                  5.88000  0.07100   5.80900    Actual/360           46,401.62         556,819.44   02/15/06       04/01/06
 70                  5.54500  0.02100   5.52400    Actual/360           43,823.28         525,879.36   04/14/06       06/01/06
 71                  5.98000  0.02100   5.95900    Actual/360           44,869.90         538,438.80   05/26/06       07/01/06
 72                  5.96000  0.02100   5.93900    Actual/360           44,266.16         531,193.92   03/29/06       05/01/06
 73         6        6.19000  0.02100   6.16900    Actual/360           44,283.55         531,402.60   05/19/06       07/01/06
 74                  5.86000  0.02100   5.83900    Actual/360           42,374.07         508,488.84   02/23/06       04/01/06
 75                  6.00000  0.02100   5.97900    Actual/360           42,867.86         514,414.32   03/29/06       05/01/06
 76                  6.01000  0.08100   5.92900    Actual/360           42,013.55         504,162.60   04/17/06       06/01/06
 77         5        5.87000  0.02100   5.84900    Actual/360           41,385.28         496,623.36   03/06/06       05/01/06
 78                  5.89100  0.02100   5.87000    Actual/360           40,590.41         487,084.92   04/06/06       06/01/06
 79        11        5.89000  0.07100   5.81900    Actual/360           40,586.03         487,032.36   04/27/06       06/01/06
 80                  6.42000  0.11100   6.30900    Actual/360           44,971.55         539,658.60   05/19/06       07/01/06
 81                  5.92500  0.02100   5.90400    Actual/360           38,063.18         456,758.16   05/18/06       07/01/06
 82                  5.90000  0.02100   5.87900    Actual/360           37,071.03         444,852.36   05/02/06       07/01/06
 83                  5.88250  0.07100   5.81150    Actual/360           35,521.03         426,252.36   05/01/06       06/01/06
 84                  6.13000  0.07100   6.05900    Actual/360           36,476.03         437,712.36   05/01/06       06/01/06
 85                  6.10000  0.02100   6.07900    Actual/360           35,238.60         422,863.20   04/06/06       06/01/06
 86        11        5.89000  0.07100   5.81900    Actual/360           34,364.81         412,377.72   04/28/06       06/01/06
 87                  5.92500  0.02100   5.90400    Actual/360           34,197.39         410,368.68   03/22/06       05/01/06
 88                  6.42000  0.02100   6.39900    Actual/360           34,788.29         417,459.48   05/23/06       07/01/06
 89                  6.33250  0.02100   6.31150    Actual/360           34,160.11         409,921.32   05/12/06       07/01/06
 90                  5.53000  0.07100   5.45900    Actual/360           31,332.00         375,984.00   03/16/06       05/01/06
 91                  6.27000  0.02100   6.24900    Actual/360           32,084.96         385,019.52   05/02/06       07/01/06
 92                  5.93000  0.02100   5.90900    Actual/360           30,942.99         371,315.88   04/13/06       06/01/06
 93                  5.79000  0.02100   5.76900    Actual/360           29,891.94         358,703.28   04/26/06       06/01/06
 94                  5.94000  0.02100   5.91900    Actual/360           32,352.25         388,227.00   02/01/06       03/01/06
 95                  5.88000  0.02100   5.85900    Actual/360           29,001.01         348,012.12   10/07/05       12/01/05
 96                  5.79000  0.02100   5.76900    Actual/360           28,133.59         337,603.08   02/16/06       04/01/06
 97                  5.68500  0.02100   5.66400    Actual/360           30,008.85         360,106.20   04/17/06       06/01/06
 98                  5.94000  0.09100   5.84900    Actual/360           27,699.98         332,399.76   04/06/06       06/01/06
 99        11        5.84250  0.07100   5.77150    Actual/360           27,410.00         328,920.00   04/12/06       06/01/06
 100                 6.20000  0.02100   6.17900    Actual/360           25,662.45         307,949.40   04/07/06       06/01/06
 101                 5.77000  0.02100   5.74900    Actual/360           29,535.48         354,425.76   10/24/05       12/01/05
 102                 6.31000  0.02100   6.28900    Actual/360           25,466.58         305,598.96   05/22/06       07/01/06
 103       10        5.88200  0.02100   5.86100    Actual/360           26,312.54         315,750.48   01/11/06       03/01/06
 104                 5.82000  0.02100   5.79900    Actual/360           23,771.00         285,252.00   02/28/06       04/01/06
 105        7        5.83000  0.02100   5.80900    Actual/360           22,369.26         268,431.12   03/22/06       05/01/06
 106        3        5.98000  0.02100   5.95900    Actual/360           22,674.25         272,091.00   03/22/06       05/01/06
 107        8        5.34000  0.02100   5.31900    Actual/360           20,158.58         241,902.96   04/06/06       06/01/06
 108                 5.55500  0.02100   5.53400    Actual/360           16,427.11         197,125.35   02/28/06       04/01/06
 109        8        5.61000  0.02100   5.58900    Actual/360           18,390.71         220,688.52   03/08/06       05/01/06
 110                 5.95000  0.02100   5.92900    Actual/360           26,075.90         312,910.80   03/21/06       05/01/06
 111                 6.26000  0.02100   6.23900    Actual/360           18,491.03         221,892.36   04/11/06       06/01/06
 112        8        5.48000  0.02100   5.45900    Actual/360           16,582.47         198,989.64   04/06/06       06/01/06
 113       10        5.88200  0.02100   5.86100    Actual/360           16,246.24         194,954.88   01/11/06       03/01/06
 114        7        5.96000  0.02100   5.93900    Actual/360           14,984.23         179,810.76   03/30/06       05/01/06
 115                 5.55000  0.02100   5.52900    Actual/360           12,275.00         147,300.00   12/20/05       02/01/06
 116        8        5.46000  0.02100   5.43900    Actual/360           12,097.03         145,164.36   03/08/06       05/01/06
 117        8        5.54000  0.02100   5.51900    Actual/360           12,118.90         145,426.80   03/08/06       05/01/06
 118        8        5.45000  0.02100   5.42900    Actual/360           11,490.75         137,889.00   03/08/06       05/01/06

ANNEX                                                     PAYMENT   GRACE  MATURITY/              FINAL     MATURITY/ARD
 ID#   REM. TERM  REM. AMORT  I/O PERIOD (8)  SEASONING  DUE DATE  PERIOD   ARD DATE  ARD LOAN  MAT DATE  BALANCE ($) (2)
-----  ---------  ----------  --------------  ---------  --------  ------  ---------  --------  --------  ---------------

  1       119          0           120            1         7         0    05/07/16      No                   292,700,000
  2       119          0           120            1         1         0    05/01/16      No                   112,000,000
2.01                                                                                                           32,278,000
2.02                                                                                                           26,833,000
2.03                                                                                                           24,344,000
2.04                                                                                                            7,856,000
2.05                                                                                                            6,611,000
2.06                                                                                                            5,989,000
2.07                                                                                                            5,600,000
2.08                                                                                                            2,489,000
  3       119         360           36            1         1         7    05/01/16      No                    74,112,607
3.01                                                                                                           14,436,225
3.02                                                                                                           10,138,003
3.03                                                                                                            9,430,700
3.04                                                                                                            7,907,279
3.05                                                                                                            5,803,508
3.06                                                                                                            4,932,982
3.07                                                                                                            4,570,262
3.08                                                                                                            4,026,183
3.09                                                                                                            3,989,912
 3.1                                                                                                            3,772,280
3.11                                                                                                            2,838,278
3.12                                                                                                            1,668,508
3.13                                                                                                              598,487
  4       120         360           60            0         1         7    06/01/16      No                    74,562,294
4.01                                                                                                            9,083,993
4.02                                                                                                            8,422,001
4.03                                                                                                            7,539,346
4.04                                                                                                            7,539,346
4.05                                                                                                            7,429,014
4.06                                                                                                            6,524,293
4.07                                                                                                            5,957,922
4.08                                                                                                            5,884,368
4.09                                                                                                            5,884,368
 4.1                                                                                                            5,737,258
4.11                                                                                                            2,721,520
4.12                                                                                                            1,838,865
  5       84         360           36            0         1          7    06/01/13      No                    73,671,340
  6      120         360           24            0         1          7    07/01/16      No                    65,393,019
6.01                                                                                                           24,144,094
6.02                                                                                                           18,166,694
6.03                                                                                                           11,919,404
6.04                                                                                                           11,162,827
  7       120         360           0             0         1         7    06/01/16      No                    55,647,639
  8       112         360           24            8         1         7    10/01/15      No                    43,675,096
  9       120         360           60            0         1         7    06/01/16      No                    40,362,930
 10                                                                                                            33,391,743
10.01     115         355           0             5         1         5    01/01/16      No                     9,919,502
10.02     115         319           0             5         1         5    01/01/16      No                     7,209,439
10.03     115         319           0             5         1         5    01/01/16      No                     5,803,825
10.04     115         319           0             5         1         5    01/01/16      No                     5,380,630
10.05     115         319           0             5         1         5    01/01/16      No                     5,078,346
 11       119         360           36            1         1        10    05/01/16      No                    35,931,899
 12       117         360           60            3         1         7    03/01/16      No                    34,531,426
 13       120         360           0             0         1         7    06/01/16      No                    30,776,206
 14       145         358           0             2         1         5    07/01/18      No                    28,850,197
 15       118         358           0             2         1         5    04/01/16      No                    27,701,373
 16       120         360           0             0         1         7    06/01/16      No                    26,449,836
 17       120         360           0             0         1         7    06/01/16      No                    25,405,887
 18       120         360           0             0         1         7    06/01/16      No                    24,482,452
 19       117         360           24            3         1         7    03/01/16      No                    24,704,090
 20       118         360           60            2         1         7    04/01/16      No                    23,379,169
 21       188         296           0             4         1         7    02/01/22      No                    13,184,705
 22       119         359           0             1         1         7    05/01/16      No                    19,784,298
22.01                                                                                                           5,695,480
22.02                                                                                                           4,517,843
22.03                                                                                                           4,496,431
22.04                                                                                                           2,740,682
22.05                                                                                                           2,333,862
 23       120         360           0             0         1         7    06/01/16      No                    17,895,700
 24       118         360           12            2         1         7    04/01/16      No                    17,435,468
 25       118         298           0             2         1         7    04/01/16      No                    15,265,913
25.01                                                                                                           5,418,817
25.02                                                                                                           3,865,034
25.03                                                                                                           3,321,210
25.04                                                                                                           2,660,853
 26       120         360           0             0         1         7    06/01/16      No                    15,330,477
 27       119         360           36            1         1         7    05/01/16      No                    15,676,919
 28       118         360           60            2         1         7    04/01/16      No                    15,888,947
28.01                                                                                                           6,346,232
28.02                                                                                                           5,262,045
28.03                                                                                                           4,280,669
 29       117         360           60            3         1         7    03/01/16      No                    15,794,891
 30       118         360           60            2         1         0    04/01/16      No                    15,219,188
 31       119         360           36            1         1         7    05/01/16      No                    14,530,905
 32       240         240           0             0         1         7    06/01/26      No                       463,230
 33       120         360           0             0         1         7    06/01/16      No                    13,840,355
 34       119         359           0             1         1         7    05/01/16      No                    13,757,830
 35       118         358           0             2         1         7    04/01/16      No                    13,497,303
 36       120         360           0             0         1         7    06/01/16      No                    12,743,900
36.01                                                                                                           7,330,939
36.02                                                                                                           5,412,961
 37       120         360           24            0         1         7    06/01/16      No                    13,353,885
 38       120         360           0             0         1         7    06/01/16      No                    12,861,945
 39       117         261           0             3         1         7    03/01/16      No                     9,494,612
 40       119          0           120            1         1         7    05/01/16      No                    13,000,000
 41       118          0           120            2         1         7    04/01/16      No                    13,000,000
 42       118          0           120            2         1         7    04/01/16      No                    13,000,000
 43       118         360           36            2         1         7    04/01/16      No                    11,330,561
 44       118         360           36            2         1         7    04/01/16      No                    11,276,347
 45       118         298           0             2         1         7    04/01/16      No                     9,886,386
 46       120         360           0             0         1         7    06/01/16      No                    10,201,022
 47       120         360           0             0         1         7    06/01/16      No                     9,555,285
 48        58          0            60            2         1         7    04/01/11      No                    11,000,000
 49       118         360           12            2         1         7    04/01/16      No                     9,604,172
49.01                                                                                                           7,181,302
49.02                                                                                                           2,422,871
 50       120         360           0             0         1         7    06/01/16      No                     9,379,498
 51       119         360           48            1         1         7    05/01/16      No                     9,845,184
 52       115         359           10           11         1         7    01/01/16      No                     9,017,196
 53       119         359           0             1         1         7    05/01/16      No                     9,089,974
 54       174         294           0             6         1         7    12/01/20      No                     5,860,485
 55       120         360           24            0         1         7    06/01/16      No                     8,933,414
 56       119         359           0             1         1         7    05/01/16      No                     8,330,574
 57       118         360           60            2         1         7    04/01/16      No                     8,972,306
57.01                                                                                                           3,602,869
57.02                                                                                                           3,347,181
57.03                                                                                                           2,022,255
 58       118         358           0             2         1        10    04/01/16      No                     8,009,678
 59       120         360           24            0         1         7    06/01/16      No                     8,342,101
 60       116         296           0             4         1         7    02/01/16      No                     7,093,202
 61       120         360           0             0         1         7    06/01/16      No                     7,510,886
 62       118         360           60            2         1         7    04/01/16      No                     7,991,216
 63       120         360           24            0         1         7    06/01/16      No                     7,550,014
 64       117         360           24            3         1         7    03/01/16      No                     7,227,912
 65       118         360           60            2         1         7    04/01/16      No                     7,666,150
 66       119         359           0             1         1        10    05/01/16      No                     6,900,359
 67       116         296           0             4         1         7    02/01/16      No                     6,291,362
 68       118          0           120            2         1        10    4/01/16      No                     8,000,000
 69       117         357           0             3         1         7    03/01/16      No                     6,627,157
 70       119         360           24            1         1         7    05/01/16      No                     6,735,242
 71       120         360           0             0         1         7    06/01/16      No                     6,357,821
 72       118         360           12            2         1         7    04/01/16      No                     6,429,208
 73       120         360           0             0         1         7    06/01/16      No                     6,173,494
 74       117         357           0             3         1         7    03/01/16      No                     6,061,404
 75       118         360           24            2         1         7    04/01/16      No                     6,336,731
 76       119         359           0             1         1         7    05/01/16      No                     5,939,862
 77       118         358           0             2         1         7    04/01/16      No                     5,914,723
 78       119         360           36            1         1        10    05/01/16      No                     6,177,667
 79       119         359           0             1         1         7    05/01/16      No                     5,791,919
 80       120         300           0             0         1         7    06/01/16      No                     5,270,064
 81       115         360           31            0         1         5    01/01/16      No                     5,773,612
 82       120         360           24            0         1         7    06/01/16      No                     5,526,414
 83       119         360           12            1         1         7    05/01/16      No                     5,192,120
 84       119         359           0             1         1         7    05/01/16      No                     5,109,246
 85       119         360           60            1         1         7    05/01/16      No                     5,448,230
 86       119         359           0             1         1         7    05/01/16      No                     4,904,107
 87       118         360           60            2         1        10    04/01/16      No                     5,374,565
 88       120         360           0             0         1        15    06/01/16      No                     4,764,949
 89       120         360           0             0         1         7    06/01/16      No                     4,710,323
 90       118         360           36            2         1         7    04/01/16      No                     4,924,051
 91       120         360           36            0         1         7    06/01/16      No                     4,723,648
 92       119         359           0             1         1         7    05/01/16      No                     4,402,029
 93       119         360           24            1         1         7    05/01/16      No                     4,498,472
 94       116         296           0             4         1         7    02/01/16      No                     3,901,208
 95       119         359           6             7         1         7    05/01/16      No                     4,141,887
 96       117         360           24            3         1         7    03/01/16      No                     4,233,924
 97       119         299           0             1         1         7    05/01/16      No                     3,678,302
 98       119         360           12            1         1         7    05/01/16      No                     4,029,984
 99       119         359           0             1         1         7    05/01/16      No                     3,926,153
 100      119         359           0             1         1         7    05/01/16      No                     3,575,210
 101      233         236           3             7         1         7    11/01/25      No                       175,298
 102      120         360           0             0         1         7    06/01/16      No                     3,517,639
 103      116         296           0             4         1         7    02/01/16      No                     3,184,232
 104      117         357           0             3         1         7    03/01/16      No                     3,410,985
 105      118         358           0             2         1         7    04/01/16      No                     3,207,005
 106      118         358           0             2         1         7    04/01/16      No                     3,212,889
 107      119         360           36            1         1         7    05/01/16      No                     3,222,941
 108      117          0           120            3         1        10    03/01/16      No                     3,500,000
 109      118         360           36            2         1         7    04/01/16      No                     2,869,592
 110      178         178           0             2         1         7    04/01/21      No                        42,972
 111      119         360           24            1         1         7    05/01/16      No                     2,674,403
 112      119         360           36            1         1         7    05/01/16      No                     2,617,908
 113      116         296           0             4         1         7    02/01/16      No                     1,966,051
 114      118         358           0             2         1         7    04/01/16      No                     2,126,538
 115      115         360           36            5         1         7    01/01/16      No                     1,925,098
 116      118         360           36            2         1         7    04/01/16      No                     1,913,140
 117      118         360           36            2         1         7    04/01/16      No                     1,902,865
 118      118         360           36            2         1         7    04/01/16      No                     1,818,894

                                REMAINING
ANNEX  MATURITY                 PREPAYMENT                                            MOST RECENT  MOST RECENT
 ID#   LTV %(1)        PROVISION (PAYMENTS)(9),(10)       2004 NOI ($)  2005 NOI ($)    NOI ($)     NOI DATE    UW REV ($)
-----  --------  ---------------------------------------  ------------  ------------  -----------  -----------  ----------

  1       75.1              L(24),Def(90),O(5)              21,222,000    20,493,512                            35,875,104
  2       77.8              L(24),Def(91),O(4)               7,894,165     8,192,135                            14,723,401
2.01                                                         3,285,209     3,040,626                             4,124,770
2.02                                                         1,334,517     1,432,730                             3,855,146
2.03                                                         1,689,786     1,919,748                             2,814,326
2.04                                                           632,223       659,216                             1,216,082
2.05                                                                         168,740                               774,192
2.06                                                           436,768       409,125                               856,454
2.07                                                           428,499       490,656                               701,181
2.08                                                            87,163        71,294                               381,250
  3       71.3              L(24),Def(91),O(4)               8,283,561     8,537,454                            12,806,661
3.01                                                         1,367,360     1,447,040                             2,317,231
3.02                                                         1,257,083     1,303,578                             1,858,292
3.03                                                         1,040,279     1,053,686                             1,414,294
3.04                                                         1,056,383     1,073,289                             1,729,337
3.05                                                           403,128       572,395                               922,227
3.06                                                           432,065       411,213                               876,389
3.07                                                           554,820       538,970                               739,692
3.08                                                           439,850       450,465                               697,920
3.09                                                           578,920       599,908                               708,890
 3.1                                                           445,858       445,858                               610,643
3.11                                                           333,671       333,633                               473,599
3.12                                                           199,287       200,638                               296,557
3.13                                                           174,857       106,781                               161,590
  4       73.6              L(24),Def(92),O(4)                                                                   7,540,191
4.01                                                                                                               884,697
4.02                                                                                                               887,127
4.03                                                                                                               795,234
4.04                                                                                                               848,335
4.05                                                                                                               914,390
4.06                                                                                                               585,000
4.07                                                                                                               574,788
4.08                                                                                                               559,340
4.09                                                                                                               559,406
 4.1                                                                                                               538,200
4.11                                                                                                               226,466
4.12                                                                                                               167,208
  5       63.0              L(24),Def(56),O(4)               2,113,754     1,736,362                            11,123,138
  6       65.0              L(23),Def(93),O(4)                             7,113,963                            17,346,153
6.01                                                                       2,589,365                             5,302,262
6.02                                                                       2,094,653                             4,945,946
6.03                                                                       1,342,846                             3,413,284
6.04                                                                       1,087,099                             3,684,662
  7       53.5              L(24),Def(92),O(4)               5,447,626     8,162,637    9,847,099     03/31/06  33,780,841
  8       63.3              L(24),Def(84),O(4)                                                                   5,211,037
  9       73.4              L(24),Def(92),O(4)               2,606,713     2,798,477                             6,135,748
 10                                                          1,497,043     2,455,754                             5,168,405
10.01     62.4              L(24),Def(87),O(4)                 889,883       621,353                             1,418,557
10.02     62.4              L(24),Def(87),O(4)                                                                   1,189,717
10.03     62.4              L(24),Def(87),O(4)                               576,923                               874,136
10.04     62.4              L(24),Def(87),O(4)                 607,160       703,349                               863,003
10.05     62.4              L(24),Def(87),O(4)                               554,129                               822,992
 11       67.3              L(24),Def(91),O(4)               4,033,981     3,900,641                             7,567,847
 12       73.2              L(24),Def(89),O(4)                                                                   3,321,551
 13       64.1              L(24),Def(91),O(5)               4,159,982     3,694,465    3,653,290     02/28/06  13,610,663
 14       59.6   L(12),Grtr1%orYM(12),L(3),Def(111),O(7)     2,651,709     3,281,916                             3,799,121
 15       66.3              L(24),Def(90),O(4)                                          4,166,418     02/28/06   6,170,420
 16       64.4              L(24),Def(91),O(5)               2,635,724     2,997,177    3,123,914     02/28/06  12,650,998
 17       66.9              L(24),Def(92),O(4)                             2,242,294                             3,801,711
 18       64.4              L(24),Def(91),O(5)                             3,981,182    4,325,817     02/28/06  11,188,370
 19       63.2              L(24),Def(89),O(4)                                                                   5,038,392
 20       74.2              L(24),Def(90),O(4)               2,192,723     2,119,386                             2,721,746
 21       37.5             L(24),Def(160),O(4)               1,641,677     2,379,341                             2,610,778
 22       65.3              L(24),Def(91),O(4)               2,315,029     2,104,922                             4,385,074
22.01                                                          562,748       565,131                             1,263,310
22.02                                                          544,452       486,869                               988,646
22.03                                                          538,100       438,617                               958,885
22.04                                                          348,149       309,351                               640,340
22.05                                                          321,580       304,954                               533,893
 23       63.3              L(24),Def(91),O(5)               1,103,587     2,418,134    2,941,851     03/31/06  10,426,449
 24       66.3              L(24),Def(90),O(4)               1,954,030     2,196,068    2,449,227     01/31/06   3,360,250
 25       57.2              L(24),Def(90),O(4)                                                                   2,024,522
25.01                                                                                                              719,542
25.02                                                                                                              509,127
25.03                                                                                                              442,521
25.04                                                                                                              353,331
 26       67.2              L(24),Def(92),O(4)                                                                   3,037,248
 27       72.2              L(24),Def(91),O(4)                                                                   1,684,588
 28       74.4              L(24),Def(90),O(4)                                                                   2,034,245
28.01                                                                                                              738,738
28.02                                                                                                              635,196
28.03                                                                                                              660,312
 29       51.8              L(24),Def(89),O(4)               1,129,800     1,231,689                             3,531,874
 30       59.9              L(24),Def(90),O(4)               1,448,906     2,094,479                             3,284,140
 31       60.0              L(24),Def(91),O(4)                                                                   2,841,242
 32       1.9              L(24),Def(213),O(3)                                                                   2,042,385
 33       61.5              L(24),Def(92),O(4)                 992,372     1,931,801    1,939,771     03/31/06   4,734,561
 34       54.4              L(24),Def(91),O(4)               1,685,398                  2,112,069     01/31/06   5,740,389
 35       63.4              L(24),Def(90),O(4)                                                                   2,453,084
 36       55.4              L(24),Def(92),O(4)                 907,701       913,543                             3,179,926
36.01                                                          907,701       891,256                             1,881,482
36.02                                                                                                            1,298,444
 37       68.5              L(24),Def(92),O(4)                                                                   1,491,413
 38       64.3              L(24),Def(92),O(4)               1,372,951     1,463,371    1,541,391     02/28/06   5,511,070
 39       39.6              L(24),Def(89),O(4)                                                                   2,563,964
 40       59.1              L(24),Def(91),O(4)               1,393,383     1,497,018                             1,800,483
 41       58.7              L(24),Def(90),O(4)               1,790,323     1,828,888                             2,522,614
 42       57.8              L(24),Def(90),O(4)               1,008,042       866,325                             2,131,622
 43       72.2              L(24),Def(90),O(4)               1,179,937       784,742                             1,544,551
 44       72.3              L(24),Def(90),O(4)                 841,282     1,111,384                             1,445,287
 45       49.4              L(24),Def(90),O(4)               1,633,512     1,726,672                             7,931,408
 46       65.8              L(24),Def(92),O(4)               1,277,171     1,306,199    1,301,121     02/28/06   1,817,939
 47       61.6              L(24),Def(92),O(4)                                                                   1,545,757
 48       59.8              L(24),Def(30),O(4)                 789,546       723,358                             1,254,255
 49       66.7              L(24),Def(90),O(4)                                                                   1,526,548
49.01                                                                                                            1,138,314
49.02                                                                                                              388,234
 50       63.4              L(24),Def(92),O(4)               1,024,261     1,081,514                             1,297,789
 51       72.4              L(24),Def(91),O(4)                 953,819       842,699      845,571     03/31/06   1,668,201
 52       67.3              L(24),Def(87),O(4)                                                                   1,783,068
 53       67.1              L(24),Def(91),O(4)                 965,745       832,786    1,110,791     02/28/06   1,452,390
 54       41.0             L(24),Def(137),O(13)                                                                  1,269,746
 55       64.3              L(24),Def(92),O(4)                               613,442      820,649     03/31/06   1,145,001
 56       66.6              L(24),Def(91),O(4)                                                                   1,615,734
 57       71.8              L(24),Def(90),O(4)                                81,180                             1,202,721
57.01                                                                                                              459,963
57.02                                                                                                              470,246
57.03                                                                         81,180                               272,512
 58       64.1              L(24),Def(90),O(4)                 919,568       805,755                             1,286,461
 59       63.7              L(24),Def(92),O(4)                 661,346       784,610                             1,301,320
 60       44.1              L(24),Def(88),O(4)                 701,493                                           6,103,546
 61       64.7              L(24),Def(92),O(4)                                                                     863,750
 62       74.3              L(24),Def(90),O(4)                                                                     916,173
 63       65.4              L(24),Def(92),O(4)                               611,468      551,436     02/28/06   1,192,737
 64       68.8              L(24),Def(89),O(4)                                                                   1,004,330
 65       70.3              L(24),Def(90),O(4)                               809,019                             1,111,389
 66       67.7              L(24),Def(88),O(7)                               555,427                             1,166,544
 67       51.1              L(24),Def(88),O(4)                 545,930                  1,213,599     11/30/05   4,239,970
 68       49.4              L(24),Def(89),O(5)               1,231,114                                           1,663,557
 69       67.6              L(24),Def(89),O(4)                               803,716                             1,098,949
 70       74.8              L(24),Def(91),O(4)                 689,646       630,974                             1,110,486
 71       50.9              L(24),Def(92),O(4)                 912,592       913,069                             1,238,927
 72       60.1              L(24),Def(90),O(4)                 778,595       663,746                             1,248,161
 73       58.4              L(24),Def(92),O(4)                 581,465       611,580                               846,795
 74       57.7              L(24),Def(89),O(4)                 517,698       653,073                             1,077,209
 75       69.3              L(24),Def(90),O(4)                                                                     960,494
 76       63.2          L(47),Grtr1%orYM(68),O(4)                                         566,548     01/31/06   1,119,933
 77       60.5              L(24),Def(90),O(4)                                                                     711,855
 78       53.6              L(24),Def(91),O(4)                 474,834       526,879                             1,452,013
 79       67.3          L(59),Grtr1%orYM(56),O(4)              682,395       646,956                               912,704
 80       39.3          L(24),Grtr1%orYM(92),O(4)            1,055,982     1,174,678    1,220,158     03/31/06   3,382,650
 81       62.8              L(24),Def(87),O(4)                 510,928       581,346      496,831     04/30/06   1,865,745
 82       64.2              L(24),Def(92),O(4)                 495,356       585,230      578,453     03/31/06     934,292
 83       69.2          L(60),Grtr1%orYM(55),O(4)                            554,660                               875,007
 84       50.1              L(24),Def(91),O(4)                 772,624       819,661      635,270     02/28/06   1,397,707
 85       73.6              L(24),Def(91),O(4)                 444,187       516,401                               810,252
 86       65.4          L(59),Grtr1%orYM(56),O(4)              538,232       583,793                               866,386
 87       74.6              L(24),Def(90),O(4)                 530,162       507,771      513,423     01/31/06   1,137,018
 88       64.9              L(24),Def(92),O(4)                 543,728       540,521                               649,705
 89       60.8          L(60),Grtr1%orYM(56),O(4)                            488,111      639,904     03/30/06     883,761
 90       60.0              L(24),Def(90),O(4)                               392,536                               812,960
 91       72.7              L(24),Def(92),O(4)                               482,717      466,768     02/28/06     989,514
 92       65.2              L(24),Def(91),O(4)                                                                     494,757
 93       70.4              L(24),Def(91),O(4)                 376,044                    388,732     03/31/06   1,034,084
 94       52.0              L(24),Def(88),O(4)                                                                     733,995
 95       63.7              L(24),Def(91),O(4)                                                                     621,630
 96       70.6              L(24),Def(89),O(4)                 393,611       441,131                               761,916
 97       61.3              L(24),Def(91),O(4)                 790,035                    531,417     09/30/05     711,017
 98       68.9              L(24),Def(91),O(4)                                                                     491,340
 99       62.3      L(24),Def(34),Grtr1%orYM(57),O(4)          285,680       362,447                               761,860
 100      65.9              L(24),Def(91),O(4)                 249,030       334,396      372,492     02/28/06     668,866
 101      3.2              L(24),Def(205),O(4)                                                                     393,493
 102      58.6              L(24),Def(92),O(4)                 317,951       401,287      402,772     02/28/06     744,607
 103      54.0              L(24),Def(88),O(4)                 808,056                    778,514     11/30/05   2,461,910
 104      60.9              L(24),Def(89),O(4)                 419,541       398,659                               752,230
 105      51.6              L(24),Def(90),O(4)                                                                     566,433
 106      64.9              L(24),Def(90),O(4)                                                                     357,938
 107      68.6              L(24),Def(91),O(4)                                                                     536,162
 108      50.0              L(24),Def(89),O(4)                 485,760       493,389      497,847     01/31/06   1,490,877
 109      62.4              L(24),Def(90),O(4)                                                                     424,612
 110      1.0              L(24),Def(141),O(13)                581,105       369,698                               627,149
 111      70.4              L(24),Def(91),O(4)                 421,918       408,328      407,723     02/28/06     697,687
 112      68.9              L(24),Def(91),O(4)                                                                     471,159
 113      49.2              L(24),Def(88),O(4)                 457,047                    404,028     11/30/05   1,436,838
 114      51.6              L(24),Def(90),O(4)                                                                     496,421
 115      71.3              L(24),Def(86),O(5)                                            119,536     07/31/05     299,107
 116      66.0              L(24),Def(90),O(4)                                                                     294,857
 117      63.4              L(24),Def(90),O(4)                                                                     286,041
 118      65.0              L(24),Def(90),O(4)                                                             256,571

                                                                                             UPFRONT ESCROW(12)
                                                                                       -----------------------------
ANNEX                                      UW (1),(11),(16)                            UPFRONT CAPEX  UPFRONT ENGIN.
 ID#   UW EXP ($)  UW NOI ($)  UW NCF ($)  DSCR (X)            TITLETYPE (20)   PML %   RESERVE ($)     RESERVE ($)
-----  ----------  ----------  ----------  ----------------  -----------------  -----  -------------  --------------

   1   11,862,283  24,012,821  23,803,063  1.28              Fee and Leasehold                  0               0
   2    5,053,674   9,669,726   8,788,621  1.29                     Fee                         0               0
 2.01   1,495,550   2,629,220   2,384,625                           Fee
 2.02   1,488,288   2,366,858   2,130,861                           Fee
 2.03     632,514   2,181,812   2,006,484                           Fee
 2.04     532,781     683,301     609,357                           Fee
 2.05     172,445     601,747     554,002                           Fee
 2.06     347,504     508,950     459,084                           Fee
 2.07     213,195     487,986     458,647                           Fee
 2.08     171,397     209,852     185,561                           Fee
   3    4,479,621   8,327,045   7,424,835  1.24                     Fee                         0         160,575
 3.01     778,443   1,538,788   1,405,687                           Fee
 3.02     592,982   1,265,311   1,114,678                           Fee
 3.03     420,572     993,722     907,023                           Fee
 3.04     753,673     975,664     837,567                           Fee
 3.05     314,333     607,894     549,279                           Fee
 3.06     330,571     545,818     474,978                           Fee
 3.07     248,913     490,780     443,848                           Fee
 3.08     263,197     434,724     387,830                           Fee
 3.09     190,156     518,735     476,161                           Fee
  3.1     207,163     403,480     349,283                           Fee
 3.11     173,317     300,282     273,193                           Fee
 3.12     117,037     179,520     152,675                           Fee
 3.13      89,264      72,327      52,633                           Fee
   4      150,804   7,389,387   7,111,287  1.25                     Fee                         0          18,796
 4.01      17,694     867,004     808,345                           Fee
 4.02      17,743     869,385     845,119                           Fee
 4.03      15,905     779,329     749,422                           Fee
 4.04      16,967     831,368     798,695                           Fee
 4.05      18,288     896,102     873,314                           Fee
 4.06      11,700     573,300     563,672                           Fee
 4.07      11,496     563,292     537,144                           Fee
 4.08      11,187     548,153     539,110                           Fee
 4.09      11,188     548,218     528,093                           Fee
  4.1      10,764     527,436     497,729                           Fee
 4.11       4,529     221,936     213,083                           Fee
 4.12       3,344     163,863     157,558                           Fee
   5    3,417,350   7,705,788   7,165,480  1.20                     Fee                         0          32,500
   6    9,682,844   7,663,310   7,044,029  1.33              Fee and Leasehold                  0         252,075
 6.01   2,684,483   2,617,779   2,432,110                           Fee
 6.02   2,723,800   2,222,144   2,048,662                           Fee
 6.03   1,995,478   1,417,806   1,286,250                        Leasehold
 6.04   2,279,083   1,405,579   1,277,007                           Fee
   7   24,451,953   9,328,888   7,977,654  1.65                     Fee                   101,733               0
   8      156,331   5,054,706   4,207,476  1.25                     Fee                     9,514           6,250
   9    2,417,746   3,718,002   3,656,982  1.15                  Leasehold      16.0            0               0
  10    1,060,150   4,108,256   3,960,680                           Fee
 10.01    337,129   1,081,428   1,040,670  1.32                     Fee                         0               0
 10.02    263,089     926,629     851,239  1.32                     Fee                         0               0
 10.03    163,110     711,026     701,823  1.32                     Fee                         0               0
 10.04    153,597     709,406     697,342  1.32                     Fee                         0               0
 10.05    143,225     679,767     669,606  1.32                     Fee                         0               0
  11    3,745,022   3,822,825   3,330,433  1.20                     Fee                    62,500          62,500
  12       66,431   3,255,120   3,255,120  1.25                     Fee                         0               0
  13    9,073,721   4,536,942   3,992,515  1.50                     Fee                    43,000           6,563
  14      639,343   3,159,778   3,150,403  1.21                     Fee         17.0            0               0
  15    2,926,942   3,243,478   2,847,689  1.22                     Fee                         0               0
  16    8,845,937   3,805,061   3,299,021  1.43                     Fee                    42,170               0
  17    1,015,673   2,786,038   2,645,045  1.19                     Fee                     5,242               0
  18    7,513,506   3,674,864   3,227,329  1.50                     Fee                    37,295          18,750
  19    1,924,936   3,113,456   3,062,636  1.60                     Fee                     7,000               0
  20      558,989   2,162,756   2,117,217  1.22                     Fee                         0               0
  21       78,323   2,532,455   2,431,369  1.33                     Fee                         0               0
  22    1,818,530   2,566,544   2,378,508  1.38                     Fee                    15,666               0
 22.01    558,059     705,251     655,715                           Fee
 22.02    430,355     558,291     515,291                           Fee
 22.03    323,730     635,156     595,156                           Fee
 22.04    281,824     358,516     328,516                           Fee
 22.05    224,561     309,331     283,831                           Fee
  23    7,817,889   2,608,560   2,191,502  1.40                     Fee                    34,931               0
  24    1,414,217   1,946,033   1,841,578  1.26                     Fee                         0               0
  25       61,351   1,963,171   1,848,811  1.21                     Fee                         0               0
 25.01     21,853     697,689     658,916                           Fee
 25.02     15,463     493,664     466,229                           Fee
 25.03     13,276     429,245     402,470                           Fee
 25.04     10,759     342,572     321,196                           Fee
  26    1,221,355   1,815,893   1,647,046  1.25                     Fee                    28,303               0
  27       16,846   1,667,742   1,595,627  1.26                     Fee                     1,083               0
  28      292,759   1,741,486   1,602,975  1.32                     Fee                     4,167         279,140
 28.01     22,162     716,576     655,259                           Fee
 28.02     73,460     561,736     516,210                           Fee
 28.03    197,137     463,174     431,506                           Fee
  29    1,917,371   1,614,503   1,478,753  1.28                     Fee         15.0       11,313          29,848
  30    1,427,799   1,856,341   1,647,054  1.43                     Fee                         0               0
  31    1,396,726   1,444,516   1,379,916  1.20                     Fee                   200,000               0
  32       61,272   1,981,113   1,843,728  1.28                     Fee                         0               0
  33    2,780,567   1,953,995   1,764,613  1.43                     Fee                    15,782               0
  34    3,805,362   1,935,027   1,705,411  1.41                     Fee                         0               0
  35      951,912   1,501,172   1,379,705  1.20                     Fee         14.0            0               0
  36    1,571,676   1,608,250   1,561,450  1.43                     Fee                         0               0
 36.01    923,286     958,196     929,396                           Fee
 36.02    648,390     650,054     632,054                           Fee
  37       44,742   1,446,670   1,354,156  1.21                     Fee                         0               0
  38    3,837,736   1,673,334   1,452,892  1.20                     Fee                    18,195               0
  39      778,615   1,785,349   1,614,712  1.46                     Fee                     2,228               0
  40      425,924   1,374,559   1,274,578  1.55                     Fee         18.0            0               0
  41      715,948   1,806,666   1,716,034  2.22              Fee and Leasehold             92,853               0
  42      531,765   1,599,857   1,496,616  2.06                     Fee                     2,986               0
  43      415,865   1,128,685   1,055,088  1.17                     Fee                         0               0
  44      306,743   1,138,544   1,048,544  1.17                     Fee                         0               0
  45    6,187,180   1,744,228   1,426,972  1.38                  Leasehold              2,512,862               0
  46      617,420   1,200,519   1,097,384  1.25                     Fee                     1,632               0
  47      443,581   1,102,176   1,011,895  1.23                     Fee                     1,276               0
  48      413,414     840,840     837,376  1.14                     Fee         16.0            0               0
  49      510,894   1,015,654     971,216  1.20                     Fee                         0               0
 49.01    379,921     758,393     726,925                           Fee
 49.02    130,973     257,261     244,292                           Fee
  50      238,612   1,059,177   1,004,763  1.25                     Fee                     1,311               0
  51      740,387     927,814     893,814  1.17                     Fee                         0               0
  52      795,466     987,602     938,102  1.29                     Fee                         0               0
  53      431,400   1,020,991     948,844  1.21                     Fee                    88,828               0
  54      147,421   1,122,325   1,109,025  1.50              Fee and Leasehold                  0               0
  55      238,524     906,477     864,294  1.16                     Fee                       878               0
  56      739,714     876,020     861,920  1.25                     Fee         19.0        1,071          28,063
  57      362,376     840,345     797,941  1.21                     Fee                         0               0
 57.01    124,007     335,957     318,624                           Fee
 57.02    155,470     314,776     299,096                           Fee
 57.03     82,899     189,612     180,222                           Fee
  58      409,125     877,336     808,546  1.21                     Fee                         0               0
  59      448,500     852,821     804,736  1.15                     Fee                     1,099          29,125
  60    4,742,698   1,360,848   1,055,671  1.50                     Fee                         0               0
  61       25,913     837,838     786,636  1.22                     Fee         26.0            0          10,625
  62      202,310     713,863     702,685  1.20                     Fee                         0               0
  63      353,601     839,136     780,502  1.26                     Fee         11.0            0               0
  64      270,751     733,579     699,011  1.22                     Fee                         0               0
  65      368,225     743,164     702,044  1.20                     Fee                         0          58,583
  66      440,408     726,136     697,576  1.20                     Fee                         0               0
  67    3,153,618   1,086,353     874,354  1.40                     Fee                         0          50,000
  68      395,396   1,268,162   1,176,967  2.60                     Fee                         0               0
  69      325,022     773,927     709,657  1.27                     Fee                         0           7,000
  70      318,373     792,112     730,621  1.39                     Fee                         0          32,188
  71      175,520   1,063,407   1,023,415  1.90                     Fee                         0               0
  72      454,710     793,452     720,312  1.36                     Fee                    20,952               0
  73      174,293     672,502     642,405  1.21                     Fee                       368               0
  74      434,331     642,877     554,647  1.09                     Fee         19.0            0          25,750
  75      233,621     726,873     681,745  1.33                     Fee                       472          13,750
  76      352,152     767,781     752,793  1.49                     Fee                     1,249               0
  77       23,566     688,289     672,654  1.35                     Fee                     1,303               0
  78      778,483     673,530     619,470  1.27                     Fee                         0               0
  79      286,758     625,946     607,649  1.25                     Fee                         0               0
  80    2,214,459   1,168,191   1,123,441  2.08                     Fee                     3,729               0
  81    1,245,083     620,663     546,809  1.20                     Fee                         0               0
  82      366,186     568,106     534,106  1.20                     Fee                    50,000               0
  83      335,641     539,366     509,482  1.20              Fee and Leasehold                  0               0
  84      619,863     777,844     737,515  1.68                     Fee                         0          68,750
  85      261,727     548,525     513,284  1.21                     Fee                       873          25,000
  86      329,655     536,730     493,229  1.20                     Fee                         0               0
  87      595,807     541,211     505,211  1.23                     Fee                         0          17,188
  88      129,863     519,842     479,470  1.15                     Fee                       891               0
  89      349,078     534,683     491,588  1.20                     Fee                         0               0
  90      216,514     596,445     548,493  1.46                     Fee                         0               0
  91      435,812     553,702     488,188  1.27                     Fee                     1,173               0
  92       14,843     479,914     452,203  1.22                     Fee                       508               0
  93      565,104     468,980     429,164  1.20                     Fee                     3,318               0
  94      178,255     555,740     523,444  1.35                     Fee         13.0          721               0
  95      153,828     467,802     430,724  1.24                     Fee         10.0          408               0
  96      329,265     432,651     420,401  1.25                     Fee                     1,021          22,500
  97      240,350     470,667     434,364  1.21                     Fee                         0         143,398
  98       61,094     430,245     397,464  1.20                     Fee                         0               0
  99      317,568     444,291     393,111  1.20                     Fee                         0               0
  100     210,662     458,205     369,722  1.20                     Fee                         0          13,500
  101      11,805     381,688     374,001  1.06                     Fee                         0               0
  102     313,354     431,253     427,023  1.40                     Fee                       353               0
  103   1,757,310     704,600     581,505  1.84              Fee and Leasehold                  0               0
  104     338,541     413,689     360,611  1.26                     Fee                         0               0
  105     227,809     338,624     322,624  1.20                     Fee         16.0        1,333               0
  106      10,738     347,200     325,957  1.20                     Fee                         0               0
  107     232,111     304,051     290,051  1.20                     Fee                     1,167               0
  108     985,281     505,596     429,096  2.18                     Fee                         0          27,375
  109     144,806     279,806     271,556  1.23                     Fee                       688               0
  110     251,325     375,824     370,260  1.18                     Fee                         0               0
  111     362,016     335,670     274,880  1.24                     Fee                       718          90,000
  112     218,284     252,875     239,875  1.21                     Fee                     1,083               0
  113   1,066,297     370,541     298,700  1.53                     Fee                         0               0
  114     275,982     220,439     214,889  1.20                     Fee         12.0          463               0
  115      84,731     214,376     197,922  1.34                     Fee                       228               0
  116     113,611     181,246     173,996  1.20                     Fee                       604               0
  117     105,588     180,454     174,204  1.20                     Fee                       521               0
  118      86,453     170,118     165,118  1.20                     Fee                       417               0

                                   UPFRONT ESCROW(12)                                              MONTHLY ESCROW(13)
       --------------------------------------------------------------------------  --------------------------------------------
ANNEX  UPFRONT ENVIR.  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER  MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC
 ID#     RESERVE ($)    RESERVE ($)     RESERVE ($)   RESERVE ($)    RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)
-----  --------------  -------------  --------------  ------------  -------------  -------------  --------------  -------------

  1              0              0               0             0          250,000               0               0              0
  2              0              0         766,382             0                0          11,414               0         76,094
2.01
2.02
2.03
2.04
2.05
2.06
2.07
2.08
  3        500,000              0         459,554        39,870                0          31,820               0         66,668
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
 3.1
3.11
3.12
3.13
  4              0      1,345,000               0        16,496                0          12,219               0         12,219
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
 4.1
4.11
4.12
  5         12,000      5,000,000         413,069       209,388        2,827,232               0               0              0
  6              0              0         834,354       156,288           87,500          32,033               0         32,033
6.01
6.02
6.03
6.04
  7              0              0         324,647       113,222                0         101,733               0              0
  8              0      1,000,000               0             0                0           9,514               0              0
  9              0              0          61,174             0                0               0               0              0
 10
10.01       12,500              0          25,446        38,658                0               0               0              0
10.02            0              0           5,110        12,192        1,500,000               0               0              0
10.03            0              0          16,615        10,675                0               0               0              0
10.04            0              0           6,189         9,605                0               0               0              0
10.05            0              0           7,522         7,321                0               0               0              0
 11              0      1,000,000          69,151        47,185                0           9,000               0              0
 12              0              0               0             0                0               0               0              0
 13              0              0          60,754        25,512                0          43,993               0              0
 14              0              0          13,381        36,284                0             708               0              0
 15              0              0         166,337       100,125                0           7,500               0              0
 16              0              0         216,641        20,475                0          42,170               0              0
 17              0          5,625         158,002        30,905                0           5,242               0          5,625
 18              0              0         144,968        18,492                0          37,295               0              0
 19              0              0          37,833        82,754                0           7,000               0              0
 20              0              0         169,880         6,084                0             676               0          6,250
 21              0              0               0             0                0               0               0              0
 22              0              0         202,689        98,035        4,400,000          15,666               0              0
22.01
22.02
22.03
22.04
22.05
 23              0              0         113,484       153,656                0          34,931               0              0
 24              0              0          71,864        41,584                0           8,705               0              0
 25              0              0               0             0                0               0               0              0
25.01
25.02
25.03
25.04
 26              0              0         204,455       129,347                0           2,344               0         10,417
 27              0          5,958               0             0                0           1,083               0          5,958
 28              0              0               0             0                0           4,167               0              0
28.01
28.02
28.03
 29              0              0         162,820        15,473                0          11,313               0              0
 30              0              0         278,271        10,272                0               0               0              0
 31              0              0         292,409        59,533          100,000           6,729               0              0
 32              0              0               0             0                0               0               0              0
 33         37,500              0          77,960        70,075                0          15,782               0              0
 34              0              0         112,719        41,702          836,823          19,573               0              0
 35              0              0          34,265        50,595                0             710               0         10,122
 36              0              0          19,233        33,869                0           4,000               0              0
36.01
36.02
 37              0          4,167               0             0                0               0               0          4,167
 38              0              0         179,972        35,838                0          18,195               0              0
 39              0      4,147,888          83,980        10,838                0           2,228               0              0
 40              0        700,000               0             0                0               0               0              0
 41              0              0         122,812        21,891                0           2,353               0              0
 42              0        324,000          65,940        23,072                0           2,986               0              0
 43              0              0         142,860           575                0               0               0         13,333
 44              0              0          31,561         1,917                0             100               0          8,333
 45              0              0         170,500       131,730                0          12,862               0              0
 46              0          7,383          24,927         9,501                0           1,632               0          7,383
 47              0          2,083         121,942        25,731                0           1,276               0          2,083
 48              0              0           5,981        11,027                0               0               0              0
 49              0              0          45,208         3,250           75,000               0               0              0
49.01
49.02
 50              0          2,063          39,695         9,279            3,559           1,311               0          2,063
 51              0              0         105,382        19,668                0           2,833               0              0
 52              0              0               0             0                0           4,125               0              0
 53              0        350,000          63,383           766                0               0               0              0
 54              0              0               0             0                0               0               0              0
 55              0        150,000          30,149         6,101          300,000             878               0              0
 56              0              0          43,767        28,342                0           1,071               0              0
 57              0        450,000          61,871        11,645                                0               0              0
57.01
57.02
57.03
 58              0      2,300,000          66,719             0                0               0               0              0
 59              0        100,000         119,087        76,927                0           1,099               0          3,333
 60              0              0               0             0                0               0               0              0
 61              0              0               0             0                0               0               0              0
 62              0              0           4,125         2,000           50,000             933               0              0
 63              0          2,009          29,197         8,210                0               0               0          2,009
 64              0              0          29,200        20,025            3,471               0               0              0
 65              0              0          89,230             0                0               0               0              0
 66              0              0          33,987        19,061                0           1,144               0              0
 67              0              0               0             0                0               0               0              0
 68              0              0               0             0                0               0               0              0
 69              0              0          19,434        10,800                0           1,155               0          4,208
 70              0              0          93,946        15,342                0             983               0          5,000
 71              0              0               0             0                0               0               0              0
 72              0      1,469,619          39,205         2,456                0           1,192               0              0
 73              0          2,500          17,434         2,639                0             368               0          2,500
 74              0        300,000          11,653         1,640                0           1,532               0          5,820
 75              0        150,000          70,391        13,239                0             472               0              0
 76              0              0          38,916        10,453                0           1,249               0              0
 77              0              0               0         7,795                0           1,303               0              0
 78              0              0         127,804        31,966           25,000           4,512               0              0
 79              0              0           2,992         1,737                0             154               0              0
 80              0              0          66,917        34,459                0           3,729               0              0
 81              0              0               0        14,926                0           6,155               0              0
 82              0              0          20,485         8,067                0           2,834               0              0
 83              0              0           6,170         2,317                0             263               0          1,917
 84              0              0          21,765        17,650                0               0               0              0
 85              0              0          79,649        33,876                0             873               0              0
 86              0              0           7,538         1,889                0             341               0          4,167
 87              0              0               0             0                0           3,000               0              0
 88              0         63,333          33,631         2,079                0             891               0          3,333
 89              0              0          80,539        10,879            8,542             566               0              0
 90              0              0          51,893         8,841                0             620               0              0
 91              0          5,899          21,064         3,862                0           1,173               0          5,899
 92              0              0          30,375         5,182          130,000             508               0              0
 93              0              0          54,856        28,935                0           3,318               0              0
 94              0              0          18,053         6,045                0             721               0              0
 95              0        251,000          25,794         1,361                0             408               0          2,332
 96              0              0          11,667        14,986                0           1,021               0              0
 97              0              0          46,305         8,215                0             828               0          6,033
 98              0              0          13,896         5,000                0             260               0              0
 99              0              0          12,849         2,769                0             665               0          2,500
 100             0         43,000          25,443         6,585                0           2,137               0          5,321
 101             0              0               0             0                0             115               0              0
 102             0              0          23,710         7,250                0             353               0              0
 103             0              0               0             0                0               0               0              0
 104             0              0          30,987         3,235          400,000             997               0          4,900
 105             0              0          21,342        13,206          300,000           1,333               0              0
 106             0              0               0             0                0               0               0              0
 107             0              0          32,912        27,250                0           1,167               0              0
 108             0              0          50,980        36,617                0           6,375               0              0
 109             0              0          17,702        17,375                0             688               0              0
 110         8,400              0          13,986         1,005                0             568               0              0
 111             0          3,333          42,134         2,222           36,000             718               0          3,333
 112             0              0          32,669        30,009                0           1,083               0              0
 113             0              0               0             0                0               0               0              0
 114             0              0          12,066        10,848           89,775             463               0              0
 115             0          1,250          28,585         3,878                0             228               0          1,250
 116             0              0          11,282        14,997                0             604               0              0
 117             0              0          11,718        13,566                0             521               0              0
 118             0              0          10,160        11,816                0             417               0              0

                      MONTHLY ESCROW(13)                                                  LARGEST TENANT(17)
       -------------------------------------------          ------------------------------------------------------------------------
ANNEX  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER  SINGLE                                                                LEASE
 ID#     RESERVE ($)   RESERVE ($)    RESERVE ($)   TENANT  LARGEST TENANT                                 UNIT SIZE  EXPIRATION(17)
-----  --------------  ------------  -------------  ------  ---------------------------------------------  ---------  --------------

  1                 0             0              0     No   Howrey Simon Arnold & White                      316,689     01/31/18
  2           127,730             0              0     No
2.01                                                   No   TDS                                              124,325     12/01/12
2.02                                                   No   Capitol Indemnity Corp                            53,287     08/01/15
2.03                                                   No   PPD                                               89,354     11/01/16
2.04                                                   No   Smith & Gesteland                                 24,893     07/01/09
2.05                                                   No   Activision                                        35,264     07/01/15
2.06                                                   No   MortgageIT                                        30,815     12/01/10
2.07                                                  Yes   PPD                                               43,145     11/01/16
2.08                                                   No   Grobe & Associates                                 3,588     11/01/06
  3           133,740        19,935         26,368     No
3.01                                                   No   Super Saver Foods                                 73,696     06/25/11
3.02                                                   No   Nash Finch                                        48,684     03/31/17
3.03                                                   No   Hy-Vee                                            59,839     08/31/08
3.04                                                   No   G.R. Herberger's Inc.                             72,699     01/31/13
3.05                                                   No   Russo's Guitar Center                             12,000     07/31/12
3.06                                                   No   Mid-City Stereo, Inc.                             71,764     06/20/15
3.07                                                   No   Russ's IGA                                        50,000     03/31/08
3.08                                                   No   HY-Vee                                            55,793     07/31/17
3.09                                                   No   HY-Vee                                            34,156     08/11/06
 3.1                                                  Yes   Wal-Mart                                         111,401     04/30/11
3.11                                                  Yes   Herberger's Department Stores, LLC                87,384     01/31/16
3.12                                                  Yes   Menards Fremont                                   64,890     01/31/11
3.13                                                   No   Russ's IGA                                        16,992     12/14/06
  4                 0         8,248              0    Yes
4.01                                                  Yes   Bausch & Lomb, Inc.                              320,427     11/30/11
4.02                                                  Yes   Vertis, Inc.                                      91,649     10/31/12
4.03                                                  Yes   Xerox Corporation                                116,647     06/02/09
4.04                                                  Yes   North Supply Company                             182,900     10/31/12
4.05                                                  Yes   Cincinatti Group Health Associates, Inc.          68,000     10/31/09
4.06                                                  Yes   Texas Linen Company, Ltd.                        120,347     10/31/28
4.07                                                  Yes   SmithKline Beecham Corporation                   157,207     05/31/09
4.08                                                  Yes   E.S. Investments, LLC                            113,040     05/30/18
4.09                                                  Yes   Customized Structures Incorporated               251,564     03/31/20
 4.1                                                  Yes   West Marine Products, Inc.                       287,300     11/30/11
4.11                                                  Yes   Apria Healthcare, Inc.                            45,000     10/31/06
4.12                                                  Yes   Dura-Line Corporation                             78,816     04/30/20
  5            59,010        19,035              0     No   NYC Board of Education                            98,412     08/31/10
  6           115,178        39,072              0     No
6.01                                                   No   Wal-Mart                                         194,433     06/28/11
6.02                                                   No   Belk's                                            80,434     02/12/11
6.03                                                   No   J.C. Penney                                      176,834     01/31/09
6.04                                                   No   K-Mart                                            86,479     01/31/12
  7            64,929        28,644              0     No
  8                 0             0              0    Yes   Thomson Consumer Electronics, Inc.               570,856     03/14/12
  9            30,587             0              0     No   Ralph's Grocery Co.                               35,983     12/31/24
 10                                                    No
10.01           6,362             0              0     No   Circuit City Stores                               54,357     01/31/08
10.02           1,278             0              0     No   Gold's Gym                                        43,478     12/31/25
10.03           4,154             0              0     No   Gold's Gym                                        60,000     12/31/24
10.04           6,189             0              0     No   Gold's Gym                                        32,724     12/31/22
10.05           2,507             0              0     No   Gold's Gym                                        48,500     12/31/19
 11            69,151         5,243              0     No   US Bank                                          127,744     10/31/18
 12                 0             0              0    Yes   Preferred Freezer Services of Newark, LLC        201,239     02/28/31
 13            14,960             0              0     No
 14            13,381         6,047              0    Yes   Kaiser Foundation Hopsitals                       62,500     06/30/18
 15            33,267         8,344              0     No   US Attorney                                       72,500     01/06/13
 16            36,107             0              0     No
 17            19,206         7,726              0     No   Henry Schein, Inc.                               623,711     02/28/13
 18            24,161             0              0     No
 19            18,917         6,366              0     No
 20            21,235         2,028              0     No   Giant Food                                        64,885     01/31/26
 21                 0             0              0    Yes   Harbor Freight Tools USA, Inc.                 1,010,859     12/31/21
 22            27,210        12,944              0     No
22.01                                                  No
22.02                                                  No
22.03                                                  No
22.04                                                  No
22.05                                                  No
 23            22,697             0              0     No
 24            23,955        10,396              0     No
 25                 0             0              0    Yes
25.01                                                 Yes   Woodbridge Corporation                           142,000     02/16/22
25.02                                                 Yes   Woodbridge Corporation                           100,475     02/16/22
25.03                                                 Yes   Cartex Corporation                               108,225     02/16/22
25.04                                                 Yes   Woodbridge Corporation                            86,404     02/16/22
 26            34,076        14,851              0     No   Arlington Hat Company                             71,000     08/31/09
 27                 0             0              0    Yes   Rockwell Automation Inc.                         130,000     05/31/12
 28                 0             0              0    Yes
28.01                                                 Yes   Stull Technologies, Inc.                         183,000     06/30/20
28.02                                                 Yes   Corning Inc.                                     120,000     09/30/13
28.03                                                 Yes   York Telecom Corporation                          30,268     08/31/11
 29            23,260        13,474              0     No
 30            55,654         2,568              0    Yes   AMEC Paragon, Inc.                               227,486     12/31/13
 31            48,735         8,505              0     No
 32                 0             0              0    Yes   Bob's Discount Furniture                         638,000     05/31/26
 33            25,987         7,008              0     No
 34            18,787         4,634         16,667     No
 35            17,132         5,060              0     No   DRMC-Hospital (Rehab Bldg.)                       19,992     01/31/18
 36            19,233         5,645              0     No
36.01                                                  No
36.02                                                  No
 37                 0             0              0    Yes   Value City Department Stores, Inc.               410,307     09/02/17
 38            25,710         7,168              0     No
 39            27,993         3,613              0    Yes   DOV Pharmaceutical, Inc.                         133,686     02/27/16
 40                 0             0              0    Yes   Deutsch, Inc.                                     86,940     12/31/10
 41            24,562         3,373              0     No   Shaw's Supermarket                                60,000     11/30/16
 42            13,188         4,208              0     No   Lowe's Home Centers, Inc.                        138,665     01/26/26
 43            17,858           575              0     No   ChoicePoint                                       51,650     11/01/11
 44             6,312         1,917              0     No   A. Arnold                                        180,208     02/28/12
 45            15,500        10,133              0     No
 46            12,464         1,196              0     No   Federal Insurance (Chubb)                         85,382     03/31/10
 47            13,549         3,417              0     No   Stein Mart, Inc.                                  34,066     03/31/12
 48             5,981         2,205              0     No   Lory's West, Inc.                                  9,162     01/31/09
 49            15,069         1,083              0     No
49.01                                                  No   Beacon Hill Athletic Club                          9,686     10/31/14
49.02                                                  No   T-Mobile                                           2,500     08/08/15
 50             3,664         2,320            890     No   Superfresh Food Markets                           55,557     06/30/21
 51            21,076         3,934              0     No
 52             9,938         3,220              0     No
 53            12,677           766              0     No   Tops Markets                                      55,200     07/01/15
 54                 0             0              0    Yes   TI Group Automotive Systems LLC                  133,221     05/31/20
 55             6,030         1,525              0     No   Van's Pro Shop                                     8,402     12/31/08
 56            14,589         3,592              0     No
 57            17,929         1,165              0     No
57.01                                                  No   Dollar Tree                                       12,420     01/31/10
57.02                                                  No   La Pradera Mexican Restaurant                      4,000     05/31/10
57.03                                                  No   Berkeley Fabric                                    3,180     12/31/10
 58            13,344             0              0     No   Botsford - Gym                                    30,271     05/31/13
 59            14,886        11,161              0     No   Big Lots                                          33,600     01/31/09
 60                 0             0              0     No
 61                 0             0              0    Yes   Auto-Shade, LLC                                  134,300     05/31/13
 62             1,031         2,000              0     No
 63             5,839         1,278              0     No   Landmark Homes                                    19,287     10/31/19
 64             3,650         2,209            906     No   Gaines-McHale Antiques, Ltd.                      17,192     03/31/15
 65            12,747             0              0     No   Navarro Discount Pharmacies                       13,973     02/28/11
 66             3,090         2,118              0     No
 67                 0             0              0     No
 68                 0             0              0     No   Kroger Company                                    55,424     05/31/15
 69             3,887         2,161              0     No   Family Advocacy Center                            39,062     04/01/12
 70            11,605         2,192              0     No   Shop N Bag                                        35,000     04/30/11
 71                 0             0              0    Yes   Smiths Aerospace LLC                             114,265     03/31/11
 72             6,534           819              0     No   Amerigroup Corporation                            61,329     05/31/15
 73             3,487           880              0     No   Sweet Pea Learning Centers                         5,170     10/31/11
 74            11,653           820              0     No   Enhanced Comm Network                             11,748     12/01/07
 75            10,056         1,204              0     No   Rack Room Shoes                                    6,500     05/31/09
 76             6,486         1,742              0     No
 77                 0         1,114              0    Yes   Wal-Mart                                         104,231     11/30/16
 78            12,780         2,906              0     No
 79             2,992             0              0     No   Naab Road Surgery Center, LLC                     17,563     03/31/18
 80            13,383        11,486              0     No
 81            24,771         4,975              0     No
 82             4,097         2,017              0     No
 83             6,170             0              0     No   St. Vincent Breast Center                         14,295     04/30/14
 84            10,882         4,413              0     No
 85             8,850         4,728              0     No   Kroger                                            55,525     07/31/15
 86             7,538             0              0     No   Noblesville Family Practice                       15,000     10/31/12
 87                 0             0              0     No
 88             3,363           693              0     No   Food Lion                                         37,360     12/15/22
 89             8,949         2,720              0     No   Florida Institute for Cardiovascular Care, PA     13,724     11/30/18
 90             5,766         1,105              0     No   Laurel Auction, Inc.                               9,522     12/31/09
 91             7,021           966              0     No   La Familia                                        21,653     07/31/08
 92             3,375           518              0    Yes   Union National Community Bank                     30,500     01/31/21
 93             9,143         2,630              0     No
 94             3,611           672              0    Yes   Taylorsville Fitness, dba Gold's Gym              57,662     01/31/21
 95             2,866           454              0     No   Valley Vista Mortgage Corporation                 11,493     12/31/12
 96             2,333         1,257              0     No
 97             6,615         1,369              0     No   Rite Aid                                          11,120     06/30/09
 98             1,985         1,250              0     No   Rheem Manufacturing                              101,506     02/28/16
 99             6,424             0              0     No   Bloomington Physicians for Women                  11,085     07/31/11
 100            5,640         3,292              0     No   Mal enterprises, Inc.                             14,518     09/30/06
 101                0             0              0    Yes   Eckerd                                            13,813     01/31/26
 102            7,903         1,036              0     No
 103                0             0              0     No
 104            4,427           647              0     No   Mary Hall Freedom House                           19,298     03/31/10
 105            5,335         1,201              0     No
 106                0             0              0    Yes   Associated Wholesale Grocers, Inc.                47,311     10/31/24
 107            5,485         1,946              0     No
 108           12,745         7,323              0     No
 109            3,540         1,337              0     No
 110            6,993           503              0    Yes   General Services Administration                   21,400     01/12/18
 111            7,022           532              0     No   Cronin & Company, Inc.                            24,284     06/30/11
 112            5,445         2,144              0     No
 113                0             0              0     No
 114            3,016           986              0     No
 115            3,176           388              0     No   Huff Drees Realty, Inc.                           10,678     05/31/09
 116            2,256         1,154              0     No
 117            2,344         1,044              0     No
 118            2,032           909              0     No

                                   2ND LARGEST TENANT(17),(19)
       -----------------------------------------------------------------------------
ANNEX                                                                       LEASE
 ID#   2ND LARGEST TENANT                                      UNIT SIZE  EXPIRATION
-----  ------------------------------------------------------  ---------  ----------

  1    Baker Botts, LLP                                          136,143    02/28/20
  2
2.01   NSI - West Bend Mutual                                     46,824    02/01/18
2.02   Humana                                                     51,884    06/01/09
2.03   TDS Print/Mail Center                                      30,324    06/01/07
2.04   PDQ Corporate Offices                                      12,425    10/01/08
2.05   WICAB                                                       9,328    06/01/11
2.06   Employee Benefits Corporation                              11,385    06/01/10
2.07
2.08   Greenway Dental                                             3,437    02/01/09
  3
3.01   Osco Drug                                                  16,324    10/31/10
3.02   Ben Franklin                                               27,155    01/31/08
3.03   Movies 8                                                   25,810    06/30/10
3.04   J.C. Penney                                                22,556    08/31/07
3.05   DJ's Dugout                                                 7,646    03/31/07
3.06   Hob-Lob                                                    53,501    11/30/10
3.07   Brewsky's Food & Spirits                                    5,717    02/28/09
3.08   Walgreens                                                  11,165    11/30/09
3.09   Walgreens                                                  11,200    11/30/27
 3.1
3.11
3.12
3.13   Valentinos                                                  5,550    05/31/10
  4
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
4.09
 4.1
4.11
4.12
  5    Jacmel Jewelry Inc.                                        98,197    07/31/11
  6
6.01   Sears                                                      75,640    09/08/11
6.02   Sears                                                      72,024    02/08/11
6.03   Sears                                                     132,741    11/30/10
6.04   Belk's                                                     59,614    01/31/11
  7
  8
  9    West Marine Products                                       16,992    09/30/07
 10
10.01  Oak Factory Outlet                                         14,250    02/28/07
10.02  Global Fitness Holdings, LLC - Gold's Gym Corp. Office     14,751    03/01/26
10.03  The Tan Co.                                                 1,350    12/31/24
10.04  Pricing Fit-Up for Army/Navy                                4,200      MTM
10.05  Synergy Chiropractic & Dr's J Kleinman & T Kramer           1,900    09/30/10
 11    ECMC                                                       94,505    01/15/09
 12
 13
 14
 15    Teppco                                                     37,190    06/30/07
 16
 17    Ryder Truck Rental, Inc.                                    5,300    04/30/08
 18
 19
 20    Collington Toy Works / KB Toys                             15,000    01/31/07
 21
 22
22.01
22.02
22.03
22.04
22.05
 23
 24
 25
25.01
25.02
25.03
25.04
 26    Remco Maintenance                                          50,600    11/30/25
 27
 28
28.01
28.02
28.03
 29
 30
 31
 32
 33
 34
 35    Pioneer Medical Group PCP & OB                             10,663    08/31/13
 36
36.01
36.02
 37
 38
 39
 40
 41    Bernie's TV & Appliance                                    19,693    08/31/13
 42    Waterford CT-Bob's Inc.                                    40,000    01/31/08
 43    Tellabs                                                    30,790    06/01/07
 44    DITAN Corporation                                          79,792    01/31/10
 45
 46    Intelligent Decision, Systems Inc.                          4,165    07/06/07
 47    Michaels Stores, Inc.                                      23,800    02/29/12
 48    United States Post Office                                   6,722    07/31/10
 49
49.01  Hollywood Tans - Brighton                                   2,556    01/31/09
49.02  Hollywood Tans - Nashua                                     2,000    08/31/15
 50    Fashion Bug                                                15,874    04/29/10
 51
 52
 53    Sear's Hardware                                            22,300    01/01/11
 54
 55    Award Realty                                                5,538    05/14/08
 56
 57
57.01  The Cato Corporation                                        3,300    01/31/11
57.02  Payless ShoeSource                                          2,940    11/30/09
57.03  Game Stop                                                   2,450    06/30/10
 58    Botsford - Tracc                                           15,000    02/28/13
 59    Scrubby's BBQ                                               6,800    08/01/07
 60
 61
 62
 63    Chase International Equities Corp                           7,780    01/28/11
 64    RusticCo, LLC                                              11,042    11/30/14
 65    Ritmo Latino                                                5,600    12/31/07
 66
 67
 68    TJ Maxx                                                    24,110    01/31/09
 69    FSSA                                                       38,063    10/01/14
 70    Taco Bell/Pizza Hut                                         9,000    04/30/11
 71
 72    Pembroke Commercial Realty Corp.                            9,431    12/31/10
 73    Escape Day Spa Salon                                        2,260    09/30/08
 74    Alpha Photonics                                             6,281    12/01/07
 75    Gladys's & Ron's Restaurant                                 5,100    01/31/10
 76
 77
 78
 79    NW Radiology Network (NAAB Road Imaging)                    4,853    09/30/08
 80
 81
 82
 83    St. Vincent Rehabilitation Center                          12,260    04/30/14
 84
 85    Sherwin Williams                                            5,600    10/31/08
 86    American Health Network of Indiana, LLC                     4,666    10/31/12
 87
 88    Ace Hardware                                               10,000    05/31/08
 89    Marshall Stauber, MD                                       11,906    11/30/09
 90    Landmark Lawns, Inc.                                        5,622    11/30/08
 91    Atkinson & Company                                         13,570    04/30/07
 92
 93
 94
 95    San Diego Electrical Industry Admin Corp                    3,652    08/30/12
 96
 97    Murray's Discount Auto Store                               10,761    07/31/09
 98    Ferguson Enterprises                                       24,960    04/30/11
 99    ENT & Associates of Southern Indiana                        8,338    02/29/15
 100   Furr's Cafeteria                                           14,506    01/31/10
 101
 102
 103
 104   Medicare Management Services, Inc.                         16,890    12/31/06
 105
 106
 107
 108
 109
 110
 111   Hartford Eye Physicians, PC                                 5,074    12/31/13
 112
 113
 114
 115   The Square Bubble                                           6,200    05/31/15
 116
 117
 118

                                 3RD LARGEST TENANT(17)
       ------------------------------------------------------------------------
ANNEX                                                                   LEASE              LOAN           ANNEX
 ID#   3RD LARGEST TENANT                                 UNIT SIZE  EXPIRATION          PURPOSE           ID#   LOAN #
-----  -------------------------------------------------  ---------  ----------  -----------------------  -----  ------

  1    General Electric                                      51,146   08/31/16         Acquisition          1      1
  2                                                                                    Acquisition          2      2
2.01   Greystone Residential Funding                         15,395   02/01/11         Acquisition         2.01   2.01
2.02   Genzyme Lab Space f/k/a Bonecare                      36,567   12/01/09         Acquisition         2.02   2.02
2.03   LDS North America                                     20,165   12/01/08         Acquisition         2.03   2.03
2.04   Hamilton Telecommunications                            8,141   02/01/07         Acquisition         2.04   2.04
2.05   Survey Research Association                            4,962   07/01/12         Acquisition         2.05   2.05
2.06   Teamsoft                                               3,960   11/01/10         Acquisition         2.06   2.06
2.07                                                                                   Acquisition         2.07   2.07
2.08   Mixdown LLC - Sway Connection                          3,255   09/01/09         Acquisition         2.08   2.08
  3                                                                              Acquisition & Refinance    3      3
3.01   Petco                                                 13,235   03/31/14         Acquisition         3.01   3.01
3.02   Boyds Drug Mart                                       19,200   09/30/09         Acquisition         3.02   3.02
3.03   PK Discount                                            8,068   07/31/08         Acquisition         3.03   3.03
3.04   First International Theater                           12,857   09/13/11         Acquisition         3.04   3.04
3.05   Cicis Pizza                                            4,950   10/31/14         Acquisition         3.05   3.05
3.06   Hastings Books, Music & Video, Inc.                   34,250   12/31/10          Refinance          3.06   3.06
3.07   Hallmark/Barbs                                         4,125   02/29/08         Acquisition         3.07   3.07
3.08   Rent A Center                                          4,184   12/31/07         Acquisition         3.08   3.08
3.09   Metro Technical Comm College                           7,270   06/30/07         Acquisition         3.09   3.09
 3.1                                                                                    Refinance          3.1    3.1
3.11                                                                                    Refinance          3.11   3.11
3.12                                                                                    Refinance          3.12   3.12
3.13   Arbys                                                  4,121   06/30/09         Acquisition         3.13   3.13
  4                                                                                    Acquisition          4      4
4.01                                                                                   Acquisition         4.01   4.01
4.02                                                                                   Acquisition         4.02   4.02
4.03                                                                                   Acquisition         4.03   4.03
4.04                                                                                   Acquisition         4.04   4.04
4.05                                                                                   Acquisition         4.05   4.05
4.06                                                                                   Acquisition         4.06   4.06
4.07                                                                                   Acquisition         4.07   4.07
4.08                                                                                   Acquisition         4.08   4.08
4.09                                                                                   Acquisition         4.09   4.09
 4.1                                                                                   Acquisition         4.1    4.1
4.11                                                                                   Acquisition         4.11   4.11
4.12                                                                                   Acquisition         4.12   4.12
  5    Century Letter Company, Inc.                          85,743   03/31/10    Acquisition/Refinance     5      5
  6                                                                                     Refinance           6      6
6.01   Bon-Ton                                               65,780   01/31/12          Refinance          6.01   6.01
6.02   Belk's Home & Kids                                    65,738   06/01/07          Refinance          6.02   6.02
6.03   Kaufmann's                                           104,948   09/30/11          Refinance          6.03   6.03
6.04   Sears                                                 51,019   10/23/10          Refinance          6.04   6.04
  7                                                                                     Refinance           7      7
  8                                                                                    Acquisition          8      8
  9    Pier 1 Imports                                         9,800   08/31/07          Refinance           9      9
 10                                                                                     Refinance           10
10.01  Rafferty's Inc                                         7,400   09/30/08          Refinance         10.01    10
10.02  Roeding Insurance Group                                5,109   08/01/16          Refinance         10.02    11
10.03                                                                                   Refinance         10.03    12
10.04  La Fajita                                              4,125   09/30/08          Refinance         10.04    13
10.05                                                                                   Refinance         10.05    14
 11    TCF National Bank of MN                               18,051   01/31/07         Acquisition          11     15
 12                                                                                    Acquisition          12     16
 13                                                                                     Refinance           13     17
 14                                                                                     Refinance           14     18
 15    Halliburton                                           34,496   12/31/10          Refinance           15     19
 16                                                                                     Refinance           16     20
 17                                                                                     Refinance           17     21
 18                                                                                     Refinance           18     22
 19                                                                                     Refinance           19     23
 20    Blockbuster                                            4,982   12/31/10         Acquisition          20     24
 21                                                                                     Refinance           21     25
 22                                                                                     Refinance           22     26
22.01                                                                                   Refinance         22.01  26.01
22.02                                                                                   Refinance         22.02  26.02
22.03                                                                                   Refinance         22.03  26.03
22.04                                                                                   Refinance         22.04  26.04
22.05                                                                                   Refinance         22.05  26.05
 23                                                                                     Refinance           23     27
 24                                                                                     Refinance           24     28
 25                                                                                     Refinance           25     29
25.01                                                                                   Refinance         25.01  29.01
25.02                                                                                   Refinance         25.02  29.02
25.03                                                                                   Refinance         25.03  29.03
25.04                                                                                   Refinance         25.04  29.04
 26    PCF, Inc.                                             40,000   11/30/08          Refinance           26     30
 27                                                                                    Acquisition          27     31
 28                                                                                     Refinance           28     32
28.01                                                                                   Refinance         28.01  32.01
28.02                                                                                   Refinance         28.02  32.02
28.03                                                                                   Refinance         28.03  32.03
 29                                                                                    Acquisition          29     33
 30                                                                                    Acquisition          30     34
 31                                                                                    Acquisition          31     35
 32                                                                                     Refinance           32     36
 33                                                                                     Refinance           33     37
 34                                                                                     Refinance           34     38
 35    Pioneer Medical Group Cardiology                       3,994   08/31/13          Refinance           35     39
 36                                                                                     Refinance           36     40
36.01                                                                                   Refinance         36.01  40.01
36.02                                                                                   Refinance         36.02  40.02
 37                                                                                    Acquisition          37     41
 38                                                                                     Refinance           38     42
 39                                                                                    Acquisition          39     43
 40                                                                                     Refinance           40     44
 41    Petco                                                 13,082   09/30/10          Refinance           41     45
 42    Interstate Theater Corp.                              23,800   12/31/07          Refinance           42     46
 43    Centex Homes                                          13,861   08/01/11         Acquisition          43     47
 44    PSS/World Medical, Inc.                               40,000   09/30/07         Acquisition          44     48
 45                                                                                     Refinance           45     49
 46    KFC of America                                         3,911   11/28/07          Refinance           46     50
 47    Shoe Carnival, Inc.                                   12,000   04/30/13          Refinance           47     51
 48    Mago Earth, Inc.                                       3,625   05/31/10         Acquisition          48     52
 49                                                                                     Refinance           49     53
49.01  White Hen Pantry                                       2,500   02/28/10          Refinance         49.01  53.01
49.02  Check-N-Go                                             2,000   09/30/10          Refinance         49.02  53.02
 50    Eckerd Corporation                                    12,320   06/30/19          Refinance           50     54
 51                                                                                    Acquisition          51     55
 52                                                                                     Refinance           52     56
 53    Litehouse Pools                                       10,000   02/01/16         Acquisition          53     57
 54                                                                                     Refinance           54     58
 55    Hi-Health                                              3,656   12/31/10          Refinance           55     59
 56                                                                                     Refinance           56     60
 57                                                                                    Acquisition          57     61
57.01  El Quatro Restaurant                                   2,625   06/30/10         Acquisition        57.01  61.01
57.02  Parker Cleaners                                        2,100   03/31/10         Acquisition        57.02  61.02
57.03  Magic Nails                                            1,560   07/31/10         Acquisition        57.03  61.03
 58    The Kroger Company                                     9,000   01/31/11          Refinance           58     62
 59    Denny's                                                5,000   06/26/09          Refinance           59     63
 60                                                                                     Refinance           60     64
 61                                                                                     Refinance           61     65
 62                                                                                     Refinance           62     66
 63    Paragon                                                6,378   10/31/19          Refinance           63     67
 64    Silver Rogers                                          9,050   10/31/15          Refinance           64     68
 65    Rent A Center                                          4,640   08/30/10         Acquisition          65     69
 66                                                                                     Refinance           66     70
 67                                                                                     Refinance           67     71
 68    Aco, Inc.                                             12,900   02/28/12          Refinance           68     72
 69    Youth Emergency Services                               9,444   03/01/07          Refinance           69     73
 70    Blockbuster Video                                      6,400     MTM             Refinance           70     74
 71                                                                                     Refinance           71     75
 72                                                                                    Acquisition          72     76
 73    Jimmy John's Sandwiches and Image Cosmetic             2,000   11/30/09          Refinance           73     77
 74    Chinese Yellow Pages                                   4,974   06/01/09         Acquisition          74     78
 75    Catherine's, Inc.                                      4,000   05/31/07         Acquisition          75     79
 76                                                                                     Refinance           76     80
 77                                                                                     Refinance           77     81
 78                                                                                    Acquisition          78     82
 79    St. Vincent Hospital and Health Care Center, Inc       1,717     MTM             Refinance           79     83
 80                                                                                     Refinance           80     84
 81                                                                                    Acquisition          81     85
 82                                                                                     Refinance           82     86
 83    Breast Care Center of Indiana, P.C. (Dr. Schmidt)      7,430   04/30/14          Refinance           83     87
 84                                                                                     Refinance           84     88
 85    Renter's Choice                                        2,800   11/30/10         Acquisition          85     89
 86    Rivercross Orthopaedics & Sports Medicine              4,409   10/31/12          Refinance           86     90
 87                                                                                    Acquisition          87     91
 88    CVS                                                    8,450   05/01/07         Acquisition          88     92
 89    Department of Veterans Affairs                         7,096   05/31/09          Refinance           89     93
 90    Z-Auto                                                 4,023   10/31/10          Refinance           90     94
 91    Sheenan, Sheehan & Stelz                              13,387   03/31/08         Acquisition          91     95
 92                                                                                     Refinance           92     96
 93                                                                                     Refinance           93     97
 94                                                                                     Refinance           94     98
 95    Intertune Internet Solutions                           1,931   02/14/09          Refinance           95     99
 96                                                                                     Refinance           96    100
 97    BJV Enterprises - Laundry Mat                          3,448   01/31/11          Refinance           97    101
 98                                                                                     Refinance           98    102
 99    Bloomington Hospital                                   6,488   10/31/09          Refinance           99    103
 100   Dollar Tree                                           13,500   06/30/10         Acquisition         100    104
 101                                                                                    Refinance          101    105
 102                                                                                    Refinance          102    106
 103                                                                                    Refinance          103    107
 104   Datatrac Corporation                                   6,404   01/31/08         Acquisition         104    108
 105                                                                                   Acquisition         105    109
 106                                                                                    Refinance          106    110
 107                                                                                   Acquisition         107    111
 108                                                                                    Refinance          108    112
 109                                                                                   Acquisition         109    113
 110                                                                                    Refinance          110    114
 111   Dr. David Salm & Dr. Stuart Herlands                   4,188   12/31/09         Acquisition         111    115
 112                                                                                   Acquisition         112    116
 113                                                                                    Refinance          113    117
 114                                                                                   Acquisition         114    118
 115   Fast Payday Loans of Ohio                              1,380   05/31/10          Refinance          115    119
 116                                                                                   Acquisition         116    120
 117                                                                                   Acquisition         117    121
 118                                                                                   Acquisition         118    122

                             FOOTNOTES TO ANNEX A-1

(1)  With respect to cross-collateralized and cross-defaulted Mortgage Loans, the UW DSCR (x), Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)  For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage
     Loan's Original Balance ($), Current Balance ($), and Maturity/ARD Balance
     ($) is allocated to the respective Mortgaged Property based on the Mortgage
     Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3)  Each letter identifies a group of cross-collateralized, cross-defaulted
     Mortgage Loans.

(4)  Each number identifies a group of related borrowers.

(5)  For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
     Fee").

(6)  For Mortgage Loans that are Interest-Only for their entire term, the
     Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the
     Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(7)  Annual Debt Service ($) calculated by multiplying the Monthly Debt Service
     ($) by 12.

(8)  For Mortgage Loans with an Interest-Only period, the I/O Period reflects the initial Interest-Only period as of the respective Note Date of the
     Mortgage Loan.

(9)  The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.

     The "Gtrt1%orYM" component of the prepayment provision represents remaining
     Yield Maintenance Charge payments.

     With respect to Loan Numbers 6, 41, 86, and 100, the "L" component and the
     "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated B-Note.

(10) With respect to Loan Number 18 (Kaiser Foundation Building), the Mortgage
     Loan has two lock out periods separated by a period of Yield Maintenance.

(11) The UW DSCR (x) for all partial interest-only Mortgage Loans was calculated based on the first principal and interest payment made after the Closing
     Date during the term of the Mortgage Loan.

(12) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related Mortgage Loan documents.

(13) Represents the monthly amounts required to be deposited by the borrower.
     The amount required to be deposited in such account may be capped pursuant to the Mortgage Loan documents.

(14) For Mortgage Loans that have a First Payment Date in August 2006 the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.

(15) With respect to Loan Numbers 10 ($12,600,00 "As-Is" value), 20 ($36,960,000
     "As-Is" value), 22 ($34,000,000 "As-Is" value), 26 ($25,545,000 "As-Is"
     value), and 49 ($15,500,000 "As-Is" value), the Appraised Values ($) and
     Appraisal Dates are reflective of the "As-Stabilized" values defined in the respective appraisals.

(16) With respect to Loan Number 78 (9550 Flaire Drive), the Mortgage Loan has
     an UW DSCR (x) of 1.09x, however, when the UW DSCR (x) is calculated assuming the application of the $650,000 holdback in reduction of its cut-off-date principal balance the revised DSCR (x) is 1.20x.

(17) Certain Mortgage Loans have a tenant that leases multiple spaces at the same property/portfolio. The date displayed represents the earliest lease expiration.

                                   Annex A-1-1

(18) With respect to Loan Number 4 (FPG Portfolio I), Monthly Debt Service ($)
     reflects the first principal and interest payment made into the trust.
     Please refer to Annex D for the complete amortization schedule, which approximates a 30 year schedule.

(19) With respect to Loan Number 93 (Hollywood Medical Office II), there are three separate lease expirations for Marshall Stauber MD leased space (MTM,
     November 2009, May 2011). Approximately 75% of Marshall Stauber MD leased space expires in November 2009.

(20) With respect to Loan Number 31 (Rockwell Automation), the fee interest in the property is owned by the Town of Brookhaven Industrial Development
     Agency ("IDA") and leased to the borrower, which subleased the fee interest to Rockwell Automation, Inc. (the "Subtenant") The fee interest will revert to borrower upon exercise of an option to purchase the property for $1.00 or the expiration of the lease (3/31/2013). Both the fee interest and the lease interest in the property are mortgaged to the lender as collateral for the Mortgage Loan. Upon an event of default under the Mortgage Loan, the lender will foreclose against both the fee and leasehold interest and eliminate the borrower's lease. Rockwell Automation, Inc's sublease will remain in place if the Subtenant is not in default of its obligations under the sublease.

                                   Annex A-1-2

                                                                       ANNEX A-2

               CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
                            AND MORTGAGED PROPERTIES

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                      WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                             AGGREGATE      % OF                 STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                               MORTGAGE         DATE         POOL    MORTGAGE     TERM        UW      LTV         AT
CUT-OFF DATE BALANCES           LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------

  $2,035,000 -   $2,999,999           7   $   16,417,257       0.8%    5.6259%        117   1.27x      71.0%      62.0%
  $3,000,000 -   $3,999,999           7       23,968,863       1.1     5.7795         126   1.35x      69.2%      53.3%
  $4,000,000 -   $4,999,999          10       44,381,124       2.1     5.9060         129   1.28x      75.5%      57.5%
  $5,000,000 -   $6,999,999          21      126,351,455       6.0     5.9955         118   1.33x      72.2%      62.3%
  $7,000,000 -   $9,999,999          22      182,060,311       8.6     5.8849         118   1.35x      72.8%      63.1%
 $10,000,000 -  $14,999,999          21      254,019,053      12.0     6.1680         118   1.37x      70.3%      61.3%
 $15,000,000 -  $24,999,999          15      272,675,756      12.9     6.1523         132   1.31x      71.4%      57.2%
 $25,000,000 -  $49,999,999          11      366,888,967      17.3     6.0362         121   1.31x      76.3%      67.1%
 $50,000,000 - $149,999,999           7      538,840,000      25.4     6.1153         114   1.31x      73.3%      68.0%
$150,000,000 - $292,700,000           1      292,700,000      13.8     6.2575         119   1.28x      75.1%      75.1%
                              -----------------------------------------------------------------------------------------
TOTAL:                              122   $2,118,302,787     100.0%    6.0934%        120   1.32X      73.3%      65.5%
                              =========================================================================================

                                 MORTGAGE RATES

                                                                                         WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                               MORTGAGE        DATE          POOL    MORTGAGE      TERM       UW      LTV         AT
MORTGAGE RATES                  LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------

5.3400% - 5.4999%                     8   $  115,963,039       5.5%    5.4216%        120   1.36x      70.0%      60.1%
5.5000% - 5.9999%                    64      654,170,179      30.9     5.8339         122   1.33x      73.4%      63.4%
6.0000% - 6.4999%                    44    1,201,149,249      56.7     6.2184         120   1.31x      74.4%      68.4%
6.5000% - 7.3800%                     6      147,020,321       6.9     6.7565         109   1.24x      66.5%      54.9%
                              -----------------------------------------------------------------------------------------
TOTAL:                              122   $2,118,302,787     100.0%    6.0934%        120   1.32X      73.3%      65.5%
                              =========================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                         WEIGHTED AVERAGES
                                                                     --------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
ORIGINAL TERM TO               MORTGAGE         DATE         POOL    MORTGAGE      TERM       UW      LTV         AT
MATURITY IN MONTHS              LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR     RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

 60 -  72                             1   $   11,000,000       0.5%    6.5600%         58   1.14x      59.8%      59.8%
 73 -  84                             1       77,000,000       3.6     6.7100          84   1.20x      65.8%      63.0%
 85 - 120                           112    1,921,922,228      90.7     6.0717         119   1.32x      73.8%      66.9%
121 - 180                             5       64,606,982       3.0     5.8611         144   1.27x      74.5%      55.5%
181 - 240                             3       43,773,578       2.1     6.1871         211   1.29x      68.1%      21.2%
                                 --------------------------------------------------------------------------------------
TOTAL:                              122   $2,118,302,787     100.0%    6.0934%        120   1.32X      73.3%      65.5%
                                 ======================================================================================

                                   Annex A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                 WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE      % OF                  STATED            CUT-OFF
                         NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
REMAINING TERM TO         MORTGAGE        DATE         POOL     MORTGAGE      TERM       UW      LTV         AT
MATURITY IN MONTHS         LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------

 58 -  60                        1   $   11,000,000       0.5%    6.5600%         58    1.14x     59.8%      59.8%
 61 -  84                        1       77,000,000       3.6     6.7100          84    1.20x     65.8%      63.0%
 85 - 120                      114    1,937,507,960      91.5     6.0681         119    1.32x     73.8%      66.9%
121 - 180                        3       49,021,249       2.3     5.9379         153    1.27x     73.3%      52.1%
181 - 240                        3       43,773,578       2.1     6.1871         211    1.29x     68.1%      21.2%
                         -----------------------------------------------------------------------------------------
TOTAL:                         122   $2,118,302,787     100.0%    6.0934%        120    1.32X     73.3%      65.5%
                         =========================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                 WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE      % OF                  STATED            CUT-OFF
                         NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE        DATE         POOL     MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS             LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------

180 - 240                        3   $   23,241,396       1.4%    6.3721%        231    1.23x     69.8%       2.0%
241 - 300                       12      119,270,011       7.2     6.0460         136    1.42x     65.2%      46.4%
301 - 330                        4       28,939,365       1.8     5.9400         115    1.32x     75.9%      62.4%
331 - 360                       95    1,480,652,015      89.6     6.0772         118    1.29x     74.0%      65.5%
                         -----------------------------------------------------------------------------------------
TOTAL:                         114   $1,652,102,787     100.0%    6.0767%        120    1.30X     73.3%      63.2%
                         =========================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                 WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE      % OF                  STATED            CUT-OFF
                         NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
REMAINING AMORTIZATION    MORTGAGE        DATE         POOL     MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS             LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------

178 - 240                        3   $   23,241,396       1.4%    6.3721%        231    1.23x     69.8%       2.0%
241 - 300                       12      119,270,011       7.2     6.0460         136    1.42x     65.2%      46.4%
301 - 330                        4       28,939,365       1.8     5.9400         115    1.32x     75.9%      62.4%
331 - 360                       95    1,480,652,015      89.6     6.0772         118    1.29x     74.0%      65.5%
                         -----------------------------------------------------------------------------------------
TOTAL:                         114   $1,652,102,787     100.0%    6.0767%        120    1.30X     73.3%      63.2%
                         =========================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                   Annex A-2-2

                               AMORTIZATION TYPES

                                                                                 WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE      % OF                  STATED            CUT-OFF
                         NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
                          MORTGAGE        DATE         POOL     MORTGAGE      TERM       UW      LTV         AT
AMORTIZATION TYPES         LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only           52   $  884,381,732      41.7%    5.9772%        115    1.25x     74.7%      67.9%
Balloon                         59      744,479,659      35.1     6.1857         123    1.36x     71.8%      59.5%
Interest-Only                    8      466,200,000      22.0     6.1525         118    1.36x     73.4%      73.4%
                         -----------------------------------------------------------------------------------------
SUBTOTAL:                      119   $2,095,061,391      98.9%    6.0903%        119    1.32X     73.4%      66.2%
FULLY AMORTIZING LOANS
Fully Amortizing                 2   $   19,079,047       0.9%    6.5035%        230    1.26x     68.2%       1.8%
Partial Interest -Only           1   $    4,162,348       0.2%    5.7700%        233    1.06x     77.1%       3.2%
                         -----------------------------------------------------------------------------------------
SUBTOTAL:                        3   $   23,241,396       1.1%    6.3721%        231    1.23X     69.8%       2.0%
                         -----------------------------------------------------------------------------------------
TOTAL:                         122   $2,118,302,787     100.0%    6.0934%        120    1.32X     73.3%      65.5%
                         =========================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                 WEIGHTED AVERAGES
                                                                --------------------------------------------------
UNDERWRITTEN                            AGGREGATE      % OF                  STATED            CUT-OFF
CASH FLOW                NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
DEBT SERVICE              MORTGAGE        DATE         POOL     MORTGAGE      TERM       UW      LTV         AT
COVERAGE RATIOS            LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------

1.06x - 1.19x                   12   $  158,616,625       7.5%    6.2198%        119    1.16x     75.7%      65.6%
1.20x - 1.29x                   67    1,325,588,162      62.6     6.0823         119    1.25x     75.1%      68.7%
1.30x - 1.39x                   16      227,017,881      10.7     6.0066         125    1.34x     73.6%      61.5%
1.40x - 1.49x                   11      152,841,978       7.2     6.2575         119    1.43x     68.4%      58.3%
1.50x - 1.69x                    9      198,422,613       9.4     6.1215         122    1.57x     67.7%      57.5%
1.70x - 1.99x                    2       11,605,529       0.5     5.9453         119    1.88x     63.4%      52.0%
2.00x - 2.49x                    4       36,210,000       1.7     5.8050         118    2.13x     55.9%      53.9%
2.50x - 2.60x                    1        8,000,000       0.4     5.5730         118    2.60x     49.4%      49.4%
                         -----------------------------------------------------------------------------------------
TOTAL:                         122   $2,118,302,787     100.0%    6.0934%        120    1.32X     73.3%      65.5%
                         =========================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                 WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE      % OF                  STATED            CUT-OFF
                         NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE    LTV RATIO
CUT-OFF DATE              MORTGAGE        DATE         POOL     MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS                 LOANS         BALANCE      BALANCE     RATE       (MOS.)     DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------------

49.4% - 50.0%                    2   $   11,500,000       0.5%    5.5675         118    2.47x     49.6%      49.6%
50.1% - 60.0%                   11      116,413,471       5.5     5.9636         112    1.63x     57.4%      52.1%
60.1% - 65.0%                    8      133,491,685       6.3     6.2751         119    1.52x     63.0%      54.0%
65.1% - 70.0%                   15      200,974,015       9.5     6.2616         126    1.28x     67.0%      52.2%
70.1% - 75.0%                   28      504,101,204      23.8     6.0473         121    1.32x     73.6%      63.1%
75.1% - 85.3%                   58    1,151,822,411      54.4     6.0815         119    1.25x     77.4%      71.6%
                         -----------------------------------------------------------------------------------------
TOTAL:                         122   $2,118,302,787     100.0%    6.0934%        120    1.32X     73.3%      65.5%
                         =========================================================================================

                                   Annex A-2-3

                           MATURITY DATE LTV RATIOS(1)

                                                                        WEIGHTED AVERAGES
                                                        -------------------------------------------------
                                AGGREGATE       % OF                 STATED           CUT-OFF
                 NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE    LTV RATIO
MATURITY DATE     MORTGAGE        DATE          POOL    MORTGAGE      TERM      UW      LTV         AT
LTV RATIOS(2)      LOANS         BALANCE      BALANCE     RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------

37.5% -  40.0%           3   $   43,534,017       2.1%    6.0992%        156   1.49x     60.8%      38.4%
40.1% -  50.0%           6       45,607,738       2.2     5.9492         130   1.71x     59.7%      46.5%
50.1% -  60.0%          24      318,754,829      15.2     6.0626         120   1.47x     64.4%      56.1%
60.1% -  70.0%          63      880,439,808      42.0     6.0996         115   1.29x     74.3%      64.7%
70.1% -  77.8%          23      806,725,000      38.5     6.0985         119   1.26x     77.3%      74.3%
                 ----------------------------------------------------------------------------------------
TOTAL:                 119   $2,095,061,391     100.0%    6.0903%        119   1.32X     73.4%      66.2%
                 ========================================================================================

                         TYPE OF MORTGAGED PROPERTIES(2)

                                                                      WEIGHTED AVERAGES
                                                                 --------------------------
                                         AGGREGATE      % OF            CUT-OFF
                          NUMBER OF       CUT-OFF      INITIAL            DATE
                          MORTGAGED        DATE         POOL      UW      LTV
PROPERTY TYPE            PROPERTIES       BALANCE      BALANCE   DSCR    RATIO    OCCUPANCY
-------------------------------------------------------------------------------------------

OFFICE
CBD                               7   $  415,603,014      19.6%  1.26x     75.4%      96.1%
Suburban                         30      337,800,568      15.9   1.28x     73.9%      97.5%
                         -------------------------------------------------------------------
SUBTOTAL:                        37   $  753,403,582      35.6%  1.27X     74.7%      96.7%

RETAIL
Anchored                         37   $  368,162,094      17.4%  1.34x     74.7%      95.6%
Unanchored                       12       72,458,340       3.4   1.20x     72.1%      94.3%
Shadow Anchored                   2       13,550,000       0.6   1.29x     78.3%      94.0%
                         -------------------------------------------------------------------
SUBTOTAL:                        51   $  454,170,433      21.4%  1.32X     74.4%      95.3%

INDUSTRIAL
Warehouse/Distribution           22   $  242,829,838      11.5%  1.26x     75.8%     100.0%
Flex                              8      134,895,292       6.4   1.26x     69.6%      84.4%
                         -------------------------------------------------------------------
SUBTOTAL:                        30   $  377,725,130      17.8%  1.26X     73.6%      94.4%

HOTEL
Full Service                      8   $  224,183,647      10.6%  1.49x     69.6%        NAP
Limited Service                   5       39,897,557       1.9   1.49x     66.1%        NAP
                         -------------------------------------------------------------------
SUBTOTAL:                        13   $  264,081,204      12.5%  1.49X     69.1%        NAP

MULTIFAMILY
Garden                           23   $  201,163,508       9.5%  1.34x     71.0%      92.9%
Mid/High Rise                     6       16,041,000       0.8   1.21x     73.7%      90.6%
                         -------------------------------------------------------------------
SUBTOTAL:                        29   $  217,204,508      10.3%  1.33X     71.2%      92.7%

MANUFACTURED HOUSING              3   $   17,196,567       0.8%  1.24x     76.7%      92.1%

MIXED USE
Office/Retail                     1   $    8,888,652       0.4%  1.32x     75.9%     100.0%
Office/Warehouse                  1        7,818,497       0.4   1.27x     79.8%      98.4%
                         -------------------------------------------------------------------
SUBTOTAL:                         2   $   16,707,149       0.8%  1.30X     77.7%      99.3%

SELF STORAGE                      2   $   11,104,213       0.5%  1.46x     72.2%      90.1%

SENIOR HOUSING
Independent Living                1   $    6,710,000       0.3%  2.08x     50.1%     100.0%
                         -------------------------------------------------------------------
TOTAL:                          168   $2,118,302,787     100.0%  1.32X     73.3%      95.4%
                         ===================================================================

(1) Excludes fully amortizing mortgage loans.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                   Annex A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                               WEIGHTED AVERAGES
                                                               -------------------------------------------------
                                       AGGREGATE      % OF                  STATED           CUT-OFF
                        NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE    LTV RATIO
                        MORTGAGED        DATE         POOL     MORTGAGE      TERM      UW      LTV         AT
LOCATION               PROPERTIES       BALANCE      BALANCE     RATE       (MOS.)    DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------

District Of Columbia            1   $  292,700,000      13.8%    6.2575%        119   1.28x     75.1%      75.1%
California                     11      155,828,022       7.4     6.1285         121   1.21x     72.7%      64.2%
Texas                          18      139,393,086       6.6     6.0435         118   1.28x     73.6%      66.8%
New York                       11      138,081,000       6.5     6.3765         100   1.23x     70.8%      65.4%
Wisconsin                       9      118,986,818       5.6     5.9924         119   1.29x     77.4%      76.8%
Florida                         9       98,578,297       4.7     6.1850         119   1.30x     71.8%      62.1%
Ohio                           14       94,411,559       4.5     6.2403         119   1.32x     72.9%      63.7%
New Jersey                      7       89,245,137       4.2     6.0460         123   1.37x     72.2%      61.1%
Indiana                         7       87,748,647       4.1     5.6288         115   1.25x     74.9%      64.6%
Pennsylvania                    7       79,809,134       3.8     6.0676         120   1.25x     77.3%      67.0%
Nebraska                       13       77,260,000       3.6     6.1949         119   1.31x     76.1%      68.5%
Arizona                         2       75,000,000       3.5     6.3253         120   1.58x     63.8%      54.9%
Maryland                        5       57,315,201       2.7     5.9523         118   1.28x     74.3%      66.6%
Tennessee                       4       56,403,178       2.7     6.2081         119   1.37x     75.1%      65.3%
West Virginia                   2       55,525,000       2.6     5.6808         118   1.47x     72.8%      64.1%
Virginia                        3       55,375,000       2.6     6.2112         120   1.43x     74.7%      63.9%
Kentucky                        7       52,184,337       2.5     5.9612         116   1.27x     77.0%      65.4%
Minnesota                       2       45,995,196       2.2     5.7500         119   1.26x     72.8%      65.1%
Connecticut                     4       45,000,000       2.1     6.0493         161   1.77x     62.8%      39.0%
Georgia                         4       41,718,296       2.0     5.8186         132   1.36x     73.3%      59.6%
South Carolina                  2       33,261,456       1.6     6.0132         168   1.31x     70.3%      48.0%
Oklahoma                        1       32,688,804       1.5     5.9050         118   1.22x     78.2%      66.3%
North Carolina                  4       28,552,426       1.3     6.0675         119   1.22x     73.6%      65.4%
Mississippi                     1       28,500,000       1.3     6.4400         120   1.50x     75.0%      64.4%
Michigan                        4       27,236,955       1.3     5.7650         118   1.62x     68.4%      58.0%
Nevada                          3       21,988,000       1.0     6.0728         120   1.23x     71.6%      62.8%
Washington                      1       17,000,000       0.8     5.4900         117   1.28x     55.7%      51.8%
Illinois                        2       15,619,047       0.7     5.9821         130   1.17x     78.6%      58.2%
South Dakota                    1       11,180,000       0.5     6.1735         119   1.24x     78.6%      71.3%
New Hampshire                   2        9,026,159       0.4     6.1462         119   1.23x     77.6%      71.5%
Massachusetts                   1        8,225,000       0.4     6.2300         118   1.20x     76.4%      66.7%
New Mexico                      2        7,734,891       0.4     6.1428         119   1.36x     74.6%      65.0%
Missouri                        1        6,956,275       0.3     6.0900         118   1.21x     73.4%      57.2%
Utah                            1        5,020,340       0.2     5.9400         116   1.35x     66.9%      52.0%
Alabama                         1        4,650,000       0.2     5.9400         119   1.20x     79.5%      68.9%
Maine                           1        4,105,529       0.2     5.8820         116   1.84x     69.6%      54.0%
                       -----------------------------------------------------------------------------------------
TOTAL:                        168   $2,118,302,787     100.0%    6.0934%        120   1.32X     73.3%      65.5%
                       =========================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                   Annex A-2-5

                          YEARS BUILT/RENOVATED(1),(2)

                                                                          WEIGHTED AVERAGES
                                                          -------------------------------------------------
                                  AGGREGATE       % OF                 STATED           CUT-OFF
                   NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE    LTV RATIO
YEARS              MORTGAGED        DATE          POOL    MORTGAGE      TERM      UW      LTV         AT
BUILT/RENOVATED   PROPERTIES       BALANCE      BALANCE     RATE       (MOS.)    DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------

1923 - 1959                2   $    7,113,707       0.3%    5.9037%        119   1.20x     77.1%      67.1%
1960 - 1969                4       20,177,613       1.0     6.1174         118   1.25x     71.4%      60.9%
1970 - 1979               13       84,357,353       4.0     6.2077         119   1.24x     76.8%      67.3%
1980 - 1989               28      171,071,917       8.1     5.9933         119   1.34x     73.1%      65.5%
1990 - 1999               39      756,916,218      35.7     6.0509         118   1.28x     74.5%      69.5%
2000 - 2006               82    1,078,665,978      50.9     6.1310         121   1.34x     72.2%      62.6%
                  -----------------------------------------------------------------------------------------
TOTAL:                   168   $2,118,302,787     100.0%    6.0934%        120   1.32X     73.3%      65.5%
                  =========================================================================================

                              PREPAYMENT PROTECTION

                                                                                      WEIGHTED AVERAGES
                                                                      -------------------------------------------------
                                              AGGREGATE       % OF                 STATED           CUT-OFF
                               NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE    LTV RATIO
PREPAYMENT                      MORTGAGE         DATE         POOL    MORTGAGE      TERM      UW       LTV        AT
PROTECTION                       LOANS         BALANCE      BALANCE     RATE       (MOS.)    DSCR     RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

Defeasance                           114   $2,039,878,217      96.3%    6.0948%        119   1.32x     73.3%      65.7%
Defeasance/Yield Maintenance           2       40,581,147       1.9     6.0440         142   1.21x     74.1%      59.9%
Yield Maintenance                      6       37,843,423       1.8     6.0693         119   1.42x     71.9%      60.6%
                               ----------------------------------------------------------------------------------------
TOTAL:                               122   $2,118,302,787     100.0%    6.0934%        120   1.32X     73.3%      65.5%
                               ========================================================================================

                          PARTIAL INTEREST ONLY PERIODS

                                                                      WEIGHTED AVERAGES
                                                        -------------------------------------------------
                                 AGGREGATE      % OF                 STATED           CUT-OFF
                   NUMBER OF      CUT-OFF     INITIAL              REMAINING            DATE    LTV RATIO
PARTIAL INTEREST    MORTGAGE        DATE        POOL    MORTGAGE      TERM      UW      LTV         AT
ONLY PERIODS         LOANS        BALANCE     BALANCE     RATE       (MOS.)    DSCR    RATIO     MATURITY
---------------------------------------------------------------------------------------------------------

 3 - 12                    8   $ 68,813,081       7.7%    5.9674%        125   1.24x     76.5%      62.3%
13 - 24                   14    237,095,000      26.7     5.8074         118   1.31x     74.2%      65.4%
25 - 36                   18    299,291,000      33.7     6.1530         110   1.22x     73.3%      67.1%
37 - 48                    1     10,720,000       1.2     5.8800         119   1.17x     78.8%      72.4%
49 - 60                   12    272,625,000      30.7     5.9349         119   1.24x     76.2%      71.3%
                   --------------------------------------------------------------------------------------
                          53   $888,544,081     100.0%    5.9762%        116   1.25X     74.7%      67.6%
                   ======================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                   Annex A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                         -------------------------------------------------
                                            AGGREGATE        % OF                     STATED           CUT-OFF
                             NUMBER OF       CUT-OFF        INITIAL                 REMAINING            DATE    LTV RATIO
                              MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE      TERM      UW      LTV         AT
CUT-OFF DATE BALANCES          LOANS         BALANCE        BALANCE        RATE       (MOS.)    DSCR    RATIO    MATURITY
--------------------------------------------------------------------------------------------------------------------------

 $2,150,000 -   $2,999,999           3   $    7,190,257            0.4%    5.8099%        116   1.36x     67.4%      56.6%
 $3,000,000 -   $3,999,999           3        9,862,083            0.5     6.0558         137   1.21x     76.2%      46.6%
 $4,000,000 -   $4,999,999           9       39,581,124            2.1     5.9201         131   1.28x     74.9%      55.9%
 $5,000,000 -   $6,999,999          15       90,006,259            4.8     6.0223         118   1.35x     73.3%      62.4%
 $7,000,000 -   $9,999,999          19      155,425,982            8.2     5.9134         118   1.37x     71.6%      62.0%
$10,000,000 -  $14,999,999          18      217,659,130           11.5     6.2149         118   1.38x     69.7%      60.9%
$15,000,000 -  $24,999,999          11      196,493,277           10.4     6.2051         137   1.32x     72.1%      55.5%
$25,000,000 -  $49,999,999          10      338,648,967           18.0     6.0859         122   1.28x     76.6%      67.4%
$50,000,000 - $292,700,000           8      831,540,000           44.1     6.1653         116   1.30x     73.9%      70.5%
                             ---------------------------------------------------------------------------------------------
TOTAL:                              96   $1,886,407,079          100.0%    6.1263%        120   1.31X     73.5%      65.7%
                             =============================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                         -------------------------------------------------
                                            AGGREGATE         % OF                    STATED           CUT-OFF
                             NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE    LTV RATIO
                              MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE      TERM      UW      LTV        AT
MORTGAGE RATES                 LOANS         BALANCE         BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

5.3800% - 5.4999%                    2   $   60,007,039            3.2%    5.3933%        122   1.29x     72.1%      59.6%
5.5000% - 5.9999%                   48      542,258,146           28.7     5.8439         122   1.35x     73.4%      63.0%
6.0000% - 6.4999%                   40    1,137,121,574           60.3     6.2181         120   1.31x     74.6%      68.7%
6.5000% - 7.3800%                    6      147,020,321            7.8     6.7565         109   1.24x     66.5%      54.9%
                             ---------------------------------------------------------------------------------------------
TOTAL:                              96   $1,886,407,079          100.0%    6.1263%        120   1.31X     73.5%      65.7%
                             =============================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                         -------------------------------------------------
                                            AGGREGATE         % OF                    STATED           CUT-OFF
                             NUMBER OF       CUT-OFF         INITIAL                REMAINING            DATE    LTV RATIO
ORIGINAL TERM TO              MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE      TERM      UW      LTV        AT
MATURITY IN MONTHS(1)          LOANS         BALANCE         BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------------------

 60 -  72                            1   $   11,000,000            0.6%    6.5600%         58   1.14x     59.8%      59.8%
 73 -  84                            1       77,000,000            4.1     6.7100          84   1.20x     65.8%      63.0%
 85 - 120                           87    1,700,716,443           90.2     6.1016         119   1.32x     74.1%      67.4%
121 - 180                            4       53,917,059            2.9     5.9327         150   1.26x     73.5%      53.2%
181 - 240                            3       43,773,578            2.3     6.1871         211   1.29x     68.1%      21.2%
                             ---------------------------------------------------------------------------------------------
TOTAL:                              96   $1,886,407,079          100.0%    6.1263%        120   1.31X     73.5%      65.7%
                             =============================================================================================

                                   Annex A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      --------------------------------------------------
                                        AGGREGATE         % OF                     STATED            CUT-OFF
                         NUMBER OF       CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
REMAINING TERM TO         MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM       UW      LTV         AT
MATURITY IN MONTHS(1)      LOANS         BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------

 58 -  72                        1   $   11,000,000            0.6%     6.5600%         58    1.14x     59.8%      59.8%
 73 -  84                        1       77,000,000            4.1      6.7100          84    1.20x     65.8%      63.0%
 85 - 120                       88    1,705,612,252           90.4      6.1010         119    1.32x     74.1%      67.4%
121 - 180                        3       49,021,249            2.6      5.9379         153    1.27x     73.3%      52.1%
181 - 240                        3       43,773,578            2.3      6.1871         211    1.29x     68.1%      21.2%
                         -----------------------------------------------------------------------------------------------
TOTAL:                          96   $1,886,407,079          100.0%     6.1263%        120    1.31X     73.5%      65.7%
                         ===============================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                      --------------------------------------------------
                                        AGGREGATE         % OF                     STATED            CUT-OFF
                         NUMBER OF       CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS             LOANS         BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------

180 - 240                        3   $   23,241,396            1.6%     6.3721%        231    1.23x     69.8%       2.0%
241 - 300                       12      119,270,011            8.4      6.0460         136    1.42x     65.2%      46.4%
301 - 330                        4       28,939,365            2.0      5.9400         115    1.32x     75.9%      62.4%
331 - 360                       70    1,252,256,308           88.0      6.1223         117    1.29x     74.3%      65.9%
                         -----------------------------------------------------------------------------------------------
TOTAL:                          89   $1,423,707,079          100.0%     6.1163%        121    1.30X     73.5%      63.2%
                         ===============================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                      --------------------------------------------------
                                        AGGREGATE         % OF                     STATED            CUT-OFF
                         NUMBER OF       CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
REMAINING AMORTIZATION    MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS             LOANS         BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------

178 - 240                        3   $   23,241,396            1.6%     6.3721%        231    1.23x     69.8%       2.0%
241 - 300                       12      119,270,011            8.4      6.0460         136    1.42x     65.2%      46.4%
301 - 330                        4       28,939,365            2.0      5.9400         115    1.32x     75.9%      62.4%
331 - 360                       70    1,252,256,308           88.0      6.1223         117    1.29x     74.3%      65.9%
                         -----------------------------------------------------------------------------------------------
TOTAL:                          89   $1,423,707,079          100.0%     6.1163%        121    1.30X     73.5%      63.2%
                         ===============================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                   Annex A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      --------------------------------------------------
                                        AGGREGATE         % OF                     STATED            CUT-OFF
                         NUMBER OF       CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
                          MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM       UW      LTV         AT
AMORTIZATION TYPES         LOANS         BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only           33   $  721,840,809           38.3%     6.0357%        115    1.24x     75.3%      68.8%
Balloon                         53      678,624,874           36.0      6.1933         123    1.36x     71.7%      59.3%
Interest-Only                    7      462,700,000           24.5      6.1570         118    1.36x     73.5%      73.5%
                         -----------------------------------------------------------------------------------------------
SUBTOTAL:                       93   $1,863,165,683           98.8%     6.1232%        119    1.32X     73.6%      66.5%
Fully Amortizing                 2   $   19,079,047            1.0%     6.5035%        230    1.26x     68.2%       1.8%
Partial Interest -Only           1   $    4,162,348            0.2%     5.7700%        233    1.06x     77.1%       3.2%
                         -----------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS           3   $   23,241,396            1.2%     6.3721%        231    1.23X     69.8%       2.0%
                         -----------------------------------------------------------------------------------------------
TOTAL:                          96   $1,886,407,079          100.0%     6.1263%        120    1.31X     73.5%      65.7%
                         ===============================================================================================

  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE
                                      LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      --------------------------------------------------
UNDERWRITTEN                            AGGREGATE         % OF                     STATED            CUT-OFF
CASH FLOW                NUMBER OF       CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
DEBT SERVICE              MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM       UW      LTV         AT
COVERAGE RATIOS            LOANS         BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------

1.06x - 1.19x                   11   $  147,896,625            7.8%     6.2444%        119    1.16x     75.5%      65.1%
1.20x - 1.29x                   47    1,180,180,129           62.6      6.1201         119    1.25x     75.5%      69.2%
1.30x - 1.39x                   15      203,935,402           10.8      5.9700         126    1.33x     73.3%      61.1%
1.40x - 1.49x                   10      137,891,978            7.3      6.2670         119    1.43x     68.7%      58.6%
1.50x - 1.69x                    7      164,187,417            8.7      6.2384         123    1.56x     67.3%      56.8%
1.70x - 1.99x                    2       11,605,529            0.6      5.9453         119    1.88x     63.4%      52.0%
2.00x - 2.60x                    4       40,710,000            2.2      5.7809         118    2.22x     55.2%      53.4%
                         -----------------------------------------------------------------------------------------------
TOTAL:                          96   $1,886,407,079          100.0%     6.1263%        120    1.31X     73.5%      65.7%
                         ===============================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      --------------------------------------------------
                                        AGGREGATE         % OF                     STATED            CUT-OFF
                         NUMBER OF       CUT-OFF         INITIAL                 REMAINING             DATE    LTV RATIO
CUT-OFF DATE              MORTGAGE        DATE        LOAN GROUP 1    MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS                 LOANS         BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------

49.4% - 50.0%                    1   $    8,000,000            0.4%     5.5730%        118    2.60x     49.4%      49.4%
50.1% - 60.0%                    8       86,568,276            4.6      6.0509         110    1.73x     57.5%      52.1%
60.1% - 65.0%                    6      114,748,905            6.1      6.3035         119    1.54x     62.8%      54.0%
65.1% - 70.0%                   12      175,274,015            9.3      6.3163         127    1.29x     66.9%      50.9%
70.1% - 75.0%                   23      463,311,204           24.6      6.0940         121    1.31x     73.7%      63.1%
75.1% - 85.3%                   46    1,038,504,679           55.1      6.0996         119    1.25x     77.3%      72.0%
                         -----------------------------------------------------------------------------------------------
TOTAL:                          96   $1,886,407,079          100.0%     6.1263%        120    1.31X     73.5%      65.7%
                         ===============================================================================================

                                   Annex A-2-9

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                       WEIGHTED AVERAGES
                                                        ----------------------------------------------
                             AGGREGATE        % OF                  STATED          CUT-OFF
               NUMBER OF      CUT-OFF        INITIAL              REMAINING           DATE   LTV RATIO
MATURITY DATE  MORTGAGE        DATE       LOAN GROUP 1  MORTGAGE    TERM      UW      LTV       AT
LTV RATIOS       LOANS        BALANCE        BALANCE      RATE     (MOS.)    DSCR    RATIO   MATURITY
------------------------------------------------------------------------------------------------------

37.5% - 40.0%          3  $   43,534,017          2.3%   6.0992%     156     1.49x    60.8%      38.4%
40.1% - 50.0%          5      42,107,738          2.3    5.9820      131     1.68x    60.5%      46.2%
50.1% - 60.0%         18     254,066,852         13.6    6.1096      120     1.50x    65.2%      56.4%
60.1% - 70.0%         49     751,702,076         40.3    6.1471      115     1.28x    74.1%      64.6%
70.1% - 77.8%         18     771,755,000         41.4    6.1135      119     1.26x    77.2%      74.4%
               ---------------------------------------------------------------------------------------
TOTAL:                93  $1,863,165,683        100.0%   6.1232%     119     1.32X    73.6%      66.5%
               =======================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                      WEIGHTED AVERAGES
                                                                  ------------------------
                                       AGGREGATE        % OF            CUT-OFF
                         NUMBER OF      CUT-OFF        INITIAL            DATE
                         MORTGAGED       DATE       LOAN GROUP 1   UW     LTV
PROPERTY TYPE           PROPERTIES      BALANCE        BALANCE    DSCR   RATIO   OCCUPANCY
------------------------------------------------------------------------------------------

OFFICE
CBD                              7     415,603,014          22.0% 1.26x  75.4%      96.1%
Suburban                        30  $  337,800,568          17.9  1.28x  73.9%      97.5%
                        ------------------------------------------------------------------
SUBTOTAL:                       37  $  753,403,582          39.9% 1.27X  74.7%      96.7%

RETAIL
Anchored                        37  $  368,162,094          19.5% 1.34x  74.7%      95.6%
Unanchored                      12      72,458,340           3.8  1.20x  72.1%      94.3%
Shadow Anchored                  2      13,550,000           0.7  1.29x  78.3%      94.0%
                        ------------------------------------------------------------------
SUBTOTAL:                       51  $  454,170,433          24.1% 1.32X  74.4%      95.3%

INDUSTRIAL
Warehouse/Distribution          22  $  242,829,838          12.9% 1.26x  75.8%     100.0%
Flex                             8     134,895,292           7.2  1.26x  69.6%      84.4%
                        ------------------------------------------------------------------
SUBTOTAL:                       30  $  377,725,130          20.0% 1.26X  73.6%      94.4%

HOTEL
Full Service                     8  $  224,183,647          11.9% 1.49x  69.6%        NAP
Limited Service                  5      39,897,557           2.1  1.49x  66.1%        NAP
                        ------------------------------------------------------------------
SUBTOTAL:                       13  $  264,081,204          14.0% 1.49X  69.1%        NAP

MIXED USE
Office/Retail                    1  $    8,888,652           0.5% 1.32x  75.9%     100.0%
Office/Warehouse                 1       7,818,497           0.4  1.27x  79.8%      98.4%
                        ------------------------------------------------------------------
SUBTOTAL:                        2  $   16,707,149           0.9% 1.30X  77.7%      99.3%

SELF STORAGE                     2  $   11,104,213           0.6% 1.46x  72.2%      90.1%

SENIOR HOUSING
Independent Living               1  $    6,710,000           0.4% 2.08x  50.1%     100.0%

MANUFACTURED HOUSING             1  $    2,505,367           0.1% 1.20x  61.0%      54.1%
                        ------------------------------------------------------------------
TOTAL:                         137  $1,886,407,079         100.0% 1.31X  73.5%      95.7%
                        ==================================================================

(1) Excludes fully amortizing mortgage loans.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                               WEIGHTED AVERAGES
                                                                ----------------------------------------------
                                     AGGREGATE         % OF                  STATED         CUT-OFF
                       NUMBER OF      CUT-OFF         INITIAL              REMAINING          DATE   LTV RATIO
                       MORTGAGED       DATE       LOAN GROUP 1   MORTGAGE     TERM     UW     LTV       AT
LOCATION              PROPERTIES      BALANCE         BALANCE      RATE      (MOS.)   DSCR   RATIO   MATURITY
--------------------------------------------------------------------------------------------------------------

District Of Columbia           1  $  292,700,000          15.5%    6.2575%     119    1.28x    75.1%      75.1%
California                     9     142,144,041           7.5     6.1642      121    1.21x    72.6%      64.4%
New York                       5     122,040,000           6.5     6.4949       97    1.23x    70.4%      65.3%
Wisconsin                      9     118,986,818           6.3     5.9924      119    1.29x    77.4%      76.8%
New Jersey                     7      89,245,137           4.7     6.0460      123    1.37x    72.2%      61.1%
Texas                         11      81,433,163           4.3     6.2124      119    1.29x    74.0%      67.7%
Indiana                        6      81,103,690           4.3     5.5713      114    1.24x    74.8%      64.6%
Florida                        8      78,578,297           4.2     6.1888      119    1.31x    70.8%      61.0%
Nebraska                      13      77,260,000           4.1     6.1949      119    1.31x    76.1%      68.5%
Arizona                        2      75,000,000           4.0     6.3253      120    1.58x    63.8%      54.9%
Pennsylvania                   6      71,209,134           3.8     6.1362      120    1.25x    77.0%      66.1%
Ohio                           7      57,924,035           3.1     6.2727      119    1.28x    73.5%      64.7%
Maryland                       5      57,315,201           3.0     5.9523      118    1.28x    74.3%      66.6%
Tennessee                      4      56,403,178           3.0     6.2081      119    1.37x    75.1%      65.3%
Virginia                       3      55,375,000           2.9     6.2112      120    1.43x    74.7%      63.9%
Kentucky                       7      52,184,337           2.8     5.9612      116    1.27x    77.0%      65.4%
Connecticut                    4      45,000,000           2.4     6.0493      161    1.77x    62.8%      39.0%
Georgia                        4      41,718,296           2.2     5.8186      132    1.36x    73.3%      59.6%
Minnesota                      1      40,000,000           2.1     5.6930      119    1.20x    74.9%      67.3%
South Carolina                 2      33,261,456           1.8     6.0132      168    1.31x    70.3%      48.0%
Oklahoma                       1      32,688,804           1.7     5.9050      118    1.22x    78.2%      66.3%
Mississippi                    1      28,500,000           1.5     6.4400      120    1.50x    75.0%      64.4%
West Virginia                  1      27,285,000           1.4     5.9300      120    1.33x    73.5%      65.0%
Michigan                       4      27,236,955           1.4     5.7650      118    1.62x    68.4%      58.0%
Nevada                         2      15,738,000           0.8     6.1414      120    1.24x    71.2%      62.2%
Illinois                       2      15,619,047           0.8     5.9821      130    1.17x    78.6%      58.2%
North Carolina                 2      13,559,298           0.7     6.2363      120    1.21x    77.1%      70.0%
South Dakota                   1      11,180,000           0.6     6.1735      119    1.24x    78.6%      71.3%
New Hampshire                  2       9,026,159           0.5     6.1462      119    1.23x    77.6%      71.5%
Massachusetts                  1       8,225,000           0.4     6.2300      118    1.20x    76.4%      66.7%
New Mexico                     2       7,734,891           0.4     6.1428      119    1.36x    74.6%      65.0%
Missouri                       1       6,956,275           0.4     6.0900      118    1.21x    73.4%      57.2%
Utah                           1       5,020,340           0.3     5.9400      116    1.35x    66.9%      52.0%
Alabama                        1       4,650,000           0.2     5.9400      119    1.20x    79.5%      68.9%
Maine                          1       4,105,529           0.2     5.8820      116    1.84x    69.6%      54.0%
                      ----------------------------------------------------------------------------------------
TOTAL:                       137  $1,886,407,079         100.0%    6.1263%     120    1.31X    73.5%      65.7%
                      ========================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                WEIGHTED AVERAGES
                                                               -------------------------------------------------
                                  AGGREGATE         % OF                   STATED            CUT-OFF
                   NUMBER OF       CUT-OFF        INITIAL                 REMAINING            DATE    LTV RATIO
YEARS              MORTGAGED         DATE       LOAN GROUP 1   MORTGAGE     TERM       UW      LTV         AT
BUILT/RENOVATED   PROPERTIES       BALANCE        BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------

1958 - 1959                1   $    4,186,707            0.2%    6.2000%        119   1.20x     77.2%      65.9%
1960 - 1969                2        9,660,596            0.5     5.8859         117   1.12x     66.3%      56.1%
1970 - 1979                7       58,691,891            3.1     6.2845         120   1.21x     76.7%      67.5%
1980 - 1989               20      134,373,937            7.1     6.0683         119   1.37x     73.7%      66.4%
1990 - 1999               39      756,916,218           40.1     6.0509         118   1.28x     74.5%      69.5%
2000 - 2006               68      922,577,730           48.9     6.1887         122   1.34x     72.5%      62.5%
                  ----------------------------------------------------------------------------------------------
TOTAL:                   137   $1,886,407,079          100.0%    6.1263%        120   1.31X     73.5%      65.7%
                  ==============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                           --------------------------------------------------
                                               AGGREGATE        % OF                    STATED            CUT-OFF
                               NUMBER OF        CUT-OFF       INITIAL                  REMAINING            DATE    LTV RATIO
PREPAYMENT                      MORTGAGE          DATE      LOAN GROUP 1   MORTGAGE      TERM       UW      LTV         AT
PROTECTION                       LOANS          BALANCE       BALANCE        RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------

Defeasance                            88   $1,807,982,509           95.8%     6.1293%        120   1.31x     73.5%      66.0%
Yield Maintenance                      6       37,843,423            2.0      6.0693         119   1.42x     71.9%      60.6%
Defeasance/Yield Maintenance           2       40,581,147            2.2      6.0440         142   1.21x     74.1%      59.9%
                               ----------------------------------------------------------------------------------------------
TOTAL:                                96   $1,886,407,079          100.0%     6.1263%        120   1.31X     73.5%      65.7%
                               ==============================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                               WEIGHTED AVERAGES
                                                             -------------------------------------------------
                                 AGGREGATE        % OF                   STATED            CUT-OFF
                   NUMBER OF      CUT-OFF       INITIAL                 REMAINING            DATE    LTV RATIO
PARTIAL INTEREST    MORTGAGE        DATE      LOAN GROUP 1   MORTGAGE     TERM       UW      LTV         AT
ONLY PERIODS         LOANS        BALANCE       BALANCE        RATE      (MOS.)     DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------

 3 - 12                    6   $ 38,123,158            5.3%    5.9923%        131   1.22x     75.9%      58.8%
13 - 24                   10    192,705,000           26.5     5.8591         118   1.28x     74.2%      65.5%
25 - 36                    9    253,900,000           35.0     6.2227         108   1.22x     74.1%      68.1%
37 - 60                    9    241,275,000           33.2     5.9820         119   1.24x     77.4%      72.5%
                   -------------------------------------------------------------------------------------------
                          34   $726,003,158          100.0%    6.0341%        115   1.24X     75.3%      68.4%
                   ===========================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                      -------------------------------------------------
                                          AGGREGATE        % OF                   STATED            CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL                REMAINING           DATE     LTV RATIO
                             MORTGAGE        DATE      LOAN GROUP 2   MORTGAGE     TERM        UW     LTV        AT
CUT-OFF DATE BALANCES         LOANS        BALANCE        BALANCE       RATE      (MOS.)      DSCR   RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------

$ 2,035,000 - $ 2,999,999           4   $  9,227,000         4.0%       5.4826%        118   1.20x     73.9%      66.1%
$ 3,000,000 - $ 3,999,999           4     14,106,781         6.1        5.5863         118   1.45x     64.3%      58.0%
$ 4,000,000 - $ 4,999,999           1      4,800,000         2.1        5.7900         117   1.25x     80.0%      70.6%
$ 5,000,000 - $ 6,999,999           6     36,345,196        15.7        5.9292         118   1.30x     69.5%      62.1%
$ 7,000,000 - $ 9,999,999           3     26,634,329        11.5        5.7184         119   1.22x     79.6%      69.4%
$10,000,000 - $14,999,999           3     36,359,923        15.7        5.8875         118   1.31x     73.4%      63.9%
$15,000,000 - $24,999,999           4     76,182,480        32.9        6.0160         118   1.29x     69.5%      61.4%
$25,000,000 - $28,240,000           1     28,240,000        12.2        5.4400         117   1.60x     72.2%      63.2%
                            -------------------------------------------------------------------------------------------
TOTAL:                             26   $231,895,708       100.0%       5.8259%        118   1.33X     71.7%      63.2%
                            ===========================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                               WEIGHTED AVERAGES
                                                              ------------------------------------------------
                                  AGGREGATE        % OF                   STATED            CUT-OFF
                    NUMBER OF      CUT-OFF        INITIAL                REMAINING           DATE     LTV RATI
                     MORTGAGE        DATE      LOAN GROUP 2   MORTGAGE     TERM       UW      LTV        AT
MORTGAGE RATES        LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO    MATURITY
--------------------------------------------------------------------------------------------------------------

5.3400% - 5.4999%           6   $ 55,956,000           24.1%    5.4520%        117   1.43x     67.8%     60.6%
5.5000% - 5.9999%          16    111,912,033           48.3     5.7851         118   1.25x     73.5%     65.3%
6.0000% - 6.3300%           4     64,027,675           27.6     6.2239         119   1.38x     71.9%     61.9%
                    ------------------------------------------------------------------------------------------
TOTAL:                     26   $231,895,708          100.0%    5.8259%        118   1.33X     71.7%     63.2%
                    ==========================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                 WEIGHTED AVERAGES
                                                               -------------------------------------------------
                                   AGGREGATE        % OF                   STATED            CUT-OFF
                     NUMBER OF      CUT-OFF        INITIAL                REMAINING           DATE      LTV RATI
ORIGINAL TERM TO      MORTGAGE        DATE      LOAN GROUP 2   MORTGAGE     TERM       UW      LTV         AT
MATURITY IN MONTHS     LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR    RATIO     MATURITY
----------------------------------------------------------------------------------------------------------------

115 - 126                   26   $231,895,708          100.0%    5.8259%        118   1.33x     71.7%      63.2%
                     -------------------------------------------------------------------------------------------
TOTAL:                      26   $231,895,708          100.0%    5.8259%        118   1.33X     71.7%      63.2%
                     ===========================================================================================

                                  Annex A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                         WEIGHTED AVERAGES
                                                           ---------------------------------------------
                                 AGGREGATE       % OF                  STATED         CUT-OFF
                    NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
REMAINING TERM TO    MORTGAGE      DATE      LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
MATURITY IN MONTHS    LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
----------------------------------------------------------------------------------------------------------

115 - 120                  26  $231,895,708         100.0%   5.8259     118     1.33x    71.7%      63.2%
                    ------------------------------------------------------------------------------------
TOTAL:                     26  $231,895,708         100.0%   5.8259%    118     1.33X    71.7%      63.2%
                    ====================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                            WEIGHTED AVERAGES
                                                              ---------------------------------------------
                                    AGGREGATE       % OF                  STATED         CUT-OFF
                       NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
ORIGINAL AMORTIZATION   MORTGAGE      DATE      LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
TERM IN MONTHS           LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------

300 - 360                     25  $228,395,708         100.0%   5.8300     118     1.32x    72.0%      63.4%
                       ------------------------------------------------------------------------------------
TOTAL:                        25  $228,395,708         100.0%   5.8300%    118     1.32X    72.0%      63.4%
                       ====================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                             WEIGHTED AVERAGES
                                                               ---------------------------------------------
                                     AGGREGATE       % OF                  STATED         CUT-OFF
                        NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
REMAINING AMORTIZATION   MORTGAGE      DATE      LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
TERM IN MONTHS            LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------

358 - 360                      25  $228,395,708         100.0%   5.8300%    118     1.32x    72.0%      63.4%
                        ------------------------------------------------------------------------------------
TOTAL:                         25  $228,395,708         100.0%   5.8300%    118     1.32X    72.0%      63.4%
                        ====================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                  Annex A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                             WEIGHTED AVERAGES
                                                               ---------------------------------------------
                                     AGGREGATE       % OF                  STATED         CUT-OFF
                        NUMBER OF     CUT-OFF      INITIAL               REMAINING          DATE   LTV RATIO
                         MORTGAGE      DATE      LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
AMORTIZATION TYPES        LOANS       BALANCE      BALANCE       RATE      (MOS.)   DSCR   RATIO    MATURITY
------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only          19  $162,540,923          70.1%   5.7175%    118     1.30x    72.0%      64.3%
Balloon                         6    65,854,785          28.4    6.1077     119     1.37x    72.1%      61.4%
Interest-Only                   1     3,500,000           1.5    5.5550     117     2.18x    50.0%      50.0%
                        ------------------------------------------------------------------------------------
TOTAL:                         26  $231,895,708         100.0%   5.8259%    118     1.33X    71.7%      63.2%
                        ====================================================================================

  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE
                                      LOANS

                                                                      WEIGHTED AVERAGES
                                                        ---------------------------------------------
UNDERWRITTEN                  AGGREGATE       % OF                  STATED         CUT-OFF
CASH FLOW        NUMBER OF     CUT-OFF       INITIAL              REMAINING          DATE   LTV RATIO
DEBT SERVICE      MORTGAGE      DATE      LOAN GROUP 2  MORTGAGE    TERM      UW     LTV        AT
COVERAGE RATIOS    LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
-----------------------------------------------------------------------------------------------------

1.17x - 1.39x           22  $179,210,512          77.3%   5.8531%    118     1.25x    73.0%      64.6%
1.40x - 1.49x            1    14,950,000           6.4    6.1700     120     1.43x    65.0%      55.4%
1.50x - 1.99x            2    34,235,196          14.8    5.5608     117     1.61x    69.9%      60.9%
2.00x - 2.18x            1     3,500,000           1.5    5.5550     117     2.18x    50.0%      50.0%
                 ------------------------------------------------------------------------------------
TOTAL:                  26  $231,895,708         100.0%   5.8259%    118     1.33X    71.7%      63.2%
                 ====================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                    WEIGHTED AVERAGES
                                                      ---------------------------------------------
                            AGGREGATE       % OF                  STATED         CUT-OFF
               NUMBER OF     CUT-OFF      INITIAL               REMAINING          DATE   LTV RATIO
CUT-OFF DATE    MORTGAGE      DATE      LOAN GROUP 2  MORTGAGE     TERM     UW     LTV        AT
LTV RATIOS       LOANS       BALANCE       BALANCE      RATE      (MOS.)   DSCR   RATIO    MATURITY
-----------------------------------------------------------------------------------------------------

50.0% - 50.0%          1  $  3,500,000           1.5%   5.5550%    117     2.18x    50.0%      50.0%
50.1% - 65.0%          5    48,587,976          21.0    5.8613     119     1.37x    59.9%      52.9%
65.1% - 75.0%          8    66,490,000          28.7    5.6609     118     1.37x    70.5%      62.6%
75.1% - 80.0%         12   113,317,732          48.9    5.9159     118     1.26x    78.1%      68.4%
               ------------------------------------------------------------------------------------
TOTAL:                26  $231,895,708         100.0%   5.8259%    118     1.33X    71.7%      63.2%
               ====================================================================================

                                  Annex A-2-15

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                           WEIGHTED AVERAGES
                                                           -------------------------------------------------
                               AGGREGATE        % OF                    STATED           CUT-OFF
                 NUMBER OF      CUT-OFF       INITIAL                 REMAINING            DATE    LTV RATIO
MATURITY DATE     MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
LTV RATIOS         LOANS        BALANCE       BALANCE        RATE       (MOS.)    DSCR    RATIO     MATURITY
------------------------------------------------------------------------------------------------------------

50.0% -  50.0%           1   $  3,500,000            1.5%    5.5550%        117   2.18x     50.0%      50.0%
50.1% -  60.0%           6     64,687,976           27.9     5.8784         119   1.33x     61.5%      54.7%
60.1% -  70.0%          14    128,737,732           55.5     5.8225         118   1.34x     75.2%      65.3%
70.1% -  74.6%           5     34,970,000           15.1     5.7685         118   1.20x     79.6%      72.7%
                 -------------------------------------------------------------------------------------------
TOTAL:                  26   $231,895,708          100.0%    5.8259%        118   1.33X     71.7%      63.2%
                 ===========================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                       WEIGHTED AVERAGES
                                                                  --------------------------
                                      AGGREGATE        % OF              CUT-OFF
                        NUMBER OF      CUT-OFF       INITIAL               DATE
                        MORTGAGED       DATE       LOAN GROUP 2    UW      LTV
PROPERTY TYPE          PROPERTIES      BALANCE       BALANCE      DSCR    RATIO    OCCUPANCY
--------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                         23   $201,163,508           86.7%  1.34x     71.0%      92.9%
Mid/High Rise                   6     16,041,000            6.9   1.21x     73.7%      90.6%
                       ---------------------------------------------------------------------
SUBTOTAL:                      29   $217,204,508           93.7%  1.33x     71.2%      92.7%

MANUFACTURED HOUSING            2   $ 14,691,200            6.3%  1.25x     79.4%      98.5%
                       ---------------------------------------------------------------------
TOTAL:                         31   $231,895,708          100.0%  2.57X     71.7%      93.1%
                       =====================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                            WEIGHTED AVERAGES
                                                            -------------------------------------------------
                                AGGREGATE        % OF                   STATED            CUT-OFF
                  NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
                  MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW       LTV        AT
LOCATION         PROPERTIES      BALANCE        BALANCE       RATE       (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------

Texas                     7   $ 57,959,923           25.0%    5.8062%        117   1.28x     73.0%      65.7%
Ohio                      7     36,487,523           15.7     6.1890         119   1.38x     72.1%      62.0%
West Virginia             1     28,240,000           12.2     5.4400         117   1.60x     72.2%      63.2%
Florida                   1     20,000,000            8.6     6.1700         118   1.26x     76.0%      66.3%
Washington                1     17,000,000            7.3     5.4900         117   1.28x     55.7%      51.8%
New York                  6     16,041,000            6.9     5.4759         118   1.21x     73.7%      65.9%
North Carolina            2     14,993,129            6.5     5.9149         119   1.23x     70.5%      61.3%
California                2     13,683,981            5.9     5.7577         119   1.24x     74.1%      62.4%
Pennsylvania              1      8,600,000            3.7     5.5000         118   1.20x     80.0%      74.3%
Indiana                   1      6,644,956            2.9     6.3300         119   1.38x     76.2%      65.3%
Nevada                    1      6,250,000            2.7     5.9000         120   1.20x     72.6%      64.2%
Minnesota                 1      5,995,196            2.6     6.1300         119   1.68x     58.8%      50.1%
                 ---------------------------------------------------------------------------------------------
TOTAL:                   31   $231,895,708          100.0%    5.8259%        118   1.33X     71.7%      63.2%
                 =============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                             WEIGHTED AVERAGES
                                                             -------------------------------------------------
                                 AGGREGATE        % OF                    STATED           CUT-OFF
                   NUMBER OF      CUT-OFF        INITIAL                REMAINING            DATE    LTV RATIO
YEARS              MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
BUILT/RENOVATED   PROPERTIES      BALANCE        BALANCE       RATE       (MOS.)    DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------------

1923 -  1959               1   $  2,927,000            1.3%    5.4800%        119   1.21x     77.0%      68.9%
1960 -  1969               2     10,517,017            4.5     6.3300         119   1.38x     76.2%      65.3%
1970 -  1979               6     25,665,462           11.1     6.0319         119   1.30x     76.8%      66.9%
1980 -  1989               8     36,697,981           15.8     5.7187         119   1.23x     71.1%      62.1%
1990 -  2005              14    156,088,247           67.3     5.7897         118   1.36x     70.6%      62.6%
                  --------------------------------------------------------------------------------------------
TOTAL:                    31   $231,895,708          100.0%    5.8259%        118   1.33X     71.7%      63.2%
                  ============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                       WEIGHTED AVERAGES
                                                       -------------------------------------------------
                           AGGREGATE        % OF                   STATED            CUT-OFF
             NUMBER OF      CUT-OFF       INITIAL                 REMAINING            DATE    LTV RATIO
PREPAYMENT    MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW      LTV         AT
PROTECTION     LOANS        BALANCE       BALANCE        RATE       (MOS.)    DSCR    RATIO     MATURITY
--------------------------------------------------------------------------------------------------------

Defeasance          26   $231,895,708          100.0%    5.8259%        118   1.33x     71.7%      63.2%
             -------------------------------------------------------------------------------------------
TOTAL:              26   $231,895,708          100.0%    5.8259%        118   1.33X     71.7%      63.2%
             ===========================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                             WEIGHTED AVERAGES
                                                             -------------------------------------------------
                                 AGGREGATE        % OF                   STATED            CUT-OFF
                   NUMBER OF      CUT-OFF       INITIAL                 REMAINING            DATE    LTV RATIO
PARTIAL INTEREST    MORTGAGE       DATE       LOAN GROUP 2   MORTGAGE      TERM      UW       LTV        AT
ONLY PERIODS         LOANS        BALANCE       BALANCE        RATE       (MOS.)    DSCR     RATIO    MATURITY
--------------------------------------------------------------------------------------------------------------

10 -  12                   2   $ 30,689,923           18.9%    5.9366%        117   1.27x     77.3%      66.6%
13 -  24                   4     44,390,000           27.3     5.5828         118   1.46x     74.0%      65.0%
25 -  60                  13     87,461,000           53.8     5.7090         118   1.22x     69.1%      63.1%
                   -------------------------------------------------------------------------------------------
                          19   $162,540,923          100.0%    5.7175%        118   1.30X     72.0%      64.3%
                   ===========================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                  Annex A-2-18

                                                                       ANNEX A-3

              DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUP OF
               CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL
                            MORTGAGE LOAN INFORMATION

                                   Annex A-3-1

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
   TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

LOAN                                                          NUMBER OF    LOAN   CUT-OFF DATE
SELLER(1)   LOAN NAME                      CITY, STATE        PROPERTIE   GROUP      BALANCE
----------------------------------------------------------------------------------------------

JPMCB       Warner Building                (Washington, DC)           1       1   $292,700,000
JPMCB       Greenway Portfolio             (Middleton, WI)            8       1   $112,000,000
JPMCB       Midwest Retail Portfolio       (Various,                 13       1   $ 81,730,000
                                           Various)
CIBC        FPG Portfolio I                (Various,                 12       1   $ 79,210,000
                                           Various)
CIBC        The Factory Building           (Long Island               1       1   $ 77,000,000
                                           City, NY)
CIBC        Lightstone Portfolio           (Various,                  4       1   $ 73,900,000
                                           Various)
CIBC        Scottsdale Plaza Resort        (Scottsdale, AZ)           1       1   $ 65,000,000
CIBC        Thomson Consumer Electronics   (Indianapolis,             1       1   $ 50,000,000
            Headquarters                   IN)
JPMCB       Marina Waterside               (Marina Del Rey,           1       1   $ 43,000,000
                                           CA)
JPMCB       Pulliam Portfolio              (Various,                  5       1   $ 40,601,694
                                           Various)
JPMCB       US Bank Center - St. Paul      (St. Paul, MN)             1       1   $ 40,000,000
CIBC        Preferred Freezer Services     (Newark, NJ)               1       1   $ 37,000,000
            Headquarters
CIBC        Marriott - Williamsburg        (Williamsburg,             1       1   $ 36,000,000
                                           VA)
JPMCB       Kaiser Foundation Building     (Redwood City,             1       1   $ 35,935,163
                                           CA)
JPMCB       Oklahoma Tower                 (Oklahoma City,            1       1   $ 32,688,804
                                           OK)

LOAN        % OF   SF/UNITS/     UW     CUT-OFF     PROPERTY
SELLER(1)    IPB     ROOMS      DSCR   LTV RATIO      TYPE
-------------------------------------------------------------

JPMCB       13.8%    602,471   1.28x        75.1%    Office
JPMCB        5.3%    913,105   1.29x        77.8%    Office
JPMCB        3.9%  1,457,129   1.24x        78.6%    Retail

CIBC         3.7%  1,832,897   1.25x        78.1%   Various

CIBC         3.6%  1,024,908   1.20x        65.8%  Industrial

CIBC         3.5%  1,905,421   1.33x        73.5%    Retail

CIBC         3.1%        404   1.65x        62.5%     Hotel
CIBC         2.4%    570,856   1.25x        72.5%    Office

JPMCB        2.0%    132,652   1.15x        78.2%    Retail

JPMCB        1.9%    300,850   1.32x        75.9%   Various

JPMCB        1.9%    362,031   1.20x        74.9%    Office
CIBC         1.7%    201,239   1.25x        78.4%  Industrial

CIBC         1.7%        295   1.50x        75.0%     Hotel

JPMCB        1.7%     62,500   1.21x        74.2%    Office

JPMCB        1.5%    565,414   1.22x        78.2%    Office

Top 5 Total/Weighted Average    $  642,640,000   30.3%  1.26x   75.3%
Top 10 Total/Weighted Average   $  915,141,694   43.2%  1.29x   74.2%
Top 15 Total/Weighted Average   $1,096,765,661   51.8%  1.29x   74.5%

(1) "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.

--------------------------------------------------------------------------------
                      LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

                                                                PROPERTY    CUT-OFF DATE   % OF
LOAN SELLER   LOAN NAME                  CITY, STATE              TYPE         BALANCE      IPB
--------------------------------------------------------------------------------------------------

CIBC          The Factory Building       Long Island City,NY   Industrial    $77,000,000    3.6%

CIBC          312-326 S. Beverly Drive   Beverly Hills, CA       Retail      $11,000,000    0.5%

                REMAINING     REMAINING IO      UW     CUT-OFF
LOAN SELLER   TERM (MONTHS)   TERM (MONTHS)    DSCR   LTV RATIO
---------------------------------------------------------------

CIBC                     84              36   1.20x       65.8%

CIBC                     58              58   1.14x       59.8%

                                      A-3-2

                                                               JPMCC 2006-CIBC15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-3

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                WARNER BUILDING
--------------------------------------------------------------------------------

                      [3 PHOTOS OF WARNER BUILDING OMITTED]

                                      A-3-4

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 WARNER BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $292,700,000
CUT-OFF DATE PRINCIPAL BALANCE:   $292,700,000
% OF POOL BY IPB:                 13.8%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Warner Investments, L.P.
SPONSOR:                          Vornado Realty, LP
ORIGINATION DATE:                 05/05/06
INTEREST RATE:                    6.2575%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    05/07/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(90),O(5)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROW/RESERVES:                   INITIAL   MONTHLY
                                  ------------------
TAXES:                                  $0        $0
INSURANCE:                              $0        $0
CAPEX:                                  $0        $0
OTHER(3):                         $250,000        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee & Leasehold
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   602,471
LOCATION:                         Washington, D.C.
YEAR BUILT/RENOVATED:             1924/1992
OCCUPANCY:                        99.0%(1)
OCCUPANCY DATE:                   03/27/06
NUMBER OF TENANTS:                11
HISTORICAL NOI:
   2004:                          $21,222,000
   2005:                          $20,493,512
UW REVENUES:                      $35,875,104
UW EXPENSES:                      $11,862,283
UW NOI:                           $24,012,821(2)
UW NET CASH FLOW:                 $23,803,063
APPRAISED VALUE:                  $390,000,000
APPRAISAL DATE:                   04/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:             $486
CUT-OFF DATE LTV:                 75.1%
MATURITY DATE LTV:                75.1%
UW DSCR:                          1.28x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                  RATINGS
                                 MOODY'S/                % OF     BASE RENT        LEASE
TENANT NAME                      FITCH(4)   TOTAL SF   TOTAL SF      PSF      EXPIRATION YEAR
---------------------------------------------------------------------------------------------

HOWREY LLP                                   316,689     52.6%     $37.98           2018
BAKER BOTTS LLP                              136,143     22.6%     $40.83           2020
GENERAL ELECTRIC                  Aaa/AAA     51,146      8.5%     $38.00           2016
WARNER THEATRE OPERATING GROUP                41,986      7.0%     $ 7.02           2007

(1)  Vornado master leases 41,183 square feet of space. Occupancy for the Warner
     Building excluding the master leased space is 92.2%.

(2)  Increase in NOI from 2005 is primarily attributed to, among other things, averaging of future rent increases of Howrey LLP, Baker Botts LLP, and
     General Electric, all of whose leases extend beyond the loan maturity.

(3)  Escrows for potential cost overruns relating to the build out of General
     Electric's 9th floor space.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-5

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 WARNER BUILDING
--------------------------------------------------------------------------------

THE LOAN. The Warner Building mortgage loan is secured by a first lien mortgage in a fee and partial leasehold interest in a thirteen story Class A office building containing approximately 602,471 square feet of net leasable area located within the Washington, DC central business district. The leasehold portion will be converted to a fee interest upon the execution by the borrower of a $4.5 million ground lease purchase option in April 2008. The sponsor,
Vornado Realty, LP ("Vornado") (Baa2/BBB) has guaranteed the purchase option.

THE BORROWER. The borrower is Warner Investments, L.P., which is 89% owned by
Vornado and 11% owned by limited partners. Non-recourse carve-outs will be limited to the borrowing entity.

Vornado is a fully integrated equity real estate investment trust and a member of the S&P 500. Its common shares are traded on the New York Stock Exchange
(NYSE symbol: "VNO") and its market capitalization is approximately $13.25 billion as of May 10, 2006. Vornado is one of the largest owners and managers of real estate in the United States with a portfolio of approximately 56 million square feet in its major platforms, which include a New York City office portfolio, a Washington, DC office portfolio, a retail portfolio and merchandise marts. The New York office portfolio consists of 20 office properties aggregating approximately 13.0 million square feet. The Washington D.C./Northern
Virginia office portfolio consists of 90 office properties and one hotel aggregating approximately 17.7 million square feet. The retail portfolio consists of 111 retail properties aggregating approximately 16.2 million square feet and is located in seven states and Puerto Rico.

THE PROPERTY. The Warner Building is a Class A office building located in
Washington D.C. Designated a historical landmark, the property totals approximately 602,471 square feet, and is located at 1299 Pennsylvania Avenue between the White House and the Capitol, in the East End submarket. The collateral includes: i) the approximately 2,000-seat, approximately 39,800 square foot Warner Theatre (built in 1924 and fully renovated in 1992 to restore its beaux-arts facade), ii) approximately 17,215 square feet of ground-level retail space, iii) approximately 542,293 square feet of Class A office space,
iv) approximately 3,459 square feet of storage space and v) two levels of underground parking. Amenities include a 13-story, naturally lit interior atrium, a fully equipped fitness facility, a furnished rooftop terrace, on-site concierge, and restaurant and banking facilities.

The Warner Building's occupancy rate for each of the last five years is: 100%
(2001), 100% (2002), 100% (2003), 100% (2004) and 88.4% (2005). The current occupancy rate is 92.5% (99% with the Vornado leasehold interest). The average effective annual rental rate per square foot for each of the last three years is: $49.55 (2003), $51.89 (2004) and $51.89 (2005). Renovations are currently in progress for the General Electric Company ("GE"), Baker Botts LLP ("Baker
Botts") and Howrey LLP ("Howrey") space. The remaining planned renovations
(estimated at $13.3 million) are guaranteed by Vornado.

SIGNIFICANT TENANTS. Howrey occupies 316,689 square feet at a rental rate of
$37.98 per square foot on a triple-net basis. Their lease expires on January 31,
2018 with one 10-year extension option. Founded in 1956, Howrey is an international law firm with over 575 attorneys and more than 50 economic, financial, and regulatory consultants. Howrey has offices in 14 cities, including Washington, D.C., Los Angeles, London, and Brussels. A consistent
American Lawyer "A-List" firm, Howrey is one of the most frequently used law firms in the nation among Fortune 250 companies according to the National Law
Journal's survey of "Who Represents Corporate America". Howrey's Intellectual
Property practice was ranked a top national practice by IP Law & Business and its Antitrust Practice was named the world's #1 Antitrust/Competition practice by Global Competition Review's GCR 100.

Baker Botts occupies 136,143 square feet at a rental rate of $40.83 per square foot on a triple-net basis. Their lease expires on February 28, 2020 with one
10-year extension option. Baker Botts, founded in 1840, is an international law firm with offices in 10 cities, including Washington, D.C., Houston, London,
Riyadh and Dubai. With approximately 700 lawyers, Baker Botts has major practices in Corporate, Environmental, Intellectual Property and Tax Law.

GE (Aaa/AAA) occupies 51,146 square feet at a rental rate of $38.00 per square foot on a triple-net basis. Their lease expires on August 31, 2016. GE, headquartered in Stamford, CT, is a diversified industrial corporation. GE's operating businesses include Infrastructure, Industrial, Healthcare, NBC
Universal, Commercial Finance and Consumer Finance. Its products include major appliances, lighting products, industrial automation products, medical diagnostic imaging systems, bioscience assays and separation technology products, electrical distribution and control equipment, locomotives, power generation and delivery products, nuclear power support services and fuel assemblies, commercial and military aircraft jet engines, chemicals and equipment for treatment of water and process systems, security equipment and systems, and engineered materials, such as plastics and silicones. GE's services include product services, electrical product supply houses, electrical apparatus installation, engineering, and repair and rebuilding services.

THE MARKET.(1) Washington, D.C. reports a total office inventory of 557 buildings totaling approximately 88,873,000 square feet. Over the last 5 years, vacancy rates have ranged from 6.2% to 8.2%, and, as of the fourth quarter of
2005, are reported at 7.2%. Rental rates range from $27.50 per square foot to
$60.50 per square foot, averaging $40.56 per square foot ($46.37 per square foot for newer buildings).

Washington, D.C. is divided into six (6) submarkets. The Warner Building is located in the East End submarket, which comprises 35% of the Washington, D.C.
inventory and consists of 171 buildings totaling 31,034,000 square feet. In
2005, this submarket experienced a 2.5% decrease in vacancy rate, falling to
7.6%. While only 134,000 square feet was added to the submarket in 2005, it posted net absorption of 760,000 square feet. In addition, rental rates increased approximately 5%, rising to approximately $44 per square foot (newer buildings average $47.69 per square foot, with the high end of the range at $61 per square foot).

The competitive set of Class A office buildings within a 1-mile radius of the property includes 15 properties totaling approximately 6,450,412 square feet.
These assets report vacancy rates from 0% to 10.8%, averaging 2.1%. Rental rates range from $40 per square foot to $61 per square foot, with an average of $47.54 per square foot.

(1)  Certain information was obtained from the Warner Building appraisal dated
     April 1, 2006.

                                     A-3-6

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                WARNER BUILDING
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The property is managed by Charles E. Smith Commercial
Realty ("Smith"), which utilizes Kaempfer Management Services, LLC ("Kaempfer")
as on-site manager of the Warner Building. Smith is an experienced manager of office properties in the Washington, D.C. and northern Virginia area. Smith, a division of Vornado, is the largest commercial landlord in the area, owning approximately 16,500,000 square feet of office space. In addition, Smith manages another approximately 8,000,000 square feet of office space on behalf of third parties. The Warner Building has been on-site managed by Kaempfer, the original developer of the Warner Building, since 1992.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
              LEASES       FEET     % OF GLA     BASE RENT     RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
YEAR         EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP        6,092        1.0%            NAP       NAP         6,092          1.0%              NAP         NAP
2006 & MTM       1          631        0.1     $    20,489       0.1%        6,723          1.1%      $    20,489         0.1%
2007             4       47,345        7.9         419,412       2.0        54,068          9.0%      $   439,900         2.0%
2008             0            0        0.0               0       0.0        54,068          9.0%      $   439,900         2.0%
2009             1          515        0.1           5,279       0.0        54,583          9.1%      $   445,179         2.1%
2010             0            0        0.0               0       0.0        54,583          9.1%      $   445,179         2.1%
2011             0            0        0.0               0       0.0        54,583          9.1%      $   445,179         2.1%
2012             0            0        0.0               0       0.0        54,583          9.1%      $   445,179         2.1%
2013             1        2,727        0.5         102,126       0.5        57,310          9.5%      $   547,305         2.5%
2014             0            0        0.0               0       0.0        57,310          9.5%      $   547,305         2.5%
2015             0            0        0.0               0       0.0        57,310          9.5%      $   547,305         2.5%
2016             1       51,146        8.5       1,943,548       9.0       108,456         18.0%      $ 2,490,853        11.6%
AFTER            3      494,015       82.0      18,986,789      88.4       602,471        100.0%      $21,477,642       100.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL           11      602,471      100.0%    $21,477,642     100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                      A-3-7

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 WARNER BUILDING
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF WARNER BUILDING OMITTED]

                                      A-3-8

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 WARNER BUILDING
--------------------------------------------------------------------------------

                                                                WARNER BUILDING
                                                        July 2006 Current Stacking Plan
                                                             (Post-GE Relocation)
---------------------------------------------------------------------------------------------------------------------------------

                                                                  BAKER BOTTS
                                                             Lease Expires 2/28/20
   13                                                           38,751 Sq. Ft.
                                                                  Suite 1300
---------------------------------------------------------------------------------------------------------------------------------
                                                                  BAKER BOTTS
                                                             Lease Expires 2/28/20
   12                                                            41.046 Sq. Ft.
                                                                  Suite 1200
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               BAKER BOTTS
                                      VACANT                                              Lease Expires 2/28/20
   11                             41.183 Sq. Ft.                                              5,079 Sq. Ft.
                                    Suite 1100                                                 Suite 1125
---------------------------------------------------------------------------------------------------------------------------------
                                                                  BAKER BOTTS
                                                             Lease Expires 2/28/20
   10                                                           50,997 Sq. Ft.
                                                                  Suite 1000
---------------------------------------------------------------------------------------------------------------------------------
                                                               GENERAL ELECTRIC
                                                            Lease Expires 6/30/16
    9                                                           51,146 Sq. Ft.
                                                                  Suite 900
---------------------------------------------------------------------------------------------------------------------------------
                                                                  HOWREY LLP
                                                             Lease Expires 1/31/18
    8                                                           52,298 Sq. Ft.
                                                                   Suite 8OO
---------------------------------------------------------------------------------------------------------------------------------
                                                                  HOWREY LLP
                                                             Lease Expires 1/31/18
    7                                                           51.185Sq. Ft.
                                                                  Suite 700
---------------------------------------------------------------------------------------------------------------------------------
                                                                  HOWREY LLP
                                                            Lease Expires 1/31/18
    6                                                           50,621 Sq. Ft.
                                                                  Suite 600
---------------------------------------------------------------------------------------------------------------------------------
                               THE WARNER THEATRE                                              HOWREY LLP
                              Lease Expires 9/30/07                                       Lease Expires 1/31/18
    5                             9,950 Sq. Ft.                                              35,007 Sq. Ft.
                                    Suite 510                                                   Suite 500
---------------------------------------------------------------------------------------------------------------------------------
                               THE WARNER THEATRE                                              HOWREY LLP
                              Lease Expires 9/30/07                                       Lease Expires 1/31/18
    4                             9,950 Sq. Ft.                                              34,459 Sq. Ft.
                                    Suite 410                                                   Suite 400
---------------------------------------------------------------------------------------------------------------------------------
                               THE WARNER THEATRE                                              HOWREY LLP
                              Lease Expires 9/30/07                                       Lease Expires 1/31/18
    3                              9 950 Sq. Ft.                                              33,044 Sq. Ft.
                                    Suite 310                                                   Suite 300
---------------------------------------------------------------------------------------------------------------------------------
                               THE WARNER THEATRE                                              HOWREY LLP
                              Lease Expires 9/30/07                                       Lease Expires 1/31/18
    2                              9,950 Sq. Ft.                                              21,847 Sq. Ft.
                                    Suite 210                                                   Suite 200
---------------------------------------------------------------------------------------------------------------------------------
                                                                              CHRISTIAN
            THE BREW      WARNER      DEAN &                                   SCIENCE    CHEVY CHASE    KAEMPFER  WARNER THEATRE
              HOUSE     NEWSSTAND     DELUCA    AU BON PAIN   DEAN & DELUCA    READING       BANK       MANAGEMENT    OPERATION
              Lease       Lease       Lease        Lease         Lease          Lease        Lease                     Lease
    1        Expires     Expires     Expires      Expires       Expires        Expires      Expires                   Expires
            12/31/10     4/30/09     8/31/07      11/30/13      8/31/07        9/30/06     11/30/07                   11/30/07
          5,501 Sq. Ft. 515 Sq. Ft. 515 Sq. Ft. 2,727 Sq. Ft.  2,740 Sq. Ft. 631 Sq. Ft. 2,104 Sq. Ft. 296 Sq. Ft. 2,186 Sq. Ft.
            Suite 100   Suite 110   Suite 125    Suite 160     Suite c001     Suite 631    Suite C003    Suite 002    Suite 111
---------------------------------------------------------------------------------------------------------------------------------
                                                                 HOWREY LLP
                                                            Lease Expires 1/31/18
BASEMENT                                                       35,630 Sq. Ft.
                                                                  Suite B3
---------------------------------------------------------------------------------------------------------------------------------

          ----   ----   ----   ----   ----   ----   ----   ------    ------
          ----   ----   ----   ----   ----   ----   ----   ------    ------
          2004   2005   2006   2007   2008   2009   2010   GT 2010   Vacant

                                      A-3-9

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                               GREENWAY PORTFOLIO
--------------------------------------------------------------------------------

                    [3 PHOTOS OF GREENWAY PORTFOLIO OMITTED]

                                     A-3-10

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                               GREENWAY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $112,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $112,000,000
% OF POOL BY IPB:                 5.3%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Greenway Office Center L.L.C.
SPONSOR:                          Terrence R. Wall, T. Wall Properties
                                  Master Limited Partnership
ORIGINATION DATE:                 04/27/06
INTEREST RATE:                    6.0000%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    05/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  $14,000,000
ADDITIONAL DEBT TYPE(2):          Mezzanine Loan, Permitted
                                  Mezzanine Debt
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                             INITIAL    MONTHLY
                                                             -------------------
TAXES:                                                       $766,382   $127,730
INSURANCE:                                                         $0         $0
CAPEX:                                                             $0    $11,414
TI/LC:                                                             $0    $76,094
OTHER(3):                                                    $459,351         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Office -- Suburban
SQUARE FOOTAGE:                   913,105
LOCATION:                         Middleton, WI
YEAR BUILT/RENOVATED:             Various/Various
OCCUPANCY:                        93.8%
OCCUPANCY DATE:                   03/20/06
NUMBER OF TENANTS:                68
HISTORICAL NOI:
   2004:                          $7,894,165
   2005:                          $8,192,135
UW REVENUES:                      $14,723,401
UW EXPENSES:                      $5,053,674
UW NOI(1):                        $9,669,726
UW NET CASH FLOW:                 $8,788,621
APPRAISED VALUE:                  $144,000,000
APPRAISAL DATE:                   03/15/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $123
CUT-OFF DATE LTV:                 77.8%
MATURITY DATE LTV:                77.8%
UW DSCR:                          1.29x
--------------------------------------------------------------------------------

                          SIGNIFICANT PORTFOLIO TENANTS

                                        RATINGS                     % OF     BASE RENT        LEASE
TENANT NAME                        MOODY'S/ FITCH(4)   TOTAL SF   TOTAL SF      PSF      EXPIRATION YEAR
--------------------------------------------------------------------------------------------------------

PHARMACEUTICAL PRODUCT
   DEVELOPMENT, INC.                                    132,499     14.5%     $13.28          2016
TELEPHONE AND DATA SYSTEMS, INC.       Baa3/BBB+        124,325     13.6%     $18.42          2012
CAPITOL INDEMNITY CORPORATION                            53,287      5.8%     $15.50          2015

(1)  Increase from 2005 NOI to UW NOI is primarily attributed to the completion of The Oaks at Greenway property and additional leases signed in 2005.

(2)  Future mezzanine debt is permitted as long as, among other things, LTV is no greater than 90% and DSCR is no less than 1.05x following the incurrence of such mezzanine debt.

(3)  Includes $280,485 escrow for outstanding tenant improvements and $178,866 rent abatement escrow in the form of a letter of credit.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-11

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                               GREENWAY PORTFOLIO
--------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                                                                                                      LEAD
                                                                                                     TENANT
                                            YEAR    SQUARE                                            % OF      ALLOCATED
      PROPERTY NAME           LOCATION     BUILT     FEET    OCCUPANCY %         LEAD TENANT           GLA    LOAN AMOUNT
--------------------------------------------------------------------------------------------------------------------------

Wisconsin Trade Center     Middleton, WI    1991   260,208       78.9%               TDS               47.8%  $ 32,278,000
Greenway Research Center   Middleton, WI    1996   190,574      100.0%               PPD               46.9%    24,344,000
Greenway Office Building   Middleton, WI    2001   222,639       99.2%     Capitol Indemnity Corp.     23.9%    26,833,000
Western Tower              Middleton, WI    1989    73,920      100.0%        Smith & Gesteland        33.7%     7,856,000
Oaks at Greenway           Middleton, WI    2005    49,734      100.0%            Activision           70.9%     6,611,000
Deming Building            Middleton, WI    1995    47,043      100.0%            MortgageIT           65.5%     5,989,000
PPD Pharmaceutical         Middleton, WI    1996    43,145      100.0%               PPD              100.0%     5,600,000
Pond Buildings             Middleton, WI    1990    25,842      100.0%        Grobe & Associates       13.9%     2,489,000
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             913,105       93.8%                                        $112,000,000
--------------------------------------------------------------------------------------------------------------------------

THE LOAN. The Greenway Office Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 8 suburban office buildings consisting of approximately 913,105 square feet located in Middleton, Wisconsin.

THE BORROWER. The borrowing entity is a single purpose, bankruptcy remote entity
100% owned by T. Wall Master Limited Partnership ("T. Wall"). T. Wall is
controlled by Terrence Wall (32% ownership interest), with the remaining 68%
held by passive limited partners (each with less than 20% ownership interest).
Terrance Wall and T. Wall are the non-recourse carve-out guarantors. Terrence
Wall is the founder and President of T. Wall Properties, located in Madison,
Wisconsin. Mr. Wall has over twenty years of experience in the real estate industry, primarily focusing on large master-planned commercial communities anchored by office and industrial uses.

T. Wall Properties is a Madison-based, commercial real estate development firm that owns over 1.3 million square feet of space, making it one of the largest office developers in Wisconsin and the largest office developer in Dane County.
T. Wall Properties is a privately traded partnership with over 175 shareholders and has developed over $197 million in properties.

RELEASE. After the permitted defeasance date and provided that no event of default exists, individual properties may be released from the lien of the mortgage subject to the satisfaction of certain conditions, including, but not limited to, (i) payment by the borrower of an amount equal to 115% of the allocated loan amount of the individual property to be released; (ii) the DSCR following the proposed release date will equal or exceed the greater of the DSCR at origination of the mortgage loan and the DSCR for the 12 months immediately prior to the date of the release; and (iii) the LTV shall be equal to or less than the lesser of the LTV at closing and the LTV for the 12 months immediately prior to the date of release.

THE PROPERTY. The Greenway Office Portfolio was built in several stages from
1989 to 2005 by Greenway Properties, a Madison-based development firm. The
Greenway Office Portfolio features an assortment of suburban office buildings with a variety of flexible floor plans. All eight buildings are in close proximity to each other.

                                     A-3-12

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                               GREENWAY PORTFOLIO
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

Telephone and Data Systems, Inc. ("TDS") (17.64% of gross leaseable area) is a
Chicago-based Fortune 500 telecommunications corporation founded in 1969 with established wireless and local wireline businesses. Through its strategic business units, U.S. Cellular and TDS Telecom, TDS provides wireless, local telephone and broadband service to customers in rural and suburban markets around the country. The company employs approximately 11,500 people and serves more than 6 million wireless and local telephone customers in 36 states. The company's stock trades on the AMEX under the symbol "TDS". Standard & Poor's credit rating for TDS is "A-".

Pharmaceutical Product Development, Inc. ("PPD") (14.44% of gross leaseable area) and its subsidiaries provide drug discovery and development services and products, primarily in the United States and Europe. The company provides a range of discovery and development services, and products to enable pharmaceutical, biotechnology, and medical device companies to develop compounds, drugs, and medical devices. PPD offers its products and services in
28 countries worldwide. PPD was founded in 1985 and is headquartered in
Wilmington, North Carolina. The company's stock trades on the NASDAQ under the symbol "PPDI".

Capitol Indemnity Corporation ("CIC") (5.81% of gross leaseable area) has been insuring business owners and individuals for over 40 years in the property and casualty and fidelity and surety insurance markets. CIC works with a network of more than 1,000 independent retail and general agents around the country. CIC holds the ranking of "A" (Excellent) in the financial size category VIII
($100-$250 million) from A.M. Best Company.

Humana Incorporated ("Humana") (5.65% of gross leaseable area) is headquartered in Louisville, Kentucky, and is one of the nation's largest publicly-traded health benefits companies, with approximately 7 million medical members located primarily in 15 states and Puerto Rico. Humana offers coordinated health insurance coverage and related services through traditional and Internet-based plans to employer groups, government-sponsored plans and individuals. The company's stock trades on the New York Stock Exchange under the symbol "HUM".
Moody's and Fitch's credit ratings for Humana are Baa3 and BBB, respectively.

THE MARKET.(1) The properties are located in the Far West submarket of the
Madison area office market. The submarket vacancy rate for Class A office was
3.1% as of year-end 2005. On a triple-net equivalent basis, the properties'
rental rates range from $9.75 to $18.00 per square foot, as compared to the competitive set rental rates of $17.00 to $18.84 per square foot.

PROPERTY MANAGEMENT. The properties are managed by T. Wall Properties Management
Corp., an affiliate of the borrower.

(1)  Certain information was obtained from Greenway Portfolio appraisals dated
     March 15, 2006.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
               LEASES      FEET     % OF GLA    BASE RENT       RENT     SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
   YEAR       EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP       56,727       6.2%            NAP       NAP         56,727         6.2%              NAP         NAP
2006 & MTM        9       19,695       2.2     $   326,463       2.7%        76,422         8.4%      $   326,463        2.7%
2007              9       62,207       6.8         759,094       6.2        138,629        15.2%      $ 1,085,557        8.9%
2008             18      119,133      13.0       1,454,206      11.9        257,762        28.2%      $ 2,539,763       20.7%
2009              8      125,244      13.7       1,737,560      14.2        383,006        41.9%      $ 4,277,323       34.9%
2010             10       66,547       7.3       1,164,408       9.5        449,553        49.2%      $ 5,441,731       44.5%
2011              5       36,965       4.0         484,427       4.0        486,518        53.3%      $ 5,926,158       48.4%
2012              3      134,554      14.7       2,462,109      20.1        621,072        68.0%      $ 8,388,267       68.5%
2013              0            0       0.0               0       0.0        621,072        68.0%      $ 8,388,267       68.5%
2014              1       17,089       1.9         324,007       2.6        638,161        69.9%      $ 8,712,274       71.2%
2015              2       88,551       9.7       1,276,622      10.4        726,712        79.6%      $ 9,988,896       81.6%
2016              1      132,499      14.5       1,759,761      14.4        859,211        94.1%      $11,748,657       96.0%
AFTER             2       53,894       5.9         491,585       4.0        913,105       100.0%      $12,240,243      100.0%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL            68      913,105     100.0%    $12,240,243     100.0%
--------------------------------------------------------------------------------------------------------------------------------

                                     A-3-13

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                               GREENWAY PORTFOLIO
--------------------------------------------------------------------------------

                       SIGNIFICANT TENANTS ROLLING IN 2012

                                                                                   % OF 2012            TENANT RENT PSF/
                                                        SQUARE FEET     ANNUAL     BASE RENT               MARKET
 PROPERTY NAME                           TENANT          EXPIRING      BASE RENT   EXPIRING(1)              RENT PSF(2)
----------------------------------------------------------------------------------------------------------------------------

WISCONSIN TRADE CENTER     TDS                            124,325     $2,290,067       93.0%     $18.42 Gross / $20.85 Gross
OAKS AT GREENWAY           Survey Research Associates       4,962         93,036        3.8      $18.75 Gross / $20.85 Gross
GREENWAY OFFICE BUILDING   Continuum                        5,267         79,008        3.2      $15.00 NNN / $16.00 NNN
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                     134,554     $2,462,109      100.0%
----------------------------------------------------------------------------------------------------------------------------
2012 TOTAL BASE RENT EXPIRING:                                        $2,462,109
----------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent collected in 2012.

(2)  Based on certain information obtained from the Greenway Portfolio appraisals dated March 15, 2006.

                                     A-3-14

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                               GREENWAY PORTFOLIO
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF GREENWAY PORTFOLIO OMITTED]

                                     A-3-15

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                            MIDWEST RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                 [3 PHOTOS OF MIDWEST RETAIL PORTFOLIO OMITTED]

                                     A-3-16

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                            MIDWEST RETAIL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $81,730,000
CUT-OFF DATE PRINCIPAL BALANCE:   $81,730,000
% OF POOL BY IPB:                 3.9%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Perkins Delaware, LLC
SPONSOR:                          Michael D. Perkins
ORIGINATION DATE:                 04/18/06
INTEREST RATE:                    6.1735%
INTEREST-ONLY PERIOD:             36 months
MATURITY DATE:                    05/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  $10,000,000
ADDITIONAL DEBT TYPE:             Mezzanine Loan
LOAN PURPOSE:                     Acquisition & Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                             Initial    Monthly
                                                             -------------------
TAXES:                                                       $459,554   $133,740
INSURANCE:                                                   $ 39,870   $ 19,935
CAPEX:                                                       $      0   $ 31,820
TI/LC:                                                       $      0   $ 66,668
ENGINEERING:                                                 $160,575   $      0
ENVIRONMENTAL(2):                                            $500,000   $      0
OTHER(3):                                                    $      0   $ 26,368
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   1,457,129
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various/Various
OCCUPANCY(1):                     94.4%
OCCUPANCY DATE:                   Various
NUMBER OF TENANTS:                164
HISTORICAL NOI:
   2004:                          $8,283,561
   2005:                          $8,537,454
UW REVENUES:                      $12,806,661
UW EXPENSES:                      $4,479,621
UW NOI:                           $8,327,045
UW NET CASH FLOW:                 $7,424,835
APPRAISED VALUE:                  $103,920,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:            $  56
CUT-OFF DATE LTV:                 78.6%
MATURITY DATE LTV:                71.3%
UW DSCR:                          1.24
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          SIGNIFICANT PORTFOLIO TENANTS
--------------------------------------------------------------------------------

                                         RATINGS                    % OF      BASE RENT                    LEASE
TENANT NAME                         MOODY'S/ FITCH(4)   TOTAL SF   TOTAL SF      PSF      SALES PSF   EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------

HY-VEE                                                   149,788    10.3%       $5.08                 2006, 2008, 2017
WAL-MART                                  Aa2/AA         111,401     7.6%       $4.02                       2011
HERBERGERS DEPARTMENT STORES, LLC          B2/B           87,384     6.0%       $3.83                       2016
SUPER SAVER FOODS                        Ba3/BB-          73,696     5.1%       $6.28                       2011

(1)  Includes the 111,401 square foot Wal-Mart (lease expires in April 2011) and
     34,156 square foot Eastville Plaza Hy-Vee (lease expires August 2006), which are paying rent but are not in occupancy.

(2)  A reserve was established at origination in connection with a subsurface investigation on the Baken Park property. The escrow will be released upon the satisfaction of certain conditions including, among other things, (i)
     delivery by the borrower to the lender of evidence that the investigation has been completed in accordance with applicable legal requirements and
     (ii) delivery by the borrower to the lender of evidence that no further remediation is required in order for the property to comply with applicable environmental laws.

(3)  Five payments of $26,368 to be made from June to October 2006 for the
     Fireman's Fund insurance policies issued at origination.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-17

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                            MIDWEST RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                                  PORTFOLIO SUMMARY

                                                  YEAR    SQUARE   OCCUPANCY
PROPERTY NAME                    LOCATION        BUILT     FEET         %
------------------------------------------------------------------------------

EDGEWOOD PHASE I           Lincoln, NE            1981    179,964      98.6%
BAKEN PARK                 Rapid City, SD         1957    195,526      87.1%
STOCKYARD PLAZA I          Omaha, NE              1988    129,459     100.0%
MONUMENT MALL              Scottsbluff, NE        1987    204,527      84.2%
MIRACLE HILLS PARK         Omaha, NE              1986     69,606      87.3%
MARKET SQUARE              Norfolk, NE            1984    159,515     100.0%
THE MEADOWS                Lincoln, NE            1987     67,840      96.8%
CORNHUSKER PLAZA           South Sioux City, NE   1991     84,083      95.9%
EASTVILLE PLAZA            Fremont, NE            1985     68,546     100.0%
WAL-MART -- MONUMENT MALL  Scottsbluff, NE        1986    111,401     100.0%
HERBERGERS                 Kearney, NE            1984     87,384     100.0%
MENARDS -- EASTVILLE       Fremont, NE            1985     64,890     100.0%
BISHOP HEIGHTS             Lincoln, NE            1970     34,388      77.5%
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  1,457,129      94.4%
==============================================================================

                                                                LEAD
                                                               TENANT
                                                                % OF    ALLOCATED
PROPERTY NAME                          LEAD TENANT               GLA   LOAN AMOUNT
----------------------------------------------------------------------------------

EDGEWOOD PHASE I           Super Saver Foods                     41.0% $15,920,000
BAKEN PARK                 Nash Finch                            24.9%  11,180,000
STOCKYARD PLAZA I          Hy-Vee                                46.2%  10,400,000
MONUMENT MALL              G.R. Herberger's Inc.                 35.5%   8,720,000
MIRACLE HILLS PARK         Russo's Guitar Center                 17.2%   6,400,000
MARKET SQUARE              Mid-City Stereo                       45.0%   5,440,000
THE MEADOWS                Russ's IGA                            73.7%   5,040,000
CORNHUSKER PLAZA           Hy-Vee                                66.4%   4,440,000
EASTVILLE PLAZA            Hy-Vee(1)                             49.8%   4,400,000
WAL-MART -- MONUMENT MALL  Wal-Mart(1)                          100.0%   4,160,000
HERBERGERS                 Herberger's Department Stores, LLC   100.0%   3,130,000
MENARDS -- EASTVILLE       Menards Fremont                      100.0%   1,840,000
BISHOP HEIGHTS             Russ's IGA                            49.4%     660,000
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                 $81,730,000
==================================================================================

(1)  Paying rent but not in occupancy.

THE LOAN. The Midwest Retail Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 12 anchored and 1 shadow-anchored shopping center consisting of approximately 1,457,129 square feet located in various cities throughout Nebraska, with one property located in Rapid City, South Dakota.

THE BORROWER. The borrowing entity, Perkins Delaware, LLC, is a special purpose entity. The sponsor, Michael D. Perkins, has over 30 years of experience in real estate development, investment, sales, financing and management of commercial properties in over 13 states. Mr. Perkins currently owns and manages shopping centers, office and residential properties in Nebraska and California.

RELEASE. After the permitted defeasance date and provided that no event of default exists, individual properties may be released from the lien of the mortgage subject to the satisfaction of certain conditions, including, but not limited to, (i) payment by the borrower of an amount equal to 110% of the allocated loan amount of the individual property to be released; (ii) the DSCR following the proposed release date will equal or exceed the greater of 1.20x and the DSCR immediately prior to the date of the release; and (iii) the LTV shall be equal to or less than 80%.

THE PROPERTY. The Midwest Retail Portfolio consists of 12 anchored properties and 1 shadow-anchored retail property located in the state of Nebraska, with one property located in Rapid City, South Dakota. The properties were built between
1957 and 1991 and several of the properties have been renovated. The portfolio consists of a total of 164 tenants, none of which occupy more than 11% of the total square footage of the collateral.

Hy-Vee, an employee-owned company, has more than 200 retail stores located in seven Midwestern states with sales of more than $4.6 billion. Hy-Vee ranks among the top 15 supermarket chains in the nation. Founded in 1930, the company currently employs more than 49,000 people. Hy-Vee leases three locations in the
Midwest Retail Portfolio, comprising approximately 149,788 square feet with average rental rates ranging from $4.37 to $5.71 per square foot on a triple-net basis. Hy-Vee's leases expire in 2006, 2008 and 2017, respectively.

Wal-Mart Stores, Inc. ("Wal-Mart") (NYSE: WMT) is the world's number one retailer, with more than 6,400 stores in the United States, Canada, Mexico,
Asia, Europe and South America. Wal-Mart occupies approximately 111,401 square feet at a rental rate of $4.02 per square foot on a triple-net basis and its lease expires in April 2011.

THE MARKET(1).

LINCOLN, NEBRASKA

Three properties in the Midwest Retail Portfolio are located in the Lincoln market. The average vacancy rate for the retail market in the Lincoln area is
4.4% with an average rental rate of $12.40 per square foot on a triple-net basis. Even though there has been an increase in supply within the overall market, government regulation has contributed to lower development than in other areas of Nebraska.

(1)  Certain information was obtained from the Miracle Hills Park, Stockyard
     Plaza I, Edgewood Phase I, The Meadows, Bishop Heights, Eastville Plaza,
     Cornhusker Plaza, Baken Park, Monument Mall, Market Square, Menards --
     Fremont/Eastville, Herbergers and Wal-Mart -- Monument Mall appraisals dated February 13, 2006, February 13, 2006, February 21, 2006, February 21,
     2006, February 21, 2006, February 17, 2006, February 8, 2006, February 13,
     2006, February 13, 2006, February 17, 2006, February 8, 2006, February 14,
     2006 and February 13, 2006, respectively.

                                     A-3-18

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                            MIDWEST RETAIL PORTFOLIO
--------------------------------------------------------------------------------

OMAHA, NEBRASKA

Two properties in the Midwest Retail Portfolio are located in Omaha, Nebraska.
The average vacancy rate for the retail market in the Omaha area is 7.5% with an average rental rate of $15.58 per square foot on a triple-net basis.

RAPID CITY, SOUTH DAKOTA

The Baken Park property is located in Rapid City, South Dakota. The main source of demand in the area is Ellsworth Air Force Base, which is the area's largest employer. Average vacancy in the area is 5% with an average rental rate of $8.25 per square foot on a triple net basis.

PROPERTY MANAGEMENT. The Midwest Retail Portfolio is managed by Perkins
Properties, Inc., an affiliate of the borrower.

                                 MARKET SUMMARY

                                                                                                            2005 AVERAGE
                                                        OCCUPANCY           RENT         2005 POPULATION   HOUSHOLD INCOME
                                                    ----------------  ----------------  ----------------  ----------------
                                                                SUB-              SUB-   3-MILE   5-MILE   3-MILE   5-MILE
PROPERTY NAME                       LOCATION        PROPERTY  MARKET  PROPERTY  MARKET   RADIUS   RADIUS   RADIUS   RADIUS
--------------------------------------------------------------------------------------------------------------------------

MIRACLE HILLS PARK            Omaha, NE                 87.3%   91.9%   $10.51  $19.29   90,752  239,105  $76,197  $75,277
STOCKYARDS PLAZA I            Omaha, NE                100.0%   92.4%   $ 8.20  $ 8.27   97,439  221,828  $46,256  $51,830
EDGEWOOD PHASE I              Lincoln, NE               98.6%   93.6%   $ 9.09  $13.19   79,259  156,859  $78,108  $62,812
THE MEADOWS                   Lincoln, NE               96.8%   93.6%   $ 7.56  $13.19   81,140  190,019  $70,155  $60,602
BISHOP HEIGHTS                Lincoln, NE               77.5%   93.6%   $10.00  $13.19  102,983  186,613  $60,358  $59,593
EASTVILLE PLAZA               Fremont, NE              100.0%   93.0%   $ 8.41  $12.00   25,619   27,994  $51,275  $52,086
CORNHUSKER PLAZA              South Sioux City, NE      95.9%   93.0%   $ 8.92  $ 9.00   18,982   80,955  $49,045  $50,958
BAKEN PARK                    Rapid City, SD            87.1%   95.0%   $ 7.54  $ 8.25   48,848   64,310  $49,644  $52,316
MONUMENT MALL                 Scottsbluff, NE           84.2%   95.0%   $ 7.22  $ 7.34   19,751   27,046  $46,361  $47,106
MARKET SQUARE                 Norfolk, NE              100.0%   94.0%   $ 3.77  $ 4.75   25,135   28,737  $48,067  $48,846
MENARDS -- FREMONT/EASTVILLE  Fremont, NE              100.0%   93.0%   $ 3.10  $ 3.75   25,816   27,989  $51,281  $52,088
HERBERGERS / SAKS             Kearney, NE              100.0%   95.0%   $ 3.83  $ 3.85   30,067   32,206  $51,769  $52,392
WAL-MART -- MONUMENT MALL     Scottsbluff, NE          100.0%   95.0%   $ 4.02  $ 4.00   19,751   27,068  $46,361  $47,106

                             LEASE ROLLOVER SCHEDULE

            NUMBER OF                                     % OF BASE   CUMULATIVE  CUMULATIVE %  CUMULATIVE  CUMULATIVE %
              LEASES   SQUARE FEET  % OF GLA   BASE RENT     RENT    SQUARE FEET     OF GLA      BASE RENT  OF BASE RENT
    YEAR     EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------

VACANT         NAP          82,223       5.6%        NAP      NAP        82,223        5.6%            NAP       NAP
2006 & MTM      26          87,318       6.0  $  719,982      8.0%      169,541       11.6%     $  719,982       8.0%
2007            30         109,832       7.5   1,033,597     11.5       279,373       19.2%     $1,753,579      19.5%
2008            32         213,432      14.6   1,521,914     16.9       492,805       33.8%     $3,275,493      36.3%
2009            28         110,502       7.6   1,102,850     12.2       603,307       41.4%     $4,378,343      48.6%
2010            23         179,467      12.3   1,381,289     15.3       782,774       53.7%     $5,759,632      63.9%
2011            10         287,466      19.7   1,514,572     16.8     1,070,240       73.4%     $7,274,204      80.7%
2012             3          16,662       1.1     113,352      1.3     1,086,902       74.6%     $7,387,556      81.9%
2013             2          74,450       5.1     352,418      3.9     1,161,352       79.7%     $7,739,973      85.9%
2014             4          23,230       1.6     263,203      2.9     1,184,582       81.3%     $8,003,176      88.8%
2015             2          79,341       5.4     244,532      2.7     1,263,923       86.7%     $8,247,708      91.5%
2016             1          87,384       6.0     334,681      3.7     1,351,307       92.7%     $8,582,389      95.2%
AFTER            7         105,822       7.3     433,295      4.8     1,457,129      100.0%     $9,015,684     100.0%
------------------------------------------------------------------------------------------------------------------------
               168       1,457,129     100.0% $9,015,684    100.0%
========================================================================================================================

                                     A-3-19

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                            MIDWEST RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                       SIGNIFICANT TENANTS ROLLING IN 2008

                                                                  % OF 2008
                                      SQUARE FEET     ANNUAL      BASE RENT     TENANT RENT PSF/
PROPERTY NAME       TENANT              EXPIRING     BASE RENT   EXPIRING(1)   MARKET RENT PSF(2)
-------------------------------------------------------------------------------------------------

STOCKYARD PLAZA I   HY-VEE                 59,839   $  321,934          21.2%     $5.38 / $5.50
THE MEADOWS         RUSS'S IGA             50,000      275,000          18.1      $5.50 / $5.00
BAKEN PARK          BEN FRANKLIN           27,155       95,043           6.2      $3.50 / $3.50
THE MEADOWS         HALLMARK/BARBS          4,125       66,000           4.3     $16.00 / $16.00
MONUMENT MALL       JUDY'S HALLMARK         4,642       60,300           4.0     $12.99 / $12.00
MIRACLE HILLS       BLOCKBUSTER             4,741       59,263           3.9     $12.50 / $12.00
-------------------------------------------------------------------------------------------------
TOTAL                                     150,502   $  877,540          57.7%
-------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT EXPIRING:                      $1,521,914
-------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent collected in 2008.

(2)  Based on certain information obtained from the appraisals.

                       SIGNIFICANT TENANTS ROLLING IN 2010

                                                                               % OF 2010
                                                   SQUARE FEET      ANNUAL     BASE RENT     TENANT RENT PSF/
PROPERTY NAME       TENANT                           EXPIRING     BASE RENT   EXPIRING(1)   MARKET RENT PSF(2)
--------------------------------------------------------------------------------------------------------------

MARKET SQUARE       HOBBY LOBBY CREATIVE CENTER         53,501   $  267,505          19.4%     $5.00 / $4.75
STOCKYARD PLAZA I   MOVIES 8                            25,810      258,100          18.7     $10.00 / $8.27
MARKET SQUARE       HASTINGS BOOK, MUSIC & VIDEO        34,250      154,125          11.2      $4.50 / $4.75
BAKEN PARK          CULVERS FROZEN CUSTARD               4,377      103,910           7.5     $23.74 / $23.00
EDGEWOOD PHASE I    RUBY TUESDAY                         7,345      100,994           7.3     $13.75 / 12.00
EDGEWOOD PHASE I    OSCO DRUG                           16,324       87,823           6.4      $5.38 / $10.00
--------------------------------------------------------------------------------------------------------------
TOTAL                                                  141,607   $  972,457          70.4%
--------------------------------------------------------------------------------------------------------------
2010 TOTAL BASE RENT EXPIRING:                                   $1,381,289
--------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent collected in 2010.

(2)  Based on certain information obtained from the appraisals.

                       SIGNIFICANT TENANTS ROLLING IN 2011

                                                                            % OF 2011
                                                SQUARE FEET     ANNUAL      BASE RENT     TENANT RENT PSF/
PROPERTY NAME               TENANT                EXPIRING     BASE RENT   EXPIRING(1)   MARKET RENT PSF(2)
-----------------------------------------------------------------------------------------------------------

EDGEWOOD PHASE I            SUPER SAVER FOODS      73,696     $  462,811       30.6%        $6.28 / 6.00
WAL-MART -- MONUMENT MALL   WAL-MART              111,401        447,832       29.6         $4.02 / $4.00
MENARDS -- EASTVILLE        MENARDS                64,890        201,159       13.3         $3.10 / $3.75
MONUMENT MALL               CARMIKE CINEMAS        12,857        139,370        9.2        $10.84 / $7.34
EDGEWOOD PHASE I            PAPER WAREHOUSE        11,267        112,670        7.4        $10.00 / $10.00
EDGEWOOD PHASE I            GOLF USA                4,500         42,750        2.8         $9.50 / 16.00
-----------------------------------------------------------------------------------------------------------
TOTAL                                             278,611     $1,406,592       92.9%
-----------------------------------------------------------------------------------------------------------
2011 TOTAL BASE RENT EXPIRING:                                $1,514,572
-----------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent collected in 2011.

(2)  Based on certain information obtained from the appraisals.

                                     A-3-20

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                            MIDWEST RETAIL PORTFOLIO
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATIONS OF MIDWEST RETAIL PORTFOLIO OMITTED]

                                     A-3-21

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 FPG PORTFOLIO I
--------------------------------------------------------------------------------

                      [6 PHOTOS OF FPG PORTFOLIO I OMITTED]

                                     A-3-22

--------------------------------------------------------------------------------
                                 FPG PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $79,210,000
CUT-OFF PRINCIPAL BALANCE:   $79,210,000
% OF POOL BY IPB:            3.7%
LOAN SELLER:                 CIBC Inc.
BORROWER(1):                 See Footnote
SPONSOR:                     Joel Kestenbaum and Margaret
                             Kestenbaum
ORIGINATION DATE:            05/23/06
INTEREST RATE:               6.1090%
INTEREST-ONLY PERIOD:        60 months
MATURITY DATE:               06/01/16
AMORTIZATION TYPE:           Balloon
ORIGINAL AMORTIZATION:       360 months
REMAINING AMORTIZATION:      360 months
CALL PROTECTION:             L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:     No
LOCK BOX:                    Hard
ADDITIONAL DEBT:             $7,790,000
ADDITIONAL DEBT TYPE:        Mezzanine Loan
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL        MONTHLY
                                                     ---------------------------
TAXES:                                                         $0             $0
INSURANCE:                                                $16,496        $ 8,248
DEFERRED MAINTENANCE:                                     $18,796             $0
CAPEX:                                                         $0        $12,219
TI/LC(2):                                              $1,345,000        $12,219
OTHER(3):                                            See Footnote   See Footnote
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Portfolio
TITLE:                    Fee
PROPERTY TYPE:            Various
SQUARE FOOTAGE:           1,832,897
LOCATION:                 Various
YEAR BUILT/RENOVATED:     Various
OCCUPANCY:                100.0%
OCCUPANCY DATE:           06/01/06
NUMBER OF TENANTS:        12
UW REVENUES:              $7,540,191
UW EXPENSES:              $150,805
UW NOI:                   $7,389,386
UW NET CASH FLOW:         $7,111,284
APPRAISED VALUE:          $101,370,000
APPRAISAL DATE:           04/21/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:   $  43
CUT-OFF DATE LTV:        78.1%
MATURITY DATE LTV:       73.6%
UW DSCR:                 1.25x
--------------------------------------------------------------------------------

(1)    The borrower is comprised of the following single-asset entities:
       FPG-STIP Greenville, LLC, FPG-STIP Hagerstown, LLC, FPG-STIP Austin, LP,
       FPG-STIP Lewisville, LP, FPG-STIP Mason, LLC, FPG-STIP Fayetteville, LLC,
       FPG-STIP Clearwater, LLC, FPG-STIP Irving, LP, FPG-STIP Knoxville, LLC,
       FPG-STIP Claremont, LLC, FPG-STIP Middlesboro, LLC and FPG-STIP Columbus,
       LLC.

(2)    Ongoing TI/LC reserves will be collected at a rate of $146,632 per year on a monthly basis. In addition, for the first three years of the loan term, additional reserves for TI/LCs will be collected at a rate of
       $166,667 per year on a monthly basis.

(3)(a) The lender will institute an all-excess cash flow sweep upon an event of default or a reduction of the DSCR below 1.02x (based on a 30-year amortization schedule including the mezzanine loan) for two consecutive quarters. Funds shall be remitted to the borrower in the event that the property achieves a DSCR of 1.07x (based on a 30-year amortization schedule including the mezzanine loan) for two consecutive quarters.

(b)    The lender will institute an all-excess cash flow sweep if any tenants give notice that they will not renew their respective leases or such tenant fails to exercise the renewal option by the last possible date for exercise, or 1 year prior to lease expiration. The cash flow sweep will cease upon a satisfactory replacement tenant (or tenants) signing a lease at a market rent for at least five years, with the tenant in occupancy, paying rent and delivering a clean estoppel.

(c)    The lender will institute an all-excess cash flow sweep if a tenant declares bankruptcy. The cash flow sweep will cease and funds will be remitted to the borrower upon (i) the tenant affirming its lease, its plan of reorganization is confirmed and the tenant emerges from bankruptcy; or (ii) a satisfactory replacement tenant (or tenants)
       signing a lease at a market rent for at least five years, with the tenant in occupancy, paying rent and delivering a clean estoppel.

(d)    In the event that Vertis (2000-2020 Westridge Drive) is downgraded from its current rating of "B-" by S&P or "Caa2" by Moody's, the rent from the
       Vertis lease will be excluded from the NOI calculation to determine DSCR coverage. If the DSCR falls below 1.02x (based on a 30-year amortization schedule including the mezzanine loan) based upon such criteria, the lender will implement an all-excess cash flow sweep. The cash flow sweep will cease and funds will be remitted to the borrower upon Vertis achieving a minimum rating of "B-" by S&P or "Caa2" by Moody's.

(e)    The lender will institute an all-excess cash flow sweep upon a monetary default by any tenant. The cash flow sweep will cease upon (a) a satisfactory replacement tenant (or tenants) signing a lease at a market rent for at least five years, with the tenant in occupancy, paying rent and delivering a clean estoppel or (b) the defaulting tenant paying all past-due rent and remaining current for at least three full calendar months.

                                     A-3-23

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 FPG PORTFOLIO I
--------------------------------------------------------------------------------

                          SIGNIFICANT PORTFOLIO TENANTS

                                                                                               LEASE
                                                                                 BASE RENT   EXPIRATION
TENANT NAME                         MOODY'S/FITCH(1)    SQUARE FEET   % OF GLA      PSF         YEAR
-------------------------------------------------------------------------------------------------------

BAUSCH & LOMB, INC.                     Baa3/BBB          320,427       17.5%     $ 2.99         2011
WEST MARINE PRODUCTS, INC.                                287,300       15.7%     $ 1.92         2011
CUSTOMIZED STRUCTURES INCORPORATED                        251,564       13.7%     $ 2.28         2020
NORTH SUPPLY COMPANY(2)                  Baa3/A-          182,900       10.0%     $ 4.40         2012
SMITHKLINE BEECHAM CORPORATION            Aa2/AA          157,207        8.6%     $ 3.75         2009
TEXAS LINEN COMPANY, LTD.                                 120,347        6.6%     $ 4.99         2028
XEROX CORPORATION                        Ba2/BB+          116,647        6.4%     $ 6.93         2009
ES INVESTMENTS, LLC(3)                                    113,040        6.2%     $ 5.08         2018
VERTIS, INC.                                               91,649        5.0%     $ 9.96         2012
DURA-LINE CORPORATION                                      78,816        4.3%     $ 2.18         2020
CNG FINANCIAL CORPORATION                                  68,000        3.7%     $13.79         2009
APRIA HEALTHCARE, INC.                   Ba1/BB-           45,000        2.5%     $ 9.15         2006

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  The tenant is operating under the trade name "EMBARQ Logistics", successor to "Sprint North Supply".

(3)  The tenant is operating under the trade name "Sun Microstamping, Inc."

                                PORTFOLIO SUMMARY

                                                  YEAR
                                LOCATION         BUILT/      SQUARE      OCCUPANCY
PROPERTY NAME                 (CITY, STATE)    RENOVATED      FEET           %
----------------------------------------------------------------------------------

130 Commerce Center         Greenville, SC     1983/2005     320,427       100.0%
2000-2020 Westridge Drive   Irving, TX         1986/2003      91,649       100.0%
880 Technology Drive        Fayetteville, NC   1997/1999     182,900       100.0%
1301 Ridgeview Drive        Lewisville, TX     1981/1994     116,647       100.0%
5155 Financial Way          Mason, OH          2000/2004      68,000       100.0%
1307 Smith Road             Austin, TX            1986       120,347       100.0%
1704 Mid Park Road          Knoxville, TN      1983/1989     157,207       100.0%
272 River Road              Claremont, NH      1964/2004     251,564       100.0%
14015-55 US Highway 19N     Clearwater, FL     1984/1999     113,040       100.0%
19224 Longmeadow Road       Hagerstown, MD     1961/1973     287,300       100.0%
4060 Business Park Drive    Columbus, OH          1996        45,000       100.0%
804 South 23rd Street       Middlesboro, KY       1971        78,816       100.0%
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                    1,832,897       100.0%
----------------------------------------------------------------------------------

                                                                                  ALLOCATED
                                                                   APPRAISED        LOAN
PROPERTY NAME                           TENANT NAME                  VALUE         AMOUNT
-------------------------------------------------------------------------------------------

130 Commerce Center         Bausch & Lomb, Inc.                  $ 12,350,000   $ 9,650,227
2000-2020 Westridge Drive   Vertis, Inc.                           11,450,000     8,946,971
880 Technology Drive        North Supply Company                   10,250,000     8,009,298
1301 Ridgeview Drive        Xerox Corporation                      10,250,000     8,009,298
5155 Financial Way          CNG Financial Corporation              10,100,000     7,892,088
1307 Smith Road             Texas Linen Company, Ltd.               8,870,000     6,930,973
1704 Mid Park Road          SmithKline Beecham Corp.                8,100,000     6,329,299
272 River Road              Customized Structures Incorporated      8,000,000     6,251,159
14015-55 US Highway 19N     ES Investments, LLC                     8,000,000     6,251,159
19224 Longmeadow Road       West Marine Products, Inc.              7,800,000     6,094,880
4060 Business Park Drive    Apria Healthcare, Inc.                  3,700,000     2,891,161
804 South 23rd Street       Dura-Line Corporation                   2,500,000     1,953,487
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          $101,370,000   $79,210,000
-------------------------------------------------------------------------------------------

                                     A-3-24

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 FPG PORTFOLIO I
--------------------------------------------------------------------------------

THE LOAN. The FPG Portfolio I mortgage loan is secured by a first lien mortgage in a fee interest in 12 industrial and office properties totaling 1,832,897 square feet located in New Hampshire, Texas, Florida, Kentucky, Ohio, Tennessee,
North Carolina, South Carolina and Maryland.

THE BORROWER. The borrowers, FPG-STIP Greenville, LLC, FPG-STIP Hagerstown, LLC,
FPG-STIP Austin, LP, FPG-STIP Lewisville, LP, FPG-STIP Mason, LLC, FPG-STIP
Fayetteville, LLC, FPG-STIP Clearwater, LLC, FPG-STIP Irving, LP, FPG-STIP
Knoxville, LLC, FPG-STIP Claremont, LLC, FPG-STIP Middlesboro, LLC and FPG-STIP
Columbus, LLC. are each single asset entities that are 100% owned by 184 Kent
Avenue, LLC, which is owned by Margaret Kestenbaum (43.125%), Joel Kestenbaum
(14.375%), Gitty Kestenbaum (7.5%) and Toby Hirsch (35.0%). Joel and Margaret
Kestenbaum are the loan sponsors and serve as the guarantors under the non-recourse carve-outs.

Joel and Margaret Kestenbaum have over 20 years of experience in owning, operating and developing commercial and residential properties. Joel and
Margaret Kestenbaum are the primary principals of Fortis Property Group, LLC, which is a diversified real estate investment, operating and development company headquartered in Brooklyn, New York. Current and recent real estate projects include the ownership and management of approximately 3.0 million square feet of office and industrial space and over 425 residential units.

THE PROPERTIES.

272 RIVER ROAD

272 River Road is a 251,564 square foot industrial manufacturing property situated on a 29.5-acre land parcel located in Claremont, New Hampshire. The property was built in 1964, renovated in 2004 and offers 14-20 foot clear ceiling heights, 9 dock-high doors and 200 parking spaces. The property is 100%
leased to Customized Structures Incorporated, which is subject to a 15-year triple-net lease expiring on March 31, 2020 at a rental rate of $2.28 per square foot with 2.0% annual escalations. Customized Structures Incorporated was founded in 1984, and is a designer and manufacturer of customized modular structures for residential and commercial use with customers located throughout
New England. The property serves as the tenant's headquarters and only manufacturing facility.

14015-55 US HIGHWAY 19N

14015-55 US Highway 19N is a 113,040 square foot industrial manufacturing property situated on a 9.54-acre land parcel located in Clearwater, Florida. The property was built in 1984, renovated in 1999 and offers 18 foot clear ceiling heights, 5 overhead doors and 45 parking spaces. The property is 100% leased to
ES Investments, LLC, which is operating under the trade name "Sun Microstamping,
Inc." and is subject to a 15-year triple-net lease expiring on May 30, 2018 at a rental rate of $5.08 per square foot with 3.0% annual escalations. Sun
Microstamping, Inc. was founded in 1987 and manufactures precision micro-components that are made out of various metals or plastic material for the automotive and electronics industries. The property serves as the tenant's headquarters and primary manufacturing facility.

1307 SMITH ROAD

1307 Smith Road is a 120,347 square foot warehouse/distribution property situated on a 8.07-acre land parcel located in Austin, Texas. The property was built in 1986 and offers 28 foot clear ceiling heights, 45 dock-high doors, 3 truck wells, 2 grade loading entrances and 159 parking spaces. The property is
100% leased to Texas Linen Company, which is subject to a 25-year triple-net lease expiring on October 31, 2028 at a rental rate of $4.99 per square foot.
Base rent increases to $5.48 per square foot in 2009 with 10% increases in each subsequent 5-year period. The tenant has four 5-year renewal options. Texas
Linen Company provides commercial textile services and related linen services primarily to the healthcare, dining and lodging industries, as well as other businesses in need of uniforms. The property serves as the tenant's headquarters and only production facility. The tenant has been located at the property since it was built in 1986.

804 SOUTH 23RD STREET

804 South 23rd Street is a 78,816 square foot warehouse/distribution property situated on a 9.00-acre land parcel located in Middlesboro, Kentucky. The property was built in 1971 and offers 22-24 foot clear ceiling heights, 5 overhead doors, 5 dock-high doors and 83 parking spaces. The property is 100%
leased to Dura-Line Corporation, which is subject to a 15-year triple-net lease expiring on April 30, 2020 at a rental rate of $2.18 per square foot with annual escalations at the greater of the consumer price index, which will not exceed
2.0%. The tenant has two 5-year renewal options. Dura-Line Holdings, Inc., which was founded in 1971, is a manufacturer of high-density polyethylene pipe, duct, and conduit products used by the telecommunications, cable television, electric power, water, and natural gas industries. The property generates all of the tenant's east coast production.

4060 BUSINESS PARK DRIVE

4060 Business Park Drive is a 45,000 square foot office/warehouse property situated on a 5.20-acre land parcel located in Columbus, Ohio. The property was built in 1996 as a built-to-suit for the tenant, Apria Healthcare, Inc.
("Apria"), and offers 24.5 foot clear ceiling heights, 7 docks, 1 drive-in door and 122 parking spaces. The property is 100% leased to Apria and subject to a
10-year triple-net lease expiring on October 31, 2006 at a rental rate of $9.15 per square foot. The tenant has two 5-year renewal options. Apria Healthcare
Group Inc. provides a broad range of home healthcare services through approximately 504 branch locations serving patients in all 50 states.

                                     A-3-25

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 FPG PORTFOLIO I
--------------------------------------------------------------------------------

THE PROPERTIES (CONTINUED).

130 COMMERCE CENTER

130 Commerce Center is a 320,427 square foot warehouse/distribution property situated on a 18.60-acre land parcel located in Greenville, South Carolina. The property was built in 1983, renovated in 2005 and offers 20-22 foot clear ceiling heights, 18 overhead doors and 128 parking spaces. The property is 100%
leased to Bausch & Lomb, Inc., which is subject to a 20-year triple-net lease expiring on November 30, 2011 at a rental rate of $2.99 per square foot. On
December 1, 2006 the base rent steps down to $2.75 per square foot and increases by 2.0% per year thereafter. Bausch & Lomb Inc., which was founded in 1853, engages in the development, manufacture, and marketing of eye health products.
The property serves as the tenant's only North American distribution facility for Bausch & Lomb's lens care sterilized solutions and ocular vitamins. The property is located in close proximity to Bausch & Lomb's major manufacturing facility in Greenville. The tenant has been at the property since it was built in 1983.

5155 FINANCIAL WAY

5155 Financial Way is a 68,000 square foot office property situated on a
4.99-acre land parcel located in Mason, Ohio. The property was built in 2000, renovated in 2004 and offers 291 parking spaces. The property is 100% leased to
CNG Financial Corporation, which is subject to a 5-year triple-net lease expiring on October 31, 2009 at a rental rate of $13.79 per square foot with
3.0% annual escalations. The tenant has three 5-year renewal options. CNG
Financial Corporation, which was founded in 1994, is a privately-held company that provides check-cashing services and payday loans. The property serves as the tenant's headquarters.

1704 MID PARK ROAD

1704 Midpark Road is a 157,207 square foot industrial manufacturing property situated on a 9.11-acre land parcel located in Knoxville, Tennessee. The property was built in 1983, renovated in 1989 and offers 22 foot clear ceiling heights, 17 doors with levelers and 116 parking spaces. The property is 100%
leased to the SmithKline Beecham Corporation, which is subject to a 20-year triple-net lease expiring on May 31, 2009 at a flat rental rate of $3.75 per square foot. SmithKline Beecham Corporation, is a wholly-owned subsidiary of
GlaxoSmithKline plc ("GSK"), which engages in the creation, discovery, development, manufacture and marketing of pharmaceutical and consumer health-related products. All vaccines for GSK in the United States are distributed out of the property, which handles over half of the tenant's $8 billion in annual sales. The tenant has been at the property since 1989 and has consolidated operations in Memphis, Tennessee and Sparks, Nevada into the property.

880 TECHNOLOGY DRIVE

880 Technology Drive is a 182,900 square foot warehouse/distribution property situated on a 39.3-acre land parcel located in Fayetteville, North Carolina. The property was built in 1997, renovated in 1999 and offers 24 foot clear ceiling heights, 20 dock-high doors, 6 drive-in doors and 125 parking spaces. The property is 100% leased to North Supply Company, which is operating under the trade name "EMBARQ Logistics", successor to "Sprint North Supply". The tenant is subject to a 15-year triple-net lease expiring on October 31, 2012 at a rental rate of $4.40 per square foot, which increases to $4.82 per square foot in 2007 and remains flat thereafter. EMBARQ Logistics is a supply chain integrator serving network service providers, manufacturers and distributors throughout
North America. The property serves as the tenant's second largest nationwide distribution center. The property is strategically located along Interstate 95.

2000-2020 WESTRIDGE DRIVE

2000-2020 Westridge Drive is a 91,649 square foot industrial manufacturing property situated on a 5.37-acre land parcel located in Irving, Texas. The property was built in 1986, renovated in 2003 and offers 15 dock-high doors and
228 parking spaces. The property is 100% leased to Vertis, Inc., which is subject to a 10-year triple-net lease expiring on October 13, 2012 at a rental rate of $9.96 per square foot with annual escalations of 3.0%. The tenant has two 5-year renewal options. Vertis Inc. provides targeted marketing services for over 3,000 clients. Their services include market research, media planning, advertising production, digital production and fulfillment services. The tenant consolidated all of its Dallas operations into the property 12 years ago.

19224 LONGMEADOW ROAD

19224 Longmeadow Road is a 287,300 square foot warehouse property situated on a
19.69-acre land parcel located in Hagerstown, Maryland. The property was built in 1961, renovated in 1973 and offers 20-35 foot clear ceiling heights, 16 dock-high doors, 2 drive-in doors and 225 parking spaces. The property is 100%
leased to West Marine Products, Inc., which is subject to a 25-year triple-net lease expiring on November 30, 2011 at a rental rate of $1.92 per square foot.
The tenant has one 5-year renewal option. West Marine Products, Inc. is a wholly-owned subsidiary of West Marine, Inc., which according to Hoover's, is the number one boating supply retailer in the United States. The property serves as the tenant's only distribution center for the Northeast and Mid-Atlantic regions. The tenant has been located at the property since 1986.

1301 RIDGEVIEW DRIVE

1301 Ridgeview Drive is a 116,647 square foot office property situated on an
8.28-acre land parcel located in Lewisville, Texas. The property was built in
1981, renovated in 1994 and offers 21 overhead doors and 418 parking spaces. The property is 100% leased to the Xerox Corporation, which is subject to a 5-year triple-net lease expiring on June 2, 2009 at a rental rate of $6.93 per square foot with annual escalations of 1.0%. The tenant has one 3-year renewal option.
Xerox Corporation develops, manufactures, markets, services and finances a range of document equipment, software, solutions and services. The tenant has been located at the property since it was built in 1981, and the property is part of the tenant's two building regional headquarters.

                                     A-3-26

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 FPG PORTFOLIO I
--------------------------------------------------------------------------------

RELEASE PROVISIONS.

Individual FPG Portfolio I properties may be released from the lien of the related mortgage upon the defeasance by the borrower of a principal amount equal to the greater of (a) 120% of the allocated loan amount of the property to be released and (b) such other amount which results in a remaining unpaid principal balance of the FPG Portfolio I loan supporting (i) a minimum DSCR of 1.10x on the blended actual debt service constant on the full financing (based on a
30-year amortization schedule including the mezzanine loan) and (ii) a maximum
LTV of 85% on the outstanding balance of the senior mortgage loan and mezzanine loan.

THE MARKET(1).

The following table represents certain characteristics of the FPG Portfolio I markets.

                            BASE RENT                              MARKET      MARKET RENT
PROPERTY NAME                 (PSF)              MARKET           VACANCY         (PSF)
------------------------------------------------------------------------------------------

272 RIVER ROAD               $ 2.28     Southern New Hampshire     15.25%        $ 3.50
14015-55 US HIGHWAY 19N      $ 5.08     Tampa                       6.70%        $ 5.76
1307 SMITH ROAD              $ 4.99     Austin                     12.00%        $ 6.12
804 SOUTH 23RD STREET        $ 2.18     Middlesboro                 0.00%(1)     $ 2.20(1)
4060 BUSINESS PARK DRIVE     $ 9.15     Columbus                   13.30%        $ 3.00
130 COMMERCE CENTER          $ 2.99     Greenville-Spartanville    13.70%        $ 6.61
5155 FINANCIAL WAY           $13.79     Cincinnati                 21.39%        $17.46
1704 MID PARK ROAD           $ 3.75     Knoxville                   9.30%        $ 3.53(1)
880 TECHNOLOGY DRIVE         $ 4.40     Fayetteville               17.90%        $ 2.67(1)
2000-2020 WESTRIDGE DRIVE    $ 9.96     Dallas                      9.90%        $ 5.62
19224 LONGMEADOW ROAD        $ 1.92     I-81 Corridor              13.10%        $ 3.50
1301 RIDGEVIEW DRIVE(2)      $ 6.93     Dallas                     19.20%        $15.54

(1)  Represents a subset of comparable properties as provided in the respective appraisals dated April 21, 2006.

(2)  Vacancy and rental rate statistics represent Class B office space.

PROPERTY MANAGEMENT. The portfolio is managed by FPG Management, LLC and FPG
Texas Management, LP, which are affiliates of the borrower. FPG Texas
Management, LP manages the three Texas properties and FPG Management manages the remaining properties in the portfolio.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF                                         % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT      RENT     SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
   YEAR       EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP            NAP        NAP            NAP       NAP             NAP         NAP             NAP         NAP
2006 & MTM        1         45,000        2.5%    $  411,756       5.2%         45,000         2.5%     $  411,756         5.2%
2007              0              0        0.0              0       0.0          45,000         2.5%     $  411,756         5.2%
2008              0              0        0.0              0       0.0          45,000         2.5%     $  411,756         5.2%
2009              3        341,854       18.7      2,335,315      29.6         386,854        21.1%     $2,747,071        34.8%
2010              0              0        0.0              0       0.0         386,854        21.1%     $2,747,071        34.8%
2011              2        607,727       33.2      1,511,053      19.1         994,581        54.3%     $4,258,124        53.9%
2012              2        274,549       15.0      1,717,675      21.8       1,269,130        69.2%     $5,975,799        75.7%
2013              0              0        0.0              0       0.0       1,269,130        69.2%     $5,975,799        75.7%
2014              0              0        0.0              0       0.0       1,269,130        69.2%     $5,975,799        75.7%
2015              0              0        0.0              0       0.0       1,269,130        69.2%     $5,975,799        75.7%
2016              0              0        0.0              0       0.0       1,269,130        69.2%     $5,975,799        75.7%
AFTER             4        563,767       30.8      1,918,743      24.3       1,832,897       100.0%     $7,894,541       100.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL            12      1,832,897      100.0%    $7,894,541     100.0%
---------------------------------------------------------------------------------------------------------------------------------

(1)  Certain information was obtained from the FPG Portfolio I appraised dated
     April 21, 2006.

                                     A-3-27

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                FPG PORTFOLIO I
--------------------------------------------------------------------------------

                       SIGNIFICANT TENANTS ROLLING IN 2009

                                                                                         % OF 2009
                                                             SQUARE FEET     ANNUAL      BASE RENT     TENANT RENT PSF/
PROPERTY NAME                    TENANT                       EXPIRING      BASE RENT   EXPIRING(1)   MARKET RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------

1704 MIDPARK ROAD                SMITHKLINE BEECHAM CORP.        157,207   $  589,526        25.2%       $  3.75/$3.53
1301 RIDGEVIEW DRIVE             XEROX CORPORATION               116,647      807,953        34.6        $ 6.93/$15.54
5155 FINANCIAL WAY               CNG FINANCIAL CORPORATION        68,000      937,836        40.2        $13.79/$17.46
------------------------------------------------------------------------------------------------------------------------
TOTAL                                                            341,854   $2,335,315      100.0%
------------------------------------------------------------------------------------------------------------------------
2009 TOTAL BASE RENT EXPIRING:                                             $2,335,315
------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent collected in 2009.

(2)  Based on certain information obtained from the FPG Portfolio I appraisals dated April 21, 2006.

                       SIGNIFICANT TENANTS ROLLING IN 2011

                                                                                         % OF 2011
                                                             SQUARE FEET     ANNUAL      BASE RENT     TENANT RENT PSF/
PROPERTY NAME                    TENANT                        EXPIRING     BASE RENT   EXPIRING(1)   MARKET RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------

19224 LONGMEADOW ROAD            WEST MARINE PRODUCTS, INC.    287,300     $  552,000       36.5%         $1.92/$3.50
130 COMMERCE CENTER              BAUSCH & LOMB INC.            320,427        959,053       63.5          $2.99/$6.61
------------------------------------------------------------------------------------------------------------------------
TOTAL                                                          607,727     $1,511,053      100.0%
------------------------------------------------------------------------------------------------------------------------
2011 TOTAL BASE RENT EXPIRING:                                             $1,511,053
------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent collected in 2011.

(2)  Based on certain information obtained from the FPG Portfolio I appraisals dated April 21, 2006.

                       SIGNIFICANT TENANTS ROLLING IN 2012

                                                                                         % OF 2012
                                                             SQUARE FEET     ANNUAL      BASE RENT     TENANT RENT PSF/
PROPERTY NAME                    TENANT                        EXPIRING     BASE RENT   EXPIRING(1)   MARKET RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------

880 TECHNOLOGY DRIVE             SPRINT NORTH SUPPLY           182,900     $  805,224       46.9%         $4.40/$2.67
2000-2020 WESTRIDGE DRIVE        VERTIS INC.                    91,649        912,451       53.1          $9.96/$5.62
------------------------------------------------------------------------------------------------------------------------
TOTAL                                                          274,549     $1,717,675      100.0%
------------------------------------------------------------------------------------------------------------------------
2012 TOTAL BASE RENT EXPIRING:                                             $1,717,675
------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent collected in 2012.

(2)  Based on certain information obtained from the FPG Portfolio I appraisals dated April 21, 2006.

                                     A-3-28

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 FPG PORTFOLIO I
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATIONS OF FPG PORTFOLIO I OMITTED]

                                     A-3-29

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              THE FACTORY BUILDING
--------------------------------------------------------------------------------

                   [3 PHOTOS OF THE FACTORY BUILDING OMITTED]

                                     A-3-30

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              THE FACTORY BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $77,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $77,000,000
% OF POOL BY IPB:                 3.6%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         LIC Crown Fee Owner LLC and LIC
                                  Crown Leasehold Owner LLC
SPONSOR:                          Mark Karasick
ORIGINATION DATE:                 05/31/06
INTEREST RATE:                    6.7100%
INTEREST-ONLY PERIOD:             36 months
MATURITY DATE:                    06/01/13
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(56),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  $28,300,000
ADDITIONAL DEBT TYPE:             Mezzanine Loan
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                                     INITIAL        MONTHLY
                                                     ---------------------------
TAXES:                                                 $  118,020        $59,010
INSURANCE:                                             $  209,388        $19,035
ENVIRONMENTAL:                                         $   12,000        $     0
DEFERRED MAINTENANCE:                                  $   32,500        $     0
CAPEX(2):                                              $        0        $     0
TI/LC(3):                                              $5,000,000        $     0
DEBT SERVICE(4):                                       $2,000,000        $     0
FREE RENT RESERVE(5):                                  $  807,261        $     0
OTHER(6):                                            See Footnote   See Footnote
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Industrial/Flex
SQUARE FOOTAGE:                   1,024,908
LOCATION:                         Long Island City, NY
YEAR BUILT/RENOVATED:             1920 / 2006
OCCUPANCY(1):                     73.7%
OCCUPANCY DATE:                   04/17/06
NUMBER OF TENANTS:                33
HISTORICAL NOI:
  2004:                           $2,113,754
  2005:                           $1,736,362
UW REVENUES:                      $11,123,138
UW EXPENSES:                      $3,417,350
UW NOI:                           $7,705,788
UW NET CASH FLOW:                 $7,165,480
APPRAISED VALUE:                  $117,000,000
APPRAISAL DATE:                   12/15/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 75
CUT-OFF DATE LTV:                 65.8%
MATURITY DATE LTV:                63.0%
UW DSCR:                          1.20x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                      SQUARE   % OF   BASE RENT   LEASE EXPIRATION
TENANT NAME                        MOODY'S/FITCH(7)    FEET     GLA      PSF            YEAR
--------------------------------------------------------------------------------------------------

NEW YORK CITY BOARD OF EDUCATION        A2/NA         98,412    9.6%    $7.62            2010
JACMEL JEWELRY INC.                                   98,197    9.6%    $9.68            2011
CENTURY LETTER COMPANY, INC.                          85,743    8.4%    $9.41            2010

(1)  After the origination date, 3 additional tenants executed leases for
     100,976 square feet (9.85% GLA) at the property.

(2)  Commencing on July 1, 2009, the borrower will deposit the monthly sum of
     $12,800 into a recurring replacement reserve.

(3)  Ongoing TI/LC reserves will be collected commencing on July 1, 2009 at a rate of $256,008 per year on a monthly basis, capped at $768,023 after June
     1, 2012 and replenished if drawn upon.

(4)  If the DSCR at the property (assuming a net cash flow that excludes income from dark tenants and master lease income) for the trailing 3 month period is (i) 1.10x to less than 1.15x for two consecutive quarters, then the balance of the debt service reserve will be reduced to 50% of the original amount; (ii) 1.15x to less than 1.20x for two consecutive quarters, then the balance of the debt service reserve will be reduced to 25% of the original amount; or (iii) 1.20x or greater for two consecutive quarters, then the balance of the debt service reserve will be reduced to zero.

(5)  Free Rent Reserve. If borrower enters into a new lease (in connection with the surrender of space under the master lease) that provides for any full or partial abatement of rent at the commencement of the term of such new lease (such abatement, a "Rent Concession"; the portion of the term of such new lease in which such Rent Concession is credited,the "Rent Concession
     Period"), then as a condition to reducing the rent under the master lease prior to the end of the Rent Concession Period, the related borrower must deliver to lender, for deposit into a reserve (the "Free Rent Reserve"), an amount equal to the Rent Concession under such new lease. Provided that no default is continuing, on each payment date, lender shall disburse from the
     Free Rent Reserve (and credit to the cash collateral account maintained under the cash management agreement) an amount equal to the Rent Concession under such new lease with respect to the month in which such payment date occurs.

(6a) Color By Pergament Reserve. At origination, borrower deposited with the lender the sum of $19,971 to be held as additional security for the loan.
     It will be disbursed in 12 equal monthly installments so long as no default exists under the related loan documents.

(6b) Cash Collateral Reserve. If at any time the trailing quarterly DSCR is less than 1.15x for two (2) consecutive calendar quarters, the related borrower must deposit all net cash flow into a reserve (the "Cash Collateral
     Reserve"). The Cash Collateral Reserve will be released provided that no default is continuing, if the trailing quarterly DSCR for each of the prior two (2) consecutive calendar quarters is greater than or equal to 1.20x.

(7)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-31

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              THE FACTORY BUILDING
--------------------------------------------------------------------------------

THE LOAN. The Factory Building mortgage loan is secured by a first lien mortgage in a fee interest in a 1,024,908 square foot industrial/flex building located in
Long Island City, New York.

THE BORROWER. The borrower is LIC Crown Fee Owner LLC and LIC Crown Leasehold
Owner LLC, a single asset entity controlled by Mark Karasick who has a 30.86%
ownership interest in the borrower. The remaining ownership is syndicated to the following investors: Hanerot Enterprises, Inc. (10.20%), Sonia Corp. (9.93%),
S.E.S. Trust (9.72%), The Rubin Family Foundation (8.70%), Victor Gerstein
(4.72%), Scarlet Member LLC (3.85%), Michael DeBlasio (3.28%), Michael Targoff
(3.28%), Jeremias Family Partnership (3.26%), Wilnor Realty (3.26%), Perseus
Properties Co. (3.09%), Sam Solasz (2.92%), Howler Member LLC (1.30%), Sigmund
Freundlich (1.20%) and Jay Gaines (0.43%).

Mr. Karasick has over 15 years of experience as a real estate operator, developer and investor. Mr. Karasick currently has equity interests in 11 office and industrial properties totaling approximately 6.71 million square feet, located in New York, New Jersey and Pennsylvania.

THE PROPERTY. The Factory Building is a 6-story and part 10-story, 1,024,908 square foot industrial/flex building situated on a 2.76-acre land parcel located in Long Island City, Queens, New York. The property occupies a full block bounded by 47th Avenue to the south, 31st Street to the west, 48th Avenue to the north and 30th Place to the east. The property was originally built in 1920, renovated in 2006 and offers 3 tailboard loading docks, 14 drive-in gates, 5 passenger elevators, 9 freight elevators and 225 parking spaces. The property has 12 foot clear ceiling heights. The property's Net Rentable Area ("NRA") is currently utilized as follows: ground floor retail space (2.4% of NRA), office space (18.5% of NRA) and industrial/warehouse space (79.1% of NRA).

The property is currently 73.7% leased to 33 tenants. The property's largest tenant is the New York City Board of Education, which offers specialized training and development in the fields of arts and technology for high school students in grades 7-12 and services approximately 506 students. The tenant occupies 98,412 square feet (9.6% of NRA) subject to a 15-year lease expiring in
2010 and has been in occupancy at the property since 1995.

Jacmel Jewelry Inc., the property's second largest tenant, was founded in 1977 and is one of the largest manufacturers and distributors of fine jewelry to various department stores and discount chains. The tenant occupies 98,197 square feet (9.6% of NRA) subject to a 13-year lease expiring in July 2011 and has been in occupancy at the property since 1992.

Century Letter Company, Inc., the property's third largest tenant, was founded in 1932 and services the direct mail marketing business by providing assistance in data management, data processing, personalized printing and technological innovation. The tenant occupies 85,743 square feet (8.4% of NRA), subject to a
10.5-year lease expiring in March 2010 with one 5-year renewal option.

The remaining tenancy consists of a mix of warehouse, light manufacturing, technical and office users, with retail along the ground floor.

THE MASTER LEASE.

At origination, the borrower entered into a master lease with Mark Karasick, the loan sponsor, for the vacant space at the property at a current annual rent of
$2,155,850. As new leases are executed, that space will be surrendered from the master lease, and annual rent under the master lease will be reduced dollar-for-dollar by an amount equal to the initial annual fixed rent payable under each new lease, or the incremental difference between the new rent and old rent for any replacement tenant. Each new tenant lease shall be on market terms at the time of execution and shall be subject to the lender's approval. When the underwritten net cash flow, excluding the master lease, reaches a 1.20x or greater DSCR (as calculated in the loan documents), the master lease will be terminated.

                                     A-3-32

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              THE FACTORY BUILDING
--------------------------------------------------------------------------------

THE MARKET.(1) The property is located in Long Island City, Queens, New York, which is bordered by Bridge Plaza North and Northern Boulevard to the north,
72nd Street to the east, Maurice Avenue and Newtown Creek to the south, and the
East River to the west. Land use breakdown in Long Island City is as follows:
Industrial -- 30%, Residential -- 25%, Outdoor Recreation -- 14%,
Transportation/Utility Facilities -- 7%, Public Facilities -- 6%, Parking
Facilities -- 6%, Commercial -- 5% and Vacant Land -- 6%. The property is accessible via New York City's public transportation system, including the #7 subway line located a few blocks northeast of the property, and regional highways that include the Brooklyn-Queens Expressway (I-278) and Long Island
Expressway (I-495).

INDUSTRIAL MARKET

The property is located in the Northwest Queens industrial submarket, which contains 849 buildings, consisting of approximately 30.8 million square feet.
The submarket inventory has been stable since 1996 with limited new development over the last decade, with only one property (approximately 90,000 square feet)
that is currently under construction. As of the fourth quarter of 2005, the submarket exhibited an occupancy rate of 95.2%, which represents a 2.0%
improvement over the fourth quarter of 2004 occupancy rate of 93.3%. As of the fourth quarter of 2005 the average gross industrial rental rate was $10.84 per square foot, which represents a 15.4% improvement over the average gross industrial rental rate of $9.39 per square foot for the fourth quarter of 2004.
In 2005, the Northwest Queens industrial submarket exhibited a positive absorption of 575,763 square feet.

OFFICE MARKET

The property is located in the Northwest Queens office submarket, which contains
151 Class B/C buildings consisting of approximately 6.9 million square feet.
Inventory has been stable since 1996 with limited new development. As of the fourth quarter of 2005, the submarket exhibited an occupancy rate of 90.3%, which represents a 4.3% increase over the occupancy rate of 86.6% for the fourth quarter of 2004. As of the fourth quarter of 2005, the average gross rental rate for class B/C office space in the submarket was $17.84 per square foot, which represents a 7.1% decrease over the gross rental rate of $19.21 per square foot for the fourth quarter of 2004. In 2005, the Northwest Queens office submarket exhibited an absorption of 264,066 square feet.

PROPERTY MANAGEMENT. The property is managed by Newmark & Company Real Estate,
Inc., a full service real estate firm, which
manages more than 37 million square feet of commercial space.

(1)  Certain information was obtained from the Factory Building appraisal dated
     December 15, 2005.

                             LEASE ROLLOVER SCHEDULE

               NUMBER       SQUARE      % OF                                   CUMULATIVE   CUMULATIVE   CUMULATIVE      CUMULATIVE
             OF LEASES      FEET        GLA      BASE RENT   % OF BASE RENT   SQUARE FEET    % OF GLA    BASE RENT    % OF BASE RENT
YEAR          EXPIRING    EXPIRING   EXPIRING    EXPIRING       EXPIRING        EXPIRING     EXPIRING     EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP       269,857     26.3%        NAP              NAP         269,857        26.3%           NAP           NAP
2006 & MTM         6        72,191      7.0     $  387,827           5.4%        342,048        33.4%    $  387,827          5.4%
2007               3        94,596      9.2        849,386          11.9         436,644        42.6%    $1,237,212         17.3%
2008               2        26,076      2.5        231,859           3.2         462,720        45.1%    $1,469,071         20.5%
2009               3        20,341      2.0        238,017           3.3         483,061        47.1%    $1,707,088         23.8%
2010               4       188,613     18.4      1,623,361          22.7         671,674        65.5%    $3,330,449         46.5%
2011               3       114,273     11.1      1,158,154          16.2         785,947        76.7%    $4,488,604         62.7%
2012               0             0      0.0              0           0.0         785,947        76.7%    $4,488,604         62.7%
2013               1         3,417      0.3         53,188           0.7         789,364        77.0%    $4,541,792         63.4%
2014               4        84,983      8.3        923,147          12.9         874,347        85.3%    $5,464,939         76.3%
2015               2        68,917      6.7        766,253          10.7         943,264        92.0%    $6,231,193         87.0%
2016               0             0      0.0              0           0.0         943,264        92.0%    $6,231,193         87.0%
AFTER              3        81,644      8.0        931,554          13.0       1,024,908       100.0%    $7,162,747        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL             31     1,024,908      100%    $7,162,747         100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-33

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              THE FACTORY BUILDING
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF THE FACTORY BUILDING OMITTED]

                                     A-3-34

                                                               JPMCC 2006-CIBC15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-35

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              LIGHTSTONE PORTFOLIO
--------------------------------------------------------------------------------

                   [5 PHOTOS OF LIGHTSTONE PORTFOLIO OMITTED]

                                     A-3-36

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              LIGHTSTONE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $73,900,000
CUT-OFF DATE PRINCIPAL BALANCE:   $73,900,000
% OF POOL BY IPB:                 3.5%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Martinsburg Mall LLC, Shenango
                                  Valley Mall LLC, Bradley Square Mall
                                  LLC, Mount Berry Square Mall LLC
SPONSOR:                          Lightstone Holdings, LLC
ORIGINATION DATE:                 06/08/06
INTEREST RATE:                    5.9300%
INTEREST-ONLY PERIOD:             24 months
MATURITY DATE:                    07/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(23), Def(93), O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  $7,000,000 (B-Note), $11,200,000
                                  (Mezzanine Loans)(1)
ADDITIONAL DEBT TYPE:             B-Note, Mezzanine Loans(1)
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL        MONTHLY
                                                     ---------------------------
TAXES:                                                 $  834,354       $115,178
INSURANCE:                                             $  156,288       $ 39,072
CAPEX:                                                 $        0       $ 32,033
TI/LC(2):                                              $        0       $ 32,033
ENGINEERING:                                           $  252,075       $      0
GROUND LEASE:                                          $   87,500       $      0
HOLDBACK (3):                                          $3,000,000       $      0
OTHER(4)                                             See Footnote   See Footnote
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee & Leasehold
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   1,905,421
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        90.7%
OCCUPANCY DATE:                   03/23/06
NUMBER OF TENANTS:                179
HISTORICAL NOI:
2005:                             $7,113,963
UW REVENUES:                      $17,346,154
UW EXPENSES:                      $9,682,844
UW NOI:                           $7,663,309
UW NET CASH FLOW:                 $7,044,030
APPRAISED VALUE:                  $100,530,000
APPRAISAL DATE:                   Various

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $  39
CUT-OFF DATE LTV:                 73.5%
MATURITY DATE LTV:                65.0%
UW DSCR:                          1.33x
--------------------------------------------------------------------------------

(1)  A mezzanine loan with a principal balance of $8,600,000 as of the date of the origination of the related mortgage loan has been incurred by an owner of the related borrower to another owner of the related borrower. In addition, a mezzanine loan with a principal balance of $2,600,000 as of the date of the origination of the related mortgage loan has been incurred by an owner of the related borrower to another owner of the related borrower.

(2)  The TI/LC reserve is capped at $2,500,000 (the "Initial TI/LC Reserve Cap")
     and will be replenished if drawn upon. Beginning in January 2009, the borrower will be required to make additional monthly deposits in an amount of $50,000 into the TI/LC reserve subject to the Initial TI/LC Reserve Cap and will be replenished if drawn upon. In the event that an anchor tenant gives notice of non-renewal, the lender will sweep all rents attributable to such lease into the TI/LC reserve subject to the TI/LC Reserve Cap.

(3)  At origination, the borrower deposited $3,000,000 into a cash collateral reserve (the "Holdback Reserve"). The borrower may draw on funds from the
     Holdback Reserve in connection with new leases signed at the properties provided that the following conditions are met: (i) the tenant is in occupancy and paying rent, (ii) a DSCR greater than or equal to 1.25x on the outstanding senior loan balance, (iii) EGI of no less than $17,300,000,
     (iv) base rent of no less than $9,000,000 and (v) no more than $1,163,000 of EGI may be attributed to tenants paying percentage rent in lieu of base rent.

(4)  Upon an event of default or a DSCR trigger event (two consecutive quarters whereby the DSCR, based upon a blended actual debt service constant
     (30-year amortization including the B-Note), falls below 1.07x) lender will sweep all excess cash flow into a cash flow sweep account.

                          SIGNIFICANT PORTFOLIO TENANTS

                                NUMBER OF   SQUARE  % OF  BASE RENT        LEASE
TENANT NAME  MOODY'S/ FITCH(1)    STORES     FEET    NRA     PSF      EXPIRATION YEAR
--------------------------------------------------------------------------------------

J.C. PENNEY      Baa3/BBB-          4      322,654  16.9%   $2.36       2009 & 2011(2)
SEARS             Ba1/BB+           4      302,576  15.9%   $2.78       2010 & 2011(3)
BELK'S                              3      205,786  10.8%   $3.09       2007 & 2011(4)

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  Lease Expirations of 2011 (five 5-year renewal options), 2011 (six 5-year renewal options), 2009 (one 5-year renewal option), 2011 (five 5-year renewal options) for Bradley Square Mall, Martinsburg Mall, Shenango Valley
     Mall, and Mount Berry Square Mall, respectively

(3)  Lease Expirations of 2010 (three 5-year renewal options), 2011 (four 5-year renewal options), 2010 (one 5-year renewal options), and 2011 (seven 5-year renewal options) for Bradley Square Mall, Martinsburg Mall, Shenango Valley
     Mall, and Mount Berry Square Mall, respectively.

(4)  Lease Expirations of 2011 (six 5-year renewal options), 2007 (six 5-year renewal options) and 2011 (six 5-year renewal options) for Bradley Square
     Mall, and the two Mount Berry Square Mall leases, respectively.

                                     A-3-37

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              LIGHTSTONE PORTFOLIO
--------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                             LOCATION       YEAR BUILT/     SQUARE
PROPERTY NAME              (CITY, STATE)     RENOVATED       FEET     OCCUPANCY %
---------------------------------------------------------------------------------

BRADLEY SQUARE            Cleveland, TN      1991/2005      385,214      88.6%
MARTINSBURG               Martinsburg, WV    1981/1998      552,335      93.3%
SHENANGO VALLEY           Hermitage, PA      1967/1997      490,492      93.9%
MOUNT BERRY SQUARE        Rome, GA           1991/1999      477,380      85.9%
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                   1,905,421      90.7%
=================================================================================

                                                                  APPRAISED     ALLOCATED
PROPERTY NAME                        ANCHOR TENANTS                 VALUE      LOAN AMOUNT
------------------------------------------------------------------------------------------

BRADLEY SQUARE            JC Penney, K-Mart, Belk's, Sears      $ 16,400,000   $12,615,000
MARTINSBURG               Wal-Mart, Sears, JC Penney, Bon-ton     33,900,000    27,285,000
SHENANGO VALLEY           JC Penney, Kaufmann's, Sears            15,800,000    13,470,000
MOUNT BERRY SQUARE        Proffitts, Belk's, JC Penney, Sears     34,430,000    20,530,000
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                         $100,530,000   $73,900,000
==========================================================================================

THE LOAN. The Lightstone Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in three regional malls totaling 1,414,929 feet located in Cleveland, Tennessee, Martinsburg, West Viginia, Rome, Georgia and a
leasehold interest in a 490,492 square foot regional mall located in Hermitage,
Pennsylvania.

THE BORROWER. The borrower is comprised of four single asset entities, three of which are controlled by Lightstone Member LLC and one of which is controlled by
PRC Member LLC, each of which is owned by affiliates of David Lichtenstein (71%)
and Presidential Realty Corporation (29%). Mr. Lichtenstein is the founder and sole owner of the Lightstone Group, which owns and operates approximately 20,000 multifamily units, 27 million square feet of office, industrial and retail space, and 23 factory-outlet malls totaling approximately 6.7 million square feet. The loan sponsor, Lightstone Holdings, LLC, currently has a real estate portfolio containing multifamily properties totaling approximately 2,700 units and commercial properties totaling approximately 5.6 million square feet.

THE PROPERTIES. The Lightstone Portfolio consists of four regional malls totaling 1,905,421 square feet located in Cleveland, Tennessee, Martinsburg,
West Viginia, Rome, Georgia, and Hermitage, Pennsylvania.

BRADLEY SQUARE MALL

Bradley Square is a 385,214 square foot regional mall situated on a 77.5-acre land parcel located in Cleveland, Tennessee. The property was built in 1991, renovated in 2005 and offers 2,201 parking spaces (5.7 spaces per 1,000 square feet). The property is the only regional mall within a 25-mile radius.

The property is 88.6% occupied by 40 tenants, with 4 anchor tenants occupying
62.4% of the net rentable area ("NRA"). The property's anchor tenants include
K-Mart (22.4% of NRA, 2005 sales of $206 per square foot, occupancy cost of
2.1%), Belk's (15.5% of NRA, 2005 sales of $231 per square foot, occupancy cost of 2.2%), Sears (13.2% of NRA, 2005 sales of $160 per square foot, occupancy cost of 2.4%) and JC Penney (11.2% of NRA, 2005 sales of $160 per square foot, occupancy cost of 2.3%). The property's 36 in-line tenants (37.5% of NRA)
include national retailers such as Aeropostale, American Eagle Outfitters, Bath
& Body Works, Hibbett Sports and Radio Shack. The property also contains five pad sites that are ground leased to Apple South, AmSouth Bank of Tennessee, Bank of Cleveland, O'Charley's and Steak' N Shake. In 2005, the in-line tenants exhibited sales of $233 per square foot equating to an occupancy cost of 12.0%.

MARTINSBURG MALL

Martinsburg is a 552,335 square foot regional mall situated on a 79.18-acre land parcel located in Martinsburg, West Virginia. The property was built in 1981, renovated in 1998 and offers 2,768 parking spaces (5.0 spaces per 1,000 square feet). The property is the only regional mall within an 18-mile radius.

The property is 93.3% occupied by 58 tenants, with 4 anchor tenants occupying
70.2% of the NRA. The property's 4 anchor tenants include Wal-Mart (35.2% of
NRA, 2005 sales of $264 per square foot, occupancy cost of 0.9%), Sears (13.7%
of NRA, 2005 sales of $151 per square foot, occupancy cost of 2.7%), Bon-Ton
(11.9% of NRA, $140 per square foot, occupancy cost of 2.5%), and JC Penney
(9.3% of NRA, $140 per square foot, occupancy cost of 2.7%). The property's 54 in-line tenants (29.8% of NRA) include national retailers such as Footlocker,
Pacific Sunwear, Waldenbooks, Kay Jewelers, FYE and Radio Shack. In 2005, the
in-line tenants exhibited sales of $266 per square foot equating to an occupancy cost of 14.4%. The property also contains three pad sites, which are ground leased to Apple South, Cracker Barrel, Martins Grocery and Wendy's.

SHENANGO VALLEY MALL

Shenango Valley is a 490,492 square foot regional mall situated on a 45.89-acre land parcel located in Hermitage, Pennsylvania. The property was built in 1967, renovated in 1997 and offers 2,466 parking spaces (4.86 parking spaces per 1,000 square feet). The property is the only regional mall within a 25-mile radius.

The property is 93.9% occupied by 37 tenants, with 3 anchor tenants occupying
78.3% of NRA. The property's 3 anchor tenants include JC Penney (36.1% of NRA,
2005 sales of $99 per square foot, occupancy cost of 2.1%), Kaufmann's (21.4% of
NRA, 2005 sales of $149 per square foot, occupancy cost of 0.8%) and Sears
(27.1% of NRA, 2005 sales of $168 per square foot, occupancy cost of 1.3%). The property's 29 in-line tenants (21.7% of NRA) include national retailers such as
Aeropostale, American Eagle Outfitters, FYE and Waldenbooks. In 2005, the
in-line tenants exhibited sales of $244 per square foot equating to an occupancy cost of 15.2%. The property also contains three pad sites, ground leased to
Sears Auto Center, Wendy's and JC Penney (sub-leased to Firestone).

                                     A-3-38

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              LIGHTSTONE PORTFOLIO
--------------------------------------------------------------------------------

MOUNT BERRY SQUARE MALL

Mount Berry Square is a 477,380 square foot regional mall situated on an
89.0-acre land parcel located in Rome, Georgia. The property was built in 1991, renovated in 1999 and offers 2,938 parking spaces (6.2 spaces per 1,000 square feet). The property is the only regional mall within a 25-mile radius.

The property is 85.9% occupied by 54 tenants, with 4 anchor tenants occupying
56.5% of the NRA. The property's 4 anchor tenants include Belk's (16.8% of NRA,
2005 sales of $82 per square foot, occupancy cost of 4.3%), Sears (15.1% of NRA,
2005 sales of $155 per square foot, occupancy cost of 2.1%), Proffitt's1 (13.8%
of NRA, 2005 sales of $139 per square foot, occupancy cost of 1.2%), and JC
Penney (10.8% of NRA, 2005 sales of $119 per square foot, occupancy cost of
3.2%). The property's 50 in-line tenants (43.5% of NRA) include national retailers such as Aeropostale, American Eagle Outfitters, Bath & Body Works,
Express, Lane Bryant, and Victoria's Secret. In 2005, the in-line tenants exhibited sales of $264 per square foot equating to an occupancy cost of 14.1%.
The property also contains three undeveloped out-parcels.

RELEASE PROVISIONS

Individual Lightstone Portfolio properties may be released from the lien of the related mortgage upon defeasance by the borrower of a principal amount equal to or greater of (a) 130%, 130%, 120% and 125%, of the allocated loan amounts of
Bradley Square Mall, Martinsburg Mall, Shenango Valley Mall and Mount Berry
Square Mall, respectively and (b) such other amount which results in a remaining unpaid principal balance of the Lightstone Portfolio loan supporting (i) a minimum DSCR of 1.30x on the actual debt service constant on the first mortgage financing (the "A-Note") and 1.07x on the blended actual debt service constant on the full financing (A-Note and B-Note) and (ii) a maximum LTV of 75% on the
A-Note and 80% on the full financing (A-Note and B-Note). In addition, the
Wal-Mart space at Martinsburg Mall may be released from the lien of the related mortgage upon defeasance by the borrower of a principal amount equal to the greater of $13,700,000 and the amount set forth in clause (b) above.

THE MARKET(2).

BRADLEY SQUARE MALL

The property is located in Cleveland, Bradley County, Tennessee, at the intersection of US Highway 11 and Paul Huff Parkway. The property is located 1 mile east of Interstate 75, which provides direct access to Chattanooga, located approximately 25 miles south of the property. The property is situated in an infill location with a Super Wal-Mart anchored retail center and the Hickory
Grove Shopping Center (anchored by Lowe's, TJ Maxx, Goody's, Petco and Pier 1)
located on the opposite side of Paul Huff Parkway.

The property is located within the Cleveland Metropolitan Statistical Area
("MSA"), which has exhibited a population growth at an annual compounded rate of
1.19% over the last five years and in 2005 had a population of 111,300. The property draws from a 30-mile trade area, which has a population of approximately 622,000 with a median household income of $52,875. The nearest competitive regional mall, Hamilton Place, is located 25 miles south of the property and is anchored by Dillard's, JC Penney, Proffitt's and Sears.

MARTINSBURG MALL

The property is located in Martinsburg, Berkeley County, West Virginia, approximately 20 miles from Hagerstown and 94 miles from Baltimore, Maryland.
The property is located immediately southeast of the intersection of County
Highway 45 and Interstate 81, which serves as the primary north/south commercial thoroughfare within the Martinsburg area, providing direct access to neighboring communities within Maryland, Virginia and West Virginia. The property's immediate area contains various national retailers such as K-Mart, Lowe's,
Office Max and a Regal Cinema movie theater.

The property is located within the Martinsburg/Hagerstown MSA, which had a population of approximately 97,300 in 2005. The property draws from a 10-mile trade area, which has a population of 92,999 with a median household income of
$56,106. The nearest regional malls are located outside of the property's trade area and include Valley Mall, which is located approximately 18 miles north of the property and Apple Blossom Mall, which is located approximately 25 miles south of the property.

(1)  Sales information reflects Proffitt's 2005 performance prior to being converted to a Belk's Home & Kids store in 2006.

(2)  Certain information was obtained from the Bradley Square, Martinsburg,
     Shenango Valley, and Mount Berry Square appraisals dated May 4, 2006, April
     27, 2006, May 8, 2006, and April 24, 2006, respectively.

                                     A-3-39

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              LIGHTSTONE PORTFOLIO
--------------------------------------------------------------------------------

SHENANGO VALLEY MALL

The property is located in the City of Hermitage, Mercer County, Pennsylvania,
at the intersection of State Road 62 and State Route 18, which is a four-lane north/south roadway that directly links to Interstate 80, located approximately
3.5 miles south of the property. The property is situated in an infill location with various national retailers including a Staples, K-Mart, and Lowe's within
1.5 miles of the property. In addition, Hermitage Crossing is located 0.5 miles north of the property and is a 366,000 square foot newly constructed shopping center that was completed in April 2006 and is anchored by a Super Wal-Mart.

The property is located within Mercer County, which in 2005 had a population and median household income of 117,700 and $40,693, respectively. The 2006 estimate of the population and median household income within the property's 15-mile trade area was 237,238 and $38,548, respectively. The closest competitive major retail centers include Eastwood Mall, which is located approximately 18 miles west of the property and Southern Park Mall, which is located approximately 20 miles southwest of the property.

MOUNT BERRY SQUARE MALL

The property is located at the intersection of Three Mile Road and Martha Berry
Highway (US 27), approximately 2.9 miles north of the central business district in the City of Rome, Floyd County, Georgia. Neighboring land uses include a mix of commercial and retail developments along Martha Berry Highway, as well as the main campus for Berry College, which is situated on approximately 20,000 acres of land. The property is situated in proximity to several discount and big box retailers located to the south and east, including Wal-Mart Supercenter, Sam's
Club, Home Depot and Big K-Mart.

The property is located within Floyd County, which in 2006 has an estimated population and median household income of $95,400 and $72,200, respectively.
Within the property's 25-mile trade area, the population has grown at an annual rate of 1.69% over the past five years and in 2006 had an estimated population of 286,773 with a median household income of $53,351. The nearest regional malls are Walnut Square Mall and Town Center at Cobb, which are located approximately
38 miles and 45 miles from the property, respectively.

PROPERTY MANAGEMENT. The property is managed by Prime Retail Property
Management, LLC, which is an affiliate of the borrower.

                             LEASE ROLLOVER SCHEDULE

                                                                                                             CUMULATIVE
                NUMBER OF                                    % OF BASE   CUMULATIVE   CUMULATIVE  CUMULATIVE  % OF BASE
                 LEASES    SQUARE FEET  % OF GLA  BASE RENT     RENT     SQUARE FEET   % OF GLA   BASE RENT     RENT
   YEAR         EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING    EXPIRING   EXPIRING
-----------------------------------------------------------------------------------------------------------------------

VACANT               0      177,479       9.3%         NAP       NAP        177,479       9.3%           NAP      NAP
2006 & MTM          25       98,497       5.2   $  939,824      10.4%       275,976      14.5%    $  939,824    10.4%
2007                36      168,156       8.8    1,037,678      11.5        444,132      23.3%    $1,977,502    22.0%
2008                22       63,303       3.3      881,395       9.8        507,435      26.6%    $2,858,897    31.8%
2009                16      230,878      12.1      911,652      10.1        738,313      38.7%    $3,770,549    41.9%
2010                14      183,978       9.7      845,877       9.4        922,291      48.4%    $4,616,426    51.3%
2011                18      708,781      37.2    2,254,269      25.1      1,631,072      85.6%    $6,870,695    76.4%
2012                 9      175,702       9.2      874,629       9.7      1,806,774      94.8%    $7,745,324    86.1%
2013                12       33,648       1.8      555,802       6.2      1,840,422      96.6%    $8,301,126    92.3%
2014                 4       16,965       0.9      246,800       2.7      1,857,387      97.5%    $8,547,926    95.0%
2015                 4       10,721       0.6      119,626       1.3      1,868,108      98.0%    $8,667,553    96.3%
> 2016               9       27,898       1.5      265,453       3.0      1,896,006      99.5%    $8,933,005    99.3%
AFTER               10        9,415       0.5       65,000       0.7      1,905,421     100.0%    $8,998,005   100.0%
-----------------------------------------------------------------------------------------------------------------------
TOTAL              179    1,905,421     100.0%  $8,998,005     100.0%
-----------------------------------------------------------------------------------------------------------------------

                                     A-3-40

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              LIGHTSTONE PORTFOLIO
--------------------------------------------------------------------------------

                       SIGNIFICANT TENANTS ROLLING IN 2011

                                              SQUARE FEET    ANNUAL       % OF 2011 BASE        TENANT RENT
PROPERTY NAME                      TENANT       EXPIRING    BASE RENT    RENT EXPIRING(1)   PSF/MARKET RENT PSF(2)
------------------------------------------------------------------------------------------------------------------

BRADLEY SQUARE MALL,
MARTINSBURG MALL, MOUNT
BERRY SQUARE MALL                J.C Penney      94,759    $  355,101          15.75%             $3.75/NAV
MARTINSBURG MALL, MOUNT
BERRY SQUARE MALL                Sears          147,664       479,902          21.29              $3.25/NAV
BRADLEY SQUARE MALL, MOUNT
BERRY SQUARE MALL                Belk's         140,048       528,624          23.45              $3.77/NAV
MARTINSBURG MALL                 Wal-Mart       194,433       387,481          17.19              $1.99/NAV
------------------------------------------------------------------------------------------------------------------
TOTAL                                           576,904    $1,751,108          77.68%
------------------------------------------------------------------------------------------------------------------
2011 TOTAL BASE RENT EXPIRING:                             $2,254,269
------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on total rent collected in 2011.

(2)  Based on certain information from the Bradley Square, Martinsburg and Mount
     Berry Square appraisals dated May 4, 2006, April 27, 2006 and April 24,
     2006, respectively.

                                     A-3-41

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              LIGHTSTONE PORTFOLIO
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATIONS OF LIGHTSTONE PORTFOLIO OMITTED]

                                     A-3-42

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              LIGHTSTONE PORTFOLIO
--------------------------------------------------------------------------------

                 [2 SITE PLANS OF LIGHTSTONE PORTFOLIO OMITTED]

                                     A-3-43

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                              LIGHTSTONE PORTFOLIO
--------------------------------------------------------------------------------

                 [2 SITE PLANS OF LIGHTSTONE PORTFOLIO OMITTED]

                                     A-3-44

                                                               JPMCC 2006-CIBC15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-45

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                             SCOTTSDALE PLAZA RESORT
--------------------------------------------------------------------------------

                  [3 PHOTOS OF SCOTTSDALE PLAZA RESORT OMITTED]

                                     A-3-46

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                             SCOTTSDALE PLAZA RESORT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $65,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $65,000,000
% OF POOL BY IPB:                 3.1%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         The Scottsdale Plaza Resort,
                                  L.L.C.
SPONSOR:                          John W. Dawson
ORIGINATION DATE:                 05/30/06
INTEREST RATE:                    6.3200%
INTEREST ONLY PERIOD:             N/A
MATURITY DATE:                    06/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                                           INITIAL    MONTHLY
                                                             -------------------
TAXES:                                                       $324,647   $ 64,929
INSURANCE:                                                   $180,184   $ 28,644
FF&E(1):                                                     $101,733   $101,733
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel - Full Service
ROOMS:                            404
LOCATION:                         Scottsdale, AZ
YEAR BUILT/RENOVATED:             1973/2003
OCCUPANCY:                        66.7%
OCCUPANCY DATE:                   03/31/06
HISTORICAL NOI:
   2004:                          $5,447,625
   2005:                          $8,162,636
TTM AS OF 03/31/06:               $9,847,099
UW REVENUES:                      $33,780,841
UW EXPENSES:                      $24,451,953
UW NOI:                           $9,328,888
UW NET CASH FLOW:                 $7,977,654
APPRAISED VALUE:                  $104,000,000
APPRAISAL DATE:                   04/24/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $160,891
CUT-OFF DATE LTV:                 62.5%
MATURITY DATE LTV:                53.5%
UW DSCR:                          1.65x
--------------------------------------------------------------------------------

                             HOTEL OPERATING HISTORY

                               2004            2005        T-12 ENDING 03/31/06   UNDERWRITTEN
----------------------------------------------------------------------------------------------

OCCUPANCY                        57.2%           66.1%               66.7%               68.5%
AVERAGE DAILY RATE (ADR)   $    127.67     $    129.98         $    139.98         $    145.00
REVPAR                     $     72.96     $     85.89         $     93.59         $     99.33
REVENUE                    $25,460,692     $29,849,683         $32,284,068         $33,780,841
EXPENSES                   $20,013,067     $21,687,046         $22,436,969         $24,451,953
NOI                        $ 5,447,625     $ 8,162,636         $ 9,847,099         $ 9,328,888
FF&E                       $ 1,018,428     $ 1,193,987         $ 1,291,356         $ 1,351,234
CASH FLOW                  $ 4,429,197     $ 6,968,649         $ 8,555,743         $ 7,977,654
OCCUPANCY PENETRATION         81.7%(2)        89.2%(3)               97.2%                 N/A
ADR PENETRATION              102.0%(2)        98.5%(3)               99.2%                 N/A
REVPAR PENETRATION            83.3%(2)        87.9%(3)               96.4%                 N/A

(1)  A contractual FF&E reserve of 4.07% of total revenues will be collected on a monthly basis.

(2)  Based on data for the trailing twelve months ending March 31, 2004.

(3)  Based on data for the trailing twelve months ending March 31, 2005.

                                     A-3-47

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                             SCOTTSDALE PLAZA RESORT
--------------------------------------------------------------------------------

THE LOAN. The Scottsdale Plaza Resort mortgage loan is secured by a first lien mortgage in a fee interest in a 404-room full service convention/resort hotel located in Scottsdale, Arizona.

THE BORROWER. The borrower is The Scottsdale Plaza Resort, L.L.C., a single asset entity owned by John Dawson (99%), the loan sponsor, and Plaza Management
Corporation (1%), which is wholly-owned by Mr. Dawson. Mr. Dawson has over 40 years of experience in the development, construction, and management of multifamily properties, office buildings, shopping centers, and hotels. Mr.
Dawson has owned the property since 1976.

THE PROPERTY. Scottsdale Plaza Resort is a Class A, 404-room full service convention/resort hotel situated on a 37.1 acre land parcel located in
Scottsdale, Arizona. The property was developed in 1973 with 224 guestrooms. The borrower acquired the property in 1976 and added an additional 180 guestrooms in
1985. Since 2002, the borrower has invested approximately $6.0 million in interior and exterior renovations. The borrower's current tax basis in the property is approximately $8.0 million.

The property offers 30,000 square feet of meeting space consisting of 9 conference rooms, the largest being the Grand Ballroom, which contains 10,080 square feet and can be subdivided into four conference rooms. The property also offers amenities such as five outdoor swimming pools, two restaurants, two lounges, five tennis courts, a full-service business center, a spa/salon, a fitness room and 574 parking spaces. The property is also located in close proximity to several championship golf courses, including two offered by the
Tournament Players Club of Scottsdale.

The property primarily services the group/meeting segment. In 2005, 68,824 room nights were sold to the group/meeting segment at an average daily rate ("ADR")
of $139.48, which accounted for 70.6% of the property's total room revenue, with
28,604 room nights sold to transient guests at an ADR of $107.19. As of December
31, 2005, the subject pre-sold 33,186 room nights for calendar year 2006 at an
ADR of $176.73, which represents a 14.3% increase in ADR compared to pre-sales during the prior 12 month period.

OCCUPANCY

As of the trailing twelve months ("TTM") ending March 31, 2006, the property's occupancy increased to 66.7% from 58.7% during the prior 12 month period.
According to the property's Smith Travel Accommodations Report dated April 22,
2006 ("STAR Report"), the property's occupancy penetration increased to 97.2%
from 89.2% during the prior 12 month period.

ADR

As of the TTM ending March 31, 2006, the property's ADR increased to $139.98 from $130.86 during the prior 12 month period. According to the property's STAR
Report, the property's ADR penetration increased to 99.2% from 98.5% during the prior 12 month period.

REVPAR

As of the TTM ending March 31, 2006, the property's RevPar increased to $93.59 from $76.78 during the prior 12 month period. According to the property's STAR report, the property's RevPar penetration increased to 96.4% from 87.9% during the prior 12 month period.

THE MARKET.(1) The property is located in Scottsdale, Arizona, approximately 15 miles northeast of the Phoenix central business district. The property is situated approximately nine miles north of the Phoenix Sky Harbor International
Airport and is located along the Scottsdale Road Corridor, which serves as the primary north/south artery through the eastern portion of the Phoenix metropolitan area.

The Scottsdale hotel market is driven primarily by business/commercial demand due to the many surrounding corporate offices in the area. Tourism in the hotel market is also generated by the warm climate, attractions in downtown
Scottsdale, and a wide variety of recreational options including over 200 golf courses. In addition, Downtown Scottsdale, which is approximately 3 miles south of the property, offers attractions such as Old Town Scottsdale, Scottsdale
Stadium, Scottsdale's Fifth Avenue Shopping District, Main Street Arts &
Antiques District, the Marshall Way Arts District and Scottsdale Fashion Square,
the largest retail destination in the southwestern United States, comprising approximately 2.38 million square feet of retail and entertainment space.

OCCUPANCY

Based on the property's STAR report, the occupancy for the competitive set for the TTM ending March 31, 2006 increased to 68.8% from 65.8% during the prior 12 month period.

ADR

Based on the property's STAR report, the ADR for the competitive set for the TTM ending March 31, 2006 increased to $141.15 from $132.80 during the prior 12 month period.

REV PAR

Based on the property's STAR report, the RevPar for the competitive set for the
TTM ending March 31, 2006 increased to $97.06 from $87.33 during the prior 12 month period.

PROPERTY MANAGEMENT. The property is managed by Dawson Management Group, Inc., which is an affiliate of the borrower and has been operating at the property since 1976.

(1)  Certain information was obtained from the Scottsdale Plaza Resort appraisal dated April 24, 2006.

                                     A-3-48

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                             SCOTTSDALE PLAZA RESORT
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF SCOTTSDALE PLAZA RESORT OMITTED]

                                     A-3-49

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                    THOMSON CONSUMER ELECTRONICS HEADQUARTERS
--------------------------------------------------------------------------------

         [3 PHOTOS OF THOMSON CONSUMER ELECTRONICS HEADQUARTERS OMITTED]

                                     A-3-50

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                    THOMSON CONSUMER ELECTRONICS HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $50,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $50,000,000
% OF POOL BY IPB:                 2.4%
LOAN SELLER:                      CIBC Inc.
BORROWER(1):                        Carmel Indy Properties, LLC
SPONSOR:                          Peyman Daneshrad
ORIGINATION DATE:                 09/13/05
INTEREST RATE:                    5.3800%
INTEREST-ONLY PERIOD:             24 months
MATURITY DATE:                    10/01/15
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(84),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Soft
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                            INITIAL     MONTHLY
                                                           ---------------------
TAXES(2):                                                  $         0    $    0
INSURANCE(2):                                              $         0    $    0
DEFERRED MAINTENANCE:                                      $     6,250    $    0
CAPEX:                                                     $     9,514    $9,514
TI/LC(3):                                                  $ 1,000,000    $    0
LETTER OF CREDIT(4):                                       $16,650,000    $    0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- Suburban
SQUARE FOOTAGE:                   570,856
LOCATION:                         Indianapolis, IN
YEAR BUILT/RENOVATED:             1994
OCCUPANCY:                        100%
OCCUPANCY DATE:                   06/01/06
NUMBER OF TENANTS:                1
UW REVENUES:                      $5,211,037
UW EXPENSES:                      $156,331
UW NOI:                           $5,054,706
UW NET CASH FLOW:                 $4,207,476
APPRAISED VALUE:                  $69,000,000
APPRAISAL DATE:                   06/07/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $  88
CUT-OFF DATE LTV:                 72.5%
MATURITY DATE LTV:                63.3%
UW DSCR:                          1.25x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS
                                                                                LEASE
                                     MOODY'S/    SQUARE   % OF   BASE RENT   EXPIRATION
TENANT NAME                          FITCH(5)     FEET     GLA      PSF          YEAR
---------------------------------------------------------------------------------------

THOMSON CONSUMER ELECTRONICS, INC.
   (10330 NORTH MERIDIAN STREET)     Baa2/BBB   246,481   43.2%    $10.81       2012
THOMSON CONSUMER ELECTRONICS, INC.
   (101 WEST 103RD STREET)           Baa2/BBB   324,375   56.8%    $ 8.90       2012

(1)  Subsequent to origination, the entity listed in the "Borrower" field transferred its ownership interest in the property to 33 additional tenants-in-common.

(2)  The borrower is not required to escrow for property taxes and insurance provided that the Thomson Consumer Electronics, Inc. leases are in effect and Thomson S.A., the lease guarantor, maintains a minimum credit rating of
     "BBB+" by S&P or Fitch or "Baa1" by Moody's.

(3)  At origination, the borrower deposited $1,000,000 into the TI/LC reserve.
     In lieu of ongoing TI/LC reserves, a cash flow sweep will be implemented 30 months prior to the expiration of Thomson Consumer Electronics, Inc.
     ("Thomson") primary lease term (March 14, 2012). Over the course of the first 12 months of the cash flow sweep, all excess cash flow will be swept until the reserve balance equals $1,800,000 (inclusive of the initial
     $1,000,000 deposit). If 18 months prior to the lease expiration Thomson has not exercised its first five-year renewal option under its leases, the cash flow sweep will continue over the last 18 months of the tenant's lease term until such time that the reserve balance totals $4,500,000. If Thomson exercises its first five-year renewal option under its leases or the entire property is leased to one or more replacement tenants acceptable to lender under replacement leases meeting the requirements set forth in the related mortgage, all swept funds will be remitted to the borrower.

(4)  As additional security for Thomson's leases, the tenant deposited with the borrower, who subsequently assigned to the lender two letters of credit totaling $16,650,000. If Thomson S.A. achieves an unsecured long-term debt rating of not less than A- from S&P for a period of not less than 6 consecutive months, then the letters of credit shall be returned to the tenant; however, if Thomson S.A.'s unsecured long-term debt rating is subsequently downgraded below A- (or its equivalent) or withdrawn by any nationally recognized rating agency, then the tenant shall be required to provide replacement letters of credit.

(5)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-51

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                   THOMSON CONSUMER ELECTRONICS HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Thomson Consumer Electronics Headquarters mortgage loan is secured by a first lien mortgage in a fee interest in two Class A office buildings totaling 570,856 square feet located in Indianapolis, Indiana.

THE BORROWER. The borrower is comprised of 34 tenants-in-common, including
Carmel Indy Properties, LLC, a single asset entity 100% owned by Peyman
Daneshrad, the loan sponsor, Mr. Daneshrad has over 15 years of commercial real estate experience and currently has a real estate portfolio of 16 multifamily properties (approximately 2,650 units), an approximately 17,000 square foot retail property, and three office properties totaling approximately 315,751 square feet.

THE PROPERTY. Thomson Consumer Electronics Headquarters consists of a four-story, 246,841 square foot office building ("The North Building") and a three-story, 324,375 square foot office and research and development ("R&D")
building ("The South Building"), situated on a 24.96-acre land parcel located in
Indianapolis, Hamilton County, Indiana. Thomson Consumer Electronics, Inc.
("Thomson") leases 100% of the net rentable area at each building, which were built-to-suit for Thomson in 1994 and serves as their United States corporate headquarters as well as one of the Thomson's major worldwide engineering and R&D facilities. The tenant is subject to two coterminous 12-year leases expiring on
March 14, 2012 with two 5-year renewal options at a rental rate of 90% of the then prevailing market rent, though not less than the previous year's rent.

Thomson is a subsidiary of Thomson S.A., which guarantees Thomson's lease and is rated "Baa2" by Moody's and "BBB" by S&P. Thomson S.A. is a global provider of media and networking operations services and electronic products to the corporate and private sectors.

The North Building serves as Thomson's United States headquarters and houses corporate functions such as executive offices, sales, finance, accounting, data services and human resources. The building's first floor houses a 20,000 square foot data center, which is one of Thomson's three global information hubs serving the United States and parts of Europe and Asia.

The South Building consists of approximately 40% office and approximately 60%
R&D space. Products developed at the property include televisions, digital satellite set-top boxes, digital terrestrial set-top boxes, DSL gateways and modems, set-top boxes for IP networks, telephone handsets, cable modems, cable set-top boxes and satellite dishes.

THE MARKET(1). The property is located on the northwest corner of Meridian
Street and 103rd Street in Indianapolis, Hamilton County, Indiana. The property is accessible via Meridian Street, a four-lane, two-way thoroughfare that provides direct access to downtown Indianapolis and Interstate 465, which is located approximately one-half mile north of the property. Interstate 465 provides a direct route to Interstates 65, 69, 70, 74 and the Indianapolis
International Airport, which is located approximately 20 miles east of the property.

As of the fourth quarter of 2005, the Indianapolis office market contained an inventory of approximately 29.8 million square feet and exhibited a vacancy rate of 16.4% with average asking rents of $17.35 per square foot. The market vacancy rate and average asking rents are projected to improve to 11.8% and $19.32 per square foot, respectively, with positive net absorption of approximately 1.0 million square feet by 2010. The Indianapolis Class A office inventory contained approximately 13.7 million square feet with a vacancy rate of 14.0% and average asking rents of $20.13 per square foot.

The property is located in the North/Carmel submarket, which, as of the fourth quarter of 2005, had an inventory of approximately 6.7 million square feet. The submarket vacancy rate was 16.4% with average asking rents of $17.75 per square foot. The submarket vacancy rate and average asking rents are projected to improve to 11.8% and $19.80 per square foot by 2010, respectively. The
North/Carmel submarket contained approximately 3.6 million square feet of Class
A office space with a submarket vacancy rate 13.5% and average asking rents of
$19.85 per square foot.

As of year-end 2005, the population within a 1-, 3- and 5-mile radius of the property was 5,107, 53,031 and 154,544, respectively. The median household income within the same radii was $81,297, $78,484 and $80,911, respectively.

PROPERTY MANAGEMENT. The property is managed by ExchangePoint Property
Management, LLC, an affiliate of Carmel Indy Properties, LLC.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Thomson Consumer Electronics
     Headquarters appraisal dated June 7, 2005 and REIS report as of the fourth quarter of 2005.

                                     A-3-52

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                    THOMSON CONSUMER ELECTRONICS HEADQUARTERS
--------------------------------------------------------------------------------

 [MAP INDICATING LOCATION OF THOMSON CONSUMER ELECTRONICS HEADQUARTERS OMITTED]

                                     A-3-53

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                MARINA WATERSIDE
--------------------------------------------------------------------------------

                     [3 PHOTOS OF MARINA WATERSIDE OMITTED]

                                     A-3-54

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                MARINA WATERSIDE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $43,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $43,000,000
% OF POOL BY IPB:                 2.0%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Marina Waterside, LLC
SPONSOR:                          USA Affiliated Holdings, LLC
ORIGINATION DATE:                 05/18/06
INTEREST RATE:                    6.2455%
INTEREST-ONLY PERIOD:             60 months
MATURITY DATE:                    06/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                              Initial   Monthly
                                                               -----------------
TAXES:                                                         $61,174   $30,587
INSURANCE:                                                     $     0   $     0
CAPEX:                                                         $     0   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Leasehold
PROPERTY TYPE:                    Retail - Anchored
SQUARE FOOTAGE:                   132,652
LOCATION:                         Marina Del Rey, CA
YEAR BUILT/RENOVATED:             1967/2005
OCCUPANCY:                        97.1%
OCCUPANCY DATE:                   05/17/06
NUMBER OF TENANTS:                34
HISTORICAL NOI:
   2004:                          $2,606,713
   2005:                          $2,798,477
AVERAGE IN-LINE SALES/SF(1):      $429
OCCUPANCY COST(1):                9.9%
UW REVENUES:                      $6,135,748
UW EXPENSES:                      $2,417,746
UW NOI:                           $3,718,002(2)
UW NET CASH FLOW:                 $3,656,982
APPRAISED VALUE:                  $55,000,000
APPRAISAL DATE:                   01/29/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $ 324
CUT-OFF DATE LTV:                 78.2%
MATURITY DATE LTV:                73.4%
UW DSCR:                          1.15x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                          RATINGS
TENANT NAME            MOODY'S/FITCH(3)   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   2005 SALES PSF   LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------

RALPH'S GROCERY CO.         Baa2/BBB       35,983        27.1%           $12.51            N/A               2024
WEST MARINE PRODUCTS                       16,992        12.8%           $28.35           $268               2007
PIER 1 IMPORTS                NR/B-         9,800         7.4%           $35.26           $200               2007

(1)  For in-line tenants that reported sales.

(2)  Increase in UW NOI from 2005 can be primarily attributed to the Ralph's
     Grocery Co. lease being underwritten to include the average of rent escalations through the term of the loan, the execution of new leases and renovations during 2004 and 2005.

(3)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-55

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                MARINA WATERSIDE
--------------------------------------------------------------------------------

THE LOAN. The Marina Waterside mortgage loan is secured by a first lien mortgage in a leasehold interest in a four-building, single-story grocery anchored shopping center containing approximately 132,652 square feet of gross leaseable area located in Marina Del Ray, California. The ground lease with the City of
Los Angeles expires on January 31, 2063.

THE BORROWER. The borrower is Marina Waterside, LLC, a single purpose entity owned by Rick J. Caruso (51%), Christina Caruso Irrevocable Trust (16.67%), Marc
Caruso Irrevocable Trust (16.67%) and Rick & Tina Caruso Trust (15.67%). The
sponsor is USA Affiliated Holdings, LLC, which reports a $17.6 million net worth and $16.2 million liquidity as December 31, 2005. The sponsor is 99% owned by
USA Investments, Inc., which is controlled by Rick J. Caruso.

Rick J. Caruso is the CEO of Caruso Affiliated Holdings, a national diversified real estate company that he founded in 1980. The firm specializes in real estate investments, acquisitions, development and management of commercial real estate with an ownership portfolio of more than 35 commercial and retail properties throughout the United States with a focus on Southern California.

THE PROPERTY. Marina Waterside is a grocery-anchored shopping center consisting of four single-story buildings containing approximately 132,652 square feet. The center was built in 1967 and has been renovated several times, the latest being a complete renovation of the in-line center in 2005 at a cost of approximately
$15.5 million. The property is approximately 97.1% occupied by 34 tenants.
Average in-line sales in 2005 were $440 per square foot, with average in-line rental rates of $30.42 per square foot on a triple-net basis.

The center is anchored by Ralph's Grocery Co. ("Ralph's"), a unit of Kroger (S&P rated BBB-), which acquired Ralph's parent company, Fred Meyer, in 1999. The center includes several nationally recognizable in-line tenants, including Bank of America (AA- rated), California Pizza Kitchen, Pier 1 Imports (BB rated),
United States Post Office (AAA rated), Cold Stone Creamery and Starbucks.

Ralph's operates approximately 325 locations, mostly in Southern California, where it is one of the top food retailers. Ralph's offers a line of private-label products and has converted some smaller stores in affluent neighborhoods to gourmet markets operating under the Ralph's Fresh Fare banner, featuring organic foods, prime beef and wines. The subject store was recently renovated and expanded from 28,000 to approximately 36,000 square feet at a cost of approximately $7.5 million, and has been relabeled as a Ralph's Fresh Fare.

THE MARKET(1). Marina Waterside is located within the western portion of Los
Angeles County, in the area of Marina del Rey. Marina del Rey is a coastal community situated approximately 12 miles southwest of downtown Los Angeles and approximately 2 miles north of Los Angeles International Airport. The area is served by several freeways, including the Marina Freeway (State 90) and San
Diego Freeway (Intrastate 405), which provide access to the greater Los Angeles area.

As of year end 2004, the population within a 1-, 3-, and 5-mile radius of the property was 14,102, 185,678 and 474,931, respectively. Average household income within the same radii was $98,802, $85,653 and $77,933, respectively. The average rental rate in the market ranges from approximately $36-$50 per square foot on a triple-net basis for stores under 15,000 square feet.

PROPERTY MANAGEMENT. The property is managed by Caruso Management Company, an affiliate of the borrower.

                             LEASE ROLLOVER SCHEDULE

               NUMBER     SQUARE      % OF                                   CUMULATIVE   CUMULATIVE   CUMULATIVE      CUMULATIVE
             OF LEASES     FEET        GLA      BASE RENT      % OF BASE    SQUARE FEET    % OF GLA    BASE RENT    % OF BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING    RENT EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP        3,798      2.9%          NAP          NAP           3,798          2.9%           NAP         NAP
2006 & MTM         1        1,200      0.9     $   44,436         1.1%          4,998          3.8%    $   44,436          1.1%
2007              11       46,500     35.1      1,411,813        36.0          51,498         38.8%    $1,456,249         37.1%
2008               3        4,540      3.4        189,313         4.8          56,038         42.2%    $1,645,562         42.0%
2009               1        2,000      1.5         71,620         1.8          58,038         43.8%    $1,717,182         43.8%
2010               3        7,145      5.4        229,445         5.9          65,183         49.1%    $1,946,628         49.7%
2011               0            0      0.0              0         0.0          65,183         49.1%    $1,946,628         49.7%
2012               3        7,233      5.5        312,530         8.0          72,416         54.6%    $2,259,158         57.6%
2013               0            0      0.0              0         0.0          72,416         54.6%    $2,259,158         57.6%
2014               1        1,700      1.3         92,939         2.4          74,116         55.9%    $2,352,097         60.0%
2015              10       22,553     17.0      1,117,960        28.5          96,669         72.9%    $3,470,057         88.5%
2016               0            0      0.0              0         0.0          96,669         72.9%    $3,470,057         88.5%
AFTER              1       35,983     27.1        450,147        11.5         132,652        100.0%    $3,920,204        100.0%
----------------------------------------------------------------------------------------------------------------------------------
                  34      132,652    100.0%    $3,920,204       100.0%
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain information was obtained from the Marina Waterside appraisal dated
     May 17, 2006.

                                     A-3-56

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                MARINA WATERSIDE
--------------------------------------------------------------------------------

                     [SITE PLAN OF MARINA WATERSIDE OMITTED]

                                     A-3-57

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                MARINA WATERSIDE
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF MARINA WATERSIDE OMITTED]

                                     A-3-58

                                                               JPMCC 2006-CIBC15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-59

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                PULLIAM PORTFOLIO
--------------------------------------------------------------------------------

                     [3 PHOTOS OF PULLIAM PORTFOLIO OMITTED]

                                     A-3-60

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                PULLIAM PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $40,838,750
CUT-OFF DATE PRINCIPAL BALANCE:   $40,601,694
% OF POOL BY IPB:                 1.9%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Various
SPONSOR:                          Royce G. Pulliam
ORIGINATION DATE:                 12/30/05
INTEREST RATE:                    5.9400%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    01/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION(1):         324
REMAINING AMORTIZATION(1):        319
CALL PROTECTION:                  L(24),Def(87),O(4)
CROSS-COLLATERALIZATION:          Yes
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                             INITIAL    MONTHLY
                                                            --------------------
TAXES:                                                      $   60,883   $20,490
INSURANCE:                                                  $   78,450   $     0
CAPEX:                                                      $        0   $     0
ENVIRONMENTAL:                                              $   12,500   $     0
OTHER(4):                                                   $1,500,000   $     0
HOLDBACK(5):                                                $3,500,000   $     0
LOC(6):                                                     $  224,995   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio / Roll-up
TITLE:                            Fee
PROPERTY TYPE:                    Retail / Mixed-use
SQUARE FOOTAGE:                   300,850
LOCATION:                         Various/Various
YEAR BUILT/RENOVATED:             Various/Various
OCCUPANCY:                        99.5%
OCCUPANCY DATE:                   Various
NUMBER OF TENANTS:                19
HISTORICAL NOI:
   2004:                          $1,497,043
   2005:                          $2,455,754
UW REVENUES:                      $5,168,407
UW EXPENSES:                      $1,060,151
UW NOI(2):                        $4,108,256
UW NET CASH FLOW:                 $3,960,680
APPRAISED VALUE(3):               $53,475,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 135
CUT-OFF DATE LTV(3):               75.9%
MATURITY DATE LTV(3):              62.4%
UW DSCR:                           1.32x
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                                              LEASE
                    RATINGS                     % OF         BASE RENT                     EXPIRATION
TENANT NAME    MOODY'S/ FITCH(7)   TOTAL SF   TOTAL SF          PSF         SALES PSF         YEAR
--------------------------------------------------------------------------------------------------------

GOLD'S GYM                          141,224     46.9%     $12.50 - $16.50      N/A      2019, 2022, 2024
CIRCUIT CITY                         54,357     18.1%          $6.42           N/A            2008
GOLD'S GYM                           43,478     14.5%          $15.87          N/A            2025
--------------------------------------------------------------------------------------------------------

(1)  Does not include Brookhaven Shopping Center, which amortizes on a 360 month basis with 355 months of amoritization remaining.

(2)  The increase from 2005 NOI to UW NOI is primarily attributable to the
     Wellington property, which was constructed in 2005 and is currently 100.0%
     leased.

(3)  Includes the "as-stabilized" appraisal value for Brookhaven Shopping Center dated January 1, 2007. The "as is" appraised value is $51,425,000 with a cut-off date LTV of 79.0% and maturity date LTV of 64.9%.

(4)  The occupancy escrow for the Wellington Gold's Gym property will be released when Roeding Group and Capstone Realty, two of the property's office tenants, are in occupancy and paying rent, along with an executed
     Rite Aid lease at the Brookhaven property.

(5)  Rite-Aid holdback to be released upon completion of Rite Aid space, execution of a lease and the tenant taking occupancy and paying rent.

(6)  Letter of credit in lieu of monthly CapEx, TI/LC and Insurance reserves.

(7)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-61

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                PULLIAM PORTFOLIO
--------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                                                                                               LEAD
                                                                                              TENANT
                                                  YEAR    SQUARE   OCCUPANCY                   % OF     ALLOCATED
       PROPERTY NAME               LOCATION      BUILT     FEET       %         LEAD TENANT     GLA    LOAN AMOUNT
------------------------------------------------------------------------------------------------------------------

BROOKHAVEN SHOPPING CENTER      Lexington, KY    1968     76,007     100.0%    Circuit City    71.5%   $11,662,329
EDGE O LAKE SHOPPING CENTER     Antioch, TN      2002     47,615      96.6      Gold's Gym     68.7%     6,633,879
PALUMBO DRIVE - GOLD'S GYM      Lexington, KY    2004     61,350     100.0      Gold's Gym     97.8%     7,155,645
PRESTON HIGHWAY - GOLD'S GYM    Louisville, KY   1972     50,400     100.0      Gold's Gym     96.2%     6,261,189
WELLINGTON GOLD'S GYM           Lexington, KY    2005     65,478     100.0      Gold's Gym     66.4%     8,888,652
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                   300,850      99.5%                            $40,601,694
------------------------------------------------------------------------------------------------------------------

THE LOANS. The Pulliam Portfolio consists of 5 cross-collateralized and cross-defaulted mortgage loans secured by a first lien mortgage in a fee interest in 5 retail centers (and a small office component) consisting of approximately 300,850 square feet located in Lexington, Kentucky, Louisville,
Kentucky and Antioch, Tennessee.

THE BORROWER. Each borrower is a special purpose entity. The borrowers are controlled by Mr. Royce G. Pulliam, the managing member and non-recourse carve-out guarantor. Mr. Pulliam began his career in the fitness business in
1994, developing a World Gym in Lexington, Kentucky. In 2000, Mr. Pulliam
entered into a franchise agreement with Gold's Gym, converting several World Gym locations to the Gold's Gym brand. Mr. Pulliam's current portfolio consists of
15 gyms through Global Fitness Holdings.

THE PROPERTIES. The Pulliam Portfolio consists of four anchored retail properties and one mixed use property located in Kentucky and Tennessee, four of which are anchored by Gold's Gym.

The Brookhaven property is located in Lexington, Kentucky and situated on 8.29 acres of land approximately three miles northwest of downtown Lexington and on
Lexington's main retail corridor. The property consists of a single-story multi-tenant retail building that is currently 100% occupied by three tenants totaling approximately 76,007 square feet. There is currently a Rite-Aid in final lease negotiations which when completed will add an additional 14,567 of space to the collateral. A $3.5 million escrow was established at origination to be released upon Rite-Aid taking occupancy, opening for business and paying rent.

The Edge O Lake property, which was constructed in 2004, is located in Antioch,
Tennessee, a southeast suburb of Nashville. The property consists of a single-story building occupied by a Gold's Gym and an adjacent single-story multi-tenant retail center that is currently 96.6% occupied by five tenants totaling approximately 47,615 square feet.

The Palumbo Drive property, which was constructed in 2004, is located in
Lexington, Kentucky and situated on 4.75 acres of land approximately four miles northeast of downtown Lexington. The property consists of a two-story single tenant retail building that is currently 100% occupied by a Gold's Gym and The
Tan Co., totaling approximately 61,350 square feet. Within one mile of the property is a planned development that is expected to house in excess of 3 million square feet of retail space, 2 million square feet of office space, and
4,000 single family homes.

The Preston Highway property, which was constructed in 1972, is located in
Louisville, Kentucky and situated on 4.78 acres of land approximately seven miles south of downtown Louisville. The property consists of a single-story retail building that is currently 100% occupied by Gold's Gym (48,500 square feet) and Synergy Chiropractic (1,900 square feet). The property is in close proximity to three interstate highways connecting Louisville and the surrounding communities.

The Wellington Gold's Gym property, which was constructed in 2005, is located in
Lexington, Kentucky and situated on 3.16 acres of land approximately six miles northwest of downtown Lexington. The property includes a retail property that is
100% occupied by a Gold's Gym and a multi-tenant office building.

                                     A-3-62

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                PULLIAM PORTFOLIO
--------------------------------------------------------------------------------

THE MARKETS(1).

The Lexington, Kentucky area retail market is comprised of approximately 10 million square feet of retail space. The average market retail rental rate for local tenant space ranges from $12.00 to $25.00 per square foot. Anchor tenants asking rental rates range between $6.00 and $13.00 per square foot. The three
Lexington properties have a primary trade area of approximately five miles, with a population of more than 227,562 and an average household income level of
$60,131. The market vacancy rate is approximately 5.4% as of the second quarter of 2005.

The Antioch, Tennessee retail submarket is southeast of the Nashville central business district and consists of approximately 2.19 million square feet of space (approximately 10% of the Nashville retail market), with an additional
12,600 square feet of new retail space under construction. As of the end of the third quarter of 2005, average asking rental rates were $10.82 per square foot with a 12.97% vacancy rate.

The Louisville, Kentucky south/southwest submarket consists of approximately 3.3 million square feet of retail space with an additional 35,000 square feet of new space under construction. Average asking rental rates are $11.46 per square foot with an 8.6% vacancy rate.

PROPERTY MANAGEMENT. The Pulliam Portfolio will be self-managed by Mr. Royce G.
Pulliam, an experienced Gold's Gym operator and property manager.

(1)  Certain information was obtained from the Brookhaven Shopping Center, Edge
     O Lake Shopping Center, Palumbo Drive -- Gold's Gym, Preston Highway --
     Gold's Gym and Wellington Gold's Gym appraisals dated January 1, 2007,
     November 6, 2005, November 29, 2005, November 24, 2005, and April 1, 2006,
     respectively.

                             LEASE ROLLOVER SCHEDULE

                                                                  CUMULATIVE
              NUMBER    SQUARE                         % OF BASE    SQUARE    CUMULATIVE  CUMULATIVE  CUMULATIVE %
            OF LEASES    FEET    % OF GLA   BASE RENT     RENT       FEET      % OF GLA    BASE RENT  OF BASE RENT
YEAR         EXPIRING  EXPIRING  EXPIRING   EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING
------------------------------------------------------------------------------------------------------------------

VACANT         NAP       5,835       1.9%         NAP      NAP        5,835       1.9%            NAP      NAP
2005 & MTM       0           0       0.0   $        0      0.0%       5,835       1.9%     $        0      0.0%
2006             2      15,835       5.3      189,077      4.6       21,670       7.2%     $  189,077      4.6%
2007             3      65,882      21.9      591,964     14.5       87,552      29.1%     $  781,041     19.1%
2008             1           0       0.0            0      0.0       87,552      29.1%     $  781,041     19.1%
2009             2       1,900       0.6       36,000      0.9       89,452      29.7%     $  817,041     20.0%
2010             1       2,140       0.7       42,805      1.0       91,592      30.4%     $  859,845     21.0%
2011             0           0       0.0            0      0.0       91,592      30.4%     $  859,845     21.0%
2012             0           0       0.0            0      0.0       91,592      30.4%     $  859,845     21.0%
2013             0           0       0.0            0      0.0       91,592      30.4%     $  859,845     21.0%
2014             0           0       0.0            0      0.0       91,592      30.4%     $  859,845     21.0%
2015             1       5,108       1.7      102,170      2.5       96,701      32.1%     $  962,015     23.5%
AFTER            9     204,149      67.9    3,131,525     76.5      300,850     100.0%     $4,093,540    100.0%
------------------------------------------------------------------------------------------------------------------
                19     300,850     100.0%  $4,093,540    100.0%
------------------------------------------------------------------------------------------------------------------

                                     A-3-63

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                PULLIAM PORTFOLIO
--------------------------------------------------------------------------------

           [2 MAPS INDICATING LOCATIONS OF PULLIAM PORTFOLIO OMITTED]

                                     A-3-64

                                                               JPMCC 2006-CIBC15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-65

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                           US BANK CENTER -- ST. PAUL
--------------------------------------------------------------------------------

                [2 PHOTOS OF US BANK CENTER -- ST. PAUL OMITTED]

         [MAP INDICATING LOCATION OF US BANK CENTER -- ST. PAUL OMITTED]

                                     A-3-66

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                           US BANK CENTER -- ST. PAUL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $40,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $40,000,000
% OF POOL BY IPB:                 1.9%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Griffin Capital (St. Paul) Investors,
                                  LLC. et al
SPONSOR:                          Kevin A. Shields, et al.
ORIGINATION DATE:                 04/25/06
INTEREST RATE:                    5.6930%
INTEREST-ONLY PERIOD:             36 months
MATURITY DATE:                    05/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(1):          Permitted Mezzanine Debt
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                             INITIAL    MONTHLY
                                                            --------------------
TAXES:                                                      $   69,151   $69,151
INSURANCE:                                                  $   47,185   $ 5,243
CAPEX:                                                      $        0   $ 9,000
ENGINEERING:                                                $   62,500   $     0
TI/LC(2):                                                   $1,000,000   $     0
LOC(3):                                                     $1,300,000   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   362,031
LOCATION:                         St. Paul, MN
YEAR BUILT/RENOVATED:             1943/1995
OCCUPANCY:                        87.6%
OCCUPANCY DATE:                   04/30/06
NUMBER OF TENANTS:                40
HISTORICAL NOI:
   2004:                          $4,033,981
   2005:                          $3,900,641
UW REVENUES:                      $7,567,847
UW EXPENSES:                      $3,745,022
UW NOI:                           $3,822,825
UW NET CASH FLOW:                 $3,330,433
APPRAISED VALUE:                  $53,400,000
APPRAISAL DATE:                   01/26/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:   $110
CUT-OFF DATE LTV:       74.9%
MATURITY DATE LTV:      67.3%
UW DSCR:                1.20x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                      RATINGS                     % OF     BASE RENT        LEASE
          TENANT NAME            MOODY'S/ FITCH(4)   TOTAL SF   TOTAL SF      PSF      EXPIRATION YEAR
------------------------------------------------------------------------------------------------------

US BANK                                Aa2/A+         127,744       35.3%     $ 9.82         2018
ECMC                                                   94,505       26.1%     $11.87         2009
TCF NATIONAL BANK OF MINNESOTA         A2/A--          18,051        5.0%     $18.53         2007
------------------------------------------------------------------------------------------------------

(1)  Mezzanine debt is permitted subject to, among other things, a combined LTV of no greater than 85% and a DSCR of no less than 1.07x.

(2)  $36,000 will be deposited into the TI/LC escrow account on a monthly basis, subject to the cap of $1,000,000.

(3)  Deposited as additional collateral at origination.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-67

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                     PREFERRED FREEZER SERVICES HEADQUARTERS
--------------------------------------------------------------------------------

          [2 PHOTOS OF PREFERRED FREEZER SERVICES HEADQUARTERS OMITTED]

  [MAP INDICATING LOCATION OF PREFERRED FREEZER SERVICES HEADQUARTERS OMITTED]

                                     A-3-68

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                    PREFERRED FREEZER SERVICES HEADQUARTERS
--------------------------------------------------------------------------------

                      MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $37,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $37,000,000
% OF POOL BY IPB:                 1.7%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Avenue P Venture, LLC and Brody Newark, LLC
SPONSOR:                          Sherwin N. Jarol
ORIGINATION DATE:                 02/17/06
INTEREST RATE:                    5.8100%
INTEREST-ONLY PERIOD:             60 Months
MATURITY DATE:                    03/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360
REMAINING AMORTIZATION:           360
CALL PROTECTION:                  L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Soft
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                              INITIAL   MONTHLY
                                                               -----------------
TAXES(1):                                                        $0.00     $0.00
INSURANCE(1):                                                    $0.00     $0.00
CAPEX:(2)                                                        $0.00     $0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Industrial -- Warehouse/Distribution
SQUARE FOOTAGE:                   201,239
LOCATION:                         Newark, NJ
YEAR BUILT/RENOVATED:             2005
OCCUPANCY:                        100%
OCCUPANCY DATE:                   02/17/06
NUMBER OF TENANTS:                1
UW REVENUES:                      $3,321,551
UW EXPENSES:                      $66,431
UW NOI:                           $3,255,120
UW NET CASH FLOW:                 $3,255,120
APPRAISED VALUE:                  $47,200,000
APPRAISAL DATE:                   01/09/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:            $ 184
CUT-OFF DATE LTV:                 78.4%
MATURITY DATE LTV:                73.2%
UW DSCR:                          1.25x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                                                           LEASE
                                            MOODY'S/    SQUARE              BASE RENT   EXPIRATION
TENANT NAME                                  FITCH       FEET    % OF GLA     PSF          YEAR
--------------------------------------------------------------------------------------------------

PREFERRED FREEZER SERVICES OF NEWARK, LLC              201,239     100.0%    $16.40         2031

(1)  Reserves for taxes and insurance will not be collected so long as the tenant continues to pay taxes and insurance directly and no event of default exists under the loan documents.

(2)  Borrower is obligated to make monthly payments of $1,677.00 upon the (i)
     expiration of the lease; (ii) if borrower enters into a replacement lease which does not obligate the tenant to make repairs; or (iii) if borrower fails to perform or cause the tenant to perform all repairs required under the loan documents.

                                     A-3-69

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                            MARRIOTT -- WILLIAMSBURG
--------------------------------------------------------------------------------

                 [2 PHOTOS OF MARRIOTT -- WILLIAMSBURG OMITTED]

          [MAP INDICATING LOCATION OF MARRIOTT -- WILLIAMSBURG OMITTED]

                                     A-3-70

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                            MARRIOTT -- WILLIAMSBURG
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $36,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $36,000,000
% OF POOL BY IPB:                 1.7%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Columbia Properties Williamsburg, LLC
SPONSOR:                          Columbia Sussex Corporation
ORIGINATION DATE:                 05/24/06
INTEREST RATE:                    6.2700%
INTEREST ONLY PERIOD:             N/A
MATURITY DATE:                    06/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(91),O(5)
CROSS COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                                            INITIAL   MONTHLY
                                                               -----------------
TAXES:                                                         $60,754   $14,960
INSURANCE:                                                     $25,512   $     0
FF&E(1):                                                       $43,000   $43,993
SEASONALITY RESERVE(2):                                        $     0   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:   Single Asset
TITLE:                    Fee
PROPERTY TYPE:            Hotel -- Full Service
ROOMS:                    295
LOCATION:                 Williamsburg, VA
YEAR BUILT/RENOVATED:     1979/2005
OCCUPANCY:                56.1%
OCCUPANCY DATE:           03/31/06
HISTORICAL NOI:
   2004:                  $4,159,982
   2005:                  $3,694,464
TTM AS OF 02/28/06:       $3,653,290
UW REVENUES:              $13,610,663
UW EXPENSES:              $9,073,721
UW NOI:                   $4,536,942
UW NET CASH FLOW:         $3,992,515
APPRAISED VALUE:          $48,000,000
APPRAISAL DATE:           04/10/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:   $122,034
CUT-OFF DATE LTV:         75.0%
MATURITY DATE LTV:        64.1%
UW DSCR:                  1.50x
--------------------------------------------------------------------------------

                             HOTEL OPERATING HISTORY

                               2004             2005         T-12 ENDING 02/28/06   UNDERWRITTEN
------------------------------------------------------------------------------------------------

OCCUPANCY(3)                     64.5%            55.2%                 55.6%             58.0%
AVERAGE DAILY RATE (ADR)   $    111.70      $    115.66           $    115.38       $    120.00
REVPAR                     $     72.08      $     63.81           $     64.12       $     69.60
REVENUE                    $13,332,150      $12,534,039           $12,602,065       $13,610,663
EXPENSES                   $ 9,172,168      $ 8,839,575           $ 8,948,775       $ 9,073,721
NOI                        $ 4,159,982      $ 3,694,464           $ 3,653,290       $ 4,536,942
FF&E                       $         0      $         0           $         0       $   544,427
CASH FLOW                  $ 4,159,982      $ 3,694,464           $ 3,653,290       $ 3,992,515
OCCUPANCY PENETRATION        121.6%(4)        106.8%(5)                113.5%               N/A
ADR PENETRATION              104.4%(4)        104.9%(5)                112.2%               N/A
REVPAR PENETRATION           127.0%(4)        121.0%(5)                127.3%               N/A

(1)  At origination, the lender required the borrower to deposit 4.0% of total revenues into the FF&E reserve. Upon the occurrence of an event of default or a transfer of ownership, the borrower will be required to deposit 5% of total revenues into the FF&E reserve. At origination, Columbia Sussex
     Corporation guaranteed payment of all FF&E expenses.

(2)  In the event of either (i) an event of default or (ii) the sale of the property to (and assumption of the loan by) a buyer that is not a qualified transferee (as defined in the mortgage), the borrower shall be required to make deposits into the seasonality reserve each year, in periodic installments between April 1 and November 1, in an aggregate amount equal to the greater of (i) $1,000,000 or (ii) the sum of the monthly cash shortfall for each month during the four month period that ended on the last day of February of such calendar year.

(3)  Occupancy at the property decreased in 2005 as a result of an approximately
     $7.0 million renovation at the property, which resulted in 33 rooms being taken off-line each month from August 2005 to February 2006.

(4)  Based on data for the trailing twelve months ending March 31, 2004.

(5)  Based on data for the trailing twelve months ending March 31, 2005.

                                     A-3-71

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                           KAISER FOUNDATION BUILDING
--------------------------------------------------------------------------------

                [2 PHOTOS OF KAISER FOUNDATION BUILDING OMITTED]

         [MAP INDICATING LOCATION OF KAISER FOUNDATION BUILDING OMITTED]

                                     A-3-72

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                           KAISER FOUNDATION BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $36,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $35,935,163
% OF POOL BY IPB:                 1.7%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Vet Plaza, LLC
SPONSOR:                          Derek K. Hunter, Jr., Edward D. Storm
ORIGINATION DATE:                 03/21/06
INTEREST RATE:                    6.0700%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    07/01/18
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           358 months
CALL PROTECTION:                  L(12),Grtr1%orYM(12),L(3), Def(111),O(7)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                              INITIAL   MONTHLY
                                                               -----------------
TAXES:                                                         $13,381   $13,381
INSURANCE:                                                     $36,284   $ 6,047
CAPEX:                                                         $     0   $   708
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   62,500
LOCATION:                         Redwood City, CA
YEAR BUILT/RENOVATED:             2001/2005
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   03/07/06
NUMBER OF TENANTS:                1
HISTORICAL NOI:
  2004:                           $2,651,709
  2005:                           $3,281,916
UW REVENUES:                      $3,799,121
UW EXPENSES:                      $639,343
UW NOI:                           $3,159,778
UW NET CASH FLOW:                 $3,150,403
APPRAISED VALUE:                  $48,400,000
APPRAISAL DATE:                   03/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:   $ 575
CUT-OFF DATE LTV:        74.2%
MATURITY DATE LTV:       59.6%
UW DSCR:                 1.21x
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                   RATINGS                     % OF
        TENANT NAME           MOODY'S/ FITCH(1)   TOTAL SF   TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------

KAISER FOUNDATION HOSPITALS          A3/NR         62,500      100%          $62.28              2018

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-73

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 OKLAHOMA TOWER
--------------------------------------------------------------------------------

                        [PHOTO OF OKLAHOMA TOWER OMITTED]

               [MAP INDICATING LOCATION OF OKLAHOMA TOWER OMITTED]

                                     A-3-74

                                                               JPMCC 2006-CIBC15

--------------------------------------------------------------------------------
                                 OKLAHOMA TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $32,750,000
CUT-OFF DATE PRINCIPAL BALANCE:   $32,688,804
% OF POOL BY IPB:                 1.5%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Oklahoma Tower Realty Investors, LLC
SPONSOR:                          Roy T. Oliver, Mark L. Beffort
ORIGINATION DATE:                 03/31/06
INTEREST RATE:                    5.9050%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    04/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           358 months
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                              INITIAL   MONTHLY
                                                              ------------------
TAXES:                                                        $166,337   $33,268
INSURANCE:                                                    $100,125   $ 8,344
CAPEX:                                                        $      0   $ 7,500
LOC(1):                                                       $300,000   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   565,414
LOCATION:                         Oklahoma City, OK
YEAR BUILT/RENOVATED:             1982/1994
OCCUPANCY:                        76.4%
OCCUPANCY DATE:                   03/03/06
NUMBER OF TENANTS:                59
HISTORICAL NOI:
   TTM AS OF 02/28/06:            $4,166,418
UW REVENUES:                      $6,170,420
UW EXPENSES:                      $2,926,942
UW NOI:                           $3,243,478
UW NET CASH FLOW:                 $2,847,269
APPRAISED VALUE:                  $41,800,000
APPRAISAL DATE:                   02/03/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $  58
CUT-OFF DATE LTV:                 78.2%
MATURITY DATE LTV:                66.3%
UW DSCR:                          1.22x
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                 LEASE
                 RATINGS                   % OF    BASE RENT  EXPIRATION
TENANT NAME  MOODY'S/FITCH(2)  TOTAL SF  TOTAL SF     PSF        YEAR
------------------------------------------------------------------------
US ATTORNEY       Aaa/AAA       72,500     12.8%     $14.50      2013
TEPPCO           Baa3/BBB-      37,190      6.6%     $12.50      2007
HALLIBURTON      Baa1/BBB       34,496      6.1%     $13.41      2010

(1)  Letter of credit in lieu of monthly TI/LC payments.

(2)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-75

                                                               JPMCC 2006-CIBC15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-76

                                                                         ANNEX B

                    CERTAIN CHARACTERISTICS OF MULTIFAMILY &
                      MANUFACTURED HOUSING COMMUNITY LOANS

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #  SELLER  PROPERTY NAME                     STREET ADDRESS                    CITY             STATE   ZIP CODE
------  ------  --------------------------------  --------------------------------  --------------  -------  --------

  23     CIBC   The District Apartments           1000 District Drive               Morgantown         WV      26505
  26     CIBC   GHOWW Portfolio                   Various                           Various         Various   Various
26.01           Waterstone Place                  2755 Merlin Lake Drive            Indianapolis       IN      46229
26.02           Hamilton Arms                     1250 Kelburn Road                 Columbus           OH      43227
26.03           Woodcrest                         5420-B Lonsdale Place North       Columbus           OH      43232
26.04           Greene Countrie                   480-C Candlestick Court           Galloway           OH      43119
26.05           Olde Cape                         3425 Olde Cape East               Columbus           OH      43232
  28     JPMCB  4001 North Pine Island Road       4001 North Pine Island Road       Sunrise            FL      33351
  33     CIBC   Vintage Park Apartments           13608 12th Avenue Southwest       Burien             WA      98146
  35     JPMCB  Wynhaven - West Oaks Apartments   2600 Westhollow Drive             Houston            TX      77082
  40     JPMCB  Wright State University           Various                           Fairborn           OH      45324
40.01           Wright State - Honors Hall        2100 Zink Road                    Fairborn           OH      45324
40.02           Wright State - College Park       2060, 2070, 2080, 2090 Zink Road  Fairborn           OH      45324
  55     JPMCB  Fountains of Denton Apartments    2401 East McKinney Street         Denton             TX      76209
  56     CIBC   Savannah Club Apartments          250 South Stagecoach Trail        San Marcos         TX      78666
  60     CIBC   Meridian Terrace MHP              243 North Meridian Avenue         San Bernardino     CA      92410
  66     JPMCB  Becker Building                   1151-1161 North 3rd Street        Philadelphia       PA      19123
  70     JPMCB  Catamount Peak                    36 Peak Drive                     Cullowhee          NC      28723
  82     JPMCB  Sterling Brook Apartments         601 Jones Ferry Road              Carrboro           NC      27510
  84     CIBC   Nye Retirement Community          655 West 23rd Street              Fremont            NE      68025
  85     JPMCB  Copperfield Apartments            6051 South Hulen Street           Fort Worth         TX      76132
  86     CIBC   Sun Valley Apartments             261 Sun Valley Drive              Mesquite           NV      89027
  88     JPMCB  Rice Creek Apartments             1652 69th Avenue Northeast        Fridley            MN      55432
  91     JPMCB  Oaks of Flagridge                 127 Plantation Drive West         Lake Jackson       TX      77566
  97     CIBC   Wayne Estates Apartments          6851 Wayne Estates Boulevard      Hubert Heights     OH      45424
 100     CIBC   Atascocita Mobile Home Community  520 Atascocita Road               Humble             TX      77396
 109     CIBC   Eureka Manor                      1525 East Eureka Street           San Bernardino     CA      92404
 111     CIBC   2917 Grand Concourse Avenue       2917 Grand Concourse              Bronx              NY      10468
 112     JPMCB  Cookscreek Apartments             2706 Cookscreek Place             Farmers Branch     TX      75234
 113     CIBC   1973 Amsterdam Avenue             1973 Amsterdam Avenue             New York           NY      10032
 116     CIBC   2715 Webb Avenue                  2715 Webb Avenue                  Bronx              NY      10468
 118     CIBC   Royal Pines                       26350 Delano Drive                Idyllwild          CA      92549
 120     CIBC   505 West 161st Street             505 West 161st Street             New York           NY      10032
 121     CIBC   526 West 161st Street             526 West 161st Street             New York           NY      10032
 122     CIBC   529 West 151st Street             529 West 151st Street             New York           NY      10031

                                   NUMBER OF  PROPERTY              PROPERTY                 CURRENT      LOAN  TOTAL UNITS/
LOAN #  COUNTY                    PROPERTIES  TYPE                  SUBTYPE                BALANCE ($)   GROUP     BEDS/PADS
------  ------------------------  ----------  --------------------  --------------------  -------------  -----  ------------

  23    Monongalia                     1      Multifamily           Garden                28,240,000.00    2             924
  26    Various                        5      Multifamily           Garden                23,082,479.50    2             746
26.01   Marion                         1      Multifamily           Garden                 6,644,956.22                  192
26.02   Franklin                       1      Multifamily           Garden                 5,270,999.11                  172
26.03   Franklin                       1      Multifamily           Garden                 5,246,018.07                  160
26.04   Franklin                       1      Multifamily           Garden                 3,197,572.92                  120
26.05   Franklin                       1      Multifamily           Garden                 2,722,933.19                  102
  28    Broward                        1      Multifamily           Garden                20,000,000.00    2             119
  33    King                           1      Multifamily           Garden                17,000,000.00    2             544
  35    Harris                         1      Multifamily           Garden                16,100,000.00    2             323
  40    Greene                         2      Multifamily           Garden                14,950,000.00    2             639
40.01   Greene                         1      Multifamily           Garden                 8,600,000.00                  399
40.02   Greene                         1      Multifamily           Garden                 6,350,000.00                  240
  55    Denton                         1      Multifamily           Garden                10,720,000.00    2             170
  56    Hays                           1      Multifamily           Garden                10,689,922.97    2             180
  60    San Bernardino                 1      Manufactured Housing  Manufactured Housing   9,891,200.26    2             257
  66    Philadelphia                   1      Multifamily           Garden                 8,600,000.00    2              45
  70    Jackson                        1      Multifamily           Garden                 8,143,128.86    2             238
  82    Orange                         1      Multifamily           Garden                 6,850,000.00    2             170
  84    Dodge                          1      Senior Housing        Independent Living     6,710,000.00    1             178
  85    Tarrant                        1      Multifamily           Garden                 6,400,000.00    2             323
  86    Clark                          1      Multifamily           Garden                 6,250,000.00    2             136
  88    Anoka                          1      Multifamily           Garden                 5,995,195.64    2             137
  91    Brazoria                       1      Multifamily           Garden                 5,750,000.00    2             144
  97    Montgomery                     1      Multifamily           Garden                 5,100,000.00    2             158
 100    Harris                         1      Manufactured Housing  Manufactured Housing   4,800,000.00    2             245
 109    San Bernardino                 1      Multifamily           Garden                 3,792,780.59    2              64
 111    Bronx                          1      Multifamily           Mid/High Rise          3,614,000.00    2              56
 112    Dallas                         1      Multifamily           Garden                 3,500,000.00    2             255
 113    New York                       1      Multifamily           Mid/High Rise          3,200,000.00    2              32
 116    Bronx                          1      Multifamily           Mid/High Rise          2,927,000.00    2              52
 118    Unincorporated Riverside       1      Manufactured Housing  Manufactured Housing   2,505,366.83    1             111
 120    New York                       1      Multifamily           Mid/High Rise          2,140,000.00    2              29
 121    New York                       1      Multifamily           Mid/High Rise          2,125,000.00    2              25
 122    New York                       1      Multifamily           Mid/High Rise          2,035,000.00    2              20

                PAD               STUDIO              ONE BEDROOM          TWO BEDROOM            THREE BEDROOM
        ----------------  --------------------  ---------------------  ---------------------  ---------------------
        NO. OF   AVERAGE   NO. OF      AVERAGE      NO. OF    AVERAGE      NO. OF    AVERAGE      NO. OF    AVERAGE
LOAN #    PADS  PAD RENT  STUDIOS  STUDIO RENT  1-BR UNITS  1-BR RENT  2-BR UNITS  2-BR RENT  3-BR UNITS  3-BR RENT
------  ------  --------  -------  -----------  ----------  ---------  ----------  ---------  ----------  ---------

  23         0         0        0            0           0          0          84        525         336        475
  26         0         0       24          399         246        438         476        480           0          0
26.01        0         0        0            0          96        474          96        590           0          0
26.02        0         0        0            0           0          0         172        450           0          0
26.03        0         0        0            0           0          0         160        439           0          0
26.04        0         0       24          399          48        430          48        504           0          0
26.05        0         0        0            0         102        409           0          0           0          0
  28         0         0        0            0          32      2,370          70      2,970          16      3,270
  33         0         0        0            0         135        575         384        650          24        875
  35         0         0        0            0         114        739         161        915          48      1,186
  40         0         0        0            0          11      1,250         388      1,177           0          0
40.01        0         0        0            0          11      1,250         388      1,177           0          0
40.02        0         0        0            0           0          0           0          0           0          0
  55         0         0        0            0          98        725          52        860          20      1,200
  56         0         0        0            0         108        718          24        960          48      1,250
  60       257       420        0            0           0          0           0          0           0          0
  66         0         0        0            0          13      1,308          31      1,626           1      2,100
  70         0         0        0            0           0          0          28        520          42        465
  82         0         0        0            0          40        650         130        740           0          0
  84         0         0        0            0           0          0           0          0           0          0
  85         0         0        0            0         267        513          56        716           0          0
  86         0         0        0            0          68        558          68        608           0          0
  88         0         0        0            0           0          0           0          0         141        885
  91         0         0        0            0          64        578          80        780           0          0
  97         0         0       12          399          54        499          73        646          19        757
 100       245       264        0            0           0          0           0          0           0          0
 109         0         0        0            0          20        700          44        818           0          0
 111         0         0        0            0          34        767          19        973           3        979
 112         0         0        0            0          83        495         112        605          60        695
 113         0         0        0            0           7        913          23        886           2      1,700
 116         0         0        0            0          42        744           5        917           5      1,010
 118       111       499        0            0           0          0           0          0           0          0
 120         0         0        1          900          16        887          12        835           0          0
 121         0         0        0            0           0          0          13        811          11      1,021
 122         0         0        0            0           0          0          16      1,154           4        770

            FOUR BEDROOM
        ---------------------
            NO. OF    AVERAGE        UTILITIES         ELEVATOR
LOAN #  4-BR UNITS  4-BR RENT       TENANT PAYS         PRESENT  LOAN NO.
------  ----------  ---------  ----------------------  --------  --------

  23           504        450           None              No        23
  26             0          0         Various             No        26
26.01            0          0         Electric            No       26.01
26.02            0          0   Electric, Gas, Water      No       26.02
26.03            0          0   Electric, Gas, Water      No       26.03
26.04            0          0     Electric, Water         No       26.04
26.05            0          0     Electric, Water         No       26.05
  28             1      3,550  Electric, Water, Sewer     Yes       28
  33             0          0      Electric, Gas          No        33
  35             0          0         Electric            No        35
  40           240      1,400                             Yes       40
40.01            0          0                             Yes      40.01
40.02          240      1,400                             No       40.02
  55             0          0  Electric, Water, Sewer     No        55
  56             0          0  Electric, Water, Sewer     No        56
  60             0          0                             NAP       60
  66             0          0      Electric, Gas          Yes       66
  70           168        363           None              No        70
  82             0          0  Electric, Water, Sewer     No        82
  84             0          0                             NAP       84
  85             0          0         Electric            No        85
  86             0          0  Electric, Water, Sewer     No        86
  88             0          0      Electric, Gas          No        88
  91             0          0         Electric            No        91
  97             0          0         Electric            No        97
 100             0          0                             NAP       100
 109             0          0         Electric            No        109
 111             0          0         Electric            No        111
 112             0          0         Electric            No        112
 113             0          0         Electric            No        113
 116             0          0         Electric            No        116
 118             0          0                             NAP       118
 120             0          0         Electric            No        120
 121             1      1,550         Electric            No        121
 122             0          0         Electric            No        122

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
135 S. LaSalle Street, Suite 1625                      Prior Payment:
Chicago, IL 60603                                      Next Payment:
USA                                                    Record Date:

      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                       REPORTING PACKAGE TABLE OF CONTENTS

Administrator:                                         Analyst:
Andy Streepey 312.904.9387                             Patrick Gong 714.259.6253
andy.streepey@abnamro.com                              patrick.gong@abnamro.com

---------------------------------------------
Issue Id:               SAMPJPMO

Monthly Data File Name: SAMPJPMO_200605_3.ZIP
---------------------------------------------

--------------------------------------------------------------------------------
                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23
--------------------------------------------------------------------------------

-------------------------------------
Closing Date:             20-Jun-2006

First Payment Date:       12-Jul-2006

Rated Final Payment Date:

Determination Date:

-------------------------------------
        Trust Collection Period
-------------------------------------

-------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
      Depositor: J.P. Morgan Chase Commercial Mortgage Securities Corp.
       Underwriter: J.P. Morgan Securities Inc./CIBC World Markets Corp./
                       Morgan Stanley & Co. Incorporated

                     Master Servicer: Wells Fargo Bank, N.A.
                  Special Servicer: J.E. Robert Company, Inc.
           Rating Agency: Moody's Investors Service, Inc./Fitch, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net

LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:

---------------------------------------------------------------------------------------------------------------------
          ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST   PASS-THROUGH
CLASS  FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE

CUSIP                                                                                                    Next Rate(3)
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------
                                                         Total P&I Payment
                                                         ----------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.01      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Current  Remaining        Credit
        Accrual              Pass-     Accrued     Total      Total  Distributable Interest  Period  Outstanding      Support
      -----------  Opening  Through  Certificate  Interest  Interest  Certificate   Payment Shortfall  Interest  -------------------
Class Method Days  Balance    Rate     Interest  Additions Deductions   Interest    Amount  Recovery  Shortfalls Original Current(1)
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

                                                 ------------------------------------------------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                         Additions                                   Deductions
       Prior      Current  ---------------------------------------------------------------------------------------------------------
      Interest   Interest  Prior Interest  Interest Accrual                            Other               Deferred &
         Due        Due      Shortfall         on Prior      Prepayment    Yield      Interest   Allocable  Accretion    Interest
Class   Date       Date         Due           Shortfall       Premiums  Maintenance Proceeds (1)    PPIS    Interest  Loss / Expense
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

              -----------------------------------------------------------------------------------------------------

------------------------------

      Distributable  Interest
       Certificate    Payment
Class    Interest     Amount
------------------------------

------------------------------------------------

      ----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable
Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00

Special Servicing Fees                                                      0.00

Workout Fees                                                                0.00

Liquidation Fees                                                            0.00

Legal Fees                                                                  0.00

Misc. Fees & Expenses Paid by/to Servicer                                   0.00

Interest Paid to Servicer on Outstanding Advances                           0.00

ASER Interest Advance Reduction                                             0.00

Interest Not Advanced (Current Period)                                      0.00

Recoup of Prior Advances by Servicer                                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced                          0.00

Misc. Fees & Expenses Paid by Trust                                         0.00

Shortfall Due to Rate Modification                                          0.00

Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                                       0.00

Prepayment Interest Excess Due the Bonds                                    0.00

Interest Income                                                             0.00

Yield Maintenance Penalties Due the Bonds                                   0.00

Prepayment Penalties Due the Bonds                                          0.00

Recovered ASER Interest Due the Bonds                                       0.00

Recovered Interest Due the Bonds                                            0.00

ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

--------------------------------------------------------------------------------

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------

Total Excess Allocated to the Bonds                                         0.00

Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 6 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

-----------------------------------------------------------------------------------------------------------------------
                                   Delinquency Aging Categories                         Special Event Categories (1)
             ---------------------------------------------------------------------- -----------------------------------
                                                                                                   Specially
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO    Modifications  Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ---------- ------------- ---------- ----------
    Date        # Balance       # Balance       # Balance      # Balance  # Balance    # Balance   # Balance  # Balance
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------------------------------------------------------------------------------------------------------------
                                                                                                           Curr
                                                   Appraisal                     Realized   Remaining   Weighted
             Ending Pool (1) Payoffs(2) Penalties Reduct. (2)  Liquidations (2) Losses (2)    Term         Avg.
Distribution --------------- ---------- --------- ----------- ----------------- ---------- ---------- ------------
    Date         # Balance    # Balance  # Amount  # Balance       # Balance      # Amount    Life    Coupon Remit
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                                                                    PAGE 8 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

--------------------------------------------------------------------------
                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
    Balance         Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

--------------------------------------------------------------------------
                                                      Weighted Average
Fully Amortizing     # of   Scheduled     % of    ------------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

--------------------------------------------------------------------------
                                                      Weighted Average
 Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ___,900.000%
Maximum Mortgage Interest Rate   ___,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------
                                                      Weighted Average
     Balloon         # of   Scheduled     % of    ------------------------
 Mortgage Loans     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

-----------------------------------------------------------------------
    Geographic       # of   Scheduled     % of
     Location       Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

-----------------------------------------------------------------------
                     # of   Scheduled     % of
  Property Types    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

-----------------------------------------------------------------------
                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

-----------------------------------------------------------------------
                     # of   Scheduled     % of
 Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

-------------------------------------------------------------------------
                     # of   Scheduled     % of
       Year         Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------
2006                    0           0     0.00%      0   0.00%       0.00
2007                    0           0     0.00%      0   0.00%       0.00
2008                    0           0     0.00%      0   0.00%       0.00
2009                    0           0     0.00%      0   0.00%       0.00
2010                    0           0     0.00%      0   0.00%       0.00
2011                    0           0     0.00%      0   0.00%       0.00
2012                    0           0     0.00%      0   0.00%       0.00
2013                    0           0     0.00%      0   0.00%       0.00
2014                    0           0     0.00%      0   0.00%       0.00
2015                    0           0     0.00%      0   0.00%       0.00
2016                    0           0     0.00%      0   0.00%       0.00
2017 & Greater          0           0     0.00%      0   0.00%       0.00
-------------------------------------------------------------------------
                        0           0     0.00%
-------------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                Paid                 Outstanding   Out. Property                    Special
Disclosure      Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #      Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
--------------------------------------------------------------------------------------------------------------------------------

TOTAL
--------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE
--------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period                     3. Delinquent 3+ months            9. REO
              B. Late Payment but < 1 month delinq   4. Performing Matured Balloon
              1. Delinquent 1 month                  5. Non Performing Matured Balloon
              2. Delinquent 2 months                 7. Foreclosure
------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 13 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

---------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest                   Additional
                                                Prior                            (Shortages)  Modification  (Recoveries)/
                     Beginning   Aggregate    Realized                            /Excesses   Adjustments/     Expenses
                     Balance of   Realized      Loss        Amounts Covered by     applied      Appraisal     applied to
Prospectus          the Loan at     Loss     Applied to   Overcollateralization  to Realized    Reduction      Realized
    ID      Period  Liquidation   on Loans  Certificates     and other Credit       Losses     Adjustment       Losses

                                                  A                  B                C             D              E
-------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                               (Recoveries)/
                                               Realized Loss
            Current Realized   Recoveries of     Applied to
Prospectus   Loss Applied to  Realized Losses   Certificate
    ID       Certififcates*     paid as Cash      Interest

------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - B - C - D
+ E

Description of Fields

A    Prior Realized Loss Applied to Certificates

B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D    Adjustments that are based on principal haircut or future interest foregone due to modification

E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
     previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

-----------------------------------------------------------------------------------------------------------------------
                                                                     Remaining Term                           Appraisal
Disclosure Appraisal Scheduled   AR   Current P&I      Note Maturity -------------- Property Geographic      ----------
 Control#  Red. Date  Balance  Amount   Advance   ASER Rate   Date   Life             Type    Location  DSCR Value Date
-----------------------------------------------------------------------------------------------------------------------

           -------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                    MATERIAL BREACHES AND MATERIAL DEFECT DETAIL

--------------------------------------------------------------------------------
               Ending    Material
Disclosure   Principal    Breach                  Material Breach and
 Control #    Balance      Date               Material Defect Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-------------------------------------------------------------------------------------------------------------
Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance       Type     Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                CURRENT

                                CUMULATIVE
                                             ----------------

                                                                   PAGE 18 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

--------------------------------------------------------------------------------------------------------------------
                       Loan      Balance                   Remaining
Disclosure Servicing  Status --------------- Note Maturity --------- Property   Geo.                          NOI
 Control # Xfer Date Code(1) Schedule Actual Rate   Date   Life        Type   Location    NOI       DSCR      Date
--------------------------------------------------------------------------------------------------------------------

                                                                                       Not Avail Not Avail Not Avail

           ---------         ---------------

--------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period       3. P&I Adv - delinquent 3+ months   9. REO
              B. P&I Adv - < one month delinq    4. Mat. Balloon/Assumed P&I
              1. P&I Adv - delinquent 1 month    5. Non Performing Mat. Balloon
              2. P&I Adv - delinquent 2 months   7. Foreclosure
--------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 19 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

--------------------------------------------------------------------------------
Disclosure   Resolution
 Control #    Strategy                             Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

--------------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

--------------------------------------------------------------------------------

                                                                   PAGE 21 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                               RATING INFORMATION

--------------------------------------------------------------------
                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
--------------------------------------------------------------------

--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-CIBC15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC15

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX D

FPG PORTFOLIO I LOAN AMORTIZATION SCHEDULE

Date	Balance	Interest	Principal	Total Payment
6/1/2006	$79,210,000.00
7/1/2006	$79,210,000.00	$403,244.91	$—	$403,244.91
8/1/2006	$79,210,000.00	$416,686.41	$—	$416,686.41
9/1/2006	$79,210,000.00	$416,686.41	$—	$416,686.41
10/1/2006	$79,210,000.00	$403,244.91	$—	$403,244.91
11/1/2006	$79,210,000.00	$416,686.41	$—	$416,686.41
12/1/2006	$79,210,000.00	$403,244.91	$—	$403,244.91
1/1/2007	$79,210,000.00	$416,686.41	$—	$416,686.41
2/1/2007	$79,210,000.00	$416,686.41	$—	$416,686.41
3/1/2007	$79,210,000.00	$376,361.91	$—	$376,361.91
4/1/2007	$79,210,000.00	$416,686.41	$—	$416,686.41
5/1/2007	$79,210,000.00	$403,244.91	$—	$403,244.91
6/1/2007	$79,210,000.00	$416,686.41	$—	$416,686.41
7/1/2007	$79,210,000.00	$403,244.91	$—	$403,244.91
8/1/2007	$79,210,000.00	$416,686.41	$—	$416,686.41
9/1/2007	$79,210,000.00	$416,686.41	$—	$416,686.41
10/1/2007	$79,210,000.00	$403,244.91	$—	$403,244.91
11/1/2007	$79,210,000.00	$416,686.41	$—	$416,686.41
12/1/2007	$79,210,000.00	$403,244.91	$—	$403,244.91
1/1/2008	$79,210,000.00	$416,686.41	$—	$416,686.41
2/1/2008	$79,210,000.00	$416,686.41	$—	$416,686.41
3/1/2008	$79,210,000.00	$389,803.41	$—	$389,803.41
4/1/2008	$79,210,000.00	$416,686.41	$—	$416,686.41
5/1/2008	$79,210,000.00	$403,244.91	$—	$403,244.91
6/1/2008	$79,210,000.00	$416,686.41	$—	$416,686.41
7/1/2008	$79,210,000.00	$403,244.91	$—	$403,244.91
8/1/2008	$79,210,000.00	$416,686.41	$—	$416,686.41
9/1/2008	$79,210,000.00	$416,686.41	$—	$416,686.41
10/1/2008	$79,210,000.00	$403,244.91	$—	$403,244.91
11/1/2008	$79,210,000.00	$416,686.41	$—	$416,686.41
12/1/2008	$79,210,000.00	$403,244.91	$—	$403,244.91
1/1/2009	$79,210,000.00	$416,686.41	$—	$416,686.41
2/1/2009	$79,210,000.00	$416,686.41	$—	$416,686.41
3/1/2009	$79,210,000.00	$376,361.91	$—	$376,361.91
4/1/2009	$79,210,000.00	$416,686.41	$—	$416,686.41
5/1/2009	$79,210,000.00	$403,244.91	$—	$403,244.91
6/1/2009	$79,210,000.00	$416,686.41	$—	$416,686.41
7/1/2009	$79,210,000.00	$403,244.91	$—	$403,244.91
8/1/2009	$79,210,000.00	$416,686.41	$—	$416,686.41
9/1/2009	$79,210,000.00	$416,686.41	$—	$416,686.41
10/1/2009	$79,210,000.00	$403,244.91	$—	$403,244.91
11/1/2009	$79,210,000.00	$416,686.41	$—	$416,686.41
12/1/2009	$79,210,000.00	$403,244.91	$—	$403,244.91
1/1/2010	$79,210,000.00	$416,686.41	$—	$416,686.41
2/1/2010	$79,210,000.00	$416,686.41	$—	$416,686.41
3/1/2010	$79,210,000.00	$376,361.91	$—	$376,361.91
4/1/2010	$79,210,000.00	$416,686.41	$—	$416,686.41
5/1/2010	$79,210,000.00	$403,244.91	$—	$403,244.91
6/1/2010	$79,210,000.00	$416,686.41	$—	$416,686.41
7/1/2010	$79,210,000.00	$403,244.91	$—	$403,244.91
8/1/2010	$79,210,000.00	$416,686.41	$—	$416,686.41
9/1/2010	$79,210,000.00	$416,686.41	$—	$416,686.41

FPG PORTFOLIO I LOAN AMORTIZATION SCHEDULE  (CON'T)

Date	Balance	Interest	Principal	Total Payment
10/1/2010	$79,210,000.00	$403,244.91	$—	$403,244.91
11/1/2010	$79,210,000.00	$416,686.41	$—	$416,686.41
12/1/2010	$79,210,000.00	$403,244.91	$—	$403,244.91
1/1/2011	$79,210,000.00	$416,686.41	$—	$416,686.41
2/1/2011	$79,210,000.00	$416,686.41	$—	$416,686.41
3/1/2011	$79,210,000.00	$376,361.91	$—	$376,361.91
4/1/2011	$79,210,000.00	$416,686.41	$—	$416,686.41
5/1/2011	$79,210,000.00	$403,244.91	$—	$403,244.91
6/1/2011	$79,210,000.00	$416,686.41	$—	$416,686.41
7/1/2011	$79,138,114.31	$403,244.91	$71,885.69	$475,130.60
8/1/2011	$79,080,085.30	$416,308.25	$58,029.01	$474,337.26
9/1/2011	$79,021,732.49	$416,002.99	$58,352.81	$474,355.80
10/1/2011	$78,948,830.16	$402,286.47	$72,902.33	$475,188.80
11/1/2011	$78,889,744.94	$415,312.51	$59,085.22	$474,397.73
12/1/2011	$78,816,129.88	$401,614.54	$73,615.07	$475,229.61
1/1/2012	$78,756,304.19	$414,614.44	$59,825.68	$474,440.12
2/1/2012	$78,696,144.68	$414,299.73	$60,159.51	$474,459.24
3/1/2012	$78,607,318.87	$387,274.66	$88,825.81	$476,100.47
4/1/2012	$78,546,328.02	$413,515.98	$60,990.85	$474,506.83
5/1/2012	$78,470,858.50	$399,866.26	$75,469.52	$475,335.78
6/1/2012	$78,409,106.21	$412,798.13	$61,752.30	$474,550.43
7/1/2012	$78,332,895.69	$399,167.69	$76,210.51	$475,378.21
8/1/2012	$78,270,373.56	$412,072.37	$62,522.13	$474,594.50
9/1/2012	$78,207,502.56	$411,743.47	$62,871.00	$474,614.48
10/1/2012	$78,130,203.38	$398,141.36	$77,299.17	$475,440.54
11/1/2012	$78,066,550.23	$411,006.11	$63,653.15	$474,659.26
12/1/2012	$77,988,489.91	$397,423.80	$78,060.32	$475,484.11
1/1/2013	$77,924,046.00	$410,260.62	$64,443.91	$474,704.53
2/1/2013	$77,859,242.49	$409,921.61	$64,803.51	$474,725.12
3/1/2013	$77,752,033.38	$369,943.87	$107,209.11	$477,152.97
4/1/2013	$77,686,270.04	$409,016.73	$65,763.34	$474,780.07
5/1/2013	$77,606,156.21	$395,487.85	$80,113.83	$475,601.68
6/1/2013	$77,539,578.87	$408,249.34	$66,577.34	$474,826.68
7/1/2013	$77,458,672.91	$394,741.07	$80,905.96	$475,647.03
8/1/2013	$77,391,272.62	$407,473.50	$67,400.29	$474,873.79
9/1/2013	$77,323,496.23	$407,118.94	$67,776.39	$474,895.33
10/1/2013	$77,241,423.42	$393,641.03	$82,072.81	$475,713.84
11/1/2013	$77,172,810.88	$406,330.65	$68,612.55	$474,943.20
12/1/2013	$77,089,924.37	$392,873.92	$82,886.51	$475,760.43
1/1/2014	$77,020,466.46	$405,533.69	$69,457.91	$474,991.60
2/1/2014	$76,950,620.97	$405,168.30	$69,845.49	$475,013.79
3/1/2014	$76,838,832.42	$365,626.60	$111,788.56	$477,415.16
4/1/2014	$76,767,973.41	$404,212.81	$70,859.00	$475,071.82
5/1/2014	$76,682,900.78	$390,812.96	$85,072.63	$475,885.59
6/1/2014	$76,611,171.68	$403,392.53	$71,729.10	$475,121.63
7/1/2014	$76,525,252.32	$390,014.71	$85,919.36	$475,934.07
8/1/2014	$76,452,643.54	$402,563.22	$72,608.78	$475,172.00
9/1/2014	$76,379,629.60	$402,181.26	$73,013.94	$475,195.19
10/1/2014	$76,292,459.91	$388,835.96	$87,169.69	$476,005.65
11/1/2014	$76,218,552.15	$401,338.60	$73,907.76	$475,246.37
12/1/2014	$76,130,512.65	$388,015.95	$88,039.51	$476,055.45
1/1/2015	$76,055,701.22	$400,486.68	$74,811.43	$475,298.10
2/1/2015	$75,980,472.34	$400,093.13	$75,228.88	$475,322.00
3/1/2015	$75,863,794.24	$361,016.99	$116,678.11	$477,695.10

FPG PORTFOLIO I LOAN AMORTIZATION SCHEDULE  (CON'T)

Date	Balance	Interest	Principal	Total Payment
4/1/2015	$75,787,494.52	$399,083.60	$76,299.72	$475,383.31
5/1/2015	$75,697,127.30	$385,821.50	$90,367.22	$476,188.72
6/1/2015	$75,619,897.58	$398,206.84	$77,229.72	$475,436.56
7/1/2015	$75,528,625.34	$384,968.30	$91,272.24	$476,240.54
8/1/2015	$75,450,455.38	$397,320.43	$78,169.96	$475,490.39
9/1/2015	$75,371,849.24	$396,909.22	$78,606.15	$475,515.36
10/1/2015	$75,279,237.54	$383,705.52	$92,611.70	$476,317.22
11/1/2015	$75,199,675.99	$396,008.52	$79,561.54	$475,570.06
12/1/2015	$75,106,134.55	$382,829.02	$93,541.44	$476,370.45
1/1/2016	$75,025,607.10	$395,097.91	$80,527.46	$475,625.36
2/1/2016	$74,944,630.30	$394,674.29	$80,976.80	$475,651.09
3/1/2016	$74,836,221.58	$368,812.93	$108,408.72	$477,221.65
4/1/2016	$74,754,188.01	$393,678.02	$82,033.57	$475,711.59
5/1/2016	$74,658,240.94	$380,561.11	$95,947.07	$476,508.18
6/1/2016	$—	$392,741.75	$74,658,240.94	$75,050,982.69

PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION ‘‘RISK FACTORS ’’ BEGINNING ON PAGE 10 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

May 26, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ beginning on page 110 in this prospectus.

In this prospectus, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts	10
Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	10
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	11
Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	11
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	13
Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates	13
The Borrower’s Form of Entity May Cause Special Risks	16
Ability to Incur Other Borrowings Entails Risk	17
Borrowers May Be Unable to Make Balloon Payments	18
Credit Support May Not Cover Losses	19
Tenant Concentration Entails Risk	20
Certain Additional Risks Relating to Tenants	20
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	21
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	21
Tenant Bankruptcy Entails Risks	21
Assignment of Leases and Rents May Be Limited by State Law	21
Failure to Comply with Environmental Law May Result in Additional Losses	22
Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties	22
Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property	23
Property Value May Be Adversely Affected Even When Current Operating Income Is Not	23
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	23
Limitations of Appraisals	24
Your Lack of Control Over Trust Fund Can Create Risks	25
One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property	25
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions	25
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited	25
Inspections of the Mortgaged Properties Will Be Limited	26
Compliance with Americans with Disabilities Act May Result in Additional Losses	26
Litigation Concerns	26
Some Certificates May Not Be Appropriate for Benefit Plans	27
Certain Federal Tax Considerations Regarding Residual Certificates	27
Certain Federal Tax Considerations Regarding Original Issue Discount	27
Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates	27
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	28
Risks Relating to Borrower Default	28
Risks Relating to Certain Payments	29
Risks Relating to Enforceability	29
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	30
Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates	30
In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty	30
Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates	31

Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Certificates	31
If a Failed Remarketing Is Declared, You Will Be Required To Rely On a Sale Through the Secondary Market If You Wish To Sell Your Reset Rate Certificates	31
DESCRIPTION OF THE TRUST FUNDS	32
General	32
Mortgage Loans	32
MBS	36
Certificate Accounts	37
Other Accounts	37
Credit Support	37
Cash Flow Agreements	37
YIELD AND MATURITY CONSIDERATIONS	39
General	39
Pass-Through Rate	39
Payment Delays	39
Certain Shortfalls in Collections of Interest	39
Yield and Prepayment Considerations	40
Weighted Average Life and Maturity	41
Controlled Amortization Classes and Companion Classes	42
Other Factors Affecting Yield, Weighted Average Life and Maturity	43
THE SPONSOR	45
THE DEPOSITOR	46
THE ISSUING ENTITY	46
USE OF PROCEEDS	46
DESCRIPTION OF THE CERTIFICATES	47
General	47
Distributions	47
Distributions of Interest on the Certificates	48
Determination of Interest Rates	49
Distributions of Principal on the Certificates	54
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	54
Additional Information Regarding Reset Rate Certificates	55
Allocation of Losses and Shortfalls	62
Advances in Respect of Delinquencies	62
Reports to Certificateholders	63
Voting Rights	64
Termination	65
Book-Entry Registration and Definitive Certificates	65
DESCRIPTION OF THE POOLING AGREEMENTS	69
General	69
Assignment of Mortgage Loans; Repurchases	69
Representations and Warranties; Repurchases	70
Collection and Other Servicing Procedures	71
Sub-Servicers	71
Special Servicers	72
Certificate Account	72
Modifications, Waivers and Amendments of Mortgage Loans	75
Realization Upon Defaulted Mortgage Loans	75
Hazard Insurance Policies	76
Due-on-Sale and Due-on-Encumbrance Provisions	76
Servicing Compensation and Payment of Expenses	77
Evidence as to Compliance	77
Certain Matters Regarding the Master Servicer and the Depositor	78
Events of Default	78
Amendment	78
List of Certificateholders	79
The Trustee	79
Duties of the Trustee	79
Certain Matters Regarding the Trustee	80
Resignation and Removal of the Trustee	80
DESCRIPTION OF CREDIT SUPPORT	81
General	81
Subordinate Certificates	81
Cross-Support Provisions	82
Insurance or Guarantees with Respect to Mortgage Loans	82
Letter of Credit	82
Certificate Insurance and Surety Bonds	82
Reserve Funds	82
Credit Support with Respect to MBS	83
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	84
General	84
Types of Mortgage Instruments	84
Leases and Rents	84
Personalty	85
Foreclosure	85

v

[THIS PAGE INTENTIONALLY LEFT BLANK.]

SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor	The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, N.A., a national banking association may be a sponsor. For more information, see ‘‘The Sponsor’’ in this prospectus.

Issuing Entity	For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see ‘‘Issuing Entity’’ in this prospectus.

Master Servicer	The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer	One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

•	office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

•	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

•	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See ‘‘Description of the Trust Funds — Mortgage Loans’’ in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

•	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

•	Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See ‘‘Description of the Trust Funds — MBS’’ in this prospectus.

B. Certificate Account	Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See ‘‘Description of the Trust Funds — Certificate Accounts’’ and ‘‘Description of the Pooling Agreements — Certificate Account’’ in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, a remarketing fee account.

D. Credit Support	If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See ‘‘Risk Factors — Credit Support May Not Cover Losses,’’ ‘‘Description of the Trust Funds — Credit Support’’ and ‘‘Description of Credit Support’’ in this prospectus.

E. Cash Flow Agreements	If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See ‘‘Description of the Trust Funds — Cash Flow Agreements’’ in this prospectus.

Description of Certificates	We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable, reset rate or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See ‘‘Risk Factors — The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ and ‘‘Description of the Certificates’’ in this prospectus.

Distributions of Interest on the Certificates	Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable, reset rate or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See ‘‘Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’; ‘‘Yield and Maturity Considerations’’ and ‘‘Description of the Certificates — Distributions of Interest on the Certificates’’ in this prospectus.

Distributions of Principal of the Certificates	Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

•	be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

•	be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

See ‘‘Description of the Certificates — Distributions of Principal on the Certificates’’ in this prospectus.

Advances	If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See ‘‘Description of the Certificates — Advances in Respect of Delinquencies’’ in this prospectus.

Termination	If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See ‘‘Description of the Certificates — Termination’’ in this prospectus.

Registration of Book-Entry Certificates	If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See ‘‘Risk Factors — Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ and ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates’’ in this prospectus.

Certain Federal Income Tax Consequences	The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more ‘‘real estate mortgage investment conduits’’ (each, a ‘‘REMIC’’) under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus.

Certain ERISA Considerations	If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See ‘‘Certain ERISA Considerations’’ in this prospectus and in the related prospectus supplement.

Legal Investment	The applicable prospectus supplement will specify whether the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘Legal Investment’’ in this prospectus and in the related prospectus supplement.

Rating	At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See ‘‘Rating’’ in this prospectus and ‘‘Ratings’’ in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under ‘‘Risk Factors’’ in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See ‘‘Description of the Certificates — Reports to Certificateholders’’ in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

•	The perceived liquidity of the certificates;

•	The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

•	The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

•	The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates — Termination’’ in this prospectus.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

•	The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

•	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

•	A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the ‘‘call risk’’ or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of ‘‘extension risk’’ or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the ‘‘call risk’’ and/or ‘‘extension risk’’ that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See ‘‘Yield and Maturity Considerations’’ in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

•	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See ‘‘Description of Credit Support’’ and ‘‘Rating’’ in this prospectus.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under ‘‘Certain Legal Aspects of Mortgage Loans’’ in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See ’’Description of the Trust Funds — Mortgage Loans — Default and Loss Considerations with Respect to the Mortgage Loans’’ in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	Changes in general or local economic conditions and/or specific industry segments;

•	Declines in real estate values;

•	Declines in rental or occupancy rates;

•	Increases in interest rates, real estate tax rates and other operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	Acts of God; and

•	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk. For instance:

•	Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

•	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	Construction of competing hotels or resorts;

•	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See ‘‘Certain Legal Aspects of Mortgage Loans — Foreclosure’’ in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws’’ in this prospectus.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘— The Borrower’s Form of Entity May Cause Special Risks’’ above and ‘‘Risk Factors — The Borrower’s Form of Entity May Cause Special Risks’’ in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

See ‘‘Description of the Mortgage Pool — General’’ in the prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans — Subordinate Financing’’ in this prospectus.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower’s ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	The fair market value of the related mortgaged property;

•	The level of available mortgage interest rates at the time of sale or refinancing;

•	The borrower’s equity in the related mortgaged property;

•	The borrower’s financial condition;

•	The operating history and occupancy level of the related mortgaged property;

•	Tax laws with respect to certain residential properties;

•	Reductions in government assistance/rent subsidy programs;

•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

•	Prevailing general and regional economic conditions; and

•	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See ‘‘— Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks,’’ ‘‘Description of the Certificates’’ and ‘‘Description of Credit Support’’ in this prospectus.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner — occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier’s business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re leased;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such ‘‘dark’’ space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate’s financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See ‘‘Certain Legal Aspects of Mortgage Loans — Leases and Rents’’ in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at ‘‘off-site’’ locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an ‘‘owner’’ or ‘‘operator’’ for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver. See ‘‘Certain Legal Aspects of Mortgage Loans — Environmental Risks’’ in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

•	fire;

•	lightning;

•	explosion;

•	smoke;

•	windstorm and hail; and

•	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See ‘‘Description of the Pooling Agreements — Hazard Insurance Policies’’ in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

•	operating the properties;

•	providing building services;

•	establishing and implementing the rental structure;

•	managing operating expenses;

•	responding to changes in the local market; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) — (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See ‘‘Servicing of the Mortgage Loans — General’’ in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such ‘‘judicial action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See ’’Certain Legal Aspects of Mortgage Loans — Foreclosure’’ in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See ‘‘Certain Legal Aspects of Mortgage Loans — Americans with Disabilities Act’’ in this prospectus. To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See ‘‘Certain ERISA Considerations’’ in this prospectus.

Certain Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a ‘‘real estate mortgage investment conduit’’ for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates’’ in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as ‘‘excess inclusion’’ income to you, which:

•	generally, will not be subject to offset by losses from other activities;

•	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

•	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with ‘‘original issue discount’’ for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates’’ in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce periodic payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See ‘‘Certain Legal Aspects of the Mortgage Loans — Foreclosure’’ in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates’’ in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See ‘‘Description of the Trust Funds — Mortgage Loans — General’’ in this prospectus.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Certificates

The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

If a Failed Remarketing Is Declared, You Will Be Required To Rely On a Sale Through the Secondary Market If You Wish To Sell Your Reset Rate Certificates

In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.	various types of multifamily or commercial mortgage loans,

2.	mortgage participations, pass-through certificates or other mortgage-backed securities (‘‘MBS’’) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.	a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a ‘‘Mortgage Asset Seller’’), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading ‘‘— Mortgage Loans’’ below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes (the ‘‘Mortgage Notes’’) secured by mortgages, deeds of trust or similar security instruments (the ‘‘Mortgages’’) that create liens on fee or leasehold estates in properties (the ‘‘Mortgaged Properties’’) consisting of

•	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (‘‘Cooperatives’’), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The ‘‘Debt Service Coverage Ratio’’ of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio that are applicable to a specific series. ‘‘Net Operating Income’’ generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (‘‘Net Leases’’). However, the existence of these ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The ‘‘Loan-to-Value Ratio’’ of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

•	the Value of the related Mortgaged Property.

The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The ‘‘Value’’ of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method which calculates the cost of replacing the property at that date,

•	the income capitalization method which projects value based upon the property’s projected net cash flow, or

•	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates’’ and ‘‘— Borrowers May Be Unable to Make Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    In general, each mortgage loan:

•	will provide for scheduled payments of principal, interest or both, to be made on specified dates (‘‘Due Dates’’) that occur monthly, quarterly, semi-annually or annually,

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of that prohibition, a ‘‘Lock-out Period’’ and its date of expiration, a ‘‘Lock-out Date’’) and/or require payment of a premium or a yield maintenance penalty (a ‘‘Prepayment Premium’’) in connection with certain prepayments, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an ‘‘Equity Participation’’), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

•	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable mortgage interest rates (‘‘ARM Loans’’), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

•	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

MBS may include:

•	private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•	certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (‘‘FHLMC’’), the Federal National Mortgage Association (‘‘FNMA’’), the Governmental National Mortgage Association (‘‘GNMA’’) or the Federal Agricultural Mortgage Corporation (‘‘FAMC’’) provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an ‘‘MBS Agreement’’). The issuer of the MBS (the ‘‘MBS Issuer’’) and/or the servicer of the underlying mortgage loans (the ‘‘MBS Servicer’’) will have entered into the MBS Agreement, generally with a trustee (the ‘‘MBS Trustee’’) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘Description of Credit Support’’ may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

•	the original and remaining term to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate of the MBS or the formula for determining the rates,

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

•	a description of the credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under ‘‘— Mortgage Loans — Mortgage Loan Information in Prospectus Supplements’’ above, and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘Risk Factors — Credit Support May Not Cover Losses’’ and ‘‘Description of Credit Support’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a ‘‘Cash Flow Agreement’’), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. ‘‘Due Period’’ is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the ‘‘Determination Date’’) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a ‘‘Prepayment Interest Shortfall’’) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See ‘‘Description of the Pooling Agreements — Servicing Compensation and Payment of Expenses’’ in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the Mortgaged Properties are located,

•	the quality of management of the Mortgaged Properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment,

•	the existence of Lock-out Periods,

•	requirements that principal prepayments be accompanied by Prepayment Premiums, and

•	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a ‘‘prepayment collar,’’ that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the ‘‘call risk’’ and/or ‘‘extension risk’’ that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See ‘‘— Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.	amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.	Excess Funds, or

3.	any other amounts described in the related prospectus supplement.

‘‘Excess Funds’’ will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association (‘‘JPMCB’’), a national banking association, may be a sponsor (in such capacity, the ‘‘Sponsor’’). JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017.

JPMCB may also act as a Mortgage Loan Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities Inc.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

•	are senior (collectively, ‘‘Senior Certificates’’) or subordinate (collectively, ‘‘Subordinate Certificates’’) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, ‘‘Definitive Certificates’’) or may be offered in book-entry format (those certificates, ‘‘Book-Entry Certificates’’) through the facilities of The Depository Trust Company (‘‘DTC’’). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See ‘‘Risk Factors — Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ and ‘‘— Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. The ‘‘Available Distribution Amount’’ for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the ‘‘Record Date’’), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either b wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (‘‘Residual Certificates’’) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (‘‘Accrual Certificates’’), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the ‘‘Accrued Certificate Interest’’ for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.	based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.	equal to the principal balances of one or more other classes of certificates of the same series, or

3.	an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest’’ in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement. See ‘‘Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.    The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	‘‘30/360’’ which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	‘‘Actual/360’’ which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	‘‘Actual/365 (fixed)’’ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	‘‘Actual/Actual (accrual basis)’’ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•	‘‘Actual/Actual (payment basis)’’ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•	‘‘Actual/Actual (ISMA)’’ is a calculation in accordance with the definition of ‘‘Actual/ Actual’’ adopted by the International Securities Market Association (‘‘ISMA’’), which means that interest is calculated on the following basis:

•	where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)	the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where ‘‘determination period’’ means the period from and including one calculation date to but excluding the next calculation date and ‘‘calculation date’’ means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under ‘‘— LIBOR’’ below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

LIBOR.    The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•	‘‘LIBOR Determination Date’’ means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

•	‘‘Dow Jones Market Service Page 3750’’ means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	‘‘Reference Banks’’ means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate.    If certificates of any series bear interest based on the commercial paper rate (the ‘‘Commercial Paper Rate’’), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading ‘‘Commercial Paper — Financial’’.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

•	If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading ‘‘Commercial Paper — Financial’’. The ‘‘Bond Equivalent Yield’’ will be calculated as follows:

Bond Equivalent Yield =	N x D	x	100
360 (D x 90)

where ‘‘D’’ refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and ‘‘N’’ refers to 365 or 366, as the case may be.

•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate.    If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the ‘‘CMT Rate’’), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption ‘‘Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,’’ under the column for:

•	If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

•	If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•	If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•	If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate Page shown above and published in H.15(519).

•	If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (‘‘Treasury Notes’’) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•	If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

•	If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.    If the certificates of any series bear interest based on the federal funds rate (the ‘‘Federal Funds Rate’’), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption ‘‘Federal Funds (Effective)’’ as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading ‘‘Federal Funds Rate’’. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading ‘‘Federal Funds (Effective)’’.

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

•	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.    If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the ‘‘91-day Treasury Bill Rate’’), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (‘‘91-day Treasury Bills’’) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.    If certificates of any series bear interest based on the prime rate (the ‘‘Prime Rate’’), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading ‘‘Bank Prime Loan.’’

The following procedures will be observed if the Prime Rate cannot be determined as described above:

•	If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption ‘‘Bank Prime Loan.’’

•	If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as ‘‘USPRIME1’’ as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

•	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Additional Information Regarding Reset Rate Certificates

Interest.    The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement. Interest on a class of reset rate certificates during any reset period:

•	when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

•	when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis; and

•	when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under ‘‘— Determination of Indices — Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates’’ above.

Except for the initial accrual period or if specified in the related prospectus supplement:

•	an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

•	accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

Principal.    Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

Reset Periods.    During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a ‘‘reset date’’ and each period in between the reset dates as a ‘‘reset period’’. All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

•	the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See ‘‘— Floating Rate Mode’’ and ‘‘— Fixed Rate Mode’’ below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under ‘‘— Spread Determination Date.’’

Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See ‘‘— Tender of Reset Rate Certificates; Remarketing Procedures’’ below.

Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

•	at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

•	at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date.    The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement (not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the ‘‘remarketing terms determination date,’’ the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

•	the expected weighted average life of that class of reset rate certificates;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

•	the applicable minimum denomination and additional increments;

•	if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the interest rate mode, i.e., fixed rate or floating rate;

•	if in floating rate mode, the applicable interest rate index;

•	if in floating rate mode, the interval between interest rate change dates;

•	if in floating rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

•	the applicable interest rate day count convention;

•	the related all-hold rate, if applicable; and

•	the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the ‘‘rating agency condition,’’ which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in Europe (‘‘Euroclear’’) and Clearstream Banking, société anonyme (‘‘Clearstream’’), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See ‘‘— Tender of Reset Rate Certificates; Remarketing Procedures’’ below.

If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100% of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under ‘‘— Failed Remarketing’’ below.

Spread Determination Date.    On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the ‘‘spread determination date’’, the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained as described under ‘‘— Reset Rate Certificates — Identification Numbers’’ below.

In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC’s, Euroclear’s and Clearstream’s respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

Timeline:    The following chart shows an example of a timeline of the remarketing process:

The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

Failed Remarketing.    There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

•	the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

•	either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

•	one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under ‘‘— Floating Rate Mode’’ and ‘‘— Fixed Rate Mode’’ below;

•	certain conditions specified in the related remarketing agreement are not satisfied; or

•	any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate certificates:

•	all holders of that class will retain their reset rate certificates;

•	the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

•	the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

•	any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

Floating Rate Mode.    If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

Fixed Rate Mode.    If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

•	the applicable spread as determined by the remarketing agents on the spread determination date; and

•	the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

•	the next succeeding reset date;

•	the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

•	if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under ‘‘— Floating Rate Mode’’ in the selection of the related swap counterparties and the establishment of the applicable spread.

Tender of Reset Rate Certificates; Remarketing Procedures.    A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

•	inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates, and

•	request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust’s financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, ‘‘Related Proceeds’’) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a ‘‘Nonrecoverable Advance’’); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a ‘‘Distribution Date Statement’’) that will set forth, among other things, in each case to the extent applicable:

•	the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

•	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

•	the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

•	if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

•	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

•	if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

•	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), as are from time to time in force. See, however, ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates’’ in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Amendment’’ in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See ‘‘Description of the Pooling Agreements — Events of Default,’’ and ‘‘— Resignation and Removal of the Trustee’’ in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

•	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (‘‘Participants’’) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. ‘‘Direct Participants’’, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (‘‘Indirect Participants’’).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a ‘‘Certificate Owner’’) is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name,’’ and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

•	the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under ‘‘— Reports to Certificateholders; Certain Available Information’’ in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a ‘‘Pooling Agreement’’). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the ‘‘Warranting Party’’) covering, by way of example:

•	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

•	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.	the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.	applicable law, and

3.	the servicing standard specified in the related Pooling Agreement and prospectus supplement (the ‘‘Servicing Standard’’).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an ‘‘REO Property’’); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a ‘‘Sub-Servicing Agreement’’) will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See ‘‘— Certificate Account’’ and ‘‘— Servicing Compensation and Payment of Expenses’’ in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.    The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (‘‘Permitted Investments’’). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.    A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.	all payments on account of principal, including principal prepayments, on the mortgage loans;

2.	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, ‘‘Insurance and Condemnation Proceeds’’) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (‘‘Liquidation Proceeds’’), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under ‘‘Description of Credit Support’’ in this prospectus;

5.	any advances made as described under ‘‘Description of the Certificates — Advances in Respect of Delinquencies’’ in this prospectus;

6.	any amounts paid under any Cash Flow Agreement, as described under ‘‘Description of the Trust Funds — Cash Flow Agreements’’ in this prospectus;

7.	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under ‘‘— Assignment of Mortgage Loans; Repurchases’’ and ‘‘— Representations and Warranties; Repurchases’’ in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘— Realization Upon Defaulted Mortgage Loans’’ in this prospectus, and all proceeds of any mortgage asset purchased as described under ‘‘Description of the Certificates — Termination’’ in this prospectus (all of the foregoing, also ‘‘Liquidation Proceeds’’);

8.	any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under ‘‘— Servicing Compensation and Payment of Expenses’’ in this prospectus;

9.	to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

10.	all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under ‘‘— Hazard Insurance Policies’’ in this prospectus;

11.	any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.	any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.    A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.	to make distributions to the certificateholders on each distribution date;

2.	to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.	to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under ‘‘Description of the Certificates — Advances in Respect of Delinquencies’’ in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.	to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.	to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.	if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.	if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.	to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under ‘‘— Certain Matters Regarding the Master Servicer and the Depositor’’ in this prospectus;

9.	if described in the related prospectus supplement, to pay the fees of trustee;

10.	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under ‘‘— Certain Matters Regarding the Trustee’’ in this prospectus;

11.	if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.	if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.	to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.	to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxes That May Be Imposed on the REMIC Pool’’ in this prospectus;

16.	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.	to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.	to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See ‘‘Certain Legal Aspects of Mortgage Loans’’ in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See ‘‘Certain Legal Aspects of Mortgage Loans — Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest’’ in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Events of Default

Each prospectus supplement will describe the events which will trigger a default (each an ‘‘Event of Default’’). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.	to cure any ambiguity,

2.	to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.	to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.	to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

1.	reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.	adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.	modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under the credit support,

•	any conditions to payment under the credit support not otherwise described in this prospectus,

•	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

•	its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement. See ‘‘Risk Factors — Credit Support May Not Cover Losses’’ in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the ‘‘L/C Bank’’). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘Description of the Trust Funds — Mortgage Loans’’ in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See ‘‘— Bankruptcy Laws’’ below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the ‘‘Bankruptcy Code’’) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent ‘‘fair consideration,’’ which is ‘‘reasonably equivalent value’’ under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See ‘‘— Environmental Risks’’ below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Cooperative Shares.    Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.    The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. If this is done the full amount due under the original loan may never be repaid.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary ‘‘based on the equities of the case.’’ Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute ‘‘cash collateral’’ under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is ‘‘adequately protected’’ as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called ‘‘ipso facto clauses’’ could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.    The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as ‘‘CERCLA’’) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

•	may pose an imminent or substantial endangerment to human health or welfare or the environment,

•	may result in a release or threatened release of any hazardous material, or

•	may give rise to any environmental claim or demand,

•	may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an ‘‘owner’’ or an ‘‘operator’’ of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of ‘‘owner or operator’’ is any person ‘‘who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest’’ (the ‘‘secured-creditor exemption’’). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an ‘‘owner or operator’’ under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an ‘‘owner or operator’’ to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on ‘‘owners or operators’’ but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on ‘‘generators’’ or ‘‘transporters’’ of hazardous substances.

Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance would be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’) generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that ‘‘due-on-sale’’ clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential,

including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the ‘‘Relief Act’’), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.	hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.	the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the ‘‘IRS’’) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the ‘‘REMIC Regulations’’) promulgated by the U.S. Department of Treasury (the ‘‘Treasury’’). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a ‘‘holder’’ or ‘‘certificateholder’’ in this discussion generally mean the beneficial owner of a certificate.

 FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a ‘‘REMIC Pool.’’ For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as ‘‘REMIC Certificates’’ and will consist of one or more classes of ‘‘Regular Certificates’’ and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.	the making of an election,

2.	compliance with the Pooling Agreement and any other governing documents and

3.	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be ‘‘regular interests’’ in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be ‘‘residual interests’’ in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to ‘‘REMIC’’ or ‘‘REMIC Pool’’ below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See ‘‘— Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute ‘‘a regular or residual interest in a REMIC’’ within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as ‘‘loans  .  .  . secured by an interest in real property which is  .  .  . residential real property’’ (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be ‘‘qualified mortgages’’ for another REMIC for purposes of Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute ‘‘Government Securities’’ within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an ‘‘evidence of indebtedness’’ within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the ‘‘Startup Day’’ (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than ‘‘qualified mortgages’’ and ‘‘permitted investments.’’ The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide ‘‘reasonable arrangements’’ to prevent its residual interest from being held by ‘‘disqualified organizations’’ and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See ‘‘— Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations’’ below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.	the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A ‘‘defective obligation’’ includes

•	a mortgage in default or as to which default is reasonably foreseeable,

•	mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

•	a mortgage that was fraudulently procured by the mortgagor, and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced ‘‘promptly and appropriately’’ to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the ‘‘Reform Act’’) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the ‘‘Regular Certificateholder’’) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with ‘‘original issue discount’’ within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the ‘‘OID Regulations’’) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (‘‘Random Lot Certificates’’), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the ‘‘stated redemption price at maturity’’ of the Regular Certificate over its ‘‘issue price.’’ The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute ‘‘qualified stated interest.’’ Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an ‘‘interest only’’ class, or a class on which interest is substantially disproportionate to its principal amount, a so-called ‘‘super-premium’’ class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the ‘‘Prepayment Assumption’’) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See ‘‘— Election to Treat All Interest Under the Constant Yield Method’’ below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the ‘‘daily portions,’’ as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.	the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.	the yield to maturity of the Regular Certificate at the issue date,

2.	events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the ‘‘pro rata prepayment’’ rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading ‘‘— Election to Treat All Interest Under the Constant Yield Method’’ below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.	the issue price does not exceed the original principal balance by more than a specified amount, and

2.	the interest compounds or is payable at least annually at current values of

(a) one or more ‘‘qualified floating rates,’’

(b) a single fixed rate and one or more qualified floating rates,

(c) a single ‘‘objective rate,’’ or

(d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate.’’

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘— Original Issue Discount’’ with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, ‘‘market discount’’ is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.

The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See ‘‘— Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under ‘‘— Original Issue Discount’’) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See ‘‘— Original Issue Discount’’ above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a ‘‘capital asset’’ within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under ‘‘— Market Discount’’ are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See ‘‘— Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) ‘‘interest’’ includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

1.	if a Regular Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

2.	in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.	to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating ‘‘negative’’ original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the ‘‘daily portions’’ of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (‘‘Residual Certificateholders’’), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.	all bad loans will be deductible as business bad debts, and

3.	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of ‘‘excess inclusions’’ below under ‘‘— Limitations on Offset or Exemption of REMIC Income.’’ The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under ‘‘— Taxation of REMIC Income’’ above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See ‘‘— Treatment of Certain Items of REMIC Income and Expense — Market Discount’’ below regarding the basis of mortgage loans to the REMIC Pool and ‘‘— Sale or Exchange of a Residual Certificate’’ below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under ‘‘— Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘— Variable Rate Regular Certificates,’’ without regard to the de minimis rule described in that section, and ‘‘— Premium’’ above.

Deferred Interest.    Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under ‘‘— Taxation of Regular Certificates — Deferred Interest’’ above.

Market Discount.    The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under
‘‘— Taxation of Regular Certificates — Market Discount’’ above.

Premium.    Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under ‘‘— Taxation of Regular Certificates — Premium,’’ a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the ‘‘excess inclusion,’’ is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to

30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under ‘‘— Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’ below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See ‘‘— Taxation of Certain Foreign Investors — Residual Certificates’’ below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an ‘‘electing large partnership’’ holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.	‘‘Disqualified Organization’’ means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

2.	‘‘Pass-Through Entity’’ means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

3.	an ‘‘electing large partnership’’ means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.    The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a ‘‘noneconomic residual interest’’ (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under ‘‘— Foreign Investors’’ below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a ‘‘noneconomic residual interest’’ unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under ‘‘— Disqualified Organizations’’ above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the ‘‘formula test’’ or the ‘‘assets test,’’ (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading ‘‘— Disqualified Organizations’’ above. The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term ‘‘U.S. Person’’ means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under ‘‘— Basis and Losses’’ above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a ‘‘taxable mortgage pool’’ (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the ‘‘Mark to Market Regulations,’’ under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

1.	the disposition of a qualified mortgage other than for:

(a)	substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)	foreclosure, default or imminent default of a qualified mortgage,

(c)	bankruptcy or insolvency of the REMIC Pool, or

(d)	a qualified (complete) liquidation,

2.	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.	the receipt of compensation for services or

4.	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

1.	during the three months following the Startup Day,

2.	made to a qualified reserve fund by a Residual Certificateholder,

3.	in the nature of a guarantee,

4.	made to facilitate a qualified liquidation or clean-up call, and

5.	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as ‘‘foreclosure property’’ for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as ‘‘tax matters person,’’ as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered ‘‘portfolio interest’’ and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a ‘‘10-percent shareholder’’ within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-’’qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S.

branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term ‘‘Non-U.S. Person’’ means any person who is not a U.S. Person.

The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as ‘‘portfolio interest,’’ subject to the conditions described in ‘‘— Regular Certificates’’ above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in ‘‘registered form’’ within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an ‘‘excess inclusion.’’ See ‘‘— Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income’’ above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See ‘‘— Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’ above concerning the disregard of certain transfers having ‘‘tax avoidance potential.’’ Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a ‘‘backup’’ withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2010) on ‘‘reportable payments’’ (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a

Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see ‘‘— Limitations on Deduction of Certain Expenses’’ above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under ‘‘— Qualification as a REMIC’’ above.

FEDERAL INCOME TAX CONSEQUENCES
 FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as ‘‘— Stripped Certificates,’’ as described below, as a REMIC (certificates of that kind of series are referred to as ‘‘Standard Certificates’’), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a ‘‘Standard Certificateholder’’) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under ‘‘— Recharacterization of Servicing Fees’’ below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the ‘‘stripped bond’’ and ‘‘stripped coupon’’ rules of the Code, as described under ‘‘— Stripped Certificates’’ and
‘‘— Recharacterization of Servicing Fees,’’ below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.	Standard Certificate owned by a ‘‘domestic building and loan association’’ within the meaning of Code Section 7701(a)(19) will be considered to represent ‘‘loans...secured by an interest in real property which is...residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.	Standard Certificate owned by a real estate investment trust will be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered ‘‘interest on obligations secured by mortgages on real property’’ to such extent within the meaning of Code Section 856(c)(3)(B).

3.	Standard Certificate owned by a REMIC will be considered to represent an ‘‘obligation...which is principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of ‘‘qualified mortgages’’ within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.    The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Treatment of Certain Items of REMIC Income and Expense — Premium’’ above.

Original Issue Discount.    The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of ‘‘teaser rates’’ on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.    Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount’’ above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (‘‘excess servicing’’) will cause the mortgage loans to be treated under the ‘‘stripped bond’’ rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as ‘‘stripped coupons’’ and ‘‘stripped bonds.’’ Subject to the de minimis rule discussed under ‘‘— Stripped Certificates’’ below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See ‘‘— Stripped Certificates’’ below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of ‘‘stripped bonds’’ with respect to principal payments and ‘‘stripped coupons’’ with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as ‘‘Stripped Certificates.’’ Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.	we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.	the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See ‘‘— Standard Certificates — Recharacterization of Servicing Fees’’ above), and

3.	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own ‘‘stripped bonds’’ with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or ‘‘stripped coupons’’ with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under ‘‘— Standard Certificates — Recharacterization of Servicing Fees’’ above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under ‘‘— Standard Certificates — General’’ above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft

LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under ‘‘— Taxation of Stripped Certificates — Possible Alternative Characterizations’’ below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount’’ above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), ‘‘obligation[s] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A), and ‘‘loans  .  .  . secured by an interest in real property which is  .  .  . residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.    Except as described under ‘‘— General’’ above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a ‘‘Stripped Certificateholder’’) in any taxable year likely will be computed generally as described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘— Variable Rate Regular Certificates’’ above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under ‘‘— General’’ above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are ‘‘contingent’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Sale or Exchange of Regular Certificates’’ above. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

1.	one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reset Rate Certificates

As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See ‘‘Federal Income Tax Consequences for REMIC Certificates’’ for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Backup Withholding’’ above.

On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a ‘‘trust’’ under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in ‘‘street name.’’ These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and those persons will be subject to the same certification requirements, described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors — Regular Certificates’’ above.

Reportable Transactions

Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for ‘‘reportable transactions.’’ Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences’’, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as ‘‘Plans’’), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (‘‘Similar Law’’) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties in Interest’’) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (‘‘DOL’’) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (that is, Plans and certain employee benefit plans not subject to ERISA) is not ‘‘significant.’’ For this purpose, in general, equity participation in a trust fund will be ‘‘significant’’ on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan ‘‘fiduciary’’ with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the ‘‘Exemptions’’) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

The DOL has promulgated amendments (the ‘‘Amendments’’) to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (‘‘PTCE’’) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (‘‘401(c) Regulations’’), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to ‘‘unrelated business taxable income’’ as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a ‘‘Disqualified Organization,’’ which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations.’’

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities,’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. Section 1.2(m) to include certain ‘‘residential mortgage-related securities’’ and ‘‘commercial mortgage-related securities.’’ As so defined, ‘‘residential mortgage-related security’’ and ‘‘commercial mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS and the NCUA. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest bearing’’ or ‘‘income paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

1.	by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.	through direct offerings by the Depositor.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the ‘‘Securities Act’’).

This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing. In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1998 Policy Statement	131
30/360	49
401(c) Regulations	129
91-day Treasury Bill Rate	53
91-day Treasury Bills	53
Accrual Certificates	48
Accrued Certificate Interest	48
Actual/360	49
ADA	95
Amendments	129
ARM Loans	35
Assessment of Compliance	77
Attestation Report	78
Available Distribution Amount	47
Bankruptcy Code	86
Bond Equivalent Yield	51
Book-Entry Certificates	47
calculation date	50
Cash Flow Agreement	38
CERCLA	91
Certificate Owner	65
Clearstream	57
CMT Rate	51
Code	64
Commercial Paper Rate	51
Cooperatives	32
CPR	42
Debt Service Coverage Ratio	33
defective obligation	98
Definitive Certificates	47
Depositor	32
Determination Date	39
determination period	50
Direct Participants	65
Disqualified Organization	112, 130
Distribution Date Statement	63
DOL	128
Dow Jones Market Service Page 3750	51
DTC	47
Due Dates	35
Due Period	39
EDGAR	134
electing large partnership	112
Equity Participation	35
Euroclear	57
Event of Default	78
Excess Funds	45
excess servicing	122
Exemptions	129
FAMC	36
Federal Funds Rate	53
FHLMC	36
FNMA	36
Garn Act	93
GNMA	36
Indirect Participants	65
Insurance and Condemnation Proceeds	73
IRS	96
ISMA	50
JPMCB	45
L/C Bank	82
LIBOR Determination Date	51
Liquidation Proceeds	73
Loan-to-Value Ratio	34
Lock-out Date	35
Lock-out Period	35
MBS	32
MBS Agreement	36
MBS Issuer	36
MBS Servicer	36
MBS Trustee	36
Mortgage Asset Seller	32
Mortgage Notes	32
Mortgaged Properties	32
Mortgages	32
NCUA	131
Net Leases	34
Net Operating Income	33
Nonrecoverable Advance	62
Non-SMMEA Certificates	130
Non-U.S. Person	118
OCC	131
OID Regulations	100
OTS	131
Participants	65
Parties in Interest	128
Pass-Through Entity	112
Permitted Investments	72
Plans	128
Pooling Agreement	69
prepayment	42
Prepayment Assumption	101
Prepayment Interest Shortfall	39
Prepayment Premium	35
Prime Rate	53
PTCE	129
Random Lot Certificates	100
rating agency condition	57
Record Date	48
Reference Banks	51

Reform Act	99
Registration Statement	134
Regular Certificateholder	99
Regular Certificates	96
Related Proceeds	62
Relief Act	94
REMIC	8, 96
REMIC Certificates	96
REMIC Pool	96
REMIC Regulations	96
REO Property	71
Residual Certificateholders	107
Residual Certificates	48
secured-creditor exemption	92
Securities Act	133
Senior Certificates	47
Servicing Standard	71
Similar Law	128
SMMEA	130
SPA	42
Sponsor	45
Standard Certificateholder	120
Standard Certificates	120
Startup Day	97
Stripped Certificateholder	124
Stripped Certificates	123
Subordinate Certificates	47
Sub-Servicing Agreement	72
Title V	93
Treasury	96
Treasury Notes	52
U.S. Person	114
Value	34
Warranting Party	70

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains a Microsoft Excel,1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is ‘‘JPMCC 2006-CIBC15.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Schedule I, Schedule II, Annex A-1, Annex A-2, Annex B and Annex D to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Schedule I, Schedule II, Annex A-1, Annex A-2, Annex B and Annex D to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Prospectus Supplement

Prospectus

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until September 13, 2006.

$1,943,542,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

Depositor

J.P. Morgan Chase Commercial Mortgage
Securities Trust 2006-CIBC15

Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2006-CIBC15

Class A-1	$74,366,000
Class A-3	$73,671,000
Class A-4	$1,001,834,000
Class A-SB	$101,045,000
Class A-1A	$231,895,000
Class A-M	$211,831,000
Class A-J	$164,168,000
Class X-1	$2,118,302,786
Class X-2	$2,069,359,000
Class B	$37,070,000
Class C	$15,888,000
Class D	$31,774,000

PROSPECTUS
SUPPLEMENT

JPMorgan
CIBC World Markets

Morgan Stanley

June 12, 2006